                                                FILED PURSUANT TO RULE 424(B)(1)
                                                      REGISTRATION NO. 333-52117

                                                                          [LOGO]
    July 7, 2000

Dear Investor:

Once again, the general partners of Capital Source L.P. and Capital Source II L.P.-A are seeking your consent to a merger of the two partnerships, changing the business plan of the two partnerships and listing the units of the new company on the NASDAQ National Market.

While there was strong investor support for the merger described in the previous proposal, two investors challenged the transaction in a purported class action lawsuit. In order to settle this lawsuit, the company has agreed to change the proposed transaction, as described below and in the attached amended and restated prospectus/consent solicitation statement, which we believe makes the transaction more attractive.

In addition to the original transaction terms, this new proposal provides for special returns of capital to investors and the start of a unit repurchase program by the company following the merger. If you and the Delaware Court of Chancery approve the transaction, these enhancements will include:

    - a cash distribution to unit holders and note holders of $5,750,000 immediately following the merger;

    - an additional cash distribution of $4,750,000 to unit holders and note holders at the end of the first full quarter of operations; and

    - a unit repurchase program where the company will purchase up to $3,500,000 worth of the company's units on the open market, or in the alternative, at the option of the general partner, an additional cash distribution of $3,500,000.

This proposal is a result of the negotiation and settlement of the purported class action litigation, and is subject to approval by you, as a BAC holder, and the court.

In order to give all investors the opportunity to consider the additional transaction terms, the consents of the investors are being re-solicited. Your original consent card is no longer valid. In order to grant your consent for the merger, you must mark, sign and return the enclosed amended and restated consent card.

You again are asked to vote to approve or reject the merger. If the merger is approved by the investors and by the court, and only if it is approved, we will send you a follow-up election card where you may select units that represent equity, or notes that represent debt in the new company. The unit holders of the new company will have increased liquidity, as we intend to list the units on NASDAQ, and will participate in the anticipated growth of the new company. The note holders are effectively lenders to the new company and will own an illiquid, unlisted, adjustable rate note redeemable at the general partner's discretion.

In this time of market uncertainty, we believe the new company will be a source of dependable income and have the potential to grow once the new business plan is successfully in place. The distribution of cash to unit holders will reduce the equity of the new company; however, the general partner believes it has the ability to achieve its goals of increased assets and the potential to increase distributions without excessive leverage.

Please read the enclosed materials, which go into greater detail, and call our investor services at 1-800-239-8787 if you have questions.

                                          Sincerely,

                                          /s/ Michael Yanney

                                          Michael Yanney,
                                          Chairman
                                          America First Companies

                              AMENDED AND RESTATED
                       CONSENT SOLICITATION STATEMENT OF
                CAPITAL SOURCE L.P. AND CAPITAL SOURCE II L.P.-A
                                     ------
               THIS CONSENT SOLICITATION STATEMENT ALSO SERVES AS
     THE PROSPECTUS OF AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

   7,765,772 UNITS REPRESENTING ASSIGNED LIMITED PARTNER INTERESTS AND UP TO
                                  $20 MILLION
IN AGGREGATE PRINCIPAL AMOUNT OF VARIABLE RATE JUNIOR NOTES CALLABLE ON OR AFTER
                              THE DATE OF ISSUANCE

    As described in detail in this amended and restated prospectus/consent solicitation statement, we are proposing a merger of Capital Source L.P. and Capital Source II L.P.-A, which we refer to as the partnerships, with and into America First Real Estate Investment Partners, L.P., a newly formed Delaware limited partnership, which we refer to as the company. We, the general partners of the partnerships, are soliciting your consent to this transaction. In the transaction, the company will distribute units of assigned limited partner interests, and in some situations cash, promissory notes and Variable Rate Junior Notes Callable on or After the Date of Issuance, or notes, to the partnerships in exchange for the assets of the partnerships. After the transaction, you will be a unitholder or noteholder, as the case may be, of the company and will no longer be a limited partner, or BAC holder, in your respective partnership. We expect that the units will be listed for trading on NASDAQ under the symbol "AFREZ". The notes will not be listed for trading.

    Through this prospectus/consent solicitation statement and the accompanying supplements, we are asking you, as a BAC holder, to approve the transaction. BAC holders holding in excess of 50% in interest of the outstanding BACs of each partnership must vote "YES" in favor of the transaction on the enclosed consent form in order for the transaction to be completed.

    We have proposed the transaction to enhance the liquidity of your investment and to increase the cash flow and net asset values of the partnerships. We plan to accomplish this by listing the company's units on NASDAQ, by leveraging its assets, by making equity investments in multifamily residential properties, by acquiring securities of other entities engaged in similar real estate businesses and by actively managing the makeup of the company's real estate portfolio. We believe that the proposed transaction permits you to realize the value of your investment in the partnerships, as opposed to liquidating your partnership or continuing your partnership unchanged.

    We, as the general partners of the partnerships, strongly recommend that you vote "YES" in favor of the transaction.

    THE TRANSACTION INVOLVES RISKS AND POSSIBLE DISADVANTAGES. YOU SHOULD CONSIDER THE FACTORS BELOW AND THOSE DESCRIBED BEGINNING ON PAGES 4 AND 21 OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT.

    - The units may trade at prices below the value of the company's assets and the $10 per unit price arbitrarily assigned for the sole purpose of allocating the units in the transaction. We do not expect a public market for the notes to develop. If the notes are sold, they may sell at prices substantially below their issuance price.

    - We initiated and participated in the structuring of the transaction and have conflicts of interests with respect to its completion.

    - An unaffiliated third party has not been retained to represent your interests in the transaction. Had a representative been retained, they may have been able to negotiate, on your behalf, more favorable terms for the transaction and different consideration may have been distributed to you.

    - If the transaction is completed, compensation, reimbursements and distributions to our successor, as the company's general partner, may increase.

    - There can be no guarantee of the level of the company's cash distributions after the distributions required by the settlement are made.

    -  The company is newly formed and has no operating history.

    - If you vote "NO" against the transaction, but your partnership approves it, you do not have any appraisal or other dissenters' rights under Delaware law and none will be offered in the transaction.

    - There are alternatives to the transaction. By approving the transaction, you will effectively preclude the pursuit of some of the alternatives.

    - The company intends to use debt financing to increase its real estate asset portfolio and to fund a portion of the cash distributions to unitholders and noteholders required by the settlement. An increase in debt may increase the possibility of default on the company's obligations. This could affect the company's ability to pay distributions to you.

    - If your partnership approves the transaction, you will be bound even if you vote "NO" against the transaction.

    - If you choose to receive notes, you will not hold an equity interest in the company and will not be able to participate in the company's growth or benefit from any increases in the value of the units. The notes are unsecured obligations of the company and may be redeemed before maturity at the company's option.

THIS SOLICITATION OF CONSENTS EXPIRES AT 5:00 P.M., EASTERN TIME ON SEPTEMBER 11, 2000, UNLESS EXTENDED.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus/consent solicitation statement is truthful or complete. Any representation to the contrary is a criminal offense.
                                    --------
  The date of the prospectus/consent solicitation statement is June 30, 2000.

                                  ------------

ALL QUESTIONS AND INQUIRIES SHOULD BE DIRECTED TO AMERICA FIRST INVESTOR SERVICES DEPARTMENT, 1004 FARNAM STREET, SUITE 400, OMAHA, NEBRASKA 68102, OR CALL (800) 239-8787 AND SELECT OPTION 2. YOU MAY E-MAIL INVESTOR SERVICES AT invserv@am1st.com.

                                  ------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY.....................................................       3
  The Amended Consent Solicitation..........................       3
  The Transaction...........................................       3
  Summary Risk Factors......................................       4
  Benefits of the Transaction...............................       6
  Fairness..................................................       7
  Fairness Opinion..........................................       7
  Our Recommendation; Fairness Determination................       7
  Appraisals................................................       8
  Contacts Regarding Fairness Opinions, Valuations and Other
    Reports.................................................       8
  The Units.................................................       8
  The Notes.................................................       8
  Consent Procedures........................................       9
  Communicating With Other Investors........................      10
  No Dissenters' Rights.....................................      10
  The Company...............................................      10
  Background and Reasons for the Transaction................      11
  Exchange Values...........................................      11
  Consideration of Alternatives.............................      12
  Conflicts of Interests and Benefits to Insiders...........      14
  Compensation, Reimbursements and Distributions to the Cap
    Source General Partners.................................      14
  Federal Income Tax Consequences...........................      16
  Accounting Treatment......................................      16
  Ratio of Earnings to Fixed Charges........................      16
  Organizational Structure..................................      17
  Comparison of BACs and Units..............................      20
RISK FACTORS................................................      21
  Risks Associated with the Transaction.....................      21
    No prior market for the units; Market price may decrease
     after the transaction..................................      21
    No prior market for the notes; Price may decrease after
     the transaction........................................      21
    Conflicts of interest of the Cap Source General
     Partners...............................................      21
    Lack of representation may affect the terms of the
     transaction and its fairness to you....................      21
    Compensation, reimbursements and distributions to the
     general partner may increase...........................      22
    Possible lower distributions............................      22
    Lack of operating history...............................      22
    No dissenters' rights...................................      22
    Possible alternatives to the transaction will not be
     pursued................................................      22
    A majority in interest will bind all investors in each
     partnership............................................      22
    Notes are unsecured obligations of the company..........      22
    Subsequent distributions may reduce assets available to
     satisfy obligations....................................      22
    Contingent or undisclosed liabilities...................      23
    Investors who elect to receive notes could receive
     units..................................................      23
  Risks Associated with the Company's Business..............      23
    Leveraging strategy.....................................      23
    No assurance of successful implementation of new
     business plan..........................................      24
    Real estate investments.................................      24
    Dependence on available investments.....................      24
    Competition.............................................      24
    Illiquidity of real estate..............................      24
    Unspecified acquisitions................................      25
    Title defects...........................................      25

                                                                PAGE
                                                              --------
    Environmental laws may impose additional liability......      25
    Registration under the Investment Company Act...........      25
    Potential liability under the Americans with
     Disabilities Act.......................................      25
  Regulatory and Legislative Risks..........................      26
BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE
 TRANSACTION................................................      26
  History of the Partnerships...............................      26
  The Decision to Pursue the Transaction....................      29
  Preparation for and Chronology of Events Leading to the
    Transaction.............................................      30
  Restructuring of the Transaction to a Publicly Traded
    Partnership.............................................      32
  Alternatives Considered...................................      32
  Reasons for, and Benefits of, the Transaction.............      35
  Consequences if Transaction Not Completed.................      36
THE TRANSACTION.............................................      36
  General...................................................      36
  Terms of the Settlement...................................      36
  Terms of the Merger Agreement.............................      38
  Issuance of Units and Notes of the Company................      38
  No Fractional Units.......................................      39
  Fractional Notes..........................................      39
  Transaction Expenses......................................      39
  Accounting Treatment......................................      40
  Regulatory Matters........................................      40
  Recommendation of the Cap Source General Partners.........      40
  Amendments to the Partnership Agreements..................      40
  Effect of the Transaction on Dissenting Investors.........      41
  Effective Time............................................      41
  Conflicts of Interest and Benefits to Insiders............      41
  Legal Proceedings.........................................      42
FAIRNESS....................................................      43
  Belief as to Fairness.....................................      43
  Material Factors Underlying Belief as to Fairness.........      44
  Alternatives to the Transaction...........................      46
  Comparison of Alternatives to the Transaction.............      48
  The Cap Source General Partners' Analysis for the
    Transaction.............................................      51
FAIRNESS OPINION AND APPRAISALS.............................      51
  Fairness Opinion..........................................      51
  Bringdown Fairness Opinion................................      55
  Appraisals................................................      56
  Compensation and Material Relationships...................      60
EXCHANGE VALUES.............................................      60
COMPARISON OF BACS AND UNITS................................      62
  Business..................................................      62
  Duration of Existence.....................................      62
  Investment Objectives and Policies........................      62
  Borrowing Policies........................................      63
  Management................................................      63
  Compensation, Fees and Expenses...........................      63
  Voting Rights.............................................      65

                                                                PAGE
                                                              --------
THE COMPANY.................................................      66
  Overview..................................................      66
  The General Partner.......................................      66
  Investment Strategy.......................................      67
  Financing Strategies......................................      68
  Operating Restrictions....................................      68
  Distribution Policy.......................................      68
  Policy with Respect to Certain Activities.................      69
MANAGEMENT OF THE GENERAL PARTNER...........................      69
  General...................................................      69
  Indemnification...........................................      71
PRIOR PARTNERSHIPS..........................................      71
CONSENT SOLICITATION........................................      73
  Solicitation by the Cap Source General Partners...........      73
  Consent Procedures........................................      73
  Record Date and Outstanding BACs..........................      75
  Solicitation of Consents; Solicitation Expenses...........      75
  Communicating With Other Investors........................      76
  No Right of Appraisal.....................................      76
RESPONSIBILITIES OF GENERAL PARTNERS........................      76
PRO FORMA FINANCIAL INFORMATION.............................      77
THE PARTNERSHIPS............................................      94
  Cap Source I..............................................      94
  Cap Source II.............................................      96
SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP BACS..........      98
  Sale Prices of BACs.......................................      98
  BAC Holders...............................................     100
  Partnership Distributions.................................     101
  Third Party Tender Offers.................................     102
SELECTED FINANCIAL DATA OF THE PARTNERSHIPS.................     103
DESCRIPTION OF THE UNITS....................................     104
  General...................................................     104
  Units Eligible for Future Sale............................     105
THE NOTES...................................................     105
  General...................................................     105
  Allocation of Notes.......................................     105
  Notes.....................................................     106
FEDERAL INCOME TAX CONSEQUENCES.............................     109
  General...................................................     109
  Opinions of Counsel.......................................     110
  Certain Tax Differences Between the Ownership of BACs and
    the Units...............................................     110
  Tax Treatment of the Transaction..........................     110
  Taxation of the Company Subsequent to the Transaction.....     113
  Taxation of Unitholders...................................     114
  Considerations for Tax-Exempt Unitholders.................     116
  Considerations for Non-U.S. Unitholders...................     116
  Tax Issues Associated with Notes..........................     117
  General Partner Liabilities...............................     120
  Termination of Trade Processing...........................     120
EMPLOYEE RETIREMENT INCOME SECURITY ACT.....................     120

                                                                PAGE
                                                              --------
INDEPENDENT PUBLIC ACCOUNTANTS..............................     121
LEGAL MATTERS...............................................     121
AVAILABLE INFORMATION.......................................     122
INDEX TO FINANCIAL STATEMENTS...............................    FS-1

APPENDIX A  FORM OF AGREEMENT AND PLAN OF MERGER AMONG THE COMPANY AND THE
            PARTNERSHIPS

APPENDIX B  FAIRNESS OPINION

APPENDIX C  BRINGDOWN FAIRNESS OPINION

APPENDIX D  PRIOR PARTNERSHIPS PERFORMANCE TABLES

APPENDIX E  FORM OF AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
            AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING SUPPLEMENTS. IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT WE REFER TO CAPITAL SOURCE L.P. AS CAP SOURCE I, AND CAPITAL SOURCE II L.P.-A AS CAP SOURCE II, OR BOTH TOGETHER AS THE PARTNERSHIPS. UNLESS OTHERWISE INDICATED, THE TERMS "WE," "US," AND "OUR" REFER TO THE GENERAL PARTNERS OF THE PARTNERSHIPS. WE REFER TO AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P., THE SURVIVING ENTITY IN THE TRANSACTION, AS THE COMPANY. TO FULLY UNDERSTAND THE TRANSACTION AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF AND RISKS RELATED TO THE TRANSACTION, YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS/CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING SUPPLEMENTS.

THE AMENDED CONSENT SOLICITATION

    This amended and restated prospectus/consent solicitation statement amends and restates the prospectus/consent solicitation statement of the partnerships dated November 10, 1999. The transaction proposed in the November 10, 1999, prospectus/consent solicitation statement was challenged by a purported class action lawsuit initiated in the Delaware Court of Chancery. We continue to believe the original transaction was entirely fair to the investors. However, we decided to change the proposed transaction in some respects, as described in this prospectus/consent solicitation statement, in order to settle the purported class action litigation that was pending against the company, the partnerships and their general partners, as described in this prospectus/consent solicitation statement. The original transaction terms remain the same, but have been enhanced by providing for special cash distributions and the start of a unit repurchase program by the company following the merger. Transaction terms like the record date for investors entitled to grant their consent to the transaction of October 28, 1999, and the exchange values, determined as of December 31, 1998, will remain the same. We believe there have been no material changes in the assets of the partnerships since December 31, 1998, that would materially affect the exchange values.

    In order to give all investors the opportunity to consider the additional transaction terms and the updated financial information about the partnerships contained in this prospectus/consent solicitation statement, the consents of the investors are being re-solicited. Your original consent card is no longer valid. Prior oral or written requests to change a consent will not be recognized. To grant your consent on the transaction you must return the enclosed amended and restated consent card. The enclosed consent card is asking for your consent to the transaction. If the transaction is approved, you will receive a follow-up election card asking whether you wish to receive units or notes.

THE TRANSACTION

    This prospectus/consent solicitation statement relates to the proposed merger, or the transaction, of Cap Source I and Cap Source II with and into the company. The company is a newly formed Delaware limited partnership formed to facilitate the transaction. We are proposing the transaction in accordance with an agreement and plan of merger among the partnerships and the company. The form of the merger agreement is attached to this prospectus/consent solicitation statement as Appendix A. In connection with the transaction, the company will distribute the securities described below to the partnerships in exchange for all of the assets of the partnerships. The partnerships in turn will distribute the securities to you in proportion to the number of beneficial assignment certificates representing assigned limited partner interests in the partnerships, or BACs, you hold as provided in the merger agreement. After the transaction, you will no longer be a BAC holder or limited partner in your partnership and the separate existence of the partnerships will cease. You will instead become either a (a) unitholder or (b) noteholder of the new company, as the case may be.

    We are asking you to approve the transaction as described in this prospectus/consent solicitation statement. In connection with the transaction, you will receive, at your election, with some limitations, certificates representing assigned limited partner interests in the company, referred to as units, or the company's Variable Rate Junior Notes Callable On or After the Date of Issuance, referred to as notes.

Even if you vote "NO" against the transaction, you as a dissenting investor, will receive, at your election, either units or notes in connection with the transaction if it is completed. The company may, at its option, pay cash instead of issuing notes. See "THE NOTES." We will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. We will receive this 1% interest in exchange for the transfer of some of our assets to the company in connection with the transaction. We expect the units to be listed on NASDAQ under the symbol "AFREZ."

    We are proposing the transaction in an effort to increase the value of your investment while offering substantially enhanced liquidity. To achieve these objectives, we are proposing to restructure the business of the partnerships by merging the partnerships with and into the company as provided in the merger agreement. After the transaction, the company's primary business objective will be to increase cash flow and net asset value by making equity investments in multifamily residential properties, by acquiring securities of other entities engaged in similar real estate businesses and by actively managing the makeup of the company's real estate portfolio. See "THE COMPANY." There can be no assurance, however, that any or all of these objectives will be met.

    There are conditions to the transaction. The transaction will not occur unless, among other things: (1) both partnerships participate in the transaction, and (2) dissenting investors elect to receive less than the maximum amount of notes issuable in connection with the transaction. Participation in the transaction requires approval of a majority in interest of investors in each partnership and approval of the settlement by the Delaware Chancery Court. The maximum amount of notes that may be issued in the transaction is $20 million. If the transaction is not completed, the partnerships will continue to operate as separate legal entities with their own assets and liabilities and their respective investment objectives, policies and restrictions will not change.

    To comply with the rules and regulations of the Securities and Exchange Commission governing the transaction, to comply with the settlement described below and to facilitate the transaction, we have amended the limited partnership agreement of each partnership to allow a record date to be set and notice of the consent to be given a number of days before the time at which the consent of the investors is being solicited in the general partners' reasonable discretion and to provide for the exchange of BACs for units or notes based solely on the books and records of each partnership. For a detailed description of these amendments, see "THE TRANSACTION--Amendments to the Partnership Agreements." If you vote "YES" in favor of the transaction, you will be deemed to have voted in favor of ratifying these amendments and any other actions taken by us to facilitate the transaction.

SUMMARY RISK FACTORS

    The following is a summary of some of the potential disadvantages, adverse consequences and risks of the transaction. This summary is not complete. You should also carefully consider the more detailed discussion in the section entitled "RISK FACTORS" contained in this prospectus/consent solicitation statement.

    - We cannot predict the prices at which the units will trade after the transaction. The price of the units may decrease after the transaction due to the potentially large number of units that may be sold immediately by unitholders. Thus, the units may trade at prices substantially below the estimated liquidation value of the company's assets and the $10 per unit price we arbitrarily assigned for the sole purpose of allocating the units in the transaction.

    - We do not expect a public market for the notes to develop. If the notes are sold, they may sell at prices substantially below their issuance price. Investors who receive notes are likely to receive the full face amount of the notes only if they hold the notes to maturity or if the company repays or refinances the notes at or before maturity. The maturity date of the notes is approximately eight years after the transaction.

    - We initiated and participated in the structuring of the transaction and have conflicts of interests with respect to its completion. We will receive economic benefits as a result of the transaction.

      We will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. We will also receive management and other fees from the company as its general partner following the transaction. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders" and "MANAGEMENT OF THE GENERAL PARTNER." If the company's partnership agreement had been in place, we would have received more total consideration for the years ending December 31, 1999 and 1998, and for the three months ended March 31, 2000. See "--Compensation, Reimbursements and Distributions to the Cap Source General Partners".

    - We did not retain an unaffiliated third party to represent your interests in the structuring of the transaction. Had we retained a party to represent your interests, that party may have been able to negotiate, on your behalf, more favorable terms for the structure of the transaction and for different consideration to have been distributed to you.

    - If the transaction is completed, compensation, reimbursements and distributions to the company's general partner, which will be our successor, may increase.

    - There can be no guarantee of the level of the company's distributions after the distributions to unitholders and noteholders required by the settlement are made. Regardless of the initial level, distributions could decline in the future so that you may receive distributions that are lower than the distributions you currently receive as an investor in the partnerships. The company may also reinvest cash generated by the sale of existing assets or from operations to acquire additional assets. This could cause cash distributions to be lower than the distributions made by the partnerships in some cases.

    - The company was recently formed and has no operating history. As a result, there can be no assurance that any of the company's planned future activities will be successful.

    - If you vote "NO" against the transaction, but your partnership approves the transaction, you will not be entitled to receive cash based on an appraisal of your BACs or any other dissenters' rights under Delaware law, nor will you be given any similar rights in the transaction. You will have the right to exchange your BACs for notes if you so elect, with some limitations. See "THE NOTES."

    - There are alternatives to the transaction. If you approve the transaction, you will effectively preclude the pursuit of some of the alternatives. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE
      TRANSACTION--Alternatives Considered."

    - The company intends to use debt financing to increase its real estate asset portfolio. Although the notes will be issued under an indenture that creates debt limitations, the company's formation documents do not limit the amount of debt the company may incur. The company will therefore be more leveraged than either of the partnerships. This use of debt financing may increase the possibility of default on the company's obligations, which could adversely affect the company's earnings and its ability to pay expected distributions to you.

    - The company intends to fund the settlement distributions of cash subsequent to the transaction with available cash and by borrowings secured by the company's existing assets. This will reduce the company's total assets available to satisfy the company's other obligations. Therefore, if you elect to receive notes, the assets available to repay the notes will be reduced to the extent of the cash distributions.

    - If the investors holding a majority in interest of the BACs of each partnership approve the transaction, your partnership will be merged with and into the company. You will be bound by this approval even if you vote "NO" against the transaction or abstain from voting.

    - The notes are prepayable at any time, unsecured obligations of the company and, as a practical matter, will be junior to all other debt of the company. The notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the notes. If you choose and receive notes, you will not hold an equity interest in the company and therefore will not be able to participate in the company's growth or benefit from any increases in the value of the units.

    - The company may be liable for unknown, undisclosed or contingent liabilities of the partnerships, which could adversely affect the liquidity of the company and its ability to pay expected distributions to you.

    - If dissenting investors elect to receive notes in excess of the maximum note limitation, the transaction will not be completed. If this does not occur, but the total amount of notes allocable to all investors who elect to receive notes exceeds the maximum note limitation, notes will be allocated first to dissenting investors who elected to receive notes and then, on a pro rata basis, to investors who abstained from voting or who voted "YES" in favor of the transaction. Thus, you could choose notes but receive units instead. To be assured of receiving notes, you must vote "NO" with respect to the transaction and elect to receive notes.

BENEFITS OF THE TRANSACTION

    The following is a summary of the principal benefits of the transaction. This summary is not complete. You should also consider the more detailed discussion in the section entitled "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION" contained in this prospectus/consent solicitation statement:

    - The transaction will provide for liquidity of investment for unitholders because the BACs will be converted into publicly traded units of the new company. There is currently no established public trading market for the BACs. Secondary sales activity for the BACs has been limited and sporadic at prices which we believe are generally below fair value. If you elect to receive units, the transaction will offer you liquidity through the public trading expected to result from the listing of the units on NASDAQ.

    - The company will be afforded significant growth and profit opportunities from new real estate investments. The company will have the potential for enhanced access to and flexibility in obtaining additional equity and debt financing. In particular, the company will have the ability to fund future portfolio growth through the issuance of additional publicly traded securities and the raising of funds from borrowing under secured and unsecured debt obligations.

    - If the transaction is completed, you will receive a partial return of capital in the first year of operations of the company in the form of cash distributions. See "THE TRANSACTION--Terms of the Settlement."

    - If the transaction is completed, some of our affiliates have agreed to permanently waive amounts which may be payable to them by some of the operating partnerships in which Cap Source I and/or Cap Source II are limited partners. These amounts may be payable under the terms of the partnership agreements of these operating partnerships. As of December 31, 1999, these amounts totaled $3,236,033.

    - If the transaction is competed, the general partner plans to eliminate the mortgage insurance on some of the GNMA and FHA loans that are secured by the real estate held by the operating partnerships because of their significant operating history. This will result in cost savings to those operating partnerships.

    - Combining the partnerships into a single entity will create an investment portfolio larger and more diversified than the portfolio of an individual partnership. The increased size of the portfolio spreads the risk of your investment over a broader group of assets and reduces the dependence of your investment upon the performance of any particular asset or group of assets.

    - Combining the partnerships into a single entity will also allow the consolidation of administration and management of the partnerships. Eliminating duplication of these activities will afford the company cost savings on general and administrative expenses.

    For a discussion of the potential benefits of the alternatives to the transaction and the reasons we rejected these alternatives, see "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Alternatives Considered," below, and "FAIRNESS--Comparison of Alternatives to the Transaction." The transaction will require you to forego some of the alternatives to the transaction.

FAIRNESS

    We reasonably believe the terms of the transaction are fair as a whole, to each partnership and to you. We have based our determination as to the fairness of the transaction on the following material factors: (1) the terms and conditions of the transaction will result in limited changes to the structure of the partnerships and limited changes to the business and investment objectives of the partnerships; (2) the opportunity for you to object to the transaction and the requirement that the transaction be approved by investors holding a majority in interest of the outstanding BACs of each partnership; (3) the form and amount of consideration offered to you; (4) the method of allocating the units and notes among the partnerships in the transaction and the exchange values used in connection with this allocation; (5) the fairness opinion dated September 23, 1999, rendered by Sutro & Co., Inc.; (6) the Bringdown Fairness Opinion dated June 30, 2000, rendered by Sutro & Co.; (7) the independent appraisals prepared by Valuation Research Corporation, which were used in part in the determination of the exchange values; (8) the lack of material differences with respect to the assets of the partnerships and the consistent valuation methodology applied to the assets; and (9) the fact that all investors, including dissenting investors, will be given the opportunity to elect to receive notes, with some limitations. For a more detailed discussion of our belief as to the fairness of the transaction, see "FAIRNESS."

FAIRNESS OPINION

    We retained Sutro & Co. to render the fairness opinion as to the fairness, from a financial point of view, of the transaction. Based on the analysis described under "FAIRNESS OPINION AND APPRAISALS--Fairness Opinion," and subject to the assumptions, limitations and qualifications noted in the fairness opinion, Sutro & Co. concluded that the aggregate consideration to be received by you, the 1% interest in the company to be received by the company's general partner and the allocation of the consideration and 1% interest among the company's general partner and the investors in each partnership, and the principal allocation of the notes, in the transaction, is fair to you and the company's general partner from a financial point of view. We also retained Sutro & Co. to render a bringdown fairness opinion, dated as of June 30, 2000, to re-confirm the matters contained in the original fairness opinion dated September 23, 1999.

    The full text of the fairness opinion and the bringdown fairness opinion and the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, are included as Appendices B and C, respectively, to this prospectus/consent solicitation statement, and should be read in their entireties.

OUR RECOMMENDATION; FAIRNESS DETERMINATION

    We have determined that the transaction is in your best interests and that it is fair to you, the partnerships, to the investors in each of the partnerships and as a whole. Accordingly, we have approved the transaction and the merger agreement and recommend that you vote "YES" in favor of the transaction and the adoption of the merger agreement. We believe the transaction is the most attractive alternative for providing you with the possibility of increasing the value of your investment while offering substantially enhanced liquidity. See "THE TRANSACTION--Recommendation of the Cap Source General Partners" and "FAIRNESS."

APPRAISALS

    In connection with the transaction, Valuation Research, an independent full service appraisal firm, rendered its opinion as to the fair market value of the real estate held by the operating partnerships, or the properties. In its appraisal of the properties, Valuation Research considered the cost approach, the direct sales comparison approach and the income approach to market value, and relied upon the income approach as its primary appraisal technique, using the direct sales comparison approach as a basis for checking the reasonableness of the results obtained using the income approach. See "APPRAISALS."

CONTACTS REGARDING FAIRNESS OPINIONS, VALUATIONS AND OTHER REPORTS

    We conducted interviews with four firms regarding the possibility of advising us with respect to the transaction and issuing a fairness opinion for the transaction. The firms were Sutro & Co., Inc., Valuation Research, J.C. Bradford & Co. and Schroders. We also contacted Robert A. Stanger & Co., Inc. regarding a fairness opinion and E&Y Kenneth Leventhal Real Estate Group regarding valuation of the properties for the transaction, but did not pursue extensive discussions. After conducting interviews with these firms, we selected Sutro & Co. over these other firms to render a fairness opinion based on Sutro & Co.'s experience in similar transactions, its familiarity with the partnerships and its research capabilities, reputation, resources and more competitive fee structure.

    Other than Valuation Research, Robert A. Stanger & Co., Inc. and E&Y Kenneth Leventhal Real Estate Group, we did not make any other contacts with outside parties regarding the valuation of the properties or other partnership assets or commission any other report with respect to the transaction. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Preparation for and Chronology of Events Leading to the Transaction."

THE UNITS

    In connection with the transaction, the company will issue to the partnerships up to an aggregate of 7,765,772 units. The total number of units allocated to the partnerships is based upon the investor exchange value for each partnership. It was derived by taking 99% of the total exchange value for each partnership to reflect the fact that we will hold a 1% interest in the company. This number was then divided by $10, which is an arbitrary price per unit we chose for the sole purpose of allocating the units. We will not receive any units or notes in connection with the transaction. Instead, we will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. As general partner of the company, we will receive this 1% interest in exchange for transferring some of our assets to the company in connection with the transaction.

THE NOTES

    All investors, including dissenting investors, will be given the opportunity to elect to receive notes instead of units, with the limitations discussed below. The notes will be Variable Rate Junior Notes Callable On or After the Date of Issuance and will be unsecured obligations of the company. The company may issue additional debt that is senior to the notes, which may be secured, in compliance with the covenants of the indenture for the issuance of senior debt.

    The notes will bear interest at a floating rate equal to 120% of the annual applicable federal rate for debt instruments with a term of not over three years as determined under the Internal Revenue Code of 1986, or the Code, and applicable regulations thereunder. The interest rate on the notes will be adjusted annually, using a 12 month average of the rates published monthly by the IRS, and paid annually. If the notes had been issued on May 31, 1999, the interest rate would have been 6.96% through May 31, 2000. The notes will mature on January 15, 2008, and may be redeemed at any time by the company at its option. This optional redemption may prevent the sale of the notes at prices above their face value and limit the term the notes will be outstanding. See "THE NOTES."

    The company may, at its option, pay cash instead of issuing the notes. If the company elects to pay cash to investors otherwise entitled to receive notes, it will pay these investors an amount equal to the principal amount of notes these investors would have received plus interest accrued to the date of payment at a rate determined as shown above.

    The total amount of notes to be issued is limited by the maximum note limitation, which is equal to $20 million. See "THE NOTES."

CONSENT PROCEDURES

    The enclosed consent card is asking for your consent to approve the transaction. If the transaction is approved, we will send you a follow-up election card asking whether you wish to receive units or notes. The election card is not included in this mailing.

    We will not hold a meeting of the investors to consider the transaction, but instead are seeking your written consent as provided in Article X of the partnership agreements. Each BAC you own entitles you to one vote. You may only grant your consent with respect to the transaction if you hold BACs of record at the close of business on October 28, 1999, the record date. A consent card is included with this prospectus/consent solicitation statement and we are asking you to complete, date and sign the consent card and return it to the tabulation agent, Georgeson Shareholder Communications Inc., in the enclosed envelope as soon as possible. To be valid, consents must be received by Georgeson by 5:00 p.m. Eastern Time on September 11, 2000, the approval date, unless we extend this date, which we may do in our sole discretion. Any consent cards that were previously submitted in connection with the prior consent solicitation relating to this transaction are no longer valid. All investors must re-submit the enclosed consent card to vote on the transaction. See "CONSENT SOLICITATION."

    We are asking you to consider the following elections with respect to the transaction:

    "YES," I approve of my partnership's participation in the transaction.

    or

    "NO," I do not approve of my partnership's participation in the transaction.

You may also abstain from granting your consent.

    If the transaction is approved, we will send you an election card asking whether you wish to receive units or notes. If the transaction is approved, you will receive units representing equity ownership in the new company unless you elect to receive notes representing debt on the election card we will send you following the expiration of the consent period. You may elect to receive notes regardless of whether you mark your consent card "YES" or "NO" with respect to the transaction. An otherwise valid consent card will be deemed to grant consent to the transaction if it is not marked "NO" or to abstain. See "CONSENT SOLICITATION."

    If you do not approve of your partnership's participation in the transaction, you may either withhold your consent by marking your consent card "NO" or abstain from granting your consent. If you mark your consent card "NO" and your partnership approves the transaction, you will receive units, unless you elect to receive notes as indicated on the follow-up election card. If you abstain from granting your consent, you will also receive units if the transaction is approved by your partnership, unless you elect to receive notes as indicated on the follow-up election card. If you do not return your election card, you will receive units if the transaction is completed. You may withdraw or revoke your consent at any time by giving notice to your broker or Georgeson prior to the expiration of the consent solicitation.

    If you sign and return your consent card without indicating a vote, it will be deemed to be marked "YES" granting consent to the transaction. In which case, and if you mark your consent card "YES" granting consent to the transaction, you will also be deemed to have ratified and consented to the amendments to the partnership agreements and any other actions taken by us to facilitate the transaction. For a description of the amendments see "THE TRANSACTION--Amendments to the Partnership Agreements." In addition, if you are a Cap Source II investor who signs and returns the consent card without marking your consent card or you mark your consent card "YES" in favor of the transaction, you will also be deemed to have consented to the sale of the Cap Source II general partner interest owned by one of the Cap Source II general partners. For a description of this sale, see "THE COMPANY--The General Partner."

    WE BELIEVE THAT THE TERMS OF THE TRANSACTION ARE FAIR AND IN YOUR AND THE PARTNERSHIPS' BEST INTERESTS AND RECOMMEND THAT YOU MARK YOUR CONSENT CARD "YES" GRANTING YOUR CONSENT TO THE TRANSACTION.

COMMUNICATING WITH OTHER INVESTORS

    Under Rule 14a-7 of the Securities Exchange Act of 1934, each partnership, upon written request from you, will deliver to you (1) a statement of the approximate number of investors in your partnership and (2) the estimated cost of mailing proxy materials or similar communications to the investors of your partnership. In addition, under the rule, you have the right, at your option, to have your partnership (a) mail, at your expense, any proxy materials which you desire to deliver to the other investors of your partnership in connection with the transaction or (b) to have your partnership deliver, within five business days of the receipt of your request, a reasonably current list of the names and addresses of the investors of your partnership as of the record date. The partnerships may require you to pay the reasonable cost of duplicating and mailing the investor list. The partnerships may also require you to affirm that you will not use the list information for any purpose other than to solicit investors in your partnership with respect to the transaction and that you will not disclose the list information to any other person. Any requests should be sent to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska, 68102.

NO DISSENTERS' RIGHTS

    If you do not want to participate in the transaction, you are not entitled to receive cash based on an appraisal of your BACs or other dissenters' or appraisal rights under the partnership agreements or Delaware law, nor will any similar rights be provided by the partnerships or the company. You do, however, have the right to elect to exchange your BACs for notes rather than units, with some limitations. If you vote against the transaction but do not elect to receive notes, you will receive units. See "VOTING--No Right of Appraisal."

THE COMPANY

    The company was formed under the laws of the State of Delaware on June 18, 1999, to facilitate the transaction. As a result of the transaction, the company will succeed to the assets and liabilities of the partnerships. In addition, we will transfer some of our assets to the company as a capital contribution in connection with the transaction.

    Following the transaction, the company's primary business objective will be to increase cash flow and net asset value and to increase the liquidity and market value of the units. The company expects to achieve this objective by listing the units on NASDAQ, by making equity investments in multifamily residential properties and by acquiring securities of other entities engaged in similar real estate businesses. There can be no assurance, however, that the company's business objectives will be met.

    In connection with the transaction, your partnership's assets will be transferred to the company. The company will also have the ability to acquire additional multifamily residential properties. The company will have the ability to more actively manage the makeup of its real estate portfolio as compared to your partnership. The company's investment strategy will be funded initially from available cash and short-term investments and from (1) borrowing against or sale of the existing properties, (2) borrowing against or sale of the mortgage-backed securities guaranteed as to principal and interest by GNMA, or the GNMA certificates, and first mortgage loans on multifamily housing properties insured as to principal and interest by the FHA, or FHA loans, and
(3) borrowing against the additional properties acquired by the company following the transaction. The company may also use additional sources of financing, both debt and equity, to further its business objectives and investment strategies.

    We will manage the company as its general partner following the transaction. See "THE COMPANY" and "MANAGEMENT OF THE GENERAL PARTNER" below. The principal executive offices of the company are located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and its telephone number is (402) 444-1630.

BACKGROUND AND REASONS FOR THE TRANSACTION

    Cap Source I was formed in 1985 and Cap Source II was formed in 1986. Both partnerships were formed to make debt and equity investments in multifamily rental complexes. The partnerships were formed and sponsored by persons not affiliated with the company, us or our affiliates. America First Companies L.L.C., our parent entity, acquired ownership of two of the Cap Source general partners in 1991, and ownership of the other two Cap Source general partners in 1997. Therefore, we were only able to restructure the partnerships after 1997 and we reviewed several alternatives, including this proposal.

    We have proposed the transaction in an effort to, among other things, increase the value of your investment while offering you substantially enhanced liquidity, and to provide you with increased distributions if you elect to receive units. To achieve these objectives, we are proposing to restructure the business of the partnerships by merging them with and into company. The company will then pursue its business objectives and will list the units on NASDAQ. See "THE COMPANY" and "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION."

EXCHANGE VALUES

    You will receive units or notes based upon the exchange values shown in the table below. If you elect to receive units, you will receive 1.3957 of the company's units for each Cap Source I BAC you own and 0.7620 of the company's units for each Cap Source II BAC you own. The company will not issue any fractional units. See "THE TRANSACTION--No Fractional Units." As of March 31, 2000, approximately 98.6% of the partnerships' combined assets are in the form of (1) cash, (2) the GNMA certificates, which are collateralized by first mortgage loans on multifamily housing properties, and (3) the FHA loans. The exchange values, which we determined, are based on (a) the principal amount of GNMA certificates and the FHA loans as shown in the partnerships' audited financial statements for the period ended December 31, 1998, (b) the value of the partnerships' limited partner interests in the operating partnerships, and
(c) the market value of the partnerships' remaining net assets as shown in the partnerships' audited financial statements for the period ended December 31, 1998. The fair market value of the real estate held by the operating partnerships, as determined by Valuation Research, was the value assigned to the real estate for the purpose of determining the exchange values. For a more detailed description of how the exchange values were determined, see "EXCHANGE VALUES." We believe there have been no material changes in the assets of the partnerships since December 31, 1998, that would materially affect the exchange values.

    The following table shows the exchange values attributable to the partnerships for purposes of the transaction.

                                EXCHANGE VALUES

                                                                                   INVESTOR EXCHANGE VALUE
                                                                                         PER $1,000
                                                  TOTAL            INVESTOR          ORIGINAL INVESTMENT
PARTNERSHIP                                   EXCHANGE VALUE   EXCHANGE VALUE(1)       BY INVESTORS(2)
-----------                                   --------------   -----------------   -----------------------
Cap Source I................................   $47,569,968        $47,094,268               $698
Cap Source II...............................    30,872,167         30,563,445                381
                                               -----------        -----------
  Total.....................................   $78,442,135        $77,657,713
                                               ===========        ===========

------------

(1) The investor exchange value was derived by taking 99% of the total exchange value to reflect the fact that we will hold a 1% interest in the company as its general partner.

(2) Since the initial investment by investors, the Cap Source I investors have received a return of capital of $83, per $1,000 original investment, and the Cap Source II investors have received a return of capital of $381, per $1,000 original investment.

CONSIDERATION OF ALTERNATIVES

    In addition to the proposed transaction, we also considered the following options: (1) continued management of the partnerships as currently structured,
(2) separately listing the BACs of each partnership on a national securities exchange or automated quotation system; (3) merging the partnerships into a single corporation and listing that corporation's common stock on a national securities exchange or automated quotation system; (4) merging the partnerships together to form a single REIT; (5) qualifying each partnership as an individual REIT; and (6) liquidating the partnerships through entire portfolio sales or sales of individual properties. For the reasons listed under "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Alternatives Considered," we rejected each of the alternatives in favor of the transaction.

    CONTINUATION OF THE PARTNERSHIPS. An alternative to the transaction is to continue each partnership under its own existing business plan and partnership agreement. Continuing the partnerships without change has the following benefits: (1) each partnership would remain a separate entity, with its own assets and liabilities, and would remain under an obligation to pursue its original investment objectives, consistent with its partnership agreement;
(2) the partnership's performance would not be affected by the performance of the other partnership, including the investment objectives, interests and intentions of the investors in the other partnership; (3) the partnerships would not incur any expenses in connection with the transaction; and (4) the partnerships would avoid the risks inherent in the transaction. See "RISK FACTORS."

    However, maintaining the partnerships as separate entities has the following disadvantages, among others: (1) illiquidity of investment on a current basis due to the lack of a large and established secondary market; (2) inability to raise new capital or make new investments, thus limiting growth of the partnerships' capital to that inherent in the existing partnership investments;
(3) less flexibility and control in actively managing the portfolio;
(4) duplication among the partnerships in reporting, filing and other costly administrative services; and (5) the declining value of the mortgage investments due to amortization and subsequent distribution of these amounts.

    LISTING THE PARTNERSHIP BACS. Another alternative to the transaction is to separately list the BACs of each partnership on a national securities exchange or an automated quotation system in an attempt to increase the liquidity of the BACs. We believe that this alternative would result in substantial duplication of general and administrative expenses. Furthermore, we believe that pursuing this alternative would substantially diminish the partnerships' ability to grow compared to the transaction. As a publicly traded partnership with a base of assets greater than a single partnership, the company expects to be able to issue additional debt and equity securities with greater ease and on more attractive terms than would be available to a partnership individually. We therefore concluded that the potential negatives of this alternative outweigh any advantages it may have over the transaction.

    MERGER RESULTING IN A SINGLE TAXABLE CORPORATION. Instead of participating in the transaction, the partnerships could be merged together to form a single corporation with the common stock of the new corporation listed on a national securities exchange or quoted on an automated quotation system. We originally structured a transaction involving a merger of the partnerships into a single corporation that would have been subject to federal income tax at customary corporate tax rates. However, we decided to abandon this merger due to changes in the capital markets for real estate investments, which began in the Fall of 1998. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Restructuring of the Transaction to a Publicly Traded Limited Partnership." The major disadvantage of this alternative is that a corporation will not have the tax advantaged status that a limited partnership has. To overcome this disadvantage, a corporation has to generate a much higher return on investment than a limited partnership, which can only be achieved by making investments that have a higher degree of risk. We believe that the current capital markets for real estate investments are emphasizing higher asset qualities and safer investments. Therefore, we believe this alternative is less advantageous to you when compared to the transaction.

    SINGLE REIT. We considered merging the partnerships into a single entity which would elect REIT status but determined that it is a less attractive alternative to the transaction. We concluded that the resulting REIT would be too small in terms of total capitalization to compete with existing REITs having similar investment objectives. Furthermore, due to restrictions in the Code relating to distributions of net taxable income and limitations on sales of assets, as a REIT, the new company will not be able to pursue the business plan described in this prospectus/consent solicitation statement which involves the ability to retain cash flow for investment purposes and to regularly sell assets after the achievement of goals set for those assets.

    INDIVIDUAL REIT. We considered converting each partnership into an individual REIT, but determined that it is a less attractive alternative than the transaction for the same reasons discussed above for listing the partnership BACs and the single REIT alternatives. The issues described above as reasons for the lack of attractiveness of a new company as a single REIT are increased when applied to each partnership as an individual REIT due to the significantly smaller size of each partnership as a stand alone entity.

    LIQUIDATION. Although the investment objectives and policies of the partnerships do not require the commencement of the liquidation of the partnerships at any specific time, we assessed the possibility of commencing the orderly liquidation of the partnerships and distributing the net proceeds from the liquidation to you. We concluded that liquidation would be costly and time-consuming and would not be as beneficial to you as the transaction.

    We determined that an attempt to liquidate the partnerships' investments at the current time would likely result in you not achieving the full potential benefits from an investment in the partnerships. We concluded that liquidation would not be the best option to realize the optimum return on an investment in the partnerships because although the partnerships' investments in mortgage loans could likely be sold at or slightly above their face value in a short period of time, most of the partnerships' equity positions in the operating partnerships are not attractive to buyers. Liquidation of most of the equity positions may require either (1) a protracted period of negotiations with some of the various general partners of the operating partnerships which could potentially create both substantial transaction costs and additional costs to the partnerships of continuing operations during the negotiation period, and/or
(2) the partnerships' accepting substantial discounts in value. In addition, there may be additional costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs and a delay in final distributions to you.

Furthermore, the liquidation of the partnerships would involve transaction costs, for example, legal fees and various other closing costs and the cost of administering the partnerships during the liquidation period, which would further reduce the amount of net proceeds available for distribution. Liquidation would also deprive you of the potential increase in value which may result from the restructuring of the partnerships and the refinancing of the partnerships' assets.

    On the other hand, in a liquidation of the partnerships, you would benefit by avoiding the risks of continuing your ownership of the partnerships and those associated with the transaction. Liquidation would provide for the final liquidation of your investment and a likely substantial distribution of cash equal to net liquidation proceeds, though not in an amount that would give you a full return of your original investment. In addition, you would have the potential to reinvest the net proceeds received in the liquidation in similar or different investments.

CONFLICTS OF INTERESTS AND BENEFITS TO INSIDERS

    We participated in the initiation and structuring of the transaction and are expected to receive benefits as a result of its completion. First, in connection with the transaction, we will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. We will receive this interest in exchange for the transfer of some of our assets to the company in connection with the transaction. In addition, we will manage the company as its general partner and will be entitled to receive management and other fees from the company as provided in the company's agreement of limited partnership. See "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses." For an estimate of the compensation potentially payable to the general partner during the company's initial years of operations, see "THE COMPANY--The General Partner."

    America First Properties Management L.L.C., an affiliate of America First Companies, currently provides property management services for the partnerships and will be retained to provide property management services for the company. America First Companies is the parent entity of the company's general partner and the entity that controls us. Properties Management also provides property management services for America First Apartment Investors, L.P., which engages in similar real estate businesses to those planned by the company. The general partner of Apartment Investors is America First Capital Associates Limited Partnership Four, which is also controlled by America First Companies. For the fiscal year ended December 31, 1999, and the three months ended March 31, 2000, the partnerships collectively paid $252,978 and $60,272, respectively, to Properties Management for its services rendered to the partnerships. For the fiscal year ended December 31, 1999, and the three months ended March 31, 2000, Apartment Investors paid $970,998 and $246,897, respectively, to Properties Management. The services provided by Properties Management are necessary for the effective management and operation of the apartment complexes in which the partnerships invest. These fees are no higher than the fees an unaffiliated party would charge for providing similar services to the partnerships. We base this belief on a review of annual nationwide surveys published by the National Apartment Association and the Institute of Real Estate Management that list average annual apartment complex management fees for most major markets in the United States. The amounts the company pays to Properties Management in the future may increase if the company acquires additional properties.

    Because we will receive these economic benefits as a result of the transaction, this could create the implication that we may not be acting in your best interests in proposing the transaction. For a description of our duties to exercise good faith and fair dealing in handling the partnerships' and the company's affairs, see "RESPONSIBILITIES OF GENERAL PARTNERS".

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE CAP SOURCE GENERAL
  PARTNERS

    The following table compares the cash distributions, fees and reimbursements we currently receive from the partnerships and the fees that we, as general partner of the company, would have received from the company had the transaction occurred before the periods indicated.

                          COMPARISON OF COMPENSATION,
                      REIMBURSEMENTS AND DISTRIBUTIONS TO
                          CAP SOURCE GENERAL PARTNERS

                                                      YEAR ENDED DECEMBER 31,        THREE MONTHS
                                                   ------------------------------        ENDED
                                                     1997       1998       1999     MARCH 31, 2000
                                                     ----       ----       ----     ---------------
ACTUAL AMOUNTS PAID TO CAP SOURCE GENERAL
  PARTNERS(1)
  Capital Source I
    1% Share of Cash Distributions...............  $ 34,424   $ 34,425   $ 34,424      $  8,606
    Asset Management and Partnership
      Administrative Fee.........................         0          0          0             0
    Reimbursements...............................   243,973    319,874    272,544       153,755
                                                   --------   --------   --------      --------
      Subtotal...................................  $278,397   $354,299   $306,968      $162,361
                                                   --------   --------   --------      --------

  Capital Source II
    1% Share of Cash Distributions...............  $ 32,818   $ 26,741   $ 18,232      $  4,558
    Asset Management and Partnership
      Administrative Fee.........................   166,000     50,000     50,000        12,500
    Reimbursements...............................   225,782    266,946    207,904       115,206
                                                   --------   --------   --------      --------
      Subtotal...................................  $424,600   $343,687   $276,136      $132,264
                                                   --------   --------   --------      --------
    Total........................................  $702,997   $697,986   $583,104      $294,625
                                                   ========   ========   ========      ========
COMPANY--AMOUNTS PAYABLE TO THE GENERAL
  PARTNER(2)
  1% Share of Cash Distributions.................  $ 67,242   $ 61,166   $ 52,656      $ 13,164
  Acquisition Fee................................         0          0          0             0
  Administrative Fee.............................   100,000    100,000    100,000        25,000
  Reimbursements.................................   469,755    586,820    480,448       268,961
                                                   --------   --------   --------      --------
    Total........................................  $636,997   $747,986   $633,104      $307,125
                                                   ========   ========   ========      ========

------------

(1) Calculated based upon the compensation, fees and expenses we are currently entitled to receive under the Cap Source partnership agreements. For a description of this structure under the partnership agreements, see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE PARTNERSHIPS."

(2) Calculated based upon the compensation, fees and expenses the company's general partner would have been entitled to receive under the company's partnership agreement for the periods indicated. For a description of this structure under the company's partnership agreement, see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE COMPANY."

    The historical reimbursements for Cap Source I for 1997, 1998, 1999 and the three months ended March 31, 2000, consisted of salaries and benefits of $211,324, $256,101, $261,526 and $151,150, respectively, board member and consulting fees of $13,934, $38,937, $0 and $0, respectively, and miscellaneous expenses of $18,715, $24,836, $11,018 and $2,605, respectively. The historical reimbursements for Cap Source II for 1997, 1998, 1999 and the three months ended March 31, 2000, consisted of salaries and benefits of $192,973, $223,939, $200,277 and $113,433, respectively, board member and consulting fees of $13,934, $25,963, $0 and $0, respectively, and miscellaneous expenses of $18,875, $17,044, $7,676 and $1,773, respectively.

    The table above reflects the fact that no acquisition fees would have been paid to the company during the periods indicated because no new assets were purchased or permitted to be purchased during those periods. Since the company will be permitted to acquire new assets, this fee will increase in future years if the transaction is completed.

    The total amounts that would have been paid to us under the company's partnership agreement would have been higher than the amounts we actually received during 1998, 1999 and the three months ended March 31, 2000, because the general partner of the company is entitled to an annual base administrative fee of $100,000. The Cap Source I partnership agreement does not provide for a base administrative fee, and the Cap Source II partnership agreement provides for a base asset management and partnership administrative fee of $50,000, which corresponds to the company's administrative fee. See "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses." Therefore, under the company's partnership agreement the general partner would have received an additional $50,000, $50,000 and $12,500 in total compensation without any corresponding increase in its duties for the years ended December 31, 1999 and 1998, and the three months ended March 31, 2000, respectively.

FEDERAL INCOME TAX CONSEQUENCES

    The company will not recognize any gain or loss as a result of the transaction. If you are an investor in Cap Source II, you will be required to include in income a share of income or gain recognized by Cap Source II as a result of the receipt by Cap Source II of notes or cash, even if you receive units in connection with the transaction. In addition, the investors in Cap Source II could recognize gain in the event that the settlement distributions are deemed part of a disguised sale of the assets of Cap Source II. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Transaction." If the maximum amount of notes are issued in connection with the transaction, the maximum potential gain that Cap Source II could recognize will be approximately
$2 million, or approximately $.50 per Cap Source II BAC. If you are a Cap Source I investor, you will only recognize gain to the extent the fair market value of the notes or the amount of cash you actually receive in the transaction exceeds your adjusted basis in your BACs. The company will be characterized as a partnership for federal income tax purposes. Therefore, the company will not be subject to federal income taxation and, instead, each unitholder is required to take into account his or her share of income, deductions or loss of the company regardless of whether any cash is distributed. The character of income to each unitholder will be dependent upon its character to the company. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Unitholders." For the purposes of
Section 469 of the Code, the company will be deemed a publicly traded partnership. Therefore, passive income, gain and losses from the company may only be applied against other items of income, gain or loss from the company.

    Income of the company may be generated by debt-financed property. Therefore, distributions of the company may constitute unrelated business taxable income to tax-exempt unitholders. See "FEDERAL INCOME TAX CONSEQUENCES--Considerations for Tax-Exempt Unitholders" and "--Taxation of Unitholders."

ACCOUNTING TREATMENT

    The transaction will be accounted for using the purchase method of accounting under generally accepted accounting principles, or GAAP. Cap Source I will be deemed to be the acquirer of Cap Source II under the purchase method because its investors will be allocated the largest number of units. Accordingly, the transaction will result, for financial accounting purposes, in the effective purchase by Cap Source I of all of the BACs of Cap Source II. As the surviving entity for financial accounting purposes, the assets and liabilities of Cap Source I will be recorded by the company at their historical cost and the assets and liabilities of Cap Source II will be recorded at their estimated fair values.

RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for Cap Source I and Cap Source II was not applicable for the five fiscal years ending December 31, 1999, because Cap Source I and Cap Source II had no fixed charges for these periods.

Chart depicting the organizational structure of Cap Source I before the Transaction, including the General Partners.

Chart depicting the organizational structure of Cap Source II before the Transaction, including the General Partners.

    The following diagram shows the organizational structure of the company after the transaction. The total number and percent of units refer to the units issued in connection with the transaction assuming no notes are issued.

                                     [LOGO]

COMPARISON OF BACS AND UNITS

    The following is a summary of some of the attributes of your ownership of BACs and a unitholder's ownership of units of the company following the transaction. The following summary descriptions are not complete and do not purport to be complete discussions of these matters. For a complete description you should read the company's Amended and Restated Agreement of Limited Partnership and your partnership's partnership agreement. The company's partnership agreement is included as Appendix E to this prospectus/consent solicitation statement. You are also encouraged to review carefully the more detailed comparison regarding the BACs, the units and the notes discussed in "COMPARISON OF BACS AND UNITS" and elsewhere in this prospectus/consent solicitation statement for additional comparisons.

CHARACTERISTICS                      BACS                                 UNITS
---------------                      ----                                 -----
Liquidity             - Illiquid--no established market    - Traded on NASDAQ
                      - Transfers may be limited           - Transfers may be limited

Property Portfolio    - Static portfolio                   - Investment flexibility
                                                           - Larger portfolio

Distributions         - Quarterly or monthly cash          - Quarterly distributions of
                        distributions of available cash    available cash flow
                        flow

Duration              - Up to 45 to 49 years from          - Up to 40 years
                        formation

Borrowing             - New borrowing generally not        - Generally permitted
                        permitted

Management            - Vested in two Cap Source General   - Vested in one General Partner
                        Partner

                                  RISK FACTORS

    YOU SHOULD READ THIS ENTIRE PROSPECTUS/CONSENT SOLICITATION STATEMENT, INCLUDING ALL APPENDICES AND SUPPLEMENTS HERETO, AND CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE TRANSACTION, THE COMPANY AND ITS BUSINESS BEFORE COMPLETING THE ACCOMPANYING CONSENT CARD. THE RISKS AND OTHER ADVERSE FACTORS DESCRIBED BELOW ARE MATERIALLY THE SAME FOR THE INVESTORS OF EACH OF THE PARTNERSHIPS.

RISKS ASSOCIATED WITH THE TRANSACTION

    NO PRIOR MARKET FOR THE UNITS; MARKET PRICE MAY DECREASE AFTER THE TRANSACTION. There has been no public market for the units before the transaction. Even though we plan to list the units on NASDAQ, we cannot give any assurance that an active trading market will develop or be sustained. There is substantial uncertainty as to the prices at which the units will trade. The possibility exists that the trading price of the units may be lower than the exchange value estimated for each unit. The price of the units, which we arbitrarily assigned for the sole purpose of allocating the units in the transaction, may decrease after the transaction due to the potentially large number of units that may be sold immediately by investors who elect to receive units. The market value of the units could also be substantially affected by numerous factors, for example: governmental regulatory action; changes in tax laws; the market's perception of the company and its ability to maintain or increase distribution levels; the size of the company in terms of assets and market capitalization; the degree to which the company's general partner's interests are perceived to be aligned with the interests of the unitholders; the degree to which leverage is used in the company's capital structure; the historical performance of the partnerships; and external factors, for example, market interest rates and conditions of the mortgage investment and stock markets.

    NO PRIOR MARKET FOR THE NOTES; PRICE MAY DECREASE AFTER THE
TRANSACTION. The notes will not be listed on a national securities exchange or quoted on an automated quotation system. Therefore, we do not expect that an orderly and active trading market for the notes will develop. There is substantial uncertainty as to the prices at which the notes will trade following the transaction. Since the notes may be redeemed at any time by the company for an amount equal to the outstanding principal balance thereon plus accrued interest, the notes may never trade at a price above their face value. Noteholders are likely to receive the full face amount of the notes only if they hold the notes to maturity, which is eight years after the transaction, unless the notes are redeemed earlier by the company. See "THE NOTES--Notes." There can be no guarantee, however, that the company will not default on the notes.

    CONFLICTS OF INTEREST OF THE CAP SOURCE GENERAL PARTNERS. We initiated and participated in the structuring of the transaction and have conflicts of interest with respect to its completion. We will receive economic benefits as a result of the transaction. We will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. We will receive this 1% interest in the company in exchange for transferring some of our assets to the company as a capital contribution in connection with the transaction. In addition, as general partner of the company, we will be entitled to receive management and other fees from the company following the transaction. We are a subsidiary of America First Companies. Because the company's agreement of limited partnership compensates the general partner for the acquisition of properties and the administration of all of the company's properties, the compensation we receive under the company's agreement of limited partnership may be higher than the compensation we currently receive if the company acquires new properties, as it currently intends to do to carry out its business plan. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders."

    LACK OF REPRESENTATION MAY AFFECT THE TERMS OF THE TRANSACTION AND ITS FAIRNESS TO YOU. We did not retain an unaffiliated, independent third party to represent your interests in the structuring of the transaction. Had we retained an independent party to represent your interests, that party may have been able to negotiate, on your behalf, for more favorable terms for the structure of the transaction and for different consideration to have been distributed to you. This lack of representation could affect the transaction's fairness to you.

    COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNER MAY INCREASE. The company's limited partnership agreement contains a different structure for compensating, reimbursing and making distributions to the company's general partner. If the transaction is completed, this structure may result in compensation, reimbursements and distributions to the company's general partner being higher than the amounts that we are currently entitled to receive.

    POSSIBLE LOWER DISTRIBUTIONS. There is no guarantee of the level of the company's cash distributions after the distributions to the unitholders and noteholder required by the settlement are made. Regardless of the initial level of regular distributions, they could decline in the future to a level at which you would receive distributions lower than the distributions you currently receive as an investor in the partnerships. The company may also reinvest cash generated by the sale of existing assets or from operations to acquire additional assets, potentially causing cash distributions to be lower than the distributions made by the partnerships in some cases.

    LACK OF OPERATING HISTORY. The company is newly formed and has no operating history. The company's results of operations, financial condition and liquidity depend, to a material extent, on the ability of the company to successfully carry out its business plan. There can be no assurance that any of the company's business objectives or planned future activities will be successful.

    NO DISSENTERS' RIGHTS. If you mark your consent card "NO" withholding your consent to the transaction, you will have no appraisal, dissenters' or similar rights under Delaware law in connection with the transaction, and no similar rights will be afforded to you by the partnerships or the company. Therefore, you will not be entitled to receive cash payment for the fair value of your BACs if you withhold your consent to the transaction and the transaction is approved and completed.

    POSSIBLE ALTERNATIVES TO THE TRANSACTION WILL NOT BE PURSUED. Alternatives to the transaction include (1) continued management of the partnerships as currently structured, (2) separately listing the BACs of each partnership on a national securities exchange or automated quotation system; (3) merging the partnerships into a single corporation and listing the common stock on a national securities exchange or automated quotation system; (4) merging the partnerships together to form a single REIT; (5) qualifying each partnership as an individual REIT; and (6) liquidating the partnerships through entire portfolio sales or sales of individual properties. While the completion of the transaction does not preclude the company from electing REIT status in the future, it does effectively preclude the pursuit of the other alternatives listed above.

    A MAJORITY IN INTEREST WILL BIND ALL INVESTORS IN EACH PARTNERSHIP. Under the partnership agreements and the requirements of the Delaware Revised Uniform Limited Partnership Act, or the Delaware Partnership Law, a partnership may participate in the transaction if its general partners and a majority in interest of its investors consent to the transaction. If your partnership approves the transaction, you will be bound by the decision of the majority, even if you vote against the transaction or abstain from voting.

    NOTES ARE UNSECURED OBLIGATIONS OF THE COMPANY. The notes, which will be prepayable at any time, are junior unsecured obligations of the company. They will be, as a practical matter, junior to all other debt, other than trade payables, of the company. The notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the notes. In addition, there is no guarantee that the company will not default on the notes. See "THE NOTES."

    SUBSEQUENT DISTRIBUTIONS MAY REDUCE ASSETS AVAILABLE TO SATISFY OBLIGATIONS. Distributions of cash subsequent to the transaction, such as the cash distributions required under the settlement agreement, will be funded with available cash and by borrowings secured by the company's assets and will therefore reduce the company's total assets available to satisfy the company's other obligations. Therefore, if you elect to receive notes, the assets available to repay the notes will be reduced to the extent of the funds used and borrowings made to pay the cash distributions.

    CONTINGENT OR UNDISCLOSED LIABILITIES. Under the merger agreement, the company will, as of the effective date of the transaction, succeed to all assets and liabilities of the partnerships. Each partnership will deliver to the company its financial statements disclosing all known material liabilities and reserves, if any, set aside for contingent liabilities as of the effective date. We will represent and warrant that, to the best of our knowledge, the financial statements fairly present the financial position of each partnership, as if there is no liability or obligation to be shown or reserved against in the financial statements based upon generally accepted accounting principles. The accuracy and completeness of these representations are conditions to the closing of the transaction and if, on or before the effective date, these representations and warranties are shown to be inaccurate, there may be adjustments to the consideration paid by the company or the company may elect not to proceed to close the transaction.

    INVESTORS WHO ELECT TO RECEIVE NOTES COULD RECEIVE UNITS. If dissenting investors elect to receive notes in excess of the maximum note limitation, the transaction will not be completed. If this does not occur, and the total amount of notes allocable to all investors electing to receive notes would exceed the maximum note limitation, then notes will be allocated among those who elected to receive notes, based on how they voted with respect to the transaction, in the following order of priority: first to dissenting investors who elected to receive notes and then, on a pro rata basis, to investors who mark "ABSTAIN" on their consent card or mark their consent card "YES" granting consent to the transaction. Thus, it is possible that a consenting investor who elects to receive notes may receive units instead of notes. To be assured of receiving notes, you must mark your follow-up election card "NO" with respect to the transaction and elect to receive notes. See "THE NOTES--Allocation of Notes."

RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS

    LEVERAGING STRATEGY. The company will employ a strategy to increase the size of its real estate asset portfolio by bank borrowing or other credit arrangements used to finance the acquisition of real estate investments. Therefore, these assets may not be available to you in the event of the liquidation of the company except to the extent that the market value of the assets exceeds the amounts due to creditors. The company's limited partnership agreement does not limit the amount of debt the company can incur.

    The company intends to make new investments with the objective of limiting the amount of company borrowings to 50% of the total assets of the company. The company may change this objective at any time. This moderate use of leverage, or debt, by the company may involve the following risks: (1) the company could lose its interests in assets given as collateral for secured borrowing if the required principal and interest payments are not made when due; (2) the company's cash flow from operations may not be sufficient to retire these obligations as they mature, making it necessary for the company to either refinance these obligations before maturity or to raise additional debt and/or equity for the company or dispose of some of the company's assets to retire the obligations, which could have an adverse effect on the amount of funds available for distributions to you; (3) no assurance can be given as to the availability, or the terms and conditions, of any financing needed by the company to refinance borrowing; and (4) debt incurred by the company may be at interest rates that adjust based on prevailing market interest rates, and an increase in the prevailing market interest rates would adversely affect the company's earnings and could reduce the amount of funds available for distributions to you.

    NO ASSURANCE OF SUCCESSFUL IMPLEMENTATION OF NEW BUSINESS PLAN. The profitability of the company depends on the successful development and implementation of the company's business plan. To achieve its objective, the company will need to develop effective investment and operating policies and strategies in connection with the implementation of its business plan. There can be no assurance that the company will be successful in developing the necessary investment and operating policies or that it will be able to effectively implement its business plan.

    REAL ESTATE INVESTMENTS. The ultimate performance of the company's proposed investments under its new business plan will depend upon the varying degrees of risk generally associated with the ownership and operation of the underlying real property. The ultimate value of the company's security in the underlying real property depends upon the owners' ability to operate the real property in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service. Revenues may be adversely affected by adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters, which may result in uninsured losses, acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the real property owners and the company. In the event that any of the properties underlying the company's investments experience any of the foregoing events or occurrences, the value of and return on these investments would be negatively impacted.

    DEPENDENCE ON AVAILABLE INVESTMENTS. The results of the company's future operations under the new business plan will be dependent upon the availability of, as well as our ability to identify, complete and realize, real estate investment opportunities. In general, the availability of desirable investment opportunities and the results of the company's operations will be affected by the level and volatility of interest rates, by conditions in the financial markets, and general economic conditions. No assurances can be given that the company will be successful in finding and then acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability.

    COMPETITION. The company is engaged in a highly competitive business. The company will be competing for investments with many recent entrants into the business, including numerous public and private real estate investment vehicles, including financial institutions like mortgage banks, pension funds and REITs, and other institutional investors, as well as individuals. In addition, the company's competitors may seek to establish relationships with the financial institutions and other firms from whom the company intends to purchase assets. Many of the company's anticipated competitors are significantly larger than the company, have established operating histories and procedures, may have access to greater capital and other resources, may have management personnel with more experience than the officers of the company, and may have other advantages over the company in conducting businesses and providing services.

    ILLIQUIDITY OF REAL ESTATE. Real estate investments are relatively illiquid. Illiquidity limits the ability of the company to vary its portfolio of proposed and current investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale by the company. In addition, illiquidity may result from the decline in value of a property securing an investment by the company. No assurances can be given that the fair market value of any of the real property serving as security will not decrease in the future leaving the company's investment under-collateralized or not collateralized at all. It would be difficult to sell an under-collateralized investment, and if the company needed to do so, assuming it were even able to do so given its typically subordinated lien position, it is likely that the investment would be sold at a loss.

    UNSPECIFIED ACQUISITIONS. Any decision to pursue real estate acquisition opportunities will be in our discretion as the company's general partner and may be completed without prior notice to or approval from you. In which case, you will be relying on us to assess the relative benefits and risks associated with any acquisition.

    TITLE DEFECTS. At the time the properties were developed or acquired by the operating partnerships, each of the operating partnerships obtained title insurance policies under which a successor in interest by operation of law to the operating partnerships will become the insured under the policies. We are generally not aware of any exceptions to title that may have been created by third parties during the operating partnerships' ownership of the properties. We have no actual knowledge of any actions or liens of third parties which would have a material adverse effect upon the transaction or the financial condition of the company.

    ENVIRONMENTAL LAWS MAY IMPOSE ADDITIONAL LIABILITY. Under various federal, state, and local environmental laws, ordinances, and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's ability to borrow using the real property as collateral. There are environmental laws that impose liability for release of asbestos-containing materials, or ACMs into the air, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership, direct or indirect, operation, management, and development of real properties, the company may be liable for removal or remediation costs, as well as other potential costs which could relate to the hazardous or toxic substances or ACMs, including governmental fines and injuries to persons and property.

    REGISTRATION UNDER THE INVESTMENT COMPANY ACT. The company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act of 1940. The Investment Company Act exempts entities, among other possible exemptions, that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate," also referred to as qualifying interests. Under current interpretation of the staff of the Commission, to quality for this exemption, the company must maintain at least 55% of its assets directly in qualifying interests. If the company fails to qualify for exemption from registration as an investment company, its use of leverage would be substantially reduced and it would be unable to conduct its business as described in this prospectus/consent solicitation statement and could have a material adverse effect on the company.

    POTENTIAL LIABILITY UNDER THE AMERICANS WITH DISABILITIES ACT. All of the properties were required to be in compliance with the Americans With Disabilities Act, or the ADA. The ADA generally requires that places of public accommodation be made accessible to people with disabilities to the extent readily achievable. Compliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the federal government, an award of damages to private litigants and/or a court order to remove access barriers. Because of the limited history of the ADA, the impact of its application to the company's properties, including the extent and timing of required renovations, is uncertain. Consequently, the company will be required to cover the costs associated with compliance, if any, with funds from operations, established reserves or bank borrowings.

REGULATORY AND LEGISLATIVE RISKS

    The company's business is governed by numerous federal, state and consumer laws and regulations, which among other things: (1) require the company to obtain and maintain licenses, certifications, registrations and qualifications;
(2) require the company to post a bond in some states; (3) limit the interest rates, fees and other charges the company is allowed to charge; (4) limit or prescribe other terms and conditions of the company's contracts; and
(5) require the company to provide specified disclosures.

    The company's business is regulated, supervised and licensed by the federal, state and local government authorities and must comply with various laws and judicial administrative decisions imposing requirements and restrictions on a substantial portion of its operations. Failure to comply with these requirements can cause the termination or suspension of rights of recision for mortgage loans, class action law suits and administrative enforcement actions. Although the company believes that it has systems and procedures to facilitate compliance with these requirements and believes that it is in compliance with all material aspects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, regulations or rules will not be adopted in the future that could make compliance more difficult or expensive.

          BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION

HISTORY OF THE PARTNERSHIPS

    FORMATION. Cap Source I was formed in 1985, and Cap Source II was formed in 1986. Both partnerships were formed to make debt and equity investments in multifamily rental complexes (the "Complexes"). The partnerships' combined debt and equity investments are intended to provide investors with regular distribution of cash derived from principal and interest payments on insured mortgages, as well as the benefits of ownership of the Complexes, including any tax losses and income from operations.

    CAP SOURCE I GENERAL PARTNERS' MANAGEMENT OF CAP SOURCE I. Cap Source I's original general partners were TIG Insured Mortgage Equities Inc. (the "TIG General Partner") and Hutton Insured Mortgage Equities Inc. (the "Hutton General Partner"). All of the issued and outstanding stock of the TIG General Partner was purchased by TIG I Holdings, Inc. ("TIG Holdings") pursuant to a stock purchase agreement dated June 10, 1991. Thereafter, TIG Holdings merged into the TIG General Partner with the TIG General Partner being the surviving corporation. The TIG General Partner subsequently changed its name to America First Capital Source I Inc. All of the issued and outstanding capital stock of America First Capital Source I Inc. was transferred to America First Companies L.L.C. ("America First Companies") as of March 1, 1994. America First Capital Source I Inc. was subsequently converted from a Delaware corporation to a Delaware limited liability company and changed its name to America First Capital Source I L.L.C.

    Lehman Brothers, Inc. ("Lehman"), the successor to E.F. Hutton &
Company Inc., acquired all of the interests in the Hutton General Partner. The Hutton General Partner changed its name to Insured Mortgage Equities Inc. Subsequently, on May 16, 1997, Lehman sold all of the shares of capital stock of Insured Mortgage Equities Inc. to America First Companies.

    Thus, Insured Mortgage Equities Inc. and America First Capital Source I L.L.C. are the current general partners of Cap Source I (the "Cap Source I General Partners"). The Cap Source I General Partners are both wholly owned by America First Companies.

    Cap Source I's limited partnership agreement provides that the Cap Source I General Partners manage Cap Source I and are entitled to receive management fees and reimbursements from Cap Source I and 1% of the distributions from Cap Source I.

    CAP SOURCE II GENERAL PARTNERS' MANAGEMENT OF CAP SOURCE II. Cap Source II's original general partners were TIG Insured Mortgage Equities II Inc. (the "TIG II General Partner") and Hutton Insured Mortgage Equities II L.P. (the "Hutton II General Partner"). All of the issued and outstanding stock of the TIG II General Partner was purchased by TIG II Holdings, Inc. ("TIG II Holdings") pursuant to a stock purchase agreement dated June 10, 1991. Thereafter, TIG II Holdings merged into the TIG II General Partner with the TIG II General Partner being the surviving corporation. The TIG II General Partner subsequently changed its name to America First Capital Source II Inc. All of the issued and outstanding capital stock of America First Capital Source II Inc. was transferred to America First Companies as of March 1, 1994. America First Capital Source II Inc. was subsequently converted from a Delaware corporation to a Delaware limited liability company and changed its name to America First Capital Source II L.L.C.

    The sole general partner of the Hutton II General Partner was CS Housing
II Inc. Lehman, the successor to E.F. Hutton & Company Inc., acquired all of the interests in CS Housing II Inc. The Hutton II General Partner changed its name to Insured Mortgage Equities II L.P. Subsequently, on May 16, 1997, Lehman sold all of the shares of capital stock of CS Housing II Inc. to America First Companies.

    Thus, Insured Mortgage Equities II L.P. and America First Capital Source II L.L.C. are the current general partners of Cap Source II (the "Cap Source II General Partners" and together with the Cap Source I General Partners the "Cap Source General Partners"). The Cap Source II General Partners are both controlled by America First Companies. America First Companies owns 100% of America First Capital Source II L.L.C. and owns 100% of CS Housing II Inc., the sole general partner of Insured Mortgage Equities II L.P.

    Cap Source II's partnership agreement provides that the Cap Source II General Partners manage Cap Source II and are entitled to receive management fees and reimbursements from Cap Source II and 1% of the distributions from Cap Source II.

    HISTORICAL INFORMATION AND ACHIEVEMENT OF OBJECTIVES. Cap Source I has paid quarterly distributions at the same level since March 31, 1993. Cap Source II paid distributions at the same level from June 30, 1993, until August of 1998. As of March 31, 2000, Cap Source I has distributed to its investors an aggregate of approximately $61,314,909, and Cap Source II has distributed to its investors an aggregate of approximately $60,071,504. Cap Source II was making a portion of its distributions to investors from reserves. As a result, Cap Source II's reserves have been substantially decreased. Therefore, the Cap Source II General Partners reduced the monthly distribution rate to $.45 per unit on an annual basis, beginning with the distribution for the month of August 1998, which distribution was paid in October 1998.

    The table below provides a comparison of the capital raised and distributions made by the partnerships as of March 31, 2000:

               HISTORICAL INFORMATION CONCERNING THE PARTNERSHIPS

                                                            DISTRIBUTIONS                        DATE OF LAST
                                                            TO INVESTORS     DISTRIBUTIONS TO     ADMISSION
                                       TOTAL INVESTOR          THROUGH       INVESTORS IN MOST   OF ORIGINAL
PARTNERSHIP                            CAPITAL RAISED      MARCH 31, 2000     RECENT QUARTER      INVESTORS
-----------                            --------------      ---------------   -----------------   ------------
Cap Source I.........................   $ 67,484,440         $ 61,314,909       $  851,991         5/13/86
Cap Source II........................     62,372,621(1)        60,071,504          451,249         1/04/88
                                        ------------         ------------       ----------
  Total..............................   $129,857,061         $121,386,413       $1,303,240
                                        ============         ============       ==========

------------

(1) Total capital contributions for Cap Source II were $80,222,020, of which $62,372,621 was invested in accordance with the partnership's original investment objectives, and the remaining $17,849,399 was returned to investors as a return of capital.

    To the best knowledge of the Cap Source General Partners, 100% of the net proceeds of the original offerings of Cap Source I was invested in a manner consistent with the partnership's original investment objectives. To the best knowledge of the Cap Source General Partners, 77.75% of the net proceeds of the original offerings of Cap Source II was invested in a manner consistent with the partnership's original investment objectives.

    The following information shows the original objectives of the partnerships and the extent to which the Cap Source General Partners believe the objectives have been met.

    CAP SOURCE I.  The original investment objectives of Cap Source I are to:
(a) achieve long-term capital appreciation through increases in the value of Cap Source I's equity investments in the Cap Source I Operating Partnerships (as defined below); (b) provide quarterly cash distributions to Cap Source I investors; (c) provide Cap Source I investors with federal income tax deductions that may offset, in part, taxable cash distributions subsequent to two years after the initial closing on Cap Source I BACs purchased by Cap Source I investors; (d) provide the potential for increases in cash distributions from income from the Cap Source I Operating Partnerships and sale of the Complexes; and (e) preserve and protect Cap Source I's capital. Cap Source I originally intended to qualify its BACs for quotation on NASDAQ within 24 to 36 months after it commenced operations to make the BACs freely transferable. However, at a Special Meeting of investors on May 17, 1990, an amendment to the Cap Source I partnership agreement was approved to only allow limited transferability of BACs to preserve the tax status of the partnership as a partnership under the Code and avoid being designated as a "publicly traded partnership." Based upon the original capital raised from the Cap Source I investors of $67,484,440, distributions of $61,314,909 as of March 31, 2000, and a net asset value of $47,569,968 as of December 31, 1998, the Cap Source I General Partners believe that objectives (b), (c) and (e) above were substantially met and objectives
(a) and (d) were not met.

    The Cap Source I Operating Partnerships are Bluff Ridge Associates Limited Partnership, Waters Edge Limited Partnership, Interstate Limited Partnership, also known as Highland Park, Cypress Landings II, Ltd., also known as Misty Springs, Oyster Cove Limited Partnership, also known as Waterman's Crossing, Fox Hollow, Ltd. and Ponds at Georgetown Limited Partnership (collectively the "Cap Source I Operating Partnerships").

    CAP SOURCE II.  The original investment objectives of Cap Source II are to:
(a) preserve and protect Cap Source II's capital by investing in federally insured mortgages and Cap Source II Operating Partnership (as defined below) interests; (b) provide quarterly cash distributions to Cap Source II investors from income from federally insured mortgages; and (c) achieve increasing current income and long-term capital appreciation through increases in the income from Cap Source II's equity investments in the Cap Source II Operating Partnerships. Originally, there was a fourth investment objective which was to make the Cap Source II BACs freely transferable 24 to 36 months after the partnership commenced operations by qualifying the BACs for quotation on NASDAQ. However, at a Special Meeting of Cap Source II investors on December 17, 1990, amendments to the Cap Source II partnership agreement were approved to allow limited transferability of BACs to preserve the tax status of the partnership as a partnership under the Code and avoid being designated as a "publicly traded partnership." Based upon the original capital raised from the Cap Source II investors of $62,372,621, net of capital returned, distributions of $60,071,504 as of March 31, 2000, and a net asset value of $30,872,167 as of December 31, 1998, the Cap Source II General Partners believe that objective (a) and
(b) above were substantially met and that objective (c) above was not met.

    The Cap Source II Operating Partnerships are Crane's Landing
Partners, Ltd., Delta Crossing Limited Partnership, Centrum Monticello Limited Partnership and Ponds at Georgetown Limited Partnership (collectively the "Cap Source II Operating Partnerships," and together with the Cap Source I Operating Partnerships, the "Operating Partnerships").

    The following table shows, with respect to each partnership, the age of the partnership relative to the original term of the partnership as stated in the applicable partnership agreement:

                         LEGAL LIFE OF THE PARTNERSHIPS

                                                     COMMENCED       LEGAL      ORIGINAL   REMAINING
                                                     OPERATIONS   TERMINATION   DURATION     LIFE
PARTNERSHIP                                          (MO./YR.)     (MO./YR.)    (YEARS)     (YEARS)
-----------                                          ----------   -----------   --------   ---------
Cap Source I.......................................     8/85      12/30            45         30
Cap Source II......................................     8/86      12/35            49         35

THE DECISION TO PURSUE THE TRANSACTION

    As the Cap Source General Partners reviewed the original investment objectives of the partnerships and began to explore options to increase the value of the investments made by investors in the partnerships, the Cap Source General Partners concluded that the partnerships had failed to achieve two of their original investment objectives, namely liquidity and growth.

    The Cap Source General Partners have been concerned about the lack of meaningful liquidity available for investors in the partnerships. The lack of a formal secondary market for the BACs limits the ability of investors to increase or decrease their investment in the partnerships in response to changing personal circumstances or the performance of the partnerships. This concern has recently increased as unrelated third parties have made tender offers and other offers to purchase the BACs at prices which the Cap Source General Partners believe do not fairly represent the underlying value of the BACs. Liquidity was further decreased by the suspension of trading of partnership interests on the Chicago Partnership Board by action of the Commission. The Cap Source General Partners concluded that it was in the best interest of investors to develop a transaction which would provide substantially better liquidity and will permit investors the opportunity to increase or decrease their individual investment at prices more directly related to their underlying value.

    The operations of the partnerships were adversely affected in their early years by weaknesses in the real estate markets throughout the United States. This adversely impacted the operating results of the partnerships' real estate investments and led to decreases in distributions to investors. However, in recent years, the real estate markets nationwide have generally improved, in some cases significantly, and the Cap Source General Partners have been concerned with the failure of those national trends to translate into improved operating results for the partnerships, and hence increased distributions to their investors. In analyzing this situation, the Cap Source General Partners decided that there were two primary reasons for the lack of improvement in the operations of the partnerships. First, the partnerships' portfolios have been fixed since original acquisition. Therefore, the partnerships have been unable to acquire new investments irrespective of potential investment return, have been unable to trade poorly performing assets for assets with better profit potential, and have been unable to increase the overall size of their portfolios to take advantage of improving markets. Second, the majority of the partnerships' assets are fixed income GNMA securities (the "GNMA Certificates") or FHA insured loans (the "FHA Loans"), which by their nature do not participate in improvements in the real estate markets. Consequently, the Cap Source General Partners decided that the best way to improve total returns to the investors was to develop a transaction that would broaden the investment limitations of the current partnerships so as to allow more flexibility in the type of assets acquired and their investment management and to allow overall portfolio growth as market conditions warrant.

    The Cap Source General Partners evaluated a number of alternative transactions to achieve these objectives. Each of these alternatives appeared to have some advantages and disadvantages, and might be in the best interest of some investors but not others. The Cap Source General Partners consequently concluded that on balance the proposed transaction was the best alternative for the investors of each partnership and as a whole.

PREPARATION FOR AND CHRONOLOGY OF EVENTS LEADING TO THE TRANSACTION

    The events leading to the transaction may be divided into two general phases, which overlap somewhat: (1) general investigation and consideration of alternate transactions; and (2) events directly leading to the structuring and implementation of the transaction.

    GENERAL INVESTIGATION AND CONSIDERATION OF ALTERNATE TRANSACTIONS. Since assuming management of each of the partnerships, the Cap Source General Partners have been evaluating each partnership's business prospects, especially with respect to the feasibility of providing liquidity to the investors and increasing distributions to investors. As the Cap Source General Partners reviewed the original investment objectives of the partnerships and began to explore options, the Cap Source General Partners concluded that the partnerships had failed to achieve two of their original investment objectives, which were liquidity and growth. The Cap Source General Partners thus began to explore options like the transaction and alternatives to the transaction. See "--The Decision to Pursue the Transaction" above.

    Beginning in September 1997, representatives of the Cap Source General Partners contacted legal counsel, investment bankers and appraisal firms to discuss options available to the partnerships. The Cap Source General Partners contacted the law firms of Kutak Rock in Denver and Skadden, Arps, Slate, Meagher & Flom in New York, New York. In addition, the Cap Source General Partners contacted Sutro & Co. in Los Angeles and Robert A. Stanger & Co., Inc. in New Jersey, Valuation Research in New York and E&Y Kenneth Leventhal Real Estate Group regarding valuations and fairness opinions for the transaction.

    Originally, a merger of Cap Source I and Cap Source II with and into a newly organized corporation, which would have been subject to federal income tax at customary corporate tax rates, was selected as the most favorable alternative, in light of then current market conditions, considered by the Cap Source General Partners. This structure was subsequently abandoned by the Cap Source General Partners. See "--Restructuring of the Transaction to a Publicly Traded Partnership" below. In connection with this proposed corporate merger, the Cap Source General Partners formed a special committee of two of the outside independent directors of America First Companies, the entity that controls the Cap Source General Partners, to represent the investors in the structuring and negotiation of the terms of the proposed corporate merger. From November 1997, to November 1998, the special committee met on numerous occasions and had numerous telephone conferences with financial and legal advisors to the committee, as well as other representatives of the Cap Source General Partners and its counsel regarding the proposed corporate merger. Upon conclusion of the special committee's review of the proposed corporate merger, it determined that the proposed corporate merger was fair as a whole to, and in the best interests of, the investors, and recommended that the Cap Source General Partners and the investors approve the proposed corporate merger.

    A registration statement relating to the proposed merger of the partnerships into a newly organized corporation was originally filed on May 7, 1998, on Form S-4 with the Commission, and was subsequently amended on July 21, 1998, and November 3, 1998.

    In November 1998, the Cap Source General Partners determined that the proposed corporate merger was no longer in the best interests of investors and decided to abandon the proposed corporate merger. See "--Restructuring of the Transaction to a Publicly Traded Partnership."

    STRUCTURING AND IMPLEMENTATION OF THE TRANSACTION

    On January 15, 1999, representatives of the Cap Source General Partners met with representatives of Kutak Rock to discuss and review preliminary issues related to the transaction. At the time, various alternatives and structures for the transaction were discussed.

    On January 22, 1999, the transaction was selected as the most favorable alternative, in light of current market conditions, considered by the Cap Source General Partners. See "--Reasons for, and Benefits of, the Transaction" below.

    In January, 1999, Valuation Research was retained to update the Appraisals it had provided to the partnerships relating to the value of the real estate owned by the Operating Partnerships as of December 31, 1997.

    On April 14 and 15, 1999, representatives of the Cap Source General Partners met with representatives of Kutak Rock to discuss various issues related to the transaction. At this time, the Cap Source General Partners concluded that the expense of forming a special committee to review the transaction outweighed any benefits to the investors that might result from independent representation. The Cap Source General Partners believed that a special committee was not necessary because they believed that (1) there are no material differences with respect to the assets of the partnerships and the valuation methodology applied to the assets was consistent between the two partnerships, (2) the method of determining the exchange values for the partnerships and the allocation of the units and the notes in the transaction are the same as the method used in the previously proposed merger, which method the special committee determined was fair to the investors and as a whole, and (3) the revised structure and investment objectives for the company as the successor to the partnerships in the transaction are substantially similar to the current investment objectives and structure of the partnerships.

    On July 21, 1999, the company filed with the Commission Pre-Effective Amendment No. 3 to the Registration Statement on Form S-4 relating to the transaction.

    On September 8, 1999, at a special telephonic meeting of the Cap Source general partners, the Cap Source general partners discussed the possibility of retaining an independent investment banking firm to render a fairness opinion relating to the transaction and various other issues relating to the transaction. At this meeting, Sutro & Co. was selected as the fairness opinion provider for the transaction. Sutro & Co. was selected in large part based on Sutro & Co.'s experience in similar transactions, its familiarity with the partnerships, its research capabilities, resources and more competitive fee structure. Sutro & Co. was also selected because of its reputation in connection with companies involved in real estate activities and real estate assets.

    On September 24, 1999, at a special telephonic meeting of the Cap Source general partners, Sutro & Co. made a presentation regarding their analysis of the transaction. Sutro & Co. also discussed various issues regarding their fairness opinion, which was delivered to the partnerships on September 23, 1999.

    On September 28, 1999, the company filed with the Commission Pre-Effective Amendment No. 4 to the Registration Statement on Form S-4 in response to comments issued by the Commission with respect to the Registration Statement.

    On October 27, 1999, the company filed with the Commission Pre-Effective Amendment No. 5 to the Registration Statement on Form S-4 in response to comments issued by the Commission with respect to the Registration Statement.

    On November 8, 1999, the company filed with the Commission Pre-Effective Amendment No. 6 to the Registration Statement on Form S-4 in response to comments issued by the Commission with respect to the Registration Statement.

    On November 10, 1999, the company filed with the Commission Pre-Effective Amendment No. 7 to the Registration Statement on Form S-4 in response to comments issued by the Commission with respect to the Registration Statement.

    On November 10, 1999 the Commission declared the company's Registration Statement on Form S-4 effective.

    On November 16, 1999, the partnerships distributed a prospectus/consent solicitation statement describing the transaction to the investors.

    On April 25, 2000, representatives of the partnerships and their general partners and the Panzers filed a stipulation of settlement with the Delaware Court of Chancery to settle the purported class action litigation described below under "THE TRANSACTION--Legal Proceedings".

    On June 15, 2000, the company filed with the Commission Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to amend the Registration Statement to include the terms of the settlement agreement.

    On June 30, 2000, the Commission declared the company's Registration Statement on Form S-4 effective.

RESTRUCTURING OF THE TRANSACTION TO A PUBLICLY TRADED PARTNERSHIP

    Before pursuing the transaction, the Cap Source General Partners had structured a merger of Cap Source I and Cap Source II with and into a newly organized corporation, with the corporation being the surviving entity, as is reflected in the original filings with the Commission relating to the proposed corporate merger. The common stock of the corporation was to be listed on a national securities exchange after completion of the proposed corporate merger. Under the proposed corporate merger, the corporation was to make opportunistic real estate investments with a focus on investments with high growth potential. The corporation planned to use high amounts of leverage and invest in real estate assets that had the potential to generate higher than average returns. These real estate assets would have also carried with them a significant increase in risk when compared to the planned investment objectives of the company.

    The Cap Source General Partners believe there was, and continues to be, a fundamental change in the capital markets for real estate investments since the structuring of the proposed corporate merger. The Cap Source General Partners believe the current capital markets for real estate investments have changed their focus to place greater importance on high asset qualities and low amounts of risk. Due to this change, the proposed corporate merger was abandoned. The Cap Source General Partners then began considering alternatives to the proposed corporate merger. See "--Alternatives Considered." The Cap Source General Partners concluded that the transaction is the best alternative for investors. The Cap Source General Partners believe that the investment objectives of the company are better suited to the current capital markets and are not a significant change from the original investment objectives of the partnerships. The investment objectives of both the company and the partnerships are to invest primarily in multifamily residential properties. In addition, the Cap Source General Partners believe that continuing the businesses of the partnerships as a single publicly traded partnership offers more advantages to the investors. See "--Reasons for, and Benefits of, the Transaction" below.

ALTERNATIVES CONSIDERED

    Before deciding to recommend the transaction, the Cap Source General Partners considered alternatives to the proposed transaction in an effort to achieve maximum investor return and substantially enhance liquidity. In addition to the proposed transaction, the Cap Source General Partners considered the following options: (1) continued management of the partnerships as currently structured, (2) listing the BACs of each partnership on a national securities exchange or automated quotation system; (3) merging the partnerships into a single corporation and listing the resulting common stock on a national securities exchange or automated quotation system; (4) merging the partnerships together to form a single REIT; (5) qualifying each partnership as an individual REIT; and (6) liquidating the partnerships through entire portfolio sales or sales of individual properties. For a quantitative comparison of the alternatives to the transaction, see "FAIRNESS."

    CONTINUATION OF PARTNERSHIPS. An alternative to the transaction would be to continue each of the partnerships under its own existing business plan. If the partnerships were to continue in their current form, they would remain separate legal entities governed by their respective partnership agreements, with their own assets and liabilities. Investors in favor of this option should consider voting against the transaction. Continuing the partnerships without change has a number of benefits, including the following:

    - each partnership would remain a separate entity, with its own assets, liabilities and original investment objectives, consistent with the guidelines, restrictions and safeguards in its partnership agreement;

    - there would be no change in the nature of the investors' investments, and the partnership's performance would not be affected by the performance of the other partnership, including the investment objectives, interests and intentions of the investors in the other partnership;

    - the partnerships would not incur any expenses in connection with the transaction; and

    - the partnerships would avoid the risks inherent in the transaction.

    Maintaining the partnerships as separate entities may have the following potentially negative results when compared with the benefits the Cap Source General Partners believe may be derived from the transaction:

    - illiquidity of investment on a current basis due to the lack of a large and established secondary market;

    - inability to raise new capital or make new investments, thus limiting growth of the partnerships' capital to that inherent in the existing partnership investments;

    - no flexibility or control in actively managing the portfolio in response to changing conditions in real estate markets;

    - the declining value of the mortgage investments due to amortization of principal and subsequent distributions of these amounts; and

    - duplication among the partnerships in reporting, filing and other costly administrative services.

    LISTING PARTNERSHIP BACS. Another alternative to the transaction would be to list the BACs of each partnership on a national securities exchange or on an automated quotation system in an attempt to increase the liquidity of the BACs. The Cap Source General Partners believe that this alternative would result in substantial duplication of general and administrative expenses. Furthermore, the Cap Source General Partners believe that pursuing this alternative would substantially diminish the partnerships' ability to grow compared to the transaction. As a publicly traded company with a base of assets greater than a single partnership, the company expects to be able to issue additional debt and equity securities with greater ease and on more attractive terms than would be available to a partnership individually. For the reasons described above, as well as for some of the reasons above with respect to continuation of the partnerships, the Cap Source General Partners concluded that the potential negatives of this alternative outweigh any advantages it may have over the transaction.

    MERGER RESULTING IN A SINGLE TAXABLE CORPORATION. Instead of participating in the transaction, the partnerships could be merged together to form a single corporation with the common stock of the new corporation listed on a national securities exchange or quoted on an automated quotation system. The Cap Source General Partners originally structured a transaction involving the merger of the partnerships into a single corporation that would have been subject to federal income tax at customary corporate tax rates, but decided to abandon that merger due to changes in the capital markets for real estate investments. See "--Restructuring of the Transaction to a Publicly Traded Partnership." The major disadvantage of this alternative is that the company would have been taxed as a corporation. A corporation is taxed both at the corporate level on the corporation's income, and again at the investor level where, in many cases, dividends are taxed as income to the investor. On the other hand, distributions from a partnership are only taxed once at the investor level, with some qualifications. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of the Company After the Transaction" and "--Taxation of Unitholders." To overcome this disadvantage, a corporation would have to generate a much higher return on investment than would a limited partnership, which could only be achieved by making investments that have higher risk. The Cap Source General Partners believe that the current real estate market is emphasizing higher asset qualities and safer investments. Therefore, the Cap Source General Partners believe this alternative would be less advantageous to the investors than the transaction.

    SINGLE REIT. The Cap Source General Partners considered merging the two partnerships into a single entity which would elect REIT status but determined that it was a less attractive alternative to the transaction. The Cap Source General Partners concluded that the resulting REIT would be too small in terms of total capitalization to compete with existing REITs having similar investment objectives. Furthermore, due to restrictions in the Code relating to distributions of net taxable income, which would require the company to distribute each year at least 95% of its net taxable income, excluding capital gains, and limitations on sales of assets, as a REIT the company would not be able to pursue the business plan described in this prospectus/consent solicitation statement which involves the ability to retain cash flow for investment purposes and to sell assets regularly after the achievement of goals set for those assets.

    INDIVIDUAL REITS. The Cap Source General Partners considered converting each partnership into an individual REIT, but determined that it was a less attractive alternative than the transaction for the same reasons discussed above for listing partnership BACs and the single REIT alternatives. The issues cited above as reasons for the lack of attractiveness of a new company as a single REIT would be magnified when applied to each partnership as an individual REIT due to the significantly smaller size of each partnership as a stand alone entity.

    LIQUIDATION. Although the investment objectives and policies of the partnerships do not contemplate the commencement of the liquidation of the partnerships at any specific time, the Cap Source General Partners assessed the possibility of commencing the orderly liquidation of the partnerships and distributing the net proceeds from the liquidation to the investors and the Cap Source General Partners. The Cap Source General Partners concluded that liquidation would be costly and time consuming and would not be as beneficial to investors as the transaction.

    The Cap Source General Partners determined that an attempt to liquidate the partnerships' investments at the current time would likely result in the investors not achieving the full potential benefits from an investment in the partnerships. They concluded that liquidation would not be the best option to realize the optimum return on an investment in the partnerships because although the partnerships' investments in mortgage loans could likely be sold at or slightly above their face value in a short period of time, most of the partnerships' equity positions in the Operating Partnerships are not attractive to buyers. Liquidation of most of the equity positions may require either (1) a protracted period of negotiations with some of the various general partners of the Operating Partnerships which could potentially create both substantial transaction costs and additional costs to the partnerships of continuing operations during the negotiation period, and/or (2) the partnerships' accepting substantial discounts in value. In addition, there may be additional costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs. Liquidation would also deprive investors of the potential increase in value which may result from the restructuring of the partnerships and the refinancing of the partnerships' assets.

    On the other hand, in a liquidation of the partnerships, investors would benefit by avoiding the risks of continuing their ownership of the partnerships and those associated with the transaction. Liquidation would provide for the final liquidation of the investors' investments and a likely substantial distribution of cash equal to net liquidation proceeds, though not at a level that would allow investors to realize their original investment. In addition, the investors would have the potential to reinvest the net proceeds received in the liquidation in similar or different investments.

REASONS FOR, AND BENEFITS OF, THE TRANSACTION

    In deciding whether to recommend the transaction to the investors, and in structuring its terms, the Cap Source General Partners considered the benefits to be derived as a result of the transaction. The following is a brief discussion of the primary benefits the transaction is expected to generate for the investors.

    SUBSTANTIALLY ENHANCED LIQUIDITY POTENTIAL. The BACs are not currently listed or regularly traded on a national securities exchange or quoted in the automated quotation system of any registered securities association or other over-the-counter market. Following the transaction, the anticipated listing of the units on the NASDAQ and the company's larger size and growth strategy should enhance the liquidity of investments held by investors. The Cap Source General Partners therefore believe the transaction offers investors a faster and more efficient means of liquidating their investment than if the partnerships were to attempt to liquidate their portfolios through conventional property sales.

    POTENTIAL FOR COMPANY GROWTH; ENHANCED ACCESS TO CAPITAL. The company will expand the investment objectives and policies of the partnerships. Following the transaction, the company will have the potential for enhanced access to and flexibility in obtaining additional equity and debt financing. In particular, the company will have the ability to fund future portfolio growth through the issuance of additional publicly traded securities and the raising of funds from borrowing under secured and unsecured debt obligations. The partnerships are currently limited under their respective partnership agreements in their ability to raise additional capital. Following the transaction, the company will not have the same capital-raising limitations. In addition, the size and structure of the company should provide financing alternatives presently not available to the partnerships. The Cap Source General Partners believe that the larger total size of the company, as compared to those of the individual partnerships, will encourage additional and continuing investment.

    WAIVER BY AFFILIATES OF THE CAP SOURCE GENERAL PARTNERS OF AMOUNTS POTENTIALLY PAYABLE BY CERTAIN OPERATING PARTNERSHIPS. If the transaction is completed, affiliates of the Cap Source General Partners have agreed to permanently waive amounts which may be payable by some of the Operating Partnerships to those affiliates. As of December 31, 1999, these amounts totaled $3,236,033 as reflected in the partnerships' financial statements. These amounts may be payable under the terms of the partnership agreements for the respective Operating Partnerships.

    DIVERSIFICATION OF ASSETS. By combining the partnerships into a single ownership entity, the transaction will create an investment portfolio substantially larger and more diversified than the portfolio of an individual partnership. This increased size and the resulting combination of operations spreads the risk of the investment over a broader group of assets and reduces the dependence of the investors' investment upon the performance of any particular asset or group of assets, any specific geographic area, or any particular large tenant or tenants.

    The Cap Source General Partners also considered: (1) that the effects of the transaction may differ with each investor and may be disadvantageous to some investors, depending on their individual circumstances and investment objectives; and (2) negative factors relating to the transaction. The following is a list of all material negative factors considered by the Cap Source General
Partners: (a) the uncertainty as to the prices at which the units will trade and the possibility that the trading price of the units may be lower than the value assigned to them for purposes of the transaction; (b) the company is newly formed, with no operating history; (c) potential conflicts facing the company following the transaction, including, among other things, the fees payable to the General Partner under the company's limited partnership agreement; (d) the payment of expenses relating to the transaction will reduce the net worth of the company following the transaction; and (e) there can be no assurance the company will be able to achieve the benefits of the transaction and successfully implement its business plan as described in this prospectus/consent solicitation statement. The Cap Source General Partners did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the transaction. See "RISK FACTORS" and "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders."

    For a discussion of the potential benefits of the alternatives to the transaction and the reasons those alternatives were rejected by the Cap Source General Partners, see "--Alternatives Considered," above, and "FAIRNESS--Comparison of Alternatives to the Transaction." While the transaction does not preclude the company from electing REIT status in the future, it does effectively preclude the pursuit of the other alternatives to the transaction.

CONSEQUENCES IF TRANSACTION NOT COMPLETED

    If the transaction is not completed the partnerships will continue to operate as separate legal entities with their own assets and liabilities and the cash distributions and unit repurchases in connection with the settlement described below will not be made. There will be no change in the partnerships' investment objectives, policies and operating restrictions.

                                THE TRANSACTION

GENERAL

    The Cap Source General Partners have proposed the transaction in which
(1) the partnerships and the company will be merged together, (2) the separate existence of the partnerships will cease and the company will be the surviving entity, and will succeed to all of the assets and liabilities of the partnerships, and (3) investors will receive, at their election and with some limitations, either units or notes based upon the exchange value assigned to their respective partnership for purposes of the transaction. The company may, at its option, pay cash instead of issuing notes. The Cap Source General Partners will not receive any units or notes in connection with the transaction. The Cap Source General Partners will hold a 1% interest in the company as its general partner after the completion of the transaction, which continues their 1% interest in the partnerships, as consideration for the transfer of some of the Cap Source General Partners' assets to the company. The transaction has been proposed by the Cap Source General Partners in an effort to increase the value of investments held by investors while offering substantially enhanced liquidity.

    The company and the partnerships have entered into the merger agreement and will complete the transaction under its terms promptly after the receipt of consents from investors holding a majority of the outstanding BACs of each of the partnerships and the approval of the settlement by the court. If the consent of a majority in interest of the investors of each of the partnerships is not received, or all other conditions to the transaction are not satisfied, by December 31, 2000, unless waived by the Cap Source General Partners, the merger agreement may be terminated. In addition, the merger agreement may be terminated by the Cap Source General Partners or the general partner of the company before or after the receipt of consents from investors at any time before the effective date of the merger agreement.

TERMS OF THE SETTLEMENT

    On April 24, 2000, the partnerships, their general partners and other named defendants entered into a stipulation of settlement with counsel for Alvin M. Panzer and Sandra G. Panzer, the plaintiffs in a purported class action lawsuit filed by the Panzers on behalf of the BAC holders of Capital Source L.P. and Capital Source II L.P.-A, described under the heading "THE TRANSACTION--Legal Proceedings". Under the terms of the settlement, if the merger is approved by a majority in interest of the investors in each partnership, the company has agreed to change the transaction by adding the additional terms described below to the terms of the transaction described in this prospectus. The settlement is subject to confirmatory discovery by the plaintiffs, approval of the court, and the transaction being approved by the majority in interest of the investors in each partnership.

    Therefore, if the transaction, as changed to comply with the settlement, is approved by a majority in interest of the investors in each partnership, and the court subsequently approves the settlement agreement, the company will:

    - make a pro rata cash distribution of $6,000,000, less the amounts paid to attorneys representing the plaintiffs described below, to the unitholders and noteholders of the company as soon as practicable after the merger is effective. This amount will be approximately $0.74 for each unit of the company and approximately $74.04 for each $1,000 principal balance of notes. Any amounts distributed to noteholders will reduce their notes' aggregate outstanding principal amount. This distribution will be in addition to any regular quarterly distribution to unitholders, if any;

    - make a second pro rata cash distribution of $5,000,000, less the amounts paid to attorneys representing the plaintiffs described below, to the unitholders and noteholders of the company as of the end of the first full fiscal quarter of the company's operations. This amount will be approximately $0.61 for each unit of the company and approximately $61.17 for each $1,000 principal balance of notes. Any amounts distributed to noteholders will reduce their notes' aggregate outstanding principal amount. This distribution will include the regular quarterly distribution to unitholders, if any; and

    - begin a unit repurchase program to repurchase $3,500,000 worth of units on the open market from time to time during the first twelve full months of operations, at the then market price of the units. If the company does not purchase the full $3,500,000 worth of units, it will make an additional special distribution of cash to the company's unitholders and noteholders in the amount of $3,500,000, less the cost of any units purchased by the company during the first twelve full months of operations.

    The company intends to fund the above cash distributions and repurchases of units from available cash and from borrowings secured by the company's interests in GNMA certificates and FHA Loans. The company intends to treat these distributions as a return of capital for tax purposes.

    The proposed settlement of the lawsuit is subject, among other things, to approval of the revised transaction by a majority in interest of the investors of each partnership, and approval by the court. If the revised transaction is approved by the investors of each partnership, the parties to the lawsuit will request the court to schedule a hearing to consider approval of the proposed settlement and to consider an application by the plaintiffs' counsel for an award of attorneys' fees and expenses as discussed below. The parties will also request the court to preliminarily certify a settlement class and to approve a form of notice of the hearing and the settlement which will be sent to investors to advise them regarding the settlement, the time for the hearing and the procedures for objecting to the settlement. Because of the nature of the benefits provided by the proposed settlement, the proposed settlement does not provide investors with a right not to participate in the settlement class, which is defined as all investors of the partnerships who were holders of record as of October 28, 1999.

    If the proposed settlement is approved by the court, the plaintiffs' counsel intends to apply to the court for, and the defendants have agreed not to object to, an award of attorneys' fees and expenses in the total amount of $1,600,000. Any fee award must be approved and made by the court. Under the terms of the proposed settlement, the first $600,000 of any fee award will be paid by the Cap Source General Partners and will not be paid from partnership funds. The balance of the fee award will be paid $500,000 by the company and $500,000 from the distributions of capital made to unitholders and noteholders under the terms of the proposed settlement.

    If the proposed settlement is approved by the court, under the currently proposed terms, the court will enter an order and final judgment which will provide, among other things, that the lawsuit and any and all claims, rights, causes of action and suits that have been or could have been asserted, either directly, individually, representatively, derivatively or in any other capacity, by the Panzers and any other members of the class against the defendants, or any of their respective present or former directors, officers, agents, employees, attorneys, financial advisers, commercial bank lenders, investment bankers, representatives, associates, parents, subsidiaries, general or limited partners, shareholders, limited partners, administrators, successors and assigns, whether under state or federal law, and whether directly, representatively, or in any other capacity in connection with, or that arise out of the subject matter of the lawsuit, shall be fully, finally and forever compromised, settled, released, discharged and dismissed. Investors are urged to read carefully the section entitled "--Legal Proceedings" below regarding specific pending claims that will be released upon approval of the settlement.

    If the transaction is not approved by investors holding a majority in interest in each partnership, the partnerships will each continue their separate operations and the cash distributions and unit repurchases described above will not be made. In this case, the partnerships would continue to make distributions at the current levels, subject to adequate cash available for distributions.

TERMS OF THE MERGER AGREEMENT

    The following is a summary of the material terms of the merger agreement. This summary does not purport to be complete and is qualified in its entirety by the terms of the merger agreement, a copy of which is included as Appendix A to this prospectus/consent solicitation statement and is incorporated by reference in this prospectus/consent solicitation statement.

    EFFECT OF THE MERGER. Under the terms of the merger agreement (1) the separate existence of the partnerships will cease and the company will be the surviving entity and will succeed to all of the assets and liabilities of the partnerships, and (2) investors will become unitholders or noteholders of the company.

    CONDITIONS TO COMPLETION OF THE TRANSACTION. The closing for the transaction will take place promptly after the Cap Source General Partners have received the consent to the transaction from the holders of a majority of the outstanding BACs of each of the partnerships, the solicitation period relating to the transaction has ended and the court has approved the settlement. The receipt of the consent by no later than September 11, 2000, unless this date is extended by the Cap Source General Partners in their sole discretion, is a condition to closing the transaction and if it is not obtained, or all other conditions to closing are not satisfied or waived, the merger agreement may be terminated. Other conditions to closing include (1) the declaration of effectiveness of the registration statement for the units and notes of the company under the Securities Act; (2) the delivery of a tax opinion acceptable to the Cap Source General Partners stating that for federal income tax purposes the transaction will be an exchange subject to the nonrecognition provisions of
Section 721 of the Code, provided that for purposes of the opinion the transaction shall include only the merger of the partnerships into the company and the related transfer of assets by the partnerships to the company; (3) the absence of any material adverse change in the overall business of the partnerships from the date of this prospectus/consent solicitation statement to the effective date; and (4) the approval of the units of the company for listing on NASDAQ.

    TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated by the Cap Source General Partners or the general partner of the company before or after the receipt of consents from investors at any time before the effective time of the Certificate of Merger, which will be filed with the Secretary of State of the State of Delaware relating to the transaction.

ISSUANCE OF UNITS AND NOTES OF THE COMPANY

    On the effective date, the BACs of both partnerships will be cancelled. At that time, investors whose ownership is reflected on the books and records of the partnerships on the record date will become either unitholders or noteholders, as the case may be, on the books and records of the company, with all the rights of a unitholder or noteholder of the company, as the case may be, including the right to receive distributions or interest payments, as the case may be. As soon as practicable after the effective date, the company will cause to be mailed to the unitholders or noteholders, as the case may be, certificates representing the number of units to which the unitholder is entitled or notes which will be issued in denominations of $1,000 and any integral multiple of $1,000. See "THE NOTES."

NO FRACTIONAL UNITS

    No fractional units will be issued by the company in the transaction. Each investor who would otherwise be entitled to a fractional unit, which entitlement will be determined by combining the investor's allocation of units from each partnership as to which the investor is receiving units, will instead receive a cash payment equal to $10 multiplied by the fraction.

FRACTIONAL NOTES

    The principal balance of the notes to which an investor is entitled is determined by multiplying the number of lots of 50 BACs held by the investor by the exchange value, per $1,000 original investment, assigned to the investor's partnership. The application of this formula may result in the investor being entitled to a fractional interest in a note, determined after combining the investor's allocation of notes from each partnership as to which the investor is receiving notes. The company will issue to each investor entitled to a fractional interest a promissory note with an original principal balance equal to that fraction times $1,000, subject to the company's right, at its option, to pay cash instead of any portion of a promissory note. Apart from its principal balance, this promissory note will be identical to the notes and will be issued by the company under the indenture. No market is expected to develop for these promissory notes and they will not be listed on any securities exchange. See "THE NOTES."

TRANSACTION EXPENSES

    GENERAL. The term "Transaction Costs" means all costs associated with the transaction. Assuming the transaction is approved, the Transaction Costs are estimated to be as follows:

                        SOLICITATION/COMMUNICATION COSTS

Information Agent...........................................  $265,000
Printing, postage and brochure..............................   380,000
                                                              --------
  Subtotal..................................................  $645,000
                                                              --------

                          PRECLOSING TRANSACTION COSTS

Legal Fees..................................................  $245,000
Appraisals (including fees and expenses)....................   100,000
Fairness Opinion (including fees and expenses)..............   361,000
Registration, Listing and Filing Fees.......................   125,000
Accounting..................................................    45,000
Contingency.................................................    25,000
                                                              --------
  Subtotal..................................................  $901,000
                                                              --------

                           CLOSING TRANSACTION COSTS

Transfer Fees, Taxes and Title..............................  $50,000
                                                              -------

                   COSTS TO WIND UP AND DISSOLVE PARTNERSHIPS

Dissolution Expenses........................................  $   20,000
                                                              ----------
Total Transaction Costs.....................................  $1,616,000
                                                              ==========

    ALLOCATION OF COSTS. If the transaction is approved, all Transaction Costs will be paid by the partnerships and the company. If the transaction is rejected, the general partners of each partnership will bear a percentage of all Transaction Costs, excluding solicitation/communication costs, equal to the total number of abstentions and "NO" votes cast by investors in that partnership with respect to the transaction, divided by the total number of abstentions and votes cast by investors in that partnership. In that event, the partnerships will bear the remaining Transaction Costs. The solicitation/communication costs listed above will be paid by the general partners if the transaction is rejected.

ACCOUNTING TREATMENT

    The transaction will be accounted for using the purchase method of accounting under generally accepted accounting principles ("GAAP"). Cap Source I will be deemed to be the acquirer of Cap Source II under the purchase method because its investors will be allocated the largest number of units. Accordingly, the transaction will result, for financial accounting purposes, in the effective purchase by Cap Source I of all of the BACs of Cap Source II. As the surviving entity for financial accounting purposes, the assets and liabilities of Cap Source I will be recorded by the company at their historical cost and the assets and liabilities of Cap Source II will be recorded at their estimated fair values.

REGULATORY MATTERS

    The transaction will not be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. However, the transaction is conditioned upon the completion or receipt by the Cap Source General Partners of all necessary requirements and approvals by the United States Department of Housing and Urban Development ("HUD"), unless waived by the Cap Source General Partners. These requirements include the filing by principals and affiliates of a certificate regarding their previous participation in HUD projects and clearance of the certificate by HUD. HUD may also require the submission of information for a modified review of the transaction. The Cap Source General Partners are not aware of any facts which would cause HUD not to take the required action or approvals. Other than federal proxy solicitation rules relating to the solicitation of investor consents and state and federal regulations relating to the offering of the company's units and notes, no other federal or state regulatory requirements must be complied with and no approval thereunder must be obtained in connection with the transaction.

RECOMMENDATION OF THE CAP SOURCE GENERAL PARTNERS

    The Cap Source General Partners have determined that the transaction is in the best interest of the investors and that it is fair to the partnerships, to the investors in each of the partnerships and as a whole. Accordingly, the Cap Source General Partners have approved the transaction and the merger agreement and recommend that the investors vote "YES" in favor of the transaction and the adoption of the merger agreement. The Cap Source General Partners believe the transaction is the most attractive alternative, in light of current market conditions, for providing investors with the possibility of increasing the value of their investments while offering substantially enhanced liquidity. See "FAIRNESS."

AMENDMENTS TO THE PARTNERSHIP AGREEMENTS

    To eliminate the need for investors to locate and present to the Cap Source General Partners certificates representing BACs to be exchanged in connection with the transaction, the Cap Source General Partners amended Sections 7.01 and
7.02 of the partnership agreements to provide that ownership of the BACs be evidenced solely by the books and records of the partnerships. To comply with the rules and regulations of the Commission governing the transaction, which require a solicitation period of at least 60 days, and to comply with the terms of the settlement, the Cap Source General Partners also amended Sections 10.01(b) and 10.01(c) of the partnership agreements to specifically provide for giving notice of a meeting and the setting of a record date at least 10 days but not more than a number of days before the final date on which the solicitation of the consent of the investors takes place that is in the reasonable discretion of the general partners. Investors voting in favor of the transaction will also have voted in favor of ratifying these amendments to the partnership agreements and any other actions taken by the Cap Source General Partners to facilitate the transaction.

EFFECT OF THE TRANSACTION ON DISSENTING INVESTORS

    Investors who mark their consent card "NO" against the transaction and investors who abstain from granting their consent with respect to the transaction do not have a statutory right to elect to be paid the appraised value of their interests in the partnership. However, all investors, including dissenting investors, will be given the opportunity to elect to receive notes instead of units for their BACs as described under "THE NOTES" if the transaction is approved. Noteholders are entitled to receive only the principal and interest payments required under the notes. Unlike unitholders, noteholders will have no right to participate in the company's earnings in excess of operating expenses, debt service and other obligations, and will not benefit from growth in the unitholders' equity that might result from future financial performance of the company.

EFFECTIVE TIME

    The effective time of the transaction will be at the time the Certificate of Merger with respect to the merger of the partnerships with and into the company is filed with the Secretary of State of Delaware, or at a later time as may be specified in the Certificate of Merger. It is anticipated that the filings will be made as soon as practicable after the requisite approval of the investors has been obtained, the court approves the settlement and the other conditions to the transaction have been satisfied or waived, if permitted under the merger agreement.

CONFLICTS OF INTERESTS AND BENEFITS TO INSIDERS

    We participated in the initiation and structuring of the transaction and are expected to receive benefits as a result of its completion. First, in connection with the transaction, we will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. We will receive this interest in exchange for the transfer of some of our assets to the company in connection with the transaction. In addition, we will manage the company as its general partner and will be entitled to receive management and other fees from the company as provided in the company's agreement of limited partnership. See "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses." For an estimate of the compensation potentially payable to the general partner during the company's initial years of operations, see "THE COMPANY--The General Partner."

    America First Properties Management L.L.C., an affiliate of America First Companies, currently provides property management services for the partnerships and will be retained to provide property management services for the company. America First Companies is the parent entity of the company's general partner and the entity that controls us. Properties Management also provides property management services for America First Apartment Investors, L.P., which engages in similar real estate businesses to those planned by the company. The general partner of Apartment Investors is America First Capital Associates Limited Partnership Four, which is also controlled by America First Companies. For the fiscal year ended December 31, 1999, and the three months ended March 31, 2000, the partnerships collectively paid $252,978 and $60,272, respectively, to Properties Management for its services rendered to the partnerships. For the fiscal year ended December 31, 1999, and the three months ended March 31, 2000, Apartment Investors paid $970,998 and $246,897, respectively, to Properties Management. The services provided by Properties Management are necessary for the effective management and operation of the apartment complexes in which the partnerships invest. These fees are no higher than the fees an unaffiliated party would charge for providing similar services to the partnerships. We base this belief on a review of annual nationwide surveys published by the National Apartment Association and the Institute of Real Estate Management that list average annual apartment complex management fees for most major markets in the United States. The amounts the company pays to Properties Management in the future may increase if the company acquires additional properties.

    Because we will receive these economic benefits as a result of the transaction, this could create the implication that we may not be acting in your best interests in proposing the transaction. For a description of our duties to exercise good faith and fair dealing in handling the partnerships' and the company's affairs, see "RESPONSIBILITIES OF GENERAL PARTNERS".

LEGAL PROCEEDINGS

    The Cap Source General Partners, the partnerships and the company may be involved in litigation incidental to their businesses, but, except as described below, no material litigation is currently pending or threatened against the partnerships, their properties, the Cap Source General Partners or the company.

    On February 3, 1999, Alvin M. Panzer and Sandra G. Panzer (the "Panzers") brought a complaint against the company, the Cap Source General Partners, (collectively the "America First Defendants") the partnerships, Paul L. Abbott and Lehman Brothers, Inc. (the "Lehman Defendants") in the Court of Chancery of New Castle County, Delaware, Civil Action No. 16929NC (the "Panzer Complaint"). The Panzers seek to certify the action as a class action on behalf of all other similarly situated investors in the partnerships. The Panzer Complaint alleges that (a) the America First Defendants structured the transaction in a manner which conveys economic benefit to themselves using unfair terms and coercion
(b) the America First Defendants intend to disseminate a false and misleading prospectus/consent solicitation statement, (c) the transaction is not in the best interests of the investors, (d) the defendants have breached their fiduciary duties of loyalty and good faith to the investors, and (e) that the partnerships should be dissolved for the benefit of the investors. The Panzer Complaint is based, in part, upon a registration statement filed on November 3, 1998. The Cap Source General Partners abandoned that registration statement and notified the investors of their intent to pursue other alternatives on or about December 1, 1998, prior to the date the Panzer Complaint was filed. On
December 8, 1999, the Panzers filed an amended class action complaint. The amended class action complaint added allegations directed to the then revised proposed transaction involving the merger of the partnerships into the company, a newly-formed limited partnership, including that the America First Defendants had wrongfully expended partnership funds in connection with the abandoned transaction. The amended class action complaint also repeated the claims in the original complaint and added the company as a party defendant. A second amended complaint was filed on February 4, 2000. This amended complaint added allegations concerning the availability of a revocation option for investors and added a claim for corrected disclosure and injunctive and other relief directed to the right to revoke consents.

    The Panzer Complaint alleges that the prospectus/consent solicitation statement is materially deficient and misleading, and that the investors are being coerced into approving the transaction by means of the allegedly deficient prospectus/consent solicitation statement. The Panzer Complaint further alleges that the Cap Source General Partners' interest in the partnerships was transferred to the America First Defendants by the Lehman and Abbott Defendants in breach of the partnership agreements and Lehman and Abbott's fiduciary duties. The Panzer Complaint also alleges that the defendants have breached their fiduciary duties of loyalty and good faith through mismanagement of the partnerships and by taking fees from the partnerships not permitted by the partnership agreements.

    The Panzer Complaint seeks an injunction against completion of the transaction, the appointment of an independent representative of the investors to investigate and obtain the best available alternative for the investors including, if appropriate, dissolution of the partnerships and monetary damages. The defendants deny all allegations of wrongdoing in the Panzer Complaint and believe the allegations are without merit.

    On July 12, 1999, the Panzers each brought a second complaint against the Cap Source General Partners, the partnerships, and America First Companies L.L.C. (the "Defendants") in the Court of Chancery of New Castle County, Delaware, Civil Action No. 17292 and Civil Action No. 17293 (the "Books and Records Complaints"). The Books and Records Complaints allege that the Defendants have improperly denied the Panzers access to partnership information and documents. The Books and Records Complaints seek to have the Defendants furnish the requested information to the Panzers and award damages. The Defendants deny all allegations of wrongdoing in the Books and Records Complaints and believe the allegations are without merit.

    In February and March, 2000, counsel for the parties engaged in extensive settlement negotiations. These negotiations resulted in an agreement to settle the Panzer complaints, subject to satisfactory completion by plaintiffs' counsel of confirmatory discovery, approval of the revised transaction described in this prospectus/consent solicitation statement by a majority in interest of the investors of record as of October 28, 1999, in each partnership, and the approval of the settlement by the court. On April 24, 2000 the parties entered into a stipulation of settlement regarding all of the Panzer complaints, as described above under "--Terms of the Settlement."

    Insured Mortgage Equities, Inc., one of the Cap Source I General Partners, and Insured Mortgage Equities II L.P., one of the Cap Source II General Partners, are currently involved in litigation unrelated to the transaction styled IN RE LEHMAN BROTHERS LIMITED PARTNERSHIPS LITIGATION, Consolidated Action No. 14886, pending before the Court of Chancery for the State of Delaware In and For New Castle County. This class action litigation was filed in 1996, on behalf of the investors in several limited partnerships against the general partners of those limited partnerships. The litigation relates to alleged breach of fiduciary responsibilities, fraudulent mismanagement and self-dealing on the part of the general partners. The plaintiffs seek injunctive relief, dissolution of the partnerships if necessary, compensatory damages, attorney fees and costs. Insured Mortgage Equities, Inc., Insured Mortgage Equities II L.P. and the partnerships have been fully indemnified with regard to these proceedings by Lehman Brothers, Inc.

                                    FAIRNESS

BELIEF AS TO FAIRNESS

    The Cap Source General Partners reasonably believe that the terms of the transaction are fair as a whole, to the partnerships and to the investors in each of the partnerships, regardless of whether an investor receives units or notes. The material factors underlying the beliefs of the Cap Source General Partners relating to the fairness of the transaction are discussed below under "--Material Factors Underlying Belief as to Fairness."

    The Cap Source General Partners based their determinations as to the fairness of the transaction on the following material factors: (1) the terms and conditions of the transaction will result in limited changes to the structure of the partnerships and limited changes to the business and investment objectives of the partnerships; (2) the opportunity for each investor to object to the transaction and the requirement that the transaction be approved by investors holding a majority in interest of the outstanding BACs of each partnership;
(3) the form and amount of consideration offered to the investors; (4) the method of allocating the units and notes between the partnerships in the transaction; (5) the lack of material differences with respect to the assets of the partnerships and the consistent valuation methodology applied to the assets;
(6) the fairness opinion rendered by Sutro & Co.; (7) the bringdown fairness opinion rendered by Sutro & Co.; (8) the independent Appraisals prepared by Valuation Research, which were used in part in the determination of the exchange values; and (9) the fact that all investors, including dissenting investors, will be given the opportunity to elect to receive notes, with some limitations.

    The Cap Source General Partners also considered the potential benefits of the transaction compared to the alternatives in reaching their conclusion as to the fairness of the transaction. The potential benefits include, but are not limited to: (1) enhanced liquidity resulting from the anticipated listing of the units on NASDAQ and the company's larger equity market capitalization; (2) the company's potential for growth and enhanced access to capital; (3) a larger combined investment portfolio that is more diversified than the portfolio of a single partnership; and (4) the administrative cost savings resulting from combining the administration and management of each partnership into one entity. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION."

MATERIAL FACTORS UNDERLYING BELIEF AS TO FAIRNESS

    The following is a discussion of the material factors underlying the belief of the Cap Source General Partners that the transaction is fair as a whole, to the partnerships and to the investors in each of the partnerships.

        LIMITED CHANGES IN STRUCTURE AND OBJECTIVES. The Cap Source General Partners believe that the limited changes to the structure of the partnerships and their business and investment objectives is fair to investors. The organizational structures of the partnerships before the transaction are, and the company following the transaction will be, limited partnerships. In addition, the general partner of the company will be the successor by merger to the Cap Source General Partners, resulting in limited changes to the managing entity of the partnerships. The business and investment objectives of both the partnerships and the company are to invest primarily in multi-family residential properties. Therefore, the overall business objectives of the company will be substantially the same following the transaction as the objectives of the partnerships prior to the transaction.

        CONSENT PROCEDURES AND OPPORTUNITY TO ELECT TO RECEIVE NOTES. The Cap Source General Partners believe that the consent process and alternatives presented to investors, including dissenting investors, are fair. Each investor has the opportunity to make an investment decision by voting "YES," "NO" or "ABSTAIN" with respect to the transaction, and the transaction must be approved by investors holding a majority in interest of the outstanding BACs of each partnership. See "CONSENT SOLICITATION." All investors, including dissenting investors, will also be given the opportunity to elect to receive notes instead of units in exchange for their BACs, if the transaction is approved, with some limitations. See "THE NOTES."

        CONSIDERATION OFFERED. The Cap Source General Partners believe that the units and notes offered to the investors constitute fair value. In reaching this conclusion, the Cap Source General Partners considered the fact that investors will surrender their right to receive cash proceeds from the liquidation of the partnerships at some time in the future. In this regard, the Cap Source General Partners compared the amount of consideration to be received in alternative transactions, including liquidation, to the anticipated market value of the company's units. See "--Comparison of Alternatives to the Transaction." The Cap Source General Partners believe the exchange values, which are based in part on the Appraisals, adequately take into account the relative values of each of the partnerships.

        METHOD OF ALLOCATION. The Cap Source General Partners believe that it is fair to allocate the units and notes between the partnerships in accordance with their respective exchange value. In view of the similarities between the partnerships in terms of their investment objectives and policies as well as in their assets, the Cap Source General Partners believe there is no material difference between the partnerships with respect to determinations related to the allocation of units and notes between the partnerships. A majority of the assets of both partnerships are GNMA Certificates, FHA Loans, cash and cash equivalents. Further, all of the properties owned by the Operating Partnerships are multifamily apartment complexes. The Cap Source General Partners therefore believe that the consistent valuation methodology applied to these assets and the lack of material difference between the assets of each partnership support their conclusion that the allocation of the units and principal allocation of notes to be received by the investors is fair.

        FAIRNESS OPINION. The Cap Source General Partners have relied, in part, upon the fairness opinion and bringdown fairness opinion, both rendered by Sutro & Co., to support their conclusion that the transaction is fair.
    Sutro & Co. was retained by the Cap Source General Partners without any conditions or restrictions. See "FAIRNESS." The qualifications, limitations and assumptions in the fairness opinion and bringdown fairness opinion did not limit the Cap Source General Partner's reliance on the fairness opinion.

        INDEPENDENT APPRAISALS. The Cap Source General Partners have relied upon the Appraisals prepared by Valuation Research, an independent appraiser, to establish the fair market value (the "Appraised Value") of the properties. The Appraised Values were utilized, in part, in determining the exchange values of the partnerships. In preparing the Appraisals, Valuation Research was not engaged to represent the interests of the Cap Source General Partners or any specific group of investors, but was engaged to determine the fair market value of the properties in which the partnerships hold an interest without taking into account the specific financial interest of any person or group. The Cap Source General Partners believe that the use of a single independent appraiser, applying consistent methodology and criteria in assessing the value of each of the properties, increased the likelihood that the value of each real property would be determined on a fair, consistent and unbiased basis. Sutro & Co. also reviewed the Appraisals in connection with its issuance of the fairness opinion. The Cap Source General Partners therefore believe their conclusion as to the fairness of the transaction is supported by the Appraisals.

        NOTES. The indenture for the notes contains specific covenants for the benefit of the noteholders. These covenants include (1) a limitation on company indebtedness, (2) restrictions on the sale or transfer of company assets and (3) prohibitions against mergers or transactions involving the company. See "THE NOTES." In addition, the notes are variable rate obligations. The Cap Source General Partners believe the use of a variable rate note, combined with these restrictive covenants, may improve the likelihood that after the transaction the price of the notes will not fall below their face value upon issuance. Although the aggregate principal amount of notes to be issued may not exceed $20 million, the Cap Source General Partners believe this limitation is procedurally fair because the notes will be allocated first to dissenting investors, who will be able to receive notes under any circumstances, if the transaction is approved, whereas an abstaining or consenting investor who wishes to receive notes will receive units if the issuance of notes has reached $20 million. See "THE NOTES--Allocation of Notes."

    In addition to the foregoing material factors, the Cap Source General Partners considered that the effects of the transaction may differ with respect to each investor and may be disadvantageous to some investors, depending on their individual circumstances and investment objectives. Further, the Cap Source General Partners considered the following negative factors relating to the transaction:

        UNCERTAIN MARKET PRICE OF UNITS. There is substantial uncertainty as to the prices at which the units will trade following the transaction. Following the transaction, the market value of the units could be substantially affected by numerous factors. Accordingly, the possibility exists that the trading price of the units may be lower than the value assigned to the units for purposes of the transaction.

        LACK OF OPERATING HISTORY. The company will be newly formed, with no operating history.

        CONFLICTS OF INTEREST FACING THE CAP SOURCE GENERAL PARTNERS. There are conflicts of interest facing the Cap Source General Partners with respect to the completion of the transaction, including, as indicated above, that
    (1) the Cap Source General Partners will hold a 1% interest in the company as its General Partner, which continues their 1% interest in the partnerships, and (2) the Cap Source

    General Partners will benefit from the completion of the transaction by receiving fees as the company's general partner as provided in the company's limited partnership agreement.

        TRANSACTION EXPENSES. The payment of the expenses relating to the transaction will reduce the net worth of the company following the transaction.

        NO ASSURANCE BENEFITS OF THE TRANSACTION WILL BE REALIZED. Because the success of the company will depend on numerous factors, including the cost of the company's borrowing, the cost and effectiveness of the company's risk management strategies, changing conditions in the real estate markets, reserve requirements and the operating expenses of the company, there can be no assurance the company will be able to achieve the benefits of the transaction and successfully implement its business plan.

    The Cap Source General Partners did not believe that these negative factors were sufficient, either individually or collectively, to outweigh the advantages of the transaction.

    The foregoing discussion of the information and factors considered by the Cap Source General Partners includes material factors considered by the Cap Source General Partners. The Cap Source General Partners did not assign relative weights to the above factors. A determination of various weightings would, in the view of the Cap Source General Partners, be impractical. Rather, the determinations and recommendations of the Cap Source General Partners are based on the totality of the information presented to, and considered by, them.

ALTERNATIVES TO THE TRANSACTION

    Before concluding that the transaction should be proposed to investors and to evaluate the fairness of the transaction, the Cap Source General Partners examined the estimated values which could be derived from alternatives to the transaction. The alternatives examined by the Cap Source General Partners were:
(1) continuation of the partnerships, and (2) liquidation of the partnerships. To determine whether the transaction or one of these alternatives would be more beneficial to investors, the Cap Source General Partners compared the potential benefits and detriments of the transaction with the potential benefits and detriments of each of the alternatives. Each of the transaction and its alternatives have potential benefits and detriments not present in the other alternatives. For the reasons listed below, the Cap Source General Partners determined that the transaction is more beneficial to investors than either of the alternatives to the transaction.

    CONTINUATION OF THE PARTNERSHIPS. In assessing the transaction, the Cap Source General Partners considered the advantages and disadvantages of keeping the partnerships intact and continuing to operate them under their own separate partnership agreements and existing business plans. If the partnerships were to continue in their current form, they would remain separate legal entities governed by their respective partnership agreements. In managing the businesses of the partnerships, the Cap Source General Partners would continue to take whatever actions they deemed were appropriate in satisfying their fiduciary obligations to the investors and the partnerships. Under this alternative, investors would have continued to receive cash distributions in the future and, ultimately, a liquidation distribution.

    Continuing the partnerships without change has a number of benefits, including (1) the partnerships would remain separate entities, with their own assets and liabilities, and their original investment objectives, consistent with the guidelines, restrictions and safeguards in their partnership agreements; (2) the partnership's performance would not be affected by the performance of the other partnership, including the investment objectives, interests and intentions of the investors in the other partnership; (3) there would be no change in the nature of the investors' investments; (4) the partnerships would not incur any expenses in connection with the transaction; and (5) the partnerships would avoid the risks inherent in the transaction. See "RISK FACTORS."

    The Cap Source General Partners concluded that maintaining the partnerships as separate entities may have the following potentially negative results when compared with the benefits that the Cap Source General Partners believe may be derived from the transaction: (1) lower liquidity of investment due to the illiquid nature of the market for BACs; (2) inability to raise new capital or make new investments, thus limiting growth of the partnerships' capital to that inherent in the existing partnership investments; (3) less flexibility and control in actively managing the portfolio; and (4) duplicative general and administrative expenses.

    LIQUIDATION. The Cap Source General Partners assessed the possibility of commencing the orderly liquidation of the partnerships and distributing the net proceeds from the liquidation to the investors. The Cap Source General Partners concluded that liquidation would be costly and time consuming and would not be as beneficial to investors as the transaction.

    The Cap Source General Partners determined that an attempt to liquidate the partnerships' investments at the current time would likely result in the investors not achieving the full potential benefits from an investment in the partnerships. They concluded that liquidation would not be the best option to realize the optimum return on an investment in the partnerships because although the partnerships' investments in mortgage loans could likely be sold at or slightly above their face value in a short period of time, most of the partnerships' equity positions in the Operating Partnerships are not attractive to buyers. Liquidation of most of the equity positions would require either
(1) a protracted period of negotiations with some of the various general partners of the Operating Partnerships which could potentially create both substantial transaction costs and additional costs to the partnerships of continuing operations during the negotiation period, and/or (2) the partnerships accepting substantial discounts in value. In addition, there may be additional costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs. Furthermore, the liquidation of the partnerships would involve transaction costs, like legal fees and various other closing costs, which would further reduce the amount of net proceeds available for distribution.

    On the other hand, in a liquidation of the partnerships, investors would benefit by avoiding the risks of continuing their ownership of the partnerships and those associated with the transaction. Liquidation would provide for the final liquidation of the investors' investments and a likely substantial distribution of cash equal to net liquidation proceeds, though not at a level that would give investors a full return of their original investment. In addition, the investors would have the potential to reinvest the net proceeds received in the liquidation in similar or different investments.

    Based upon this comparison of the potential benefits and detriments of the transaction to the potential benefits and detriments of possible alternatives to the transaction, the Cap Source General Partners have concluded that the transaction is the more attractive alternative for investors.

    Notwithstanding the belief of the Cap Source General Partners that the assets of the partnerships cannot be liquidated on favorable terms and conditions, the following table describes the estimated liquidation values of the partnerships as of December 31, 1998. The general partners do not believe there have been any material changes in the assets of the partnerships since December 31, 1998, that would materially affect these estimates.

                          ESTIMATED LIQUIDATION VALUES
                            AS OF DECEMBER 31, 1998

                                    GNMA
                                CERTIFICATES   PARTNERSHIP    PARTNERSHIP   NET OTHER ASSETS      TOTAL
                                AND MORTGAGE      EQUITY      TERMINATION         AND          LIQUIDATION
                                  LOANS(1)     INTERESTS(2)    COSTS(3)      LIABILITIES(4)      VALUES
                                ------------   ------------   -----------   ----------------   -----------
Cap Source I..................  $35,237,858     $1,996,838     $(500,000)      $9,351,781      $46,086,477
Cap Source II.................  $27,414,004     $2,453,973     $(500,000)      $   17,876      $29,385,853

                          ESTIMATED LIQUIDATION VALUES
                            AS OF DECEMBER 31, 1998
                             PER $1000 INVESTMENT*

                                       GNMA
                                   CERTIFICATES   PARTNERSHIP    PARTNERSHIP   NET OTHER ASSETS    INVESTOR
                                   AND MORTGAGE      EQUITY      TERMINATION         AND          LIQUIDATION
                                     LOANS(1)     INTERESTS(2)    COSTS(3)      LIABILITIES(4)      VALUES
                                   ------------   ------------   -----------   ----------------   -----------
Cap Source I.....................      $517           $29            $(7)            $137             $676
Cap Source II....................      $338           $30            $(6)            $  1             $363

------------

*   Totals assume investors receive 99% of total liquidation value.

(1) GNMA Certificates and FHA Loans are reflected at an average premium over their current principal balances equivalent to 1.5%.

(2) Derived by using the value of the properties as determined by the Appraisals using the direct capitalization approach, then deducting 4% of these values to account for the costs of sales of these properties, then subtracting repayment of the current principal balances of the mortgages, then allocating the remaining proceeds, if any, according to the limited partnership agreements. These resulting equity values were then discounted 37.5% to reflect the subordinated nature of the limited partnership interests being sold.

(3) An estimate of costs to terminate the partnership's business.

(4) Includes cash, cash equivalents, miscellaneous GNMA Certificates, interest receivables and accounts payable.

COMPARISON OF ALTERNATIVES TO THE TRANSACTION

    To assist investors in evaluating the fairness of the consideration offered by the company in the transaction, the Cap Source General Partners have compared the estimated market value of the units with: (1) estimates of the value of the BACs assuming the continuation of the partnerships, and assuming that the Operating Partnerships would be in existence until December 31, 2003, followed by the immediate liquidation of all the Operating Partnerships for cash and the immediate distribution of the available proceeds to the partnerships for further distribution to the investors and Cap Source General Partners as provided in their partnership agreements; (2) estimates of the value of the BACs under a liquidation scenario, assuming that the partnerships' mortgages were sold at their current market value, the limited partner interests in the Operating Partnerships were sold at prices reflecting discounts for the subordinated nature of the interests plus estimated amounts, if any, to gain operating control of the Operating Partnerships, and that these amounts together with cash, cash equivalents and other net assets of the partnership are distributed to investors and Cap Source General Partners as provided in their respective partnership agreements; and (3) prices at which the BACs have been trading on the illiquid secondary market over the 12-month period ended August 31, 1998, as compiled and reported to the Cap Source General Partners by Service Data Corporation. These valuation estimates are subject to significant uncertainties, since the value of the units, as well as the comparative estimated values are based upon numerous estimates, variables, assumptions and market conditions. Therefore, no assurance can be given that the estimated values indicated could be realized, and actual realized values may be higher or lower than the estimates of these values.

    The results of this comparative analysis are summarized in the table entitled "Summary of Comparative Valuation Alternatives" below. Investors should consider that the estimated values assigned to the units and alternative forms of consideration are based on a variety of assumptions that have been made by the Cap Source General Partners. These assumptions relate, among other things, to: (1) projections as to the partnerships' future income, expenses, cash flow and other significant financial matters; (2) the capitalization rates that would likely be used by prospective buyers if the partnerships' assets were liquidated; (3) appropriate discount rates applied to expected cash flows in computing the present value of the cash flows that may be received with respect to the BACs; and (4) selling costs and other expenses, discounts and contingencies attributable to the sale of assets and liquidation of the partnerships. In addition, these estimates are based upon information available to the Cap Source General Partners at the time the estimates were prepared, and no assurance can be given that the same conditions will exist at the time of closing of the transaction. The assumptions have been determined by the Cap Source General Partners and, where appropriate, are based upon current historical information regarding the partnerships and current real estate markets, and have been highlighted below to the extent material to the Cap Source General Partners' conclusions. While the Cap Source General Partners believe they have a reasonable basis for the assumptions made, it is unlikely that all of the assumptions used by the Cap Source General Partners will prove to be accurate in all material respects, and some assumptions used by the Cap Source General Partners as to future events have been deleted to simplify the analysis and may not approximate the actual experience of the partnerships. The estimated values of the units and alternative forms of consideration would have been different had the Cap Source General Partners made different assumptions. No assurance can be given that the consideration would have been realized through any of the alternatives described.

                 SUMMARY OF COMPARATIVE VALUATION ALTERNATIVES
                       PER $1,000 OF ORIGINAL INVESTMENT*

                                    ESTIMATED
                                  MARKET VALUE                             ESTIMATED LIQUIDATION   ESTIMATED MARKET
                                       OF                                          VALUE               VALUE OF
                                    UNITS(1)                                 OF BACS IF ASSETS      BACS BASED ON
                               -------------------   ESTIMATED VALUE OF    SOLD AT ADJUSTED NET        WEIGHTED
                                                        BACS ASSUMING         ASSET VALUE(3)          AVERAGE OF
                                 HIGH       LOW      CONTINUATION OF THE   ---------------------      SECONDARY
PARTNERSHIP                     VALUE      VALUE       PARTNERSHIPS(2)       RANGE     MIDPOINT    MARKET TRADES(4)
-----------                    --------   --------   -------------------   ---------   ---------   ----------------
Cap Source I.................    $727       $643            $678           $669-684      $676            $558
Cap Source II................    $379       $330            $375           $356-369      $363            $370

------------

* An original investment of $1,000 consists of 50 BACs in either Cap Source I or Cap Source II.

(1) The Cap Source General Partners have determined the range of estimated market values of the company based upon a division of the assets in each partnership into three asset types. Asset Type A is the limited partner interests in the operating partnerships; Asset Type B is the mortgages and Asset Type C is cash, cash equivalents and other net assets. On the low end of estimated value, no value was assigned to Asset Type A. On the high end, Funds from Operations ("FFO") attributable to the limited partner interests were valued using an FFO multiple of 7.6. The FFO multiple of 7.6 was derived by taking the average 1999 estimated FFO multiple from a peer group of equity REITs. For both the high and low estimates, Asset Types B and C were valued at their face values as of December 31, 1998. The values assigned to Asset Types A, B and C were added together, reduced by estimated transaction costs and divided by the number of original $1,000 investments to determine the value per original $1,000. The Cap Source General Partners recognized that there is substantial uncertainty as to the prices at which the units will trade following the transaction, and it is possible that the units will trade below the values reflected in this analysis.

(2) These values were derived from a discounted cash flow analysis at the partnership level for the period from January 1, 1999 through December 31, 2003. The five-year period was used because it was a time period reasonably determined by the Cap Source General Partners to obtain control of the Operating Partnerships from non-affiliates of the Cap Source General Partners, thus allowing the liquidation of the partnerships' assets on an equivalent fee-simple basis. Cash flows from mortgages owned by the partnerships were included at the fixed monthly amounts described in the respective mortgage documents. To determine any cash flow to the partnerships from the limited partner interests in the

    Operating Partnerships, estimated cash flows for 1999 were taken from the direct capitalization method in the Appraisals prepared by Valuation Research, and revenue and expenses in subsequent years were increased at the rates included in the Appraisals. From net income in each year, debt service payments and applicable fees were deducted to arrive at net cash flow available for distribution by the Operating Partnerships. This cash is then assumed to be distributed to the partners in the Operating Partnerships as prescribed in the limited partnership agreements for each Operating Partnership; any shortfalls are assumed to be funded by the partnerships. Interest income and cash from principal repayments on miscellaneous GNMA certificates are estimated based on a model of partnership level cash flow; that model includes an estimate of annual administrative and operating expenses which were increased annually by 4%. At the end of the final year of analysis, the properties were assumed to be sold at prices derived by capitalizing the following year's net income at a rate 25 basis points higher than the current year capitalization rate applied to each property in the Appraisals. Selling costs are assumed to be 4% of proceeds. Net proceeds are first used to repay the then outstanding principal balance of any mortgage loan, and remaining cash is distributed in accordance with the respective partnership agreements. At the partnership level at the end of the final year of analysis, proceeds from repayment of the mortgage loans, cash received in respect of limited partner interests in the operating partnerships, and any other net assets, including cash and cash equivalents, are then distributed to the investors and Cap Source General Partners in accordance with the partnership agreement. Annual distributed cash flows, inclusive of liquidating proceeds from the assets sales at the end of the period, are discounted at a rate of 10% to arrive at an estimate of the present value of each partnership on a "going concern" basis.

(3) The figures in this column represent the amount that would be available for distribution to investors if the partnerships sold their assets as of December 31, 1998, based on the following assumptions. Mortgages were sold at their current market values which on the noted date would have been at slight premiums to their current principal values. Premiums for the high value are 2% and for the low value are 1%. These estimated premiums reflect, to the best knowledge of the Cap Source General Partners, current pricing on similar mortgage instruments which are generally prepayable with minimal or no penalties. Limited partner interests in the Operating Partnerships were sold at discounts to the values derived by using the value of the properties as determined by the Appraisals using the direct capitalization approach, then deducting 4% of these values to account for the cost of sales of these properties, then subtracting repayment of the current principal balance of the mortgages, then allocating the remaining proceeds, if any, according to the limited partnership agreements. Discounts were determined by the Cap Source General Partners by taking into account two factors. First, if the Operating Partnership remains in the control of a non-affiliated general partner, an amount was estimated that might be sufficient to acquire that general partners' interest and was deducted from the derived value of the limited partner interest. Second, discounts of 37.5% were taken to reflect the subordinated nature of the limited partner interest being sold, and thus the higher return requirement of a buyer. Cash and cash equivalents were included at their current market values, along with any other net assets. A deduction was made for estimated costs of winding up the partnerships. The resulting amount was deemed to be distributed to the investors and Cap Source General Partners in accordance with the partnership agreements.

(4) Based on the weighted average, by BACs sold, of secondary market trades during the period from January 1 through August 31, 1998, provided to the Cap Source General Partners by Service Data Corporation. Service Data Corporation's records may not reflect all trading activity for the BACs. In accordance with the partnerships' limited partnership agreements, the Cap Source General Partners suspended trading of the BACs on August 31, 1998, to prevent the partnerships from becoming publicly traded partnerships taxed as a corporation under the Code. Due to this suspension, there was no trading of BACs after August 31, 1998, until trading resumed on January 1, 1999.

THE CAP SOURCE GENERAL PARTNERS' ANALYSIS FOR THE TRANSACTION

    The Cap Source General Partners' analysis for the transaction was based upon a review of the alternatives to the transaction in comparison to the proposed transaction. This analysis was based upon the assumptions and calculations for the alternatives and the proposed transaction. Except as otherwise described, there were no limitations for any analysis. In addition, as described under "FAIRNESS--Material Factors Underlying Belief as to Fairness," no relative weight was assigned to any one factor.

    With respect to the alternative of continued management, the assumptions are under "FAIRNESS--Comparison of Alternatives to the Transaction" in footnote 2 to the table entitled "Summary of Comparative Valuation Alternatives." The resulting calculation is shown in this table.

    With respect to the alternative of liquidating the partnerships, the assumptions are included in the footnotes under tables entitled "Estimated Liquidation Values as of December 31, 1998" and "Estimated Liquidation Values as of December 31, 1998 per $1,000 Investment," under "--Comparison of Alternatives to the Transaction." The resulting calculations are in these tables.

    Other alternatives considered by the Cap Source General Partners include
(1) listing the BACs of each partnership on a national securities exchange or automated quotation system; (2) merging the partnerships into a single corporation and listing the corporation's common stock on a national securities exchange or automated quotation system; (3) merging the partnerships together to form a single REIT; and (4) qualifying each partnership as an individual REIT. The General Partner's analysis did not quantify any of these alternatives or any assumptions. A quantification of these alternatives was not done by the Cap Source General Partners because it involved a quantification of the future trading prices of the securities described in these alternatives. The Cap Source General Partners concluded that using any assumption or group of assumptions would result in a speculative valuation because of the limited capitalization, market and trading assumptions.

                        FAIRNESS OPINION AND APPRAISALS

    Sutro & Co. has rendered its opinion, dated September 23, 1999, that the Consideration, as defined in the fairness opinion, which is attached as Appendix B to this prospectus/consent solicitation statement, to be received by investors, the allocation of such Consideration among the investors in each partnership, and the principal allocation of the notes in the transaction, is fair to the investors from a financial point of view.

FAIRNESS OPINION

    GENERAL. The partnerships engaged Sutro & Co. to conduct an analysis of the proposed merger of Cap Source I and Cap Source II based upon Sutro & Co.'s qualifications, expertise and reputation, as well as the firm's prior investment banking relationship and familiarity with the partnerships. On September 23, 1999, Sutro & Co. rendered its opinion that the units to be received by the BAC holders, the 1% interest in the company to be received by the Cap Source General Partners, the allocation of the units and the 1% interest among the BAC holders and the Cap Source General Partners and the principal allocation of the notes in the merger is fair to the BAC holders and the Cap Source General Partners from a financial point of view.

    The full text of Sutro & Co.'s opinion, dated September 23, 1999, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix B to this prospectus/consent solicitation statement. BAC holders are urged to, and should, read Sutro & Co.'s opinion carefully and in its entirety. Sutro & Co.'s opinion is issued to the partnerships, and it does not address any aspect of the transaction other than its fairness, nor does it constitute a recommendation to any holder of BACs as to how to vote for the proposed transaction. The summary of the opinion of Sutro & Co. below is qualified in its entirety by reference to the full text of the fairness opinion.

    In connection with rendering its written opinion, Sutro & Co. reviewed:

    - a draft of Amendment 4 to the Registration Statement on Form S-4 of the Company substantially as it was filed on September 28, 1999, including the preliminary prospectus/consent solicitation statement included therein;

    - the appraisals prepared by Valuation Research dated December 31, 1998;

    - individual Partnership Annual Reports and Reports on Forms 10-K and 10-Q for the years ended December 31, 1997 and December 31, 1998 as amended, and for the period ended June 30, 1999;

    - the Prospectus of Capital Source I dated January 10, 1986;

    - the Prospectus of Capital Source II dated February 6, 1987;

    - the Agreement and Plan of Merger among the partnerships and the company;

    - other publicly available business, financial and other information concerning the partnerships;

    - internal information, primarily financial in nature, including estimates, prepared by or on behalf of the management of the partnerships; and

    - information provided to Sutro & Co. by the management of the partnerships concerning the distributions on, the trading of, and the trading market for, the equity securities of the partnerships.

    In the course of Sutro & Co.'s engagement, Sutro & Co. held discussions with the senior management of the partnerships concerning the historical, current and projected future operations, business plans, financial conditions and results, and prospects of the partnerships. Additionally, Sutro & Co. discussed with representatives of Valuation Research the results, methodology and limitations of the appraisals. Sutro & Co. did not, however, independently verify the accuracy or completeness of the appraisals.

    In conducting its review, Sutro & Co. relied upon and assumed the accuracy and completeness of the financial and other information, including the appraisals, provided to Sutro & Co. or which were publicly available, without independent verification. Sutro & Co. relied upon the statements and information provided by the management of the partnerships as to the reasonableness and achievability of the financial and operating forecasts and projections, and the assumptions and bases therefor, contained in the Appraisals rendered by Valuation Research provided to Sutro & Co. Sutro & Co. assumed that the financial models and the financial projections contained in the Appraisals that project future operating results of the partnerships are the best currently available estimates and good faith judgments of the Cap Source General Partners as to the future performance of the partnerships.

    Sutro & Co., in conducting its review and arriving at its opinion, noted that the exchange ratios for Cap Source I and Cap Source II in the transaction are based, in part, on the appraisals dated December 31, 1998 and the market values of the partnerships' remaining assets and liabilities at December 31, 1998 and before transaction costs or other costs associated with the transaction. The exchange ratios are used to determine the allocation of units to be received by the BAC holders in Cap Source I and Cap Source II in the transaction and the principal allocation of the notes to be received by BAC holders in Cap Source I and Cap Source II in the transaction.

    The following is a summary of the various methodologies underlying the analyses conducted by Sutro & Co.

    MARKED TO MARKET VALUATION OF ASSETS AND LIABILITIES. Sutro & Co. analyzed the marked to market values of the assets and liabilities of each of the partnerships. Cash and temporary cash investments, investments in FHA Loans and GNMA Certificates, interest receivable, accounts payable and distributions payable were valued at the stated values shown at June 30, 1999 in the unaudited balance sheets in the quarterly report on Form 10-Q for the period ending June 30, 1999 of each of the partnerships. Values for the investments in the operating partnerships were based on the low and high of the range of appraised values for the fee simple ownership of the individual real estate properties net of the outstanding mortgage indebtedness of the real estate properties and other related property level liabilities at June 30, 1999. These marked to market value evaluations indicated a range of marked to market values for Cap Source I of $45.6 million to $50.3 million or for Cap Source I BAC holders a value of $676 to $745 per $1,000 of original investment and a range of marked to market values for Cap Source II of $29.6 million to $32.8 million or for Cap Source II BAC holders a value of $370 to $409 per $1,000 of original investment.

    LIQUIDATION VALUATION OF ASSETS AND LIABILITIES. Sutro & Co. calculated liquidation values as net book values less costs associated with disposing of the investments in the operating partnerships and winding down costs for the partnerships. Such liquidation value evaluations indicated a range of liquidation values for Cap Source I of $43.7 million to $47.8 million or for Cap Source I BAC holders a liquidation value of $648 to $708 per $1,000 of original investment and a range of liquidation values for Cap Source II of $28.2 million to $31.0 million or for Cap Source II BAC holders a liquidation value of $351 to $387 per $1,000 of original investment.

    GOING CONCERN VALUATION. Sutro & Co. analyzed the going concern values for the partnerships to approximate the pro forma values of the partnerships "as is." A five-year discounted cash flow analysis was calculated based upon pro forma dividends projected to be received by the BAC holders plus a pro forma projected liquidation of the partnerships at the end of year five. Such cash flows were discounted at a range of 10% to 13%. Such pro forma "as is" value evaluations indicated a range of "as is" values for Cap Source I of $40.7 million to $45.7 million or for Cap Source I BAC holders an "as is" value of $603 to $679 per $1,000 of original investment and a range of "as is" values for Cap Source II of $26.7 million to $30.1 million or for Cap Source II BAC holders an "as is" value of $332 to $375 per $1,000 of original investment. Pro forma projected dividends were provided by the general partners and were based, in part, on five-year pro forma projected income statements and balance sheets derived from property level projections by Valuation Research and partnership level projections by the general partners.

    PEER GROUP ANALYSIS. Sutro & Co. reviewed a peer group of publicly traded multifamily REITs with market capitalizations of less than $500 million. The low, high, median and average stock price to estimated 1999 funds from operations for this peer group were 5.0x, 9.7x, 7.8x and 7.6x, respectively. The following REITs were considered by Sutro & Co. in its peer group analysis: AMLI Residential Properties Trust, Associated Estates Realty Corporation, Berkshire Realty Company, Inc., Cornerstone Realty Income Trust Inc., Lexford Residential Trust, Mid-America Apartment Communities, Inc., Roberts Realty Investors Inc., Town and Country Trust and Walden Residential Properties, Inc.

    OTHER CONSIDERATIONS. Sutro & Co. also considered the following financial and other factors it deemed important under the circumstances: (a) the historical and current operating results of the partnerships including, among other things, the cash flow from the investments in FHA Loans and GNMA Certificates and the cash flow from the investments in the partnerships,
(b) distributions over the life of each of the partnerships including distributions and return of capital to the BAC holders, and (c) various balance sheet items of the partnerships. Sutro & Co. also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in the securities industry and knowledge of real estate generally.

    Additionally, Sutro & Co. was requested to provide an opinion as to the fairness, from a financial point of view, of the principal allocation of the notes that may be elected by the BAC holders. As used herein, principal allocation refers solely to the method of allocation, as determined by the exchange values, of the notes among the BAC holders in the partnerships.
Sutro & Co. in arriving at its opinion as to the fairness, from a financial point of view, of the allocation of the consideration to be received by the BAC holders, and with respect to each partnership individually, assumed that the maximum amount of notes that may be issued in the transaction is $20.0 million.

    ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF FAIRNESS OPINIONS. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Sutro & Co. has advised the partnerships that no aspect of the fairness opinion alone is susceptible to partial analysis, and its entire analysis must be considered as a whole. Selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

    Sutro & Co.'s opinion is based upon conditions as of September 23, 1999, the date of Sutro & Co.'s opinion, and the information made available to Sutro & Co. as of the date the information made available to Sutro & Co. was prepared.

    Sutro & Co.'s opinion does not constitute a recommendation of the transaction over any alternative transactions which may be possible for the partnerships and does not address the partnerships' underlying business decision to effect the proposed transaction. Furthermore, Sutro & Co.'s opinion did not consider any other aspect of the proposed transaction or any agreements or other matters, which include, but are not limited to, the terms or fairness of the compensation and fees as defined in the amended and restated Agreement of Limited Partnership of America First Real Estate Investment Partners, L.P. included as Appendix E to this prospectus/consent solicitation statement. However, while Sutro & Co. did not consider the fairness of the compensation and fees and the terms of the transaction on a separate and individual basis, it did consider the terms of the transaction and the effects of the fees payable under the Company's limited partnership agreement, to the extent necessary, in determining the fairness of the units to be received by BAC holders and the 1% interest in the Company to be held by its general partner and the allocation of the notes in the transaction. Sutro & Co. was not asked to opine on and did not express an opinion as to: (a) the terms of the transaction, (b) the tax consequences of the transaction to the BAC holders, and (c) the prices at which the company's securities may trade at in the future.

    The partnerships retained Sutro & Co., based upon its experience and expertise. As part of its investment banking business, Sutro & Co. is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, firm commitment underwriting, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. The partnerships selected Sutro & Co. based on its experience in similar transactions, its familiarity with the partnerships, its research capabilities, resources and more competitive fee structure. Sutro & Co. was also selected because of its reputation in connection with companies involved in real estate activities and real estate assets. In the course of its business, Sutro & Co. and its affiliates may actively trade the securities of America First Real Estate Investment Partners, L.P. for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Sutro & Co. has provided financial advisory and investment banking services to the partnerships for which services Sutro & Co. received customary fees.

    Except for the assumptions described more fully above, which the partnerships advised Sutro & Co. that it would be reasonable to make, the partnerships did not impose conditions or limitations on the scope of Sutro & Co.'s investigation or the methods and procedures to be followed in rendering its opinion. There were no factors considered by Sutro & Co. that did not support their fairness determination with respect to the transaction. The partnerships have agreed to indemnify Sutro & Co. against some liabilities arising out of its engagement to prepare and deliver its opinion. Upon completion of the transaction, such indemnity obligations will be obligations of the company.

    If a material amendment is made to the merger agreement, a revised fairness opinion will be obtained. There have been no significant changes to the information considered by Sutro & Co. since the date of the fairness opinion that would or could alter Sutro & Co.'s fairness determination.

BRINGDOWN FAIRNESS OPINION

    In connection with its Bringdown Fairness Opinion delivered on June 30, 2000, Sutro & Co. performed the following procedures to update some of the analyses made in connection with the delivery of the Fairness Opinion.

    Sutro & Co., among other things, reviewed:

    - a draft of post-effective amendment no. 1 to the registration statement of the company on Form S-4 that includes the amended and restated prospectus/consent solicitation statement, dated June 15, 2000 that amends the prospectus/consent solicitation statement dated November 11, 1999;

    - the Form 10-K for each partnership for the year ended December 31, 1999;

    - the Form 10-Q for each partnership for the quarter ended March 31, 2000;

    - pro forma financial statements of the company;

    - a business plan of the company;

    - information provided to Sutro & Co. by the general partners concerning the distributions on, the trading of, and the trading market for, the equity securities of the partnerships, and

    - financial and other information that was publicly available or furnished to Sutro & Co. by the partnerships, the general partners and the company.

    In addition, Sutro & Co. held discussions with representatives of the partnerships and the company concerning the partnerships' and the company's historical and current operations, financial conditions and prospects, reviewed a peer group of publicly traded multifamily REITs with market capitalizations of less than $500 million, and conducted other investigations, financial analysis and studies, and reviewed other information and factors as it deemed appropriate for the purposes of the Bringdown Fairness Opinion.

    In rendering the Bringdown Fairness Opinion, Sutro & Co. relied, without assuming responsibility for independent verification, on the accuracy and completeness of the information it reviewed. The Bringdown Fairness Opinion is subject to the same qualifications and limitations as the Fairness Opinion. The Bringdown Fairness Opinion did not consider the fairness of the terms of the settlement. The full text of the Bringdown Fairness Opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is included as Appendix C to this prospectus/consent solicitation statement, and should be read in its entirety.

    The Bringdown Fairness Opinion was based solely upon information available to Sutro & Co. and the economic market and other circumstances that existed as of the date of the Bringdown Fairness Opinion. Sutro & Co. used historical financial information through March 31, 2000, for the partnership's assets and other liabilities.

    In performing its analysis, Sutro & Co. observed that the (1) market to market valuation of assets and liabilities, (2) liquidation valuation of assets and liabilities, and (3) going concern valuation analyses continued to support its original fairness determination.

    Based upon and subject to the foregoing and following, Sutro & Co. confirmed that, based upon its analysis and assumptions, and as of the date of the information considered in the Bringdown Fairness Opinion, that the consideration to be received by the investors, the 1% interest in the company to be received by the general partners, the allocation of the consideration and 1% interest among the investors and the general partners, and the principal allocation of the notes, in the transaction, is fair to the investors and the general partners from a financial point of view.

APPRAISALS

    GENERAL. Valuation Research was engaged by the partnerships to appraise the multi-family apartment complexes owned by the partnerships through their interest in the Operating Partnerships. Valuation Research delivered a written summary of its analysis, based upon the review, analysis, scope and limitations described in its written summary, as to the fair market value of these properties as of December 31, 1998 (the "Appraisals"). The Cap Source General Partners have relied, in part, upon these Appraisals to determine the ratios for allocating the units and notes in the transaction. Some of the material assumptions, qualifications, limitations and methods used in the Appraisals are described below.

    SUMMARY OF METHODOLOGY. Valuation Research evaluated each property based primarily upon the income approach to valuation. Appraisers typically use up to three approaches in valuing real property: the cost approach, the direct sales comparison approach and the income approach. These approaches are based on the cost to replace assets, market exchanges for comparable properties and the capitalization of income.

    The Appraisals take into account all three methods of valuation. However, due to the income-producing nature of the properties and current market conditions, the Appraisals place more emphasis on the income approach and use the direct sales comparison approach as a check on the reasonableness of the results obtained using the income approach.

    The scope of the Appraisals included an inspection of each property in December 1997, and an analysis of recent comparable sales and rental rates of similar property in each of the subject's specific area.

    The highest and best use of each property was also considered. Valuation of a property is based on its most profitable likely use. The highest and best use is arrived at by testing potential uses of the property, both as improved and as though vacant, to find the use which meets the following criteria: physically possible--the uses of vacant land which are possible after considering physical characteristics of the land; legally permitted--uses that are permissible after considering local, state and federal regulations and private restrictions; financially feasible--those uses which are physically possible and legally permitted which produce a positive return beyond operating expenses, financial obligations, and capital amortization; and maximum productive use--the use that is physically possible, legally permitted and financially feasible which produces the highest price or value, which is the highest and best use. Valuation Research concluded that the highest and best use of the properties is for multi-family residential development, which is also the current use of the properties.

    THE COST APPROACH. The cost approach is a valuation technique that uses the concept of replacement as a value indicator. Reproduction or replacement cost is estimated for the property being appraised and is then adjusted for losses in value, or appraised depreciation, due to a variety of factors. This process requires valuing the site as if vacant, then adding the replacement cost new of improvements based upon market derived costs for similarly constructed properties. Then, accrued depreciation from physical deterioration and obsolescence of all causes is estimated and subtracted from the replacement cost new to arrive at the present value.

    THE SALES COMPARISON APPROACH. The sales comparison approach is a valuation technique in which value is estimated on the basis of market prices in actual transactions. The technique consists of studying available market comparable information and adjusting for differences. This process is essentially that of comparison and correlation. Differences always exist between properties even though they may be almost identical, and therefore adjustments for these differences must be made. Some adjustments that may prove important are:
(1) conditions of sale, (2) financing terms, (3) market conditions, or time,
(4) location, (5) physical characteristics, and (6) income characteristics. A minimum of three comparable sales were used to form the basis for estimating the market value of the subject properties.

    THE INCOME APPROACH. The income approach is a valuation technique that capitalizes the anticipated income stream from the appraised assets. This approach is predicated on developing either cash flow or income projections, which are then discounted for risk and time value. Additionally, the present value of a projected residual value is estimated and added to the present value of the income stream to derive a total present value.

    The income approach attempts to quantify expected, yet uncertain future benefits. There are two accepted methods of applying the income approach: direct capitalization and discounted cash flow analysis.

    DIRECT CAPITALIZATION APPROACH

    The direct capitalization approach is the determination of a proper rental or revenue value that one would expect to be able to obtain for the subject property based on actual historical operations and a study of comparable leased properties with respect to rent levels, location, and amenities offered. Adjustments are made for differences between the subject and comparable properties to derive an estimated current economic rent. A similar analysis of operating expenses aids in constructing an operating statement. The end result is a net operating income ("NOI") for the first year income that can be converted into an indicated property value through the overall capitalization process.

    The direct capitalization approach begins with an estimate of the subject's market rent potential based on an analysis of comparable properties and their current rental rates and an analysis of the actual rentals in place on the subject property. The unit of comparison is typically the rent per unit. From this is deducted an amount estimated to reflect the operating expenses attributable to the subject property. This operating expense deduction is based on published market surveys and actual historical data.

    To arrive at an appropriate market rent, Valuation Research analyzed several similar apartments in the immediate area of each subject. Gross potential rent was derived from the historical revenue trends of the subject property, as well as from the market surveys mentioned above. The market area for each subject was also analyzed with respect to current and future apartment rental trends. This information, taken together with the historical vacancy and collection loss experience of the subject property based on discussions with the operating manager and published data, was used to estimate the appropriate vacancy and collection loss over the projection period.

    Effective gross income for each property was estimated based on the historical income information provided and the market rental information. Operating expenses were estimated based upon information published by the Institute of Real Estate Management ("IREM") along with the actual historical experience of the subject property. A management fee of 5% of effective gross income, including miscellaneous income, is generally charged for properties like the subject properties, and was used most often in Valuation Research's analysis. A reserve for replacement was also included in the analysis.

    Net operating income was calculated by taking potential gross rental income, less vacancy and collection loss, less operating expenses, less a management fee and less reserves for replacement. The relationship between NOI and value can be expressed in its overall rate of return, or capitalization rate. Capitalization rates were abstracted from market surveys conducted by reputable national firms for each of the major metropolitan areas in which the subject properties are located, as well as reports by The National Real Estate Index for the Fourth Quarter, 1998, KORPACZ REAL ESTATE INVESTOR SURVEY in its Fourth Quarter 1998 report and the American Council of Life Insurance reports. The indicated value for each property was derived from the NOI for each property divided by the capitalization rate.

    DISCOUNTED CASH FLOW METHOD

    The discounted cash flow method has two components. The first component equals the sum of the present value of cash flows over a selected holding period. Valuation Research used a ten year holding period in its analysis. The second component, a residual, equals the present value of a perpetuity paying income equal to net income in year eleven and capitalized with the appropriate capitalization rate. The residual reflects the property's ongoing potential after the tenth year.

    The income and expense projections for each property were based on historical operating data, information provided by local lessors, and published data sources. Income and expense statements, furnished by the building management, were reviewed and adjusted, where necessary, to reflect more typical market expenses as reported by IREM. These operating results were cross-checked for reasonableness with market information obtained from area lessors, leasing agents and brokers who also provided data relating to current rental rates, vacancy levels, and typical lease terms.

    The anticipated earnings received in the future must be discounted to a present value using a discount rate derived from current market rates for alternative investments. To determine the current discount rate applicable for real estate investment, Valuation Research reviewed market surveys of large institutional real estate investors. Using this market derived data, and adjusting it based on the specific risks involved with investing in each of the subject properties, a unique discount rate was estimated and used to discount the projected cash flows to determine an estimated present value for each property.

    CONCLUSIONS AS TO VALUE. Based on the valuation methodology described above, Valuation Research assigned a value to each individual property as shown in the following table:

                         PROPERTY/VALUE RANGE SCHEDULE

         CAPITAL SOURCE I                     VALUE RANGE
         ----------------                     -----------
Bluff Ridge (108 units)                      $3,000,000--$3,800,000
  Jacksonville, North Carolina

Waterman's Crossing (260 units)            $12,750,000--$13,500,000
  Newport News, Virginia

Water's Edge (108 units)                     $5,500,000--$6,500,000
  Lake Villa, Illinois

Highland Park (252 units)                   $9,500,000--$10,500,000
  Reynoldsburg, Ohio

Fox Hollow (184 units)                       $7,150,000--$8,300,000
  High Point, North Carolina

Misty Springs (128 units)                    $4,000,000--$4,750,000
  Daytona Beach, Florida

         CAPITAL SOURCE II                    VALUE RANGE
-----------------------------------  ------------------------------

Crane's Landing (252 units)                $11,500,000--$12,500,000
  Winter Park, Florida

Delta Crossing (178 units)                   $7,500,000--$8,000,000
  Charlotte, North Carolina

Monticello (106 units)                       $6,250,000--$7,200,000
  Southfield, Michigan

      CAPITAL SOURCE I AND II                 VALUE RANGE
-----------------------------------  ------------------------------

The Ponds at Georgetown (134 units)          $7,000,000--$8,500,000
  Ann Arbor, Michigan

    ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF APPRAISALS. Valuation Research utilized assumptions to determine the appraised value of the properties under the income approach. The Appraisals reflect Valuation Research's valuation of the properties as of December 31, 1998, in the context of information available on that date. Events occurring after December 31, 1998, and before the effective date could affect the properties or assumptions used in preparing the Appraisals. Valuation Research will not deliver any additional written summary of the analysis.

    Financial statements and other related information provided by the Cap Source General Partners in the course of the investigation was accepted, without further verification, as fully and correctly reflecting the partnership's business conditions and operating results for the respective periods, except as specifically noted in the report. Public information and industry and statistical information was obtained from sources Valuation Research deemed to be reliable; however, Valuation Research made no representation as to the accuracy or completeness of this information, and accepted the information without further verification.

    The conclusions of value are based upon the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners' participation would not be materially or significantly changed. Valuation Research did not render any opinion as to title, which was assumed by Valuation Research to be marketable. The Cap Source General Partners conducted an independent review of title to the properties. Valuation Research also assumed that the properties will be responsibly owned and properly maintained.

    Valuation Research did not make a land survey of the properties. The boundaries used in the report were taken from records believed to be accurate. Valuation Research assumed that there were no hidden or unapparent conditions of the properties, subsoil, or structures which would render the properties more or less valuable. Any information furnished by others and included in the Appraisal report is from sources deemed by Valuation Research to be reliable and believed to be true and accurate; however, no responsibility was assumed for its accuracy.

    It was assumed that there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined and considered in the appraisal report. Valuation Research is not an environmental consultant or auditor, and it did not take responsibility for any actual or potential environmental liabilities. Valuation Research did not conduct or provide environmental assessments. Valuation Research asked the managers of the apartment complexes whether they were subject to any present or future liability relating to environmental matters, including but not limited to CERCLA/Superfund liability. Valuation Research did not determine independently whether any of the apartment complexes or their owners were subject to any of these liabilities, nor the scope of any of these liabilities. The Appraisal did not take these liabilities into account except as they were reported expressly to Valuation Research by the managers of the apartment complexes, and then only to the extent that the liability was reported to Valuation Research in an actual or estimated dollar amount. These matters are noted in the report. To the extent the information was reported, Valuation Research relied on it without verification and offered no warranty or representation as to its accuracy or completeness.

    It was assumed that all applicable zoning and use regulations and restrictions were complied with, unless a nonconformity was stated, defined, and considered in the appraisal report. It was also assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization was or could be obtained or renewed for any use on which the value estimate contained in the appraisal report is based.

    Valuation Research did not make a specific compliance survey or analysis of the subject properties to determine whether they were subject to or in compliance with the ADA and the opinion did not consider the impact, if any, of noncompliance in estimating the value of the property. Finally, Valuation Research did not investigate the year 2000 compliance of the management or ownership of the properties or the compliance of their customers or suppliers and the effect, if any, that the year 2000 issue might have on these entities.

                   SUMMARY OF VALUATION RESEARCH ASSUMPTIONS

                                                             REVENUE    EXPENSE
                                                              GROWTH     GROWTH       CURRENT YEAR
PROPERTY                                                       RATE       RATE     CAPITALIZATION RATE
--------                                                     --------   --------   -------------------
Bluff Ridge................................................    3.5%       3.0%            9.75%
Waterman's Crossing........................................    3.0        2.0             9.25
Misty Springs..............................................    3.0        3.0             9.50
Waters Edge................................................    3.0        3.0             9.25
Highland Park..............................................    2.5        3.5             9.50
Ponds at Georgetown........................................    2.5        2.5             9.25
Crane's Landing............................................    3.0        3.0             9.25
Delta Crossing.............................................    2.5        3.0             9.00
Monticello.................................................    3.0        2.5             9.00
Fox Hollow.................................................    3.0        3.0             9.75

COMPENSATION AND MATERIAL RELATIONSHIPS

    Neither Valuation Research, Sutro & Co. nor any of their employees have a present or intended material financial interest in the company, the partnerships or the properties, nor has there been a material relationship between Valuation Research or Sutro & Co. or any of their respective affiliates and the company, the partnerships, the Cap Source General Partners or any of their respective affiliates during the past two years.

    The partnerships paid Valuation Research aggregate fees of $100,000 plus expenses to prepare the Appraisals. The partnerships paid Sutro & Co. a fee of $250,000 plus expenses to deliver the fairness opinion, and a fee of $100,000 plus expenses to deliver the bringdown fairness opinion. The fees paid to Sutro & Co. in connection with its delivery of the fairness opinion and bringdown fairness opinion and the fees paid to Valuation Research in connection with the preparation of the Appraisals were determined through arm's-length negotiations between the Cap Source General Partners and Sutro & Co. or Valuation Research, respectively. Copies of the fairness opinion and bringdown fairness opinion are included as Appendicies B and C, respectively, to this prospectus/consent solicitation statement. Investors may obtain a copy of the Appraisal reports prepared by Valuation Research upon written request directed to: America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.

                                EXCHANGE VALUES

    Investors in the partnerships will receive units or notes based upon an exchange value described below. The exchange values were determined by the Cap Source General Partners.

    The exchange values are based upon (1) the principal amount of GNMA Certificates and the FHA Loans as shown in the partnership's audited financial statements for the period ended December 31, 1998, (2) the value of the partnership's limited partner interests in the Operating Partnerships, and
(3) the market value of the partnerships' remaining net assets as shown in the partnerships' audited financial statements for the period ended December 31, 1998.

    To determine the value of each partnership's limited partner interest in an Operating Partnership, the Cap Source General Partners started with the values provided by Valuation Research in its Appraisal of the Operating Partnership's properties using the direct capitalization approach, then deducting 4% of these values to account for the costs of sales of the properties. See "APPRAISALS." The liabilities of the

Operating Partnership, including amounts required to pay off the insured mortgage on the property and amounts owed to the general partner of the Operating Partnership, were then subtracted from the mean value. The net value after these adjustments was then apportioned among the general partner and limited partners of the Operating Partnership according to each Operating Partnership's limited partnership agreement. In valuing the Operating Partnerships, the Cap Source General Partners did not take into account amounts that may be payable by some of the Operating Partnerships to affiliates of the Cap Source General Partners that will be waived if the transaction is completed. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Reasons for, and Benefits of, the Transaction--WAIVER BY AFFILIATES OF THE CAP SOURCE GENERAL PARTNERS OF AMOUNTS POTENTIALLY PAYABLE BY CERTAIN OPERATING PARTNERSHIPS."

    The exchange values were determined as of December 31, 1998. As of the date of this prospectus/ consent solicitation statement, the Cap Source General Partners and the General Partner of the company do not know of any material change in the partnerships which would affect the exchange values.

    The following tables show the exchange values attributable to the partnerships for purposes of the transaction, as well as the allocation of units based on the exchange values. The tables assume that no notes are issued in connection with the transaction.

                                EXCHANGE VALUES
                            FOR ALLOCATION OF UNITS

                                                                                TOTAL NUMBER
                                               TOTAL            INVESTOR          OF UNITS     PERCENT OF
                                           EXCHANGE VALUE   EXCHANGE VALUE(1)   TO INVESTORS   TOTAL UNITS
                                           --------------   -----------------   ------------   -----------
PARTNERSHIPS
  Cap Source I...........................   $47,569,968        $47,094,268        4,709,427         60.6%
  Cap Source II..........................    30,872,167         30,563,445        3,056,345         39.4
                                            -----------        -----------        ---------        -----
    Total................................   $78,442,135        $77,657,713        7,765,772        100.0%
                                            ===========        ===========        =========        =====

                                                                          PER $1,000
                                                               ORIGINAL INVESTMENT BY INVESTORS
                                                              -----------------------------------
                                                                  INVESTOR
                                                              EXCHANGE VALUE(1)   NUMBER OF UNITS
                                                              -----------------   ---------------
PARTNERSHIPS
  Cap Source I..............................................        $698                69.79
  Cap Source II.............................................        $381                38.10

------------

(1) The investor exchange value was derived by taking 99% of the total exchange value to reflect the fact that the General Partner will hold a 1% interest in the company as its general partner.

    CALCULATION OF EXCHANGE VALUES. The following table shows the components of the exchange values for the partnerships.

                         CALCULATION OF EXCHANGE VALUES

                                                  GNMA                       NET OTHER
                                              CERTIFICATES   PARTNERSHIP      ASSETS         TOTAL
                                              AND MORTGAGE      EQUITY          AND        EXCHANGE
                                                LOANS(1)     INTERESTS(2)   LIABILITIES      VALUE
                                              ------------   ------------   -----------   -----------
Cap Source I................................  $35,023,246     $3,194,941    $9,351,781    $47,569,968
Cap Source II...............................   27,044,343      3,809,948        17,876     30,872,167

------------

(1) GNMA Certificates and FHA Loans are included at their outstanding principal balances as of December 31, 1998.

(2) Partnership equity interests are derived by using the value of the properties as determined by the Appraisals using the direct capitalization approach then deducting 4% of these values to account for the costs of sales of these properties, then subtracting the current principal balances of the mortgages, then allocating the remaining proceeds, if any, according to the limited partnership agreements.

    NET OTHER ASSETS AND LIABILITIES TABLE. The following table shows the components of net other assets and liabilities.

                     NET OTHER ASSETS AND LIABILITIES TABLE
                                FOR PARTNERSHIPS

                                                                     NET OTHER
                                   CASH & CASH     MISC. GNMA         ASSETS &      DISTRIBUTIONS
                                   EQUIVALENTS   CERTIFICATES(1)   LIABILITIES(2)      PAYABLE        TOTAL
                                   -----------   ---------------   --------------   -------------   ----------
Cap Source I.....................  $9,304,694        $879,182         $ 28,502        $(860,597)    $9,351,781
Cap Source II....................     432,999               0         (111,252)        (303,871)        17,876

------------

(1) These assets are classified for reporting purposes as "available for sale" and, are therefore reported at fair value.

(2) Generally, interest receivable less accounts payable.

                          COMPARISON OF BACS AND UNITS

BUSINESS

    THE PARTNERSHIPS. The partnership agreements limit the business of the partnerships to originating, acquiring, holding, selling, disposing of and otherwise dealing with insured mortgages on multi-family rental housing complexes and to acquiring, holding, selling, disposing of and otherwise dealing with limited partnership interests in operating partnerships which construct and operate multi-family rental housing complexes. The partnership agreements do not permit the partnerships to raise new capital.

    THE COMPANY. The company will make equity investments primarily in multifamily residential properties. The company's limited partnership agreement will permit the company to borrow funds and raise new capital.

DURATION OF EXISTENCE

    THE PARTNERSHIPS. The partnership agreements provide that the partnerships may exist for terms ranging up to 45 to 49 years and that the partnerships have a limited existence. In furtherance of this objective, the partnership agreements generally provide that the proceeds from the sale, financing, refinancing or other disposition of any property owned by the partnerships will not be reinvested but will be distributed to the investors to the extent the proceeds exceed the partnerships' other cash requirements.

    THE COMPANY. The company's limited partnership agreement provides that the company may exist for a term up to 40 years. The company may, however, reinvest funds from the sale, financing, refinancing or other disposition of property owned by the company. The company may also invest cash flow from operations in real estate assets.

INVESTMENT OBJECTIVES AND POLICIES

    THE PARTNERSHIPS. The principal investment objectives of the partnerships are substantially the same: to preserve invested capital, to maximize the potential for appreciation in property values and to provide for partially tax deferred cash distributions throughout a finite life. Under the partnership agreements, the partnerships are not permitted to reinvest cash from sales in new properties, except in limited circumstances. The partnerships will automatically dissolve in 2030, for Cap Source I and 2035, for Cap Source II, unless dissolved earlier. The partnerships have no present intention to liquidate or to sell or finance their properties.

    THE COMPANY. The company's investment objectives will be to provide unitholders with increased distributions, enhanced liquidity and an increase in net asset value, which are similar to those of the partnerships. However, the company will be permitted to reinvest cash from sales in new properties. The company will dissolve in 2039, unless dissolved earlier.

BORROWING POLICIES

    THE PARTNERSHIPS. The partnerships are not authorized to incur borrowings or are restricted in the amount and nature of borrowings. The partnerships do not incur borrowings in the ordinary course of business.

    THE COMPANY. The company is not restricted in the amount and nature of the funds it can borrow, except as provided in the indenture. See "THE NOTES--Notes--Limitation on Indebtedness."

MANAGEMENT

    THE PARTNERSHIPS. The partnerships are managed by the Cap Source General Partners, which have exclusive authority over the partnerships' operations, with some limitations contained in the partnership agreements. Under Delaware law, the Cap Source General Partners are accountable to the partnerships and the limited partners. Under the partnership agreements, the limited partners may not participate in the control of the business of the partnerships. The Cap Source General Partners have general liability for all partnership obligations. The partnership agreements provide generally that the Cap Source General Partners are indemnified from losses relating to acts performed or omitted to be performed in good faith and in the best interests of the partnerships, provided the conduct did not constitute negligence, misconduct or a breach of a duty under the partnership agreements. The Cap Source General Partners may be removed by a vote of a majority of partnership interests in the respective partnerships.

    THE COMPANY. The company will be managed by the General Partner, which will have exclusive authority over the company's operations, with some limitations contained in the company's limited partnership agreement. Under Delaware law, the General Partner is accountable to the company and the unitholders. Under the company's limited partnership agreement, the unitholders may not participate in the control of the business of the company. The General Partner has general liability for all partnership obligations. The company's limited partnership agreement provides generally that the General Partner is indemnified from losses relating to acts performed or omitted to be performed in good faith and in the best interests of the company, provided the conduct did not constitute fraud, gross negligence, willful misconduct or a breach of duty under the company's limited partnership agreement. The General Partner may be removed by a vote of a majority of the limited partner interests in the company. If the General Partner is removed without cause, the General Partner is entitled to receive termination fees. See "--Compensation, Fees and Expenses--THE COMPANY."

COMPENSATION, FEES AND EXPENSES

    THE PARTNERSHIPS.

    CASH DISTRIBUTIONS

    The partnership agreements generally provide that the Cap Source General Partners are entitled to an amount not to exceed 1% of cash distributions in each year.

    ASSET MANAGEMENT COMPENSATION

    The Cap Source I General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, payable only during years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to Cap Source I investors has been paid on a cumulative basis and investors have received the return of their capital contributions. The Cap Source II General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which is paid each year with the balance payable only during years that a 6.5% annual return has been paid to Cap Source II investors on a noncumulative basis. An additional fee of 0.5% of invested assets will be paid in years that an 11.5% annual return has been paid to Cap Source II investors on a cumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. The Cap Source General Partners also receive 1% of the net proceeds from any sale of partnership assets. The Cap Source General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. The Cap Source General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds, after deducting from cash available or sales proceeds any termination fee paid therefrom, after investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II.

    REIMBURSEMENT OF EXPENSES

    The partnership agreements provide that all of the partnerships' expenses, including legal, auditing and accounting expenses, will be billed directly to and paid by the partnerships. Under the partnership agreements, the Cap Source General Partners are reimbursed for their expenses for services performed for the partnerships, for example, legal, accounting, transfer agent, data processing and duplicating services.

    THE COMPANY.

    CASH DISTRIBUTIONS

    The company's limited partnership agreement generally provides that the General Partner is entitled to an amount not to exceed 1% of cash distributions in each year.

    ASSET MANAGEMENT COMPENSATION

    The General Partner will be paid a property acquisition fee in an amount equal to 1.25% of the aggregate purchase price paid by the company for the properties. The General Partner will also be paid an administrative fee each month in an amount equal to 0.5%, on an annual basis, of the sum of (1) the fair market value on the merger date of the partnerships' assets that are then still owned by the company, plus (2) the purchase price paid by the company for new assets acquired after the merger date that are then still owned by the company. The first $100,000 of the administrative fee shall be payable each year, with the balance payable only during years that funds from operations ("FFO"), calculated before administrative fees, exceeds 7% of the unit holders' average capital for that year. FFO represents net income or loss, computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of properties, plus real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

    REIMBURSEMENT OF EXPENSES

    The company's limited partnership agreement provides that all of the company's expenses, including legal, auditing and accounting expenses, may be billed directly to and paid by the company, the General Partner or America First Companies. Under the company's limited partnership agreement, the General Partner and America First Companies are reimbursed for some of their expenses for services performed for the company, for example, legal, accounting, transfer agent, data processing and duplicating services. The General Partner and America First Companies will also be reimbursed for an allocable portion of the salaries and fringe benefits of their employees who provide services for the company. In addition, the company will reimburse the General Partner and America First Companies for all costs associated with the evaluation of potential new assets acquired by the company, insurance premiums, the cost of compliance with all state and federal regulatory requirements, securities exchange or NASDAQ listing fees and charges or payments to third parties for services rendered to the company.

    TERMINATION COMPENSATION

    The company's limited partnership agreement provides that if the General Partner is removed without cause, the successor general partner, or the company, if it so elects, will have the obligation to purchase the partnership interest of the General Partner for fair market value unless the General Partner elects to convert its interest. The fair market value is to be equal to the sum of
(1) the present value of all future asset management fees and net operating income which would be paid to the General Partner if the removal had not occurred and (2) the amount the General Partner would receive upon dissolution and winding up of the company, assuming that the dissolution or winding up occurred on the date of removal and the assets of the company were sold for their then fair market value.

VOTING RIGHTS

    THE PARTNERSHIPS. The investors are entitled to vote only as provided under the Delaware Partnership Law and the respective partnership agreements. Generally, an investor may vote on: (1) material amendments to the partnership agreement; (2) the approval of the disposition of substantially all of the partnership's assets; (3) an election to dissolve the partnership; (4) the determination to remove the general partner; (5) the approval of the partnership incurring material additional amounts of indebtedness; (6) the determination to terminate a contract between the partnership and the general partner or one of their affiliates; and (7) the approval of a successor general partner. Under the Delaware Partnership Law and the partnership agreements, decisions relating to the operation and management of the partnerships are made by the general partners of each partnership. There are no provisions for annual meetings of investors in the partnership agreements. If a limited partner were granted additional voting rights, the possibility exists under the Code that the partnership structure and the terms of the applicable partnership agreement would be disregarded. In which case, the partnership may be taxed as an association for tax purposes and thus would be incur double taxation similar to a corporation.

    THE COMPANY. The unitholders will be entitled to vote only as provided under the Delaware Partnership Law and the company's limited partnership agreement. Generally, a unitholder may vote on: (1) material amendments to the company's limited partnership agreement; (2) the determination to remove the General Partner; (3) the approval of a successor General Partner; and (4) the determination to dissolve the company. Under the Delaware Partnership Law and the company's limited partnership agreement, decisions relating to the operation and management of the company are made by the General Partner. There are no provisions for annual meetings of unitholders in the company's limited partnership agreement. If a limited partner were granted additional voting rights, the possibility exists under the Code that the partnership structure and the terms of the company's limited partnership agreement would be disregarded. In which case, the company may be taxed as an association for tax purposes and thus would incur double taxation similar to a corporation.

                                  THE COMPANY

OVERVIEW

    The company was formed under the laws of the State of Delaware on June 18, 1999, for the purpose of acquiring, holding, operating, selling and otherwise dealing primarily with multifamily residential properties, including the acquisition of debt and equity securities of entities engaged in similar activities. As a result of the transaction, the company will succeed to the assets and liabilities of the partnerships.

    Following the transaction, the company's primary business objective will be to provide unitholders with increased distributions, an increase in net asset value and to increase the liquidity and market value of the units. The company expects to achieve this objective by listing the units on NASDAQ, by making equity investments in multifamily residential properties and by acquiring securities of other entities engaged in similar real estate business. There can be no assurance, however, that the company's business objectives will be met.

    In connection with the transaction, the partnerships' assets will be transferred to the company. The company will also have the ability to acquire additional multifamily residential properties. The company will have the ability to more actively manage the makeup of its real estate portfolio as compared to the partnerships. The company's investment strategy will be funded initially from available cash and short-term investments and from (1) borrowing against or sale of the existing properties, (2) borrowing against or sale of the GNMA certificates and the FHA loans, and (3) borrowing against the additional properties acquired by the company following the transaction. The company may also use additional sources of financing, both debt and equity, to further its business objectives and investment strategies.

    The principal executive offices of the company are located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and its telephone number is
(402) 444-1630.

THE GENERAL PARTNER

    The company will be managed by its general partner. The General Partner, America First Capital Source I L.L.C., is a Delaware limited liability company that was originally organized as a corporation under the laws of the State of Delaware on July 22, 1985, to serve as a general partner of Cap Source I. In connection with the transaction, Insured Mortgage Equities II L.P., a Cap
Source II General Partner, will sell its general partner interest in Cap
Source II to the other Cap Source II General Partner, America First Capital Source II L.L.C. Then, America First Capital Source II L.L.C. and the Cap
Source I General Partners will be merged together with the General Partner being the surviving entity. In return for providing services to the company, the General Partner will be entitled to receive management and acquisition fees as provided in the company's limited partnership agreement. See "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE COMPANY." Cap Source II investors voting in favor of the transaction will also be deemed to have consented to the sale of Insured Mortgage Equities II L.P.'s general partner interest in Cap Source II to America First Capital Source II L.L.C.

    To estimate the fees payable to the General Partner during the initial years of operations of the company, the Cap Source General Partners made the following assumptions: (1) the beginning base of assets upon which the Administrative Fee is computed is $64,745,000, which is approximately equal to the total exchange value of $78,442,000, less distributions made to unitholders and noteholders and legal costs paid under the settlement that total $13,697,000, (2) the company will initially have $46,000,000 available to invest from internal sources including borrowings secured by the GNMA Certificates and FHA Loans, (3) no other source of cash is available for investment and all cash flows generated by the investments are distributed to unitholders in the form of distributions,
(4) the company will invest $23,000,000 each year for a two year total of $46,000,000, (5) total assets at the end of year 1 are $87,745,000, (6) total assets at the end of year 2 are $110,745,000, (7) no assets are sold, (8) there is no appreciation or depreciation of asset values, and (9) reimbursable expenses remain constant and are 8% less than the historical reimbursements in 1999 due to consolidation of management and administration of the partnerships. The following table shows the estimated fees and reimbursements payable to the General Partner for the first two years of operations of the company based solely upon the above assumptions.

      ESTIMATED FEES AND REIMBURSEMENTS PAYABLE TO THE GENERAL PARTNER(1)

                                                         YEAR 1       YEAR 2
                                                       ----------   ----------
Administrative Fee...................................  $  381,225   $  496,225
Acquisition Fee......................................     287,500      287,500
Reimbursement of Expenses............................     440,000      440,000
                                                       ----------   ----------
Total................................................  $1,108,725   $1,223,725
                                                       ==========   ==========

------------

(1) These fees are estimates based solely on the assumptions made by the Cap Source General Partners listed above. There can be no assurance that the fees payable to the General Partner will not be greater than these estimates. The General Partner will also be entitled to receive 1% of the cash distributions of the company in accordance with the company's limited partnership agreement. This table does not include an estimate of these amounts because the Cap Source General Partners believe that estimating and quantifying future cash flows and distributions would require numerous assumptions and be misleading to investors.

    The company's agreement of limited partnership does not limit the total amount of compensation the General Partner may receive. For a description of the fee structure of the General Partner see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE COMPANY." The General Partner will not receive any units or other compensation in connection with the transaction.

    Under the terms of the company's limited partnership agreement, the General Partner will manage the investments of the company, formulate investment criteria, represent the company in connection with the acquisition and disposition of real estate assets, develop and implement strategies to improve the performance of the company's investments, administer the day-to-day operation of the company, communicate with and maintain relations with the investors of the company, and perform other services as contemplated by the company's limited partnership agreement. The company's limited partnership agreement provides that the General Partner will receive compensation in the form of an Acquisition Fee and an Asset Management Fee, as more particularly described under "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE COMPANY." The General Partner may engage its affiliates to provide other services to the company, as provided in the company's limited partnership agreement.

INVESTMENT STRATEGY

    In furtherance of its business objectives, the company intends to acquire additional multifamily residential properties. The company will only acquire a multifamily residential property if there is a positive spread between the current net rental revenue being generated by the property and the interest payments that the company will incur on the mortgage issued to finance the acquisition of the property. The company also intends to acquire securities of other entities engaged in similar real estate businesses. In addition, the company will authorize the General Partner to take other steps to create a larger and more homogeneous asset base which the General Partner believes will be more attractive to potential buyers and which may provide unitholders with a greater potential for appreciation in the value of their units.

    The company will focus its acquisition efforts on established multifamily properties in stable markets. In particular, the company will seek out properties that it believes have the potential for increased revenues through more effective management. In connection with each potential property acquisition, the company will review many factors, including the following:
(1) the location of the property; (2) the construction quality, condition and design of the property; (3) the current and projected cash flow generated by the property and the potential to increase cash flow through more effective management;

(4) the potential for capital appreciation of the property; (5) the potential for rental rate increases; (6) the economic situation and any potential changes in the economic situation in the community in which the property is located;
(7) the occupancy and rental rates at competing properties; and (8) the potential for liquidity through financing or refinancing of the property or the ultimate sale of the property.

    The company intends to hold and operate its properties as long-term investments. In that regard, the company's business strategies are to
(1) maintain high occupancy and increase rental rates through effective leasing, reducing turnover rates and providing quality maintenance and services to maximize resident satisfaction, (2) manage operating expenses and achieve cost reductions through operating efficiencies and economies of scale generally inherent in the management of a portfolio of multiple properties, and
(3) emphasize regular programs of repairs, maintenance and property improvements to enhance the competitive advantage and value of its properties in their respective market areas.

    After the transaction, the company will own limited partner interests in ten limited partnerships owning multifamily properties. The company will conduct a detailed evaluation of each of the properties to determine the best strategy to maximize their value to the company. These strategies could include rehabilitation, refinancing and disposition. Those efforts may be adversely impacted by the fact that the company has limited control over most of the partnerships. Consequently, the company will evaluate purchasing the interest of the existing general partner interests to permit it to control the properties and maximize their value to the company.

FINANCING STRATEGIES

    The company intends to fund its new investments (1) by using its initial cash and short-term investments; (2) borrow against or sell the existing properties; (3) borrow against or sell the GNMA certificates and FHA loans by entering into "reverse repo agreements"; and (4) borrow against the additional properties acquired by the company following the transaction.

    The company will also consider entering into a line-of-credit or similar corporate financing agreement, the issuance of additional securities either directly in the market or to sellers of assets, or other ways to meet its investment objectives.

OPERATING RESTRICTIONS

    The company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. The Investment Company Act exempts, among other possible exemptions, entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interest in real estate" (these mortgages and liens being referred to as "Qualifying Interests"). Under current interpretation of the staff of the Commission, to qualify for this exemption, the company must maintain at least 55% of its assets directly in Qualifying Interests. In addition, unless securities relating to federally insured mortgages ("Mortgage Securities") represent all the certificates issued with respect to an underlying pool of mortgages, these Mortgage Securities may be treated as securities separate from the underlying mortgage loans and, thus, may not be considered Qualifying Interests for purposes of the 55% requirement. The company will closely monitor its compliance with this requirement and intends to maintain its exempt status.

    Except as provided under "THE NOTES," the company will have no restriction on the ratio of debt to equity investments it holds and expects to use leverage to achieve its objectives. This leverage can be achieved by a combination of direct borrowings by the company, borrowings secured by real estate, and through investing in securities of issuers who themselves employ leverage.

DISTRIBUTION POLICY

    In addition to the distributions required to be made to unitholders and noteholders under the settlement, the company intends to pay regular quarterly distributions to unitholders, beginning with the first full fiscal quarter of operations following the completion of the transaction. The company initially intends to distribute substantially all of its net cash flow from operations, after giving effect to any reasonable reserves. The company may, in its discretion, re-invest a portion or all of net cash flow in accordance with its investment objectives, which may cause distributions to the unitholders to be reduced. The company anticipates that the initial level of distributions for the first year of operations will be approximately $.60 per unit annually, not including the first distribution to unitholders and noteholders required by the settlement. A portion of this amount may include a return of capital. The actual amount of distributions may vary significantly from this level depending on numerous factors like economic conditions or a change in the company's distribution policy. The General Partner, in its sole discretion, may change the company's distribution policy at any time.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

    Other than the restrictions and policies in the company's limited partnership agreement, the company does not have any policies or limitations with respect to the following activities: (1) issuing senior securities,
(2) borrowing money, (3) making loans to other persons, (4) engaging in the purchase and sale, or turnover, of investments, (5) offering securities in exchange for property, and (6) repurchasing or otherwise reacquiring the company's own units or other securities, other than repurchases made under the terms of the settlement. In addition, the company does not have a specific policy with regard to the amount of the company's assets that may be invested in any particular type of investment or any one investment. The company does not plan to invest in the securities of other issuers for the purpose of exercising control or plan to underwrite securities of other issuers.

                       MANAGEMENT OF THE GENERAL PARTNER

GENERAL

    Under the terms of the company's limited partnership agreement, the General Partner is responsible for the management of the company and the management and disposition of its property, and is responsible for the general supervision of the company's activities. The General Partner will be managed by its sole member, America First Companies L.L.C. Therefore, the General Partner will not have any directors, officers or employees. The following individuals are managers and executive officers of America First Companies and each serves for a term of one year:

NAME                                 AGE         POSITION WITH THE GENERAL PARTNER
----                               --------   ----------------------------------------
Michael B. Yanney................     66      Chairman of the Board, President, Chief
                                                Executive Officer and Manager

Michael Thesing..................     45      Vice President, Secretary, Treasurer and
                                                Manager

William S. Carter, M.D...........     73      Manager

Martin A. Massengale.............     66      Manager

Alan Baer........................     77      Manager

Gail Walling Yanney..............     63      Manager

Mariann Byerwalter...............     39      Manager

Lisa Yanney Roskens..............     33      Manager

    The business experience during the past five (5) years of each of the current managers and executive officers is as follows:

    MICHAEL B. YANNEY, 66 has served as the Chairman, President and Chief Executive Officer of America First Companies L.L.C. and its predecessors since 1984. From 1977 until the organization of the first such fund in 1984, Mr. Yanney was principally engaged in the ownership and management of commercial banks. Mr. Yanney also has investments in private corporations engaged in a variety of businesses. From 1961 to 1977, Mr. Yanney was employed by Omaha National Bank and Omaha National Corporation (now part of U.S. Bank), where he held various positions, including the position of Executive Vice President and Treasurer of the holding company. Mr. Yanney also serves as a member of the boards of directors of

Burlington Northern Santa Fe Corporation, Forest Oil Corporation, Level 3 Communications, Inc., Freedom Communications, Inc., Magnum Resources, Inc., America First Mortgage Investments, Inc., RCN Corporation, Rio Grande Medical Technologies, Inc. and Telecom Technologies, Inc. Mr. Yanney is the husband of Gail Walling Yanney and the father of Lisa Yanney Roskens.

    MICHAEL THESING, 45, has been Vice President and Chief Financial Officer of affiliates of America First Companies L.L.C. since July 1984. He serves as President of America First Investment Advisors L.L.C. and is a member of the Board of Managers of America First Companies L.L.C. and America First Investment Advisors, L.L.C.. From January 1984 until July 1984 he was employed by various companies controlled by Mr. Yanney. He was a certified public accountant with Coopers & Lybrand from 1977 through 1983.

    WILLIAM S. CARTER, M.D., 73, is a retired physician. Dr. Carter practiced medicine for 30 years in Omaha, Nebraska, specializing in otolaryngology (disorders of the ears, nose and throat).

    MARTIN A. MASSENGALE, 66, is President Emeritus of the University of Nebraska, Director of the Center for Grassland Studies and Foundation Distinguished Professor. Prior to becoming President in 1991, he served as Interim President from 1989, as Chancellor of the University of Nebraska Lincoln from 1981 until 1991 and as Vice Chancellor for Agriculture and Natural Resources from 1976 to 1981. Prior to that time, he was a professor and associate dean of the College of Agriculture at the University of Arizona.
Dr. Massengale currently serves on the board of directors of Woodmen Accident & Life Insurance Company and IBP, Inc. and is a member of the Board of Trustees of the Great Plains Funds, Inc.

    ALAN BAER, 77, is presently Chairman of Alan Baer & Associates, Inc., a management company located in Omaha, Nebraska. He is also Chairman of Lancer Hockey, Inc., Baer Travel Services, Wessan Telemarketing, Total Security Systems, Inc. and several other businesses. Mr. Baer is the former Chairman and Chief Executive Officer of the Brandeis Department Store chain which, before its acquisition, was one of the larger retailers in the Midwest. Mr. Baer has also owned and served on the board of directors of several banks in Nebraska and Illinois.

    GAIL WALLING YANNEY, 63, is a retired physician. Dr. Walling practiced anesthesia and was most recently the Executive Director of the Clarkson Foundation until October of 1995. In addition, she was a director of FirsTier Bank, N.A., Omaha prior to its merger with First Bank, N.A. Dr. Walling is the wife of Michael B. Yanney and mother of Lisa Yanney Roskens.

    MARIANN BYERWALTER, 39, is Vice President of Business Affairs and Chief Financial Officer of Stanford University. Ms. Byerwalter was Executive Vice President of America First Eureka Holdings, Inc. ("AFEH") and EurekaBank from 1988 to January 1996. Ms. Byerwalter was Chief Financial Officer and Chief Operating Officer of AFEH, and Chief Financial Officer of EurekaBank from 1993 to January 1996. She was an officer of BankAmerica Corporation and its venture capital subsidiary from 1984 to 1987. She served as Vice President and Executive Assistant to the President of Bank of America and was a Vice President in the bank's Corporate Planning and Development Department. Ms. Byerwalter currently serves on the board of directors of Redwood Trust, Inc., SRI International, Stanford Management Company and Stanford Hospitals and Clinics.

    LISA YANNEY ROSKENS, 33 is a Managing Director of Twin Compass, LLC a small business consulting firm. From 1997 to 1999, Ms. Roskens was employed by Inacom Corporation, where she held the position of Director of Business Development and Director of Field Services Development. From 1995 to 1997, Ms. Roskens served as Finance Director for the U.S. Senate campaign of Senator Charles Hagel of Nebraska. From 1992 to 1995, Ms. Roskens was an attorney with the Kutak Rock law firm in Omaha, Nebraska, specializing in commercial litigation. Ms. Roskens is the daughter of Michael Yanney and Gail Walling Yanney.

    There are no arrangements or understandings between or among any of the officers or managers and any other person pursuant to which any officer or manager of America First Companies was selected as an officer or manager. Except for Michael B. Yanney, Gail Walling Yanney and Lisa Yanney Roskens, there are no family relationships among any managers and officers of America First Companies.

    A significant employee of the company will be its portfolio manager. The portfolio manager will be responsible for identifying, evaluating and acquiring additional properties for the company. The company's current portfolio manager is Mr. Joseph N. Grego.

    Mr. Grego, 53, has been employed by America First Companies since 1989 and is responsible for the acquisition and management of various real estate and mortgage investments, including office, apartment and retirement properties. From 1980 to 1989, Mr. Grego held several positions with E.F. Hutton and Shearson Lehman Hutton, including president and director of Hutton Real Estate Services, Inc., where he was responsible for the asset management of 74 properties nationwide consisting of 3.6 million square feet of commercial real estate and 8,300 apartment units. From 1974 to 1980 Mr. Grego held positions with Levitt Corporation and Cavanaugh Communities Corporation, both real estate development companies.

    The company will reimburse the General Partner for an allocable portion of the salaries and fringe benefits of employees of the General Partner's affiliates. For a description of other expenses of the General Partner that will be reimbursed by the company see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE COMPANY."

INDEMNIFICATION

    Subject to applicable law, the company's limited partnership agreement requires the company to indemnify the General Partner against judgments, costs and attorney's fees and amounts expended in settlement of any claims of liability, loss or damage, to which the General Partner was made a party by reason of being or having been the General Partner, provided that the General Partner's conduct did not constitute fraud, gross negligence, willful misconduct or breach of duty under the company's limited partnership agreement.

                               PRIOR PARTNERSHIPS

    America First Companies, an affiliate of the Cap Source General Partners, has formed eleven prior public limited partnerships since 1984. These prior public partnerships have raised approximately $1.3 billion in capital, from approximately 93,000 investors. Three of the prior public partnerships were merged with and into a newly formed corporation. Only four of the other prior programs continue in existence. Although none of these prior public partnerships had investment objectives similar to those of the company, some of the prior public partnerships did invest in designated classes of real estate assets. See "Appendix D" for detailed information about the performance of seven of these prior public partnerships that invested in real estate assets. Information was not provided regarding income tax because there have been substantial changes in the tax laws during the period for which the information was presented. Prior performance information was not included for four of the public programs because those programs did not invest in real estate. In addition, information has not been provided for prior programs that were not public. The eleven prior public limited partnerships formed by America First Companies are:

    AMERICA FIRST FEDERALLY GUARANTEED MORTGAGE FUND LIMITED PARTNERSHIP ("AFFGMF") commenced its offering in November 1984 and closed in January 1985, and raised $200 million from approximately 11,000 investors. The purpose of this partnership was to acquire "deep discount" FHA-insured mortgage loans on multifamily housing projects. This partnership ceased operations and was liquidated in 1986.

    AMERICA FIRST FEDERALLY GUARANTEED MORTGAGE FUND 2 LIMITED PARTNERSHIP ("AFFGMF2") commenced its offering in April 1985 and closed in October 1985, and raised approximately $200 million with sales to approximately 14,000 investors. The purpose of this partnership was to acquire "deep discount" FHA-insured mortgage loans on multifamily housing projects. This partnership ceased operations and was liquidated in 1992.

    AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP ("AFTEMF") commenced its offering in October 1985 and closed in December 1985, and raised approximately $200 million with sales to approximately 10,000 investors. The purpose of this partnership was to acquire tax-exempt mortgages on multifamily housing projects.

    AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP ("AFTEMF2") commenced its offering in September 1986 and closed in October 1986, and raised $105 million with sales to approximately 5,000 investors. The purpose of this partnership was to acquire tax-exempt mortgages on multifamily housing projects.

    AMERICA FIRST PARTICIPATING/PREFERRED EQUITY MORTGAGE FUND LIMITED PARTNERSHIP ("AFPPEMF") commenced its offering in October 1986 and closed in June 1987, and raised approximately $120 million with sales to approximately 7,000 investors. This partnership was formed to originate and acquire FHA-insured mortgage loans and mortgage-backed securities guaranteed by GNMA, FNMA and FHLMC and participating equity or debt interests in the multifamily housing projects financed by these loans or securities.

    AMERICA FIRST FINANCIAL FUND 1987-A LIMITED PARTNERSHIP commenced its offering in April 1987 and closed in August 1987, and raised approximately
$120 million with sales to approximately 11,000 investors. This partnership was formed for the purpose of acquiring and operating one or more savings and loan associations or other types of financial institutions.

    AMERICA FIRST PREP FUND 2 LIMITED PARTNERSHIP ("AFPF2") commenced its offering in October 1987 and closed in October 1988, and raised approximately $34 million from approximately 1,900 investors. This partnership was formed to originate and acquire FHA-insured mortgage loans and mortgage-backed securities guaranteed by GNMA, FNMA and FHLMC and participating equity or debt interests in the multifamily housing projects financed by these loans or securities.

    AMERICA FIRST PREP FUND 2 PENSION SERIES LIMITED PARTNERSHIP ("AFPF2PS") commenced its offering in March 1988 and closed in December 1988, and has raised approximately $18 million with sales to approximately 850 investors. This partnership was formed to originate and acquire FHA-insured mortgage loans and mortgage-backed securities guaranteed by GNMA, FNMA and FHLMC and participating equity or debt interests in the multifamily housing projects financed by these loans or securities.

    AMERICA FIRST FINANCIAL FUND 1988 A LIMITED PARTNERSHIP commenced its offering in September 1988 and closed in May 1989, and raised approximately $295 million from approximately 30,000 investors. This partnership was formed for the purpose of acquiring and operating one or more savings and loan associations or other types of financial institutions. This partnership ceased operations and was liquidated in 1991.

    AMERICA FIRST MORTGAGE SERVICING COMPANY L.P. I commenced its offering in June 1991 and closed in September 1991, and raised approximately $18 million from approximately 604 investors. The purpose of this partnership was to acquire mortgage servicing rights.

    AMERICA FIRST MORTGAGE SERVICING COMPANY L.P. II commenced its offering in March 1992 and closed in April 1992, and raised approximately $9.9 million from approximately 2,500 investors. The purpose of this partnership was to acquire mortgage servicing rights. This partnership ceased operations and was liquidated in 1995.

    On April 10, 1998, AFPPEMF, AFPF2 and AFPF2PS were merged with and into America First Mortgage Investments, Inc. The trading price of shares of common stock of America First Mortgage Investments, Inc. has declined from 9 1/8 on April 13, 1998, the initial day of trading, to 5 1/4 on May 23, 2000. America First Mortgage Investments, Inc. is a REIT which invests primarily in real estate mortgages, and consequently its operations and business are not similar to those of the company.

    The Cap Source General Partners will provide, upon request and without charge, the latest Form 10-K filed with the Commission by the prior public partnerships within the last twenty-four months, if any, and will provide upon request, for a reasonable fee, the exhibits to each Form 10-K. Any request for information described in this paragraph should be in writing to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102. The information contained in these Form 10-Ks should not be construed as implying that the company will realize results similar to any prior partnership.

                              CONSENT SOLICITATION

    THE MATTER TO WHICH THE INVESTORS ARE REQUESTED TO CONSENT IS OF GREAT IMPORTANCE TO THE PARTNERSHIPS AND THE INVESTORS. ACCORDINGLY, INVESTORS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION BY THE CAP SOURCE GENERAL PARTNERS

    The Cap Source General Partners are seeking the consent of the investors of the partnerships to the transaction. The Cap Source General Partners will not hold a meeting of the investors to consider the transaction, but instead are seeking the written consent of investors as provided in Article X of the partnership agreements. Under the terms of the partnership agreements, the transfer of all the assets of the partnerships in a single transaction and the dissolution of the partnerships requires the consent of the holders of a majority of the outstanding BACs. Accordingly, the transaction may not be completed without the consent of the holders of a majority of the outstanding BACs of each of the partnerships. This prospectus/consent solicitation statement constitutes the solicitation of the approval of the investors to the transaction.

CONSENT PROCEDURES

    In order to give all investors the opportunity to consider the additional transaction terms described above under "THE TRANSACTION--Terms of the Settlement" and the updated financial information about the partnerships contained in this prospectus/consent solicitation statement, the consents of the investors are being re-solicited. As part of the company's settlement with the plaintiffs described above, the record date for investors entitled to grant their consent to the transaction remains October 28, 1999, the original record date. Your original consent card is no longer valid. You must return the enclosed amended and restated consent card by September 11, 2000, for your consent to be valid. Even if you have previously requested to change your original consent, you still must submit the enclosed consent card. Prior oral or written consents or requests to change a consent will not be recognized. We will not hold a meeting of the investors to consider the transaction, but instead are seeking your written consent as provided in Article X of the partnership agreements. Each BAC you own entitles you to one vote. You may only grant your consent with respect to the transaction if you hold BACs of record at the close of business on October 28, 1999, the record date. A consent card is included with this prospectus/consent solicitation statement and we are asking you to complete, date and sign the consent card and return it to the tabulation agent, Georgeson Shareholder Communications Inc., in the enclosed envelope as soon as possible. To be valid, consents must be received by Georgeson by 5:00 p.m. Eastern Time on September 11, 2000, the approval date, unless we extend this date, which we may do in our sole discretion.

    Each investor is being asked by the Cap Source General Partners to consider the following elections with respect to the transaction:

    "YES," I approve of my partnership's participation in the transaction and the adoption of the Amendments to the partnership agreement.

    or

    "NO," I do not approve of my partnership's participation in the transaction or the adoption of the Amendments to the partnership agreement.

    Investors may also abstain from granting their consent.

    If the transaction is approved, we will send you an election card asking whether you wish to receive units or notes. If the transaction is approved, you will receive units representing equity ownership in the new company unless you elect to receive notes representing debt on the election card we will send you following the expiration of the consent period. You may elect to receive notes regardless of whether you mark your consent card "YES" or "NO" with respect to the transaction. An otherwise valid consent card will be deemed to grant consent to the transaction if it is not marked "NO" or to abstain.

    If you do not approve of your partnership's participation in the transaction, you may either withhold your consent by marking your consent card "NO" or abstain from granting your consent. If you vote "NO" and your partnership approves the transaction, you will receive units, unless you elect to receive notes as indicated on the follow-up election card. If you abstain from granting your consent, you will also receive units if the transaction is approved by your partnership, unless you elect to receive notes as indicated on the follow-up election card. If you do not return your consent card, you will receive units if the transaction is completed. You may withdraw or revoke your consent at any time by giving notice to your broker or Georgeson prior to the expiration of the consent solicitation.

    Investors, including dissenting investors and investors who abstain from granting their consent with respect to the transaction by indicating their abstention on the consent card, will receive units if the transaction is completed unless each investor elects to receive notes as indicated on the follow-up election card. An investor may elect to receive notes regardless of whether he marks his consent card "YES" or "NO" with respect to the transaction. An investor who does not return the consent card and/or the follow-up election card will receive units if the transaction is completed. If dissenting investors elect to receive notes in excess of the maximum note limitation, the transaction will not be completed. If this does not occur, but the total amount of notes allocable to all investors who elect to receive notes exceeds the maximum note limitation, notes will be allocated first to dissenting investors who elected to receive notes and then, on a pro rata basis, in denominations of $1,000, to investors who elected to receive notes and either abstained from granting their consent or marked their consent card "YES" consenting to the transaction. Thus, an investor could choose notes but receive units instead. To be assured of receiving notes, an investor must mark his election card "NO" with respect to the transaction and elect to receive NOTES. See "NOTES--Allocation of Notes." An otherwise valid consent card will be deemed to grant consent to the transaction if it is not marked "NO" or to abstain.

    Each partnership agreement provides that the partnership's initial limited partner (the "Initial Limited Partner") holds legal title to the limited partner interests in the partnership. The rights and benefits of the limited partner interests of the partnerships have been assigned by the Initial Limited Partners to the investors. Each investor will be entitled to direct its Initial Limited Partner to vote on the approval date the number of BACs, which represent the assigned limited partner interests, held by the investor. The Initial Limited Partner is required to vote as directed by the investor. A REFERENCE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT TO A CONSENT OR VOTE WITH RESPECT TO BACS SHALL REFER TO THE DIRECTIONS GIVEN TO THE INITIAL LIMITED PARTNER BY THE INVESTORS OF THE BACS BY A PROPERLY EXECUTED CONSENT CARD OR SUBSEQUENT REVISION TO A PROPERLY EXECUTED CONSENT CARD. The Cap Source General Partners have no right to vote with respect to transaction. Each investor reflected on the books and records of each partnership at the close of business on the record date will be entitled to vote its BACs with respect to the transaction.

    A consent card is included with this prospectus/consent solicitation statement and investors are asked to complete, date and sign the consent card and return it to Georgeson in the enclosed envelope as soon as possible. INVESTORS SHOULD NOT SEND THE CERTIFICATES FOR THEIR BACS WITH THE CONSENT CARD. Investors who sign and return the consent card without indicating a vote will be deemed to have marked the consent card

"YES" granting their consent to the transaction. These investors and investors marking their consent card "YES" in favor of the transaction will also be deemed to have ratified and consented to the amendments to the partnership agreements and any other actions taken by the Cap Source General Partners to facilitate the transaction. For a description of the amendments, see "THE TRANSACTION--Amendments to the Partnership Agreements." In addition, Cap Source II investors who sign and return the consent card without indicating a vote and those marking their consent card "YES" granting their consent to the transaction will also be deemed to have consented to the sale of the Cap Source II general partner interest owned by one of the Cap Source II General Partners. For a description of this sale, see "THE COMPANY--The General Partner."

    To be valid, consent cards must be received by Georgeson by the approval date, which is 5:00 p.m. Eastern Time on September 11, 2000, which date may be extended by the Cap Source General Partners in their sole discretion. Consent cards should be returned in the enclosed envelope to Georgeson at the following address:

           Georgeson Shareholder Communications Inc.
           Wall Street Station
           P.O. Box 1101
           New York, New York 10269-0666

    Abstentions and broker nonvotes will have the same effect as withholding consent to the transaction. Investors who withhold their consent to the transaction or abstain from granting their consent will have no right to require the partnerships to purchase their BACs or any other rights similar to those available to dissenting shareholders of corporations under Delaware law. See "--No Right of Appraisal" below.

    The consents of the investors with respect to the transaction will be tabulated by Georgeson on September 11, 2000, unless this date is extended by the Cap Source General Partners in their sole discretion. Georgeson is not affiliated with the company or the Cap Source General Partners.

    THE CAP SOURCE GENERAL PARTNERS BELIEVE THAT THE TERMS OF THE TRANSACTION ARE FAIR AND IN THE BEST INTERESTS OF THE PARTNERSHIPS AND ALL OF THE INVESTORS AND RECOMMEND APPROVAL OF THE TRANSACTION BY THE INVESTORS.

RECORD DATE AND OUTSTANDING BACS

    Only investors holding BACs of record at the close of business on October 28, 1999, will be entitled to receive this notice and to grant their consent with respect to the transaction. Under the terms of the partnership agreements, investors are entitled to grant one consent for each BAC they hold as of the record date. As of the record date, there was a total of 3,374,222 Cap Source I BACs and 4,011,101 Cap Source II BACs outstanding. Therefore, the affirmative consent of the holders of 1,687,112 Cap Source I BACs is required to approve the transaction, and the affirmative consent of the holders of 2,005,551 Cap Source II BACs is required to approve the transaction. As of the record date, no BACs were beneficially owned by the Cap Source General Partners, America First Companies or any of the officers or managers of America First Companies.

SOLICITATION OF CONSENTS; SOLICITATION EXPENSES

    Consents of investors may be solicited by the management of the Cap Source General Partners. Costs of solicitation will be allocated as shown under "THE TRANSACTION--Transaction Expenses." Some of the officers and employees of the Cap Source General Partners and affiliates may solicit consents without additional compensation, other than reimbursement for actual and reasonable out-of-pocket expenses incurred by these persons in connection with the solicitation. Brokerage firms, fiduciaries, nominees and others will be reimbursed for out-of-pocket expenses incurred by them in connection with forwarding consent materials to beneficial holders of BACs held in their names. In addition to the use of the mails, consents may be solicited by officers and regular employees of the Cap Source General Partners and affiliates, who will not be specifically compensated for these services, by means of personal calls upon or telephonic communications with investors or their representatives. Moreover, the Cap Source General Partners may engage the services of a professional proxy solicitation firm in connection with the solicitation of consents. No party will receive any compensation contingent upon solicitation of a favorable consent.

    If any material conditions to the transaction are waived, the consent of the investors to the transaction will be resolicited.

COMMUNICATING WITH OTHER INVESTORS

    Under Rule 14a-7 of the Securities Exchange Act, each partnership, upon written request from an investor, will deliver to the investor (1) a statement of the approximate number of investors of the partnership and (2) the estimated cost of mailing proxy materials or similar communications to the investors of the partnership. In addition, under this rule, an investor has the right, at his or her option, to have his or her partnership (a) mail, at the investor's expense, any of these materials which the investor desires to deliver to the other investors of the partnership in connection with the transaction or (b) to have the partnership deliver, within five business days of the receipt of the request, a reasonably current list of the names and addresses of the investors of the partnership as of the record date. The partnerships may require you to pay the reasonable cost of duplicating and mailing the investor list. The partnerships may also require you to affirm that you will not use the list information for any purpose other than to solicit investors in your partnership with respect to the transaction and that you will not disclose the list information to any other person. Any requests should be sent to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska, 68102.

NO RIGHT OF APPRAISAL

    Neither dissenting investors nor investors who abstain from granting their consent with respect to the transaction will be entitled to dissenters' or appraisal rights under the partnership agreements or the Delaware Partnership Law. These rights, when they exist, give the holders of securities the right to surrender the securities for an appraised value in cash if the securityholder opposes a merger or similar reorganization. No rights like these will be provided by the partnerships or the company. Dissenting investors do, however, have the right to exchange their BACs for notes rather than units if the transaction is completed. If a dissenting investor withholds his consent to the transaction but does not elect to receive notes, the dissenting investor will receive units if the transaction is completed.

                      RESPONSIBILITIES OF GENERAL PARTNERS

    Under Delaware law, the General Partner is accountable to the company and the unitholders and consequently must exercise good faith and fair dealing in handling the company's affairs. Under Delaware law, the Cap Source General Partners are accountable to the partnerships and the investors and consequently must exercise good faith and fair dealing in handling the partnerships' affairs. Investors who have questions concerning the duties of the General Partner with respect to the company or the duties of the Cap Source General Partners with respect to either of the partnerships should consult their counsel.

    The partnership agreements provide for indemnification of the Cap Source General Partners for losses arising out of any act or omission, provided that it was determined in good faith that the conduct was in the best interest of the partnership and that the conduct did not constitute negligence, misconduct or a breach of fiduciary obligations to the investors.

    The rights of unitholders against the general partner of the company in some circumstances are more limited than the rights of investors against the Cap Source General Partners.

    The company's limited partnership agreement provides for indemnification of the General Partner for losses arising out of any act or omission, provided that it was determined in good faith that the conduct was in the best interest of the company and that the conduct did not constitute fraud, gross negligence, willful misconduct or a breach of a duty under the company's limited partnership agreement. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, the company has been advised that, in the opinion of the Commission, these provisions are contrary to public policy and therefore are not enforceable.

                        PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma statements of operations and cash flows for the year ended December 31, 1999, and for the three months ended March 31, 2000, have been prepared to reflect the transaction and related adjustments and assumptions described in the accompanying notes as if the transaction occurred on January 1, 1999. The pro forma balance sheet has been prepared assuming the transaction occurred on March 31, 2000. The pro forma financial information is based on the historical financial statements of each of the partnerships and should be read in conjunction with the financial statements and notes included in the separately bound supplement delivered with this prospectus/consent solicitation statement. In the opinion of management, all adjustments necessary to reflect the effects of the transaction have been made.

    To assist investors in analyzing the transaction, two presentations of pro forma financial statements have been prepared. The first presentation of pro forma financial statements assumes the company will not issue any notes. The second presentation of pro forma financial statements assumes the company will issue the maximum amount of notes. Investors should bear in mind that the assumptions regarding the issuance of notes to investors in connection with the transaction are not necessarily the company's or the Cap Source General Partners' expectations regarding the outcome of the transaction.

    Since the transaction will be accounted for using the purchase method of accounting, the pro forma financial statements have been prepared using this method. Under the purchase method, Cap Source I will be deemed to be the acquirer of Cap Source II because Cap Source I investors will be allocated the largest number of units of the company. As the surviving entity, Cap Source I's assets and liabilities will be recorded by the company at their historical cost, and the assets and liabilities of Cap Source II will be recorded at their estimated fair market values.

    The pro forma financial statements are based upon available information and upon assumptions, as stated in the notes to the pro forma consolidated financial statements, that the Cap Source General Partners believe are reasonable in the circumstances. The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transaction had been completed on these dates or at the beginning of the periods, nor does it purport to represent the financial position or results of operations for future periods.

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 2000
                                  (UNAUDITED)
                              WITHOUT NOTES ISSUED

                                        CAP SOURCE I   CAP SOURCE II      PRO FORMA       PRO FORMA
                                        (HISTORICAL)   (HISTORICAL)      ADJUSTMENTS      COMBINED
                                        ------------   -------------   ---------------   -----------
ASSETS
  Cash and temporary cash investments,
    at cost which approximates market
    value.............................  $ 8,430,065     $   193,725    $   (765,605)(A)  $ 2,016,620
                                                                         (5,841,565)(D)
  Investment in FHA Loans.............   12,316,940       6,460,719              -- (B)   18,777,659
  Investment in GNMA Certificates.....   23,038,648      20,333,125          39,631 (B)   43,411,404
  Investment in Operating
    Partnerships......................           --              --       3,809,948 (B)    3,809,948
  Interest receivable.................      304,886         193,074              --          497,960
  Other assets........................      464,387          20,480         (20,480)(B)      924,000
                                                                            459,613 (A)
                                        -----------     -----------    ------------      -----------
                                        $44,554,926     $27,201,123    $ (2,318,458)     $69,437,591
                                        ===========     ===========    ============      ===========

LIABILITIES AND PARTNERS' CAPITAL
  (DEFICIT)
  Liabilities
    Accounts payable..................  $   197,079     $   155,073    $         --      $   352,152
    Distributions payable.............      860,597         303,871              --        1,164,468
    Long-term borrowings..............           --              --       7,855,195 (D)    7,855,195
                                        -----------     -----------    ------------      -----------
                                          1,057,676         458,944       7,855,195        9,371,815
                                        ===========     ===========    ============      ===========

  Partners' Capital (Deficit)
    General Partners..................     (180,687)       (299,036)         38,291 (B)     (441,432)

    Limited Partners..................   43,677,937      27,041,215       3,790,808 (B)   60,507,208
                                                                           (305,992)(A)           --
                                                                        (12,696,760)(D)           --
                                                                         (1,000,000)(D)           --
                                        -----------     -----------    ------------      -----------
                                         43,497,250      26,742,179     (10,173,653)      60,065,776
                                        -----------     -----------    ------------      -----------
                                        $44,554,926     $27,201,123    $ (2,318,458)     $69,437,591
                                        ===========     ===========    ============      ===========

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                         PRO FORMA STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                              WITHOUT NOTES ISSUED

                                         CAP SOURCE I   CAP SOURCE II     PRO FORMA         PRO FORMA
                                         (HISTORICAL)   (HISTORICAL)     ADJUSTMENTS         COMBINED
                                         ------------   -------------   -------------       ----------
Income
  Mortgage-backed securities income....   $3,215,472     $2,318,543     $      --           $5,534,015
  Interest income on temporary cash
    investments........................      431,111         14,505            --              445,616
  Equity in losses of Operating
    Partnerships.......................     (325,245)            --      (257,973)(E)         (583,218)
  Other income.........................        2,000            400            --                2,400
                                          ----------     ----------     ---------           ----------
    Total income.......................    3,323,338      2,333,448      (257,973)           5,398,813
                                          ==========     ==========     =========           ==========

Expenses
  Operating and administrative.........      629,037        880,808       (62,376)(F)        1,584,429
                                                                          100,000 (G)
                                                                           36,960 (H)
                                                                          519,228 (D),
Interest expense.......................           --             --              (J)           519,228
                                          ----------     ----------     ---------           ----------
                                             629,037        880,808       593,812            2,103,657
                                          ----------     ----------     ---------           ----------
Net income.............................   $2,694,301     $1,452,640     $(851,785)          $3,295,156
                                          ==========     ==========     =========           ==========

Net income per unit....................   $     0.79     $     0.36                         $     0.42
                                          ==========     ==========                         ==========

Weighted average number of units
  outstanding during the year..........    3,374,222      4,011,101                          7,765,772
                                          ==========     ==========                         ==========

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                       PRO FORMA STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                              WITHOUT NOTES ISSUED

                                             CAP SOURCE I   CAP SOURCE II    PRO FORMA      PRO FORMA
                                             (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS      COMBINED
                                             ------------   -------------   ------------   ------------
Cash flows from operating activities:
  Net income...............................  $ 2,694,301     $ 1,452,640    $   (851,785)  $  3,295,156
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
  Equity in losses of Operating
    Partnerships...........................      325,245              --         257,973        583,218
  Amortization.............................           --              --         (25,416)       (25,416)
  Amortization of discount on
    mortgage-backed securities.............       (2,216)           (316)             --         (2,532)
  Payment of legal fees pursuant to
    settlement agreement...................           --              --      (1,000,000)    (1,000,000)
  Decrease in interest receivable..........        1,916           1,506              --          3,422
  Decrease in other assets.................      207,037         100,140              --        307,177
  Decrease in accounts payable.............      (69,225)        (51,847)             --       (121,072)
  Other non-cash adjustments...............           --              --         619,228        619,228
                                             -----------     -----------    ------------   ------------
    Net cash provided by (used in)
      operating activities.................    3,157,058       1,502,123      (1,000,000)     3,659,181
                                             -----------     -----------    ------------   ------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal
    payments received......................      417,853         166,239              --        584,092
  Deferred transaction costs paid..........     (452,975)             --              --       (452,975)
  Distributions received from Operating
    Partnerships...........................       59,755              --              --         59,755
  Investment in Operating Partnerships.....     (385,000)             --              --       (385,000)
                                             -----------     -----------    ------------   ------------
    Net cash provided by (used in)
      investing activities.................     (360,367)        166,239              --       (194,128)
                                             -----------     -----------    ------------   ------------
Cash flows from financing activities
  Scheduled distributions..................   (3,442,388)     (1,823,227)             --     (5,265,615)
  Distributions pursuant to settlement
    agreement..............................           --              --     (12,696,760)   (12,696,760)
  Proceeds from long-term borrowings.......           --              --       7,855,195      7,855,195
                                             -----------     -----------    ------------   ------------
    Net cash used in financing
      activities...........................   (3,442,388)     (1,823,227)     (4,841,565)   (10,107,180)
                                             -----------     -----------    ------------   ------------
    Net decrease in cash and temporary cash
      investments..........................     (645,697)       (154,865)     (5,841,565)    (6,642,127)
Cash and temporary cash investments at
  beginning of year........................    9,304,694         432,999        (765,605)     8,972,088
                                             -----------     -----------    ------------   ------------
Cash and temporary cash investments at end
  of year..................................  $ 8,658,997     $   278,134    $ (6,607,170)  $  2,329,961
                                             ===========     ===========    ============   ============
Distributions--income......................                                                $  3,284,189
Distributions--return of capital...........                                                   1,981,426
                                                                                           ------------
                                                                                           $  5,265,615
                                                                                           ============

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                         PRO FORMA STATEMENTS OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                              WITHOUT NOTES ISSUED

                                          CAP SOURCE I   CAP SOURCE II    PRO FORMA         PRO FORMA
                                          (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS         COMBINED
                                          ------------   -------------   -----------        ----------
Income
  Mortgage-backed securities income.....   $  798,656     $  577,368      $      --         $1,376,024
  Interest income on temporary cash
    investments.........................      114,330          3,248             --            117,578
  Equity in earnings (losses) of
    Operating Partnerships..............       15,488         35,127       (132,251)(E)        (81,636)
                                           ----------     ----------      ---------         ----------
    Total income........................      928,474        615,743       (132,251)         1,411,966
                                           ----------     ----------      ---------         ----------
Expenses
  Operating and administrative..........      151,150        167,059        (15,594)(F)        336,855
                                                                             25,000 (G)
                                                                              9,240 (H)
  Interest expense......................           --             --        129,807 (D),(J)    129,807
                                           ----------     ----------      ---------         ----------
                                              151,150        167,059        148,453            466,662
                                           ----------     ----------      ---------         ----------
Net income..............................   $  777,324     $  448,684      $(280,704)        $  945,304
                                           ==========     ==========      =========         ==========
Net income per unit.....................   $     0.23     $     0.11                        $     0.12
                                           ==========     ==========                        ==========
Weighted average number of units
  outstanding during the period.........    3,374,222      4,011,101                         7,765,772
                                           ==========     ==========                        ==========

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                       PRO FORMA STATEMENTS OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                              WITHOUT NOTES ISSUED

                                           CAP SOURCE I   CAP SOURCE II    PRO FORMA      PRO FORMA
                                           (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS      COMBINED
                                           ------------   -------------   ------------   ------------
Cash flows from operating activities:
  Net income.............................   $  777,324      $ 448,684     $   (280,704)  $    945,304
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
  Equity in (earnings) losses of
    Operating Partnerships...............      (15,488)       (35,127)         132,251         81,636
  Amortization...........................           --             --           (6,354)        (6,354)
  Amortization of discount on mortgage-
    backed securities....................         (308)           (83)              --           (391)
  Payment of legal fees pursuant to
    settlement agreement.................           --             --       (1,000,000)    (1,000,000)
  Decrease (increase) in interest
    receivable...........................         (143)           860               --            717
  Decrease (increase) in other assets....       (6,521)        18,584               --         12,063
  Decrease in accounts payable...........     (223,781)      (140,526)              --       (364,307)
  Other non-cash adjustments.............           --             --          154,807        154,807
                                            ----------      ---------     ------------   ------------
    Net cash provided by (used in)
      operating activities...............      531,083        292,392       (1,000,000)      (176,525)
                                            ----------      ---------     ------------   ------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal
    payments received....................       85,094         43,879               --        128,973
  Distributions received from Operating
    Partnerships.........................       15,488         35,127               --         50,615
                                            ----------      ---------     ------------   ------------
    Net cash provided by investing
      activities.........................      100,582         79,006               --        179,588
                                            ----------      ---------     ------------   ------------
Cash flows from financing activities
  Scheduled distributions................     (860,597)      (455,807)              --     (1,316,404)
  Distributions pursuant to settlement
    agreement............................           --             --      (12,696,760)   (12,696,760)
  Proceeds from long-term borrowings.....           --             --        7,855,195      7,855,195
                                            ----------      ---------     ------------   ------------
    Net cash used in financing
      activities.........................     (860,597)      (455,807)      (4,841,565)    (6,157,969)
                                            ----------      ---------     ------------   ------------
    Net decrease in cash and temporary
      cash investments...................     (228,932)       (84,409)      (5,841,565)    (6,154,906)
Cash and temporary cash investments at
  beginning of period....................    8,658,997        278,134         (765,605)     8,171,526
                                            ----------      ---------     ------------   ------------
Cash and temporary cash investments at
  end of period..........................   $8,430,065      $ 193,725     $ (6,607,170)  $  2,016,620
                                            ==========      =========     ============   ============
Distributions--income....................                                                $    945,304
Distributions--return of capital.........                                                     371,100
                                                                                         ------------
                                                                                         $  1,316,404
                                                                                         ============

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

                              WITHOUT NOTES ISSUED

A Represents the following adjustments to record remaining transaction costs expected to be incurred: (i) a decrease in cash for anticipated transaction costs remaining to be incurred of $765,605; (ii) goodwill of $459,613 resulting from Cap Source I's share of the remaining transaction costs; and
    (iii) a $305,992 reduction to partners' capital for Cap Source II's share of the remaining transaction costs.

B The historical balance sheet of Cap Source II has been adjusted to reflect the impact of applying the purchase method of accounting to this transaction. The net assets of Cap Source II are being adjusted to their estimated fair value. The fair value is based on: (i) the amount the Partnership would receive under the terms of the Operating Partnerships' limited partnership agreements if the underlying properties were sold for an amount equal to net realizable value (which is based on the appraised value of the properties underlying the Operating Partnerships); (ii) the market value of the GNMA Certificates and FHA Loan based on market prices; (iii) any undistributed cash and other assets; less (iv) any outstanding liabilities owed by the Partnership.

    The application of purchase accounting results in the following adjustments:
    (i) the investment in the FHA Loan and GNMA Certificates and the investment in Operating Partnerships has been adjusted to fair value as described above; (ii) intangible items have been eliminated as these items were assigned no value; and (iii) the net effect of those changes to the assets and liabilities has been applied to the partners' capital account.

C  Not used

D To record the payment of distributions to unit holders, legal fees to the plaintiffs' attorneys and the financing thereof pursuant to the settlement agreement which is more fully described in the section entitled "THE TRANSACTION--Terms of the Settlement".

    The following assumptions were made for purposes of the pro forma financial statements:

    (i) the three payments of distributions to unit holders and the payment of legal fees pursuant to the settlement agreement will be made on the date of the merger

    (ii) the company will not acquire any of its units in the unit repurchase program, but rather will distribute to unit holders funds that would have been used to acquire units

   (iii) total distributions to unit holders and total legal fees payable by the company will be as follows:

DISTRIBUTIONS TO UNIT HOLDERS
First post closing distribution to unit holders.............  $ 6,000,000
Second post closing distribution to unit holders............    5,000,000
Third post closing distribution to unit holders.............    3,500,000
Less: Legal fees to be paid out of amounts distributable to
  unit holders..............................................     (500,000)
Less: One regular quarterly distribution to unit holders....   (1,303,240)
                                                              -----------
                                                              $12,696,760
                                                              ===========
LEGAL FEES TO PLAINTIFFS' ATTORNEYS
Payable out of amounts distributable to unit holders........  $   500,000
Other amount payable out of the company.....................      500,000
                                                              -----------
                                                              $ 1,000,000
                                                              ===========

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
              NOTES TO PRO FORMA FINANCIAL STATEMENTS (CONTINUED)

                              WITHOUT NOTES ISSUED

    (iv) the company will finance the payments of distributions and legal fees with cash of $5,841,565 and long-term borrowings of $7,855,195. The long-term borrowings will be collateralized by certain of the company's mortgage-backed securities. The company anticipates that the borrowings will bear interest based on the 10-year Treasury rate plus 100 - 200 basis points. The 10-year Treasury rate was 5.61% as of May 1, 2000.

    The $1,000,000 in legal fees have not been reflected in the pro forma income statement as such costs are non-recurring. Interest expense on borrowings utilized to pay the legal fees and distributions to unit holders has been reflected in the pro forma income statement as the company aniticipates that the related borrowings will be outstanding for greater than 12 months after the transaction is completed. Accordingly, the company will incur interest expense on such borrowings beyond the first 12 months after the transaction is completed. (See Note J).

E  Represents the adjustment to Cap Source II's share of the equity in income
    (losses) of Operating Partnerships as a result of applying the purchase method of accounting and recording the Cap Source II Operating Partnerships at their estimated fair value (which is greater than zero).

F Represents the elimination of historical amortization of the initial advisory fee for Cap Source II as these items were assigned no value in adjusting to fair value in applying the purchase method of accounting.

G Represents the Administrative Fee payable to the General Partner pursuant to the terms of the Partnership Agreement. The Administrative Fee is .50% per annum of the sum of (i) the fair market value on the Merger Date of the Original Assets that are then still owned by the Partnership, plus (ii) the purchase price paid by the Partnership for New Assets that are then held by the Partnership. The first $100,000 of the Administrative Fee shall be paid each year, with the balance payable only during years that funds from operations (net income plus depreciation expense per the Partnership's audited financial statements) calculated before administrative fees, exceeds 7% of the limited partners average capital (per the Partnership's financial statements computed quarterly) for that year. Such Administrative Fee will be paid on a monthly basis. The Administrative Fee is limited to $100,000 annually for all periods presented.

H Represents the amortization of $924,000 of goodwill using the straight line method over a period of 25 years.

I   Not used

J   Represents interest on the long-term borrowings at an assumed rate of 6.61%

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                    SUPPLEMENTAL PRO FORMA PER UNIT DATA(A)

                              WITHOUT NOTES ISSUED

                                                           DISTRIBUTIONS      NET INCOME     DISTRIBUTIONS
                                            BOOK VALUE      THREE MONTHS     THREE MONTHS     YEAR ENDED      NET INCOME
                               EXCHANGE       AS OF            ENDED            ENDED          DEC. 31,       YEAR ENDED
                                VALUE     MARCH 31, 2000   MARCH 31, 2000   MARCH 31, 2000       1999        DEC. 31, 1999
                               --------   --------------   --------------   --------------   -------------   -------------
Pro forma--the Company (Per
  Unit)......................   $10.00       $  7.73          $0.1678          $  0.12          $0.6713          $0.42

Historical--Cap Source I (Per
  Unit)......................                $ 12.94          $0.2525          $  0.23          $1.0100          $0.79

Equivalent pro forma--Cap
  Source I (Per Unit)........   $13.96       $ 10.79          $0.2342          $  0.17          $0.9369          $0.59

Historical--Cap Source II
  (Per Unit).................                $  6.74          $0.1125          $  0.11          $0.4500          $0.36

Equivalent pro forma--Cap
  Source II (Per Unit).......   $ 7.62       $  5.89          $0.1279          $  0.09          $0.5115          $0.32

  A      Equivalent pro forma data has been calculated by multiplying the Company's pro forma amounts by the exchange ratio (below) for each Partnership, so that the Partnership per unit pro forma amounts are equated to the respective values for one unit of the respective Partnership.

         Exchange Values
         (1 unit of Partnership = X units of Company)

         Cap Source I...............................................  1.3957
         Cap Source II..............................................  0.7620

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 2000
                                  (UNAUDITED)
                               WITH NOTES ISSUED

                                        CAP SOURCE I   CAP SOURCE II      PRO FORMA       PRO FORMA
                                        (HISTORICAL)   (HISTORICAL)      ADJUSTMENTS      COMBINED
                                        ------------   -------------   ---------------   -----------
ASSETS
  Cash and temporary cash investments,
    at cost which approximates market
    value.............................  $ 8,430,065     $   193,725    $   (765,605)(A)  $ 2,016,620
                                                                         (5,841,565)(D)
  Investment in FHA Loans.............   12,316,940       6,460,719              -- (B)   18,777,659
  Investment in GNMA Certificates.....   23,038,648      20,333,125          39,631 (B)   43,411,404
  Investment in Operating
    Partnerships......................           --              --       3,809,948 (B)    3,809,948
  Interest receivable.................      304,886         193,074              --          497,960
  Other assets........................      464,387          20,480         (20,480)(B)      924,000
                                                                            459,613 (A)
                                        -----------     -----------    ------------      -----------
                                        $44,554,926     $27,201,123    $ (2,318,458)     $69,437,591
                                        ===========     ===========    ============      ===========
LIABILITIES AND PARTNERS' CAPITAL
  (DEFICIT)
  Liabilities
    Accounts payable..................  $   197,079     $   155,073    $         --      $   352,152
    Distributions payable.............      860,597         303,871              --        1,164,468
    Long-term borrowings..............           --              --       7,855,195 (D)    7,855,195
    Notes payable.....................           --              --      20,000,000 (C)   20,000,000
                                        -----------     -----------    ------------      -----------
                                          1,057,676         458,944      27,855,195       29,371,815
                                        -----------     -----------    ------------      -----------
  Partners' Capital (Deficit)
    General Partners..................     (180,687)       (299,036)         38,291 (B)     (441,432)
    Limited Partners..................   43,677,937      27,041,215       3,790,808 (B)   40,507,208
                                                                           (305,992)(A)
                                                                        (20,000,000)(C)           --
                                                                        (12,696,760)(D)           --
                                                                         (1,000,000)(D)           --
                                        -----------     -----------    ------------      -----------
                                         43,497,250      26,742,179     (30,173,653)      40,065,776
                                        -----------     -----------    ------------      -----------
                                        $44,554,926     $27,201,123    $ (2,318,458)     $69,437,591
                                        ===========     ===========    ============      ===========

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                         PRO FORMA STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                               WITH NOTES ISSUED

                                        CAP SOURCE I   CAP SOURCE II       PRO FORMA        PRO FORMA
                                        (HISTORICAL)   (HISTORICAL)       ADJUSTMENTS        COMBINED
                                        ------------   -------------   ------------------   ----------
Income
  Mortgage-backed securities income...   $3,215,472     $2,318,543     $         --         $5,534,015
  Interest income on temporary cash
    investments.......................      431,111         14,505               --            445,616
  Equity in losses of Operating
    Partnerships......................     (325,245)            --         (257,973)(E)       (583,218)
  Other income........................        2,000            400               --              2,400
                                         ----------     ----------     ------------         ----------
    Total income......................    3,323,338      2,333,448         (257,973)         5,398,813
                                         ----------     ----------     ------------         ----------
Expenses
  Operating and administrative........      629,037        880,808          (62,376)(F)      1,584,429
                                                                            100,000 (G)
                                                                             36,960 (H)
  Interest expense....................           --             --        1,544,000 (I)      2,063,228
                                                                            519,228 (D),(J)
                                         ----------     ----------     ------------         ----------
                                            629,037        880,808        2,137,812          3,647,657
                                         ----------     ----------     ------------         ----------
Net income............................   $2,694,301     $1,452,640     $ (2,395,785)        $1,751,156
                                         ==========     ==========     ============         ==========
Net income per share..................   $     0.79     $     0.36                          $     0.30
                                         ==========     ==========                          ==========
Weighted average number of units
  outstanding during the year.........    3,374,222      4,011,101                           5,765,772
                                         ==========     ==========                          ==========

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                       PRO FORMA STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                               WITH NOTES ISSUED

                                             CAP SOURCE I   CAP SOURCE II    PRO FORMA      PRO FORMA
                                             (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS      COMBINED
                                             ------------   -------------   ------------   ------------
Cash flows from operating activities:
  Net income...............................  $ 2,694,301     $ 1,452,640    $ (2,395,785)  $  1,751,156
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
  Equity in losses of Operating
    Partnerships...........................      325,245              --         257,973        583,218
  Amortization.............................           --              --         (25,416)       (25,416)
  Amortization of discount on
    mortgage-backed securities.............       (2,216)           (316)             --         (2,532)
  Payment of legal fees pursuant to
    settlement agreement...................           --              --      (1,000,000)    (1,000,000)
  Decrease in interest receivable..........        1,916           1,506              --          3,422
  Decrease in other assets.................      207,037         100,140              --        307,177
  Decrease in accounts payable.............      (69,225)        (51,847)             --       (121,072)
  Other non-cash adjustments...............           --              --       2,163,228      2,163,228
                                             -----------     -----------    ------------   ------------
    Net cash provided by (used in)
      operating activities.................    3,157,058       1,502,123      (1,000,000)     3,659,181
                                             -----------     -----------    ------------   ------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal
    payments received......................      417,853         166,239              --        584,092
  Deferred transaction costs paid..........     (452,975)             --              --       (452,975)
  Distributions received from Operating
    Partnerships...........................       59,755              --              --         59,755
  Investment in Operating Partnerships.....     (385,000)             --              --       (385,000)
                                             -----------     -----------    ------------   ------------
    Net cash provided by (used in)
      investing activities.................     (360,367)        166,239              --       (194,128)
                                             -----------     -----------    ------------   ------------
Cash flows from financing activities
  Scheduled distributions..................   (3,442,388)     (1,823,227)             --     (5,265,615)
  Distributions pursuant to settlement
    agreement..............................           --              --     (12,696,760)   (12,696,760)
  Proceeds from long-term borrowings.......           --              --       7,855,195      7,855,195
                                             -----------     -----------    ------------   ------------
    Net cash used in financing
      activities...........................   (3,442,388)     (1,823,227)     (4,841,565)   (10,107,180)
                                             -----------     -----------    ------------   ------------
    Net decrease in cash and temporary cash
      investments..........................     (645,697)       (154,865)     (5,841,565)    (6,642,127)
Cash and temporary cash investments at
  beginning of year........................    9,304,694         432,999        (765,605)     8,972,088
                                             -----------     -----------    ------------   ------------
Cash and temporary cash investments at end
  of year..................................  $ 8,658,997     $   278,134    $ (6,607,170)  $  2,329,961
                                             ===========     ===========    ============   ============
Distributions--income......................                                                $  1,751,156
Distributions--return of capital...........                                                   3,514,459
                                                                                           ------------
                                                                                           $  5,265,615
                                                                                           ============

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                         PRO FORMA STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)
                               WITH NOTES ISSUED

                                          CAP SOURCE I   CAP SOURCE II      PRO FORMA       PRO FORMA
                                          (HISTORICAL)   (HISTORICAL)      ADJUSTMENTS       COMBINED
                                          ------------   -------------   ----------------   ----------
Income
  Mortgage-backed securities income.....    $ 798,656      $ 577,368     $       --         $1,376,024
  Interest income on temporary cash
    investments.........................      114,330          3,248             --            117,578
  Equity in earnings (losses) of
    Operating Partnerships..............       15,488         35,127       (132,251)(E)        (81,636)
  Other income..........................           --             --             --                 --
                                            ---------      ---------     ----------         ----------
    Total income........................      928,474        615,743       (132,251)         1,411,966
                                            ---------      ---------     ----------         ----------
Expenses
  Operating and administrative..........      151,150        167,059        (15,594)(F)        336,855
                                                                             25,000 (G)
                                                                              9,240 (H)
  Interest expense......................           --             --        386,000 (I)        515,807
                                                                            129,807 (D),(J)
                                            ---------      ---------     ----------         ----------
                                              151,150        167,059        534,453            852,662
                                            ---------      ---------     ----------         ----------
Net income..............................    $ 777,324      $ 448,684     $ (666,704)        $  559,304
                                            =========      =========     ==========         ==========
Net income per share....................    $    0.23      $    0.11                        $     0.10
                                            =========      =========                        ==========
Weighted average number of units
  outstanding during the period.........    3,374,222      4,011,101                         5,765,772
                                            =========      =========                        ==========

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                       PRO FORMA STATEMENTS OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                               WITH NOTES ISSUED

                                                CAP SOURCE I   CAP SOURCE II    PRO FORMA     PRO FORMA
                                                (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS    COMBINED
                                                ------------   -------------   -----------   -----------
Cash flows from operating activities:
  Net income.................................    $  777,324      $ 448,684     $  (666,704)  $   559,304
  Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities:
  Equity in (earnings) losses of Operating
    Partnerships.............................       (15,488)       (35,127)        132,251        81,636
  Amortization...............................            --             --          (6,354)       (6,354)
  Amortization of discount on mortgage-backed
    securities...............................          (308)           (83)             --          (391)
  Payment of legal fees pursuant to
    settlement agreement.....................            --             --      (1,000,000)   (1,000,000)
  Decrease (increase) in interest
    receivable...............................          (143)           860              --           717
  Decrease (increase) in other assets........        (6,521)        18,584              --        12,063
  Decrease in accounts payable...............      (223,781)      (140,526)             --      (364,307)
  Other non-cash adjustments.................            --             --         540,807       540,807
                                                 ----------      ---------     -----------   -----------
    Net cash provided by (used in) operating
      activities.............................       531,083        292,392      (1,000,000)     (176,525)
                                                 ----------      ---------     -----------   -----------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal
    payments received........................        85,094         43,879              --       128,973
  Deferred transaction costs paid............            --             --              --            --
  Distributions received from Operating
    Partnerships.............................        15,488         35,127              --        50,615
  Investment in Operating Partnerships.......            --             --              --            --
                                                 ----------      ---------     -----------   -----------
    Net cash provided by investing
      activities.............................       100,582         79,006              --       179,588
                                                 ----------      ---------     -----------   -----------
Cash flows from financing activities
  Scheduled distributions....................      (860,597)      (455,807)             --    (1,316,404)
  Distributions pursuant to settlement
    agreement................................            --             --     (12,696,760)  (12,696,760)
  Proceeds from long-term borrowings.........            --             --       7,855,195     7,855,195
                                                 ----------      ---------     -----------   -----------
    Net cash used in financing activities....      (860,597)      (455,807)     (4,841,565)   (6,157,969)
                                                 ----------      ---------     -----------   -----------
    Net decrease in cash and temporary cash
      investments............................      (228,932)       (84,409)     (5,841,565)   (6,154,906)
Cash and temporary cash investments at
  beginning of period........................     8,658,997        278,134        (765,605)    8,171,526
                                                 ----------      ---------     -----------   -----------
Cash and temporary cash investments at end of
  period.....................................    $8,430,065      $ 193,725     $(6,607,170)  $ 2,016,620
                                                 ==========      =========     ===========   ===========
Distributions--income........................                                                $   559,304
Distributions--return of capital.............                                                    757,100
                                                                                             -----------
                                                                                             $ 1,316,404
                                                                                             ===========

            See accompanying Notes to Pro Forma Financial Statements

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

                               WITH NOTES ISSUED

A Represents the following adjustments to record remaining transaction costs expected to be incurred: (i) a decrease in cash for anticipated transaction costs remaining to be incurred of $765,605; (ii) goodwill of $459,613 resulting from Cap Source I's share of the remaining transaction costs; and
    (iii) a $305,992 reduction to partners' capital for Cap Source II's share of the remaining transaction costs.

B The historical balance sheet of Cap Source II has been adjusted to reflect the impact of applying the purchase method of accounting to this transaction. The net assets of Cap Source II are being adjusted to their estimated fair value. The fair value is based on: (i) the amount the Partnership would receive under the terms of the Operating Partnerships' limited partnership agreements if the underlying properties were sold for an amount equal to net realizable value (which is based on the appraised value of the properties underlying the Operating Partnerships); (ii) the market value of the GNMA Certificates and FHA Loan based on market prices; (iii) any undistributed cash and other assets; less (iv) any outstanding liabilities owed by the Partnership.

    The application of purchase accounting results in the following adjustments:
    (i) the investment in the FHA Loan and GNMA Certificates and the investment in Operating Partnerships has been adjusted to fair value as described above; (ii) intangible items have been eliminated as these items were assigned no value; and (iii) the net effect of those changes to the assets and liabilities has been applied to the partners' capital account.

C Represents the maximum issuance of notes by the Company to investors electing to receive notes. The issuance of the notes results in an increase in notes payable and a reduction of partners' capital. The notes mature on January 15, 2008 and bear interest at 120% of the applicable federal rate for debt instruments with a term of not over three years (assumed to be 7.72%).

D To record the payment of distributions to unit holders, legal fees to the plaintiffs' attorneys and the financing thereof pursuant to the settlement agreement which is more fully described in the section entitled "THE TRANSACTION--Terms of the Settlement".

    The following assumptions were made for purposes of the pro forma financial statements:

     (i) the three payments of distributions to unit holders and the payment of legal fees pursuant to the settlement agreement will be made on the date of the merger

     (ii) the company will not acquire any of its units in the unit repurchase program, but rather will distribute to unit holders funds that would have been used to acquire units

    (iii) total distributions to unit holders and total legal fees payable by the company will be as follows:

DISTRIBUTIONS TO UNIT HOLDERS
First post closing distribution to unit holders.............  $ 6,000,000
Second post closing distribution to unit holders............    5,000,000
Third post closing distribution to unit holders.............    3,500,000
Less: Legal fees to be paid out of amounts distributable to
  unit holders..............................................     (500,000)
Less: One regular quarterly distribtution to unit holders...   (1,303,240)
                                                              -----------
                                                              $12,696,760
                                                              ===========
LEGAL FEES TO PLAINTIFFS' ATTORNEYS
Payable out of amounts distributable to unit holders........  $   500,000
Other amount payable out of the company.....................      500,000
                                                              -----------
                                                              $ 1,000,000
                                                              ===========

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
              NOTES TO PRO FORMA FINANCIAL STATEMENTS (CONTINUED)

                               WITH NOTES ISSUED

     (iv) the company will finance the payments of distributions and legal fees with cash of $5,841,565 and long-term borrowings of $7,855,195. The long-term borrowings will be collateralized by certain of the company's mortgage-backed securities. The company anticipates that the borrowings will bear interest based on the 10-year Treasury rate plus 100--200 basis points. The 10-year Treasury rate was 5.61% as of May 1, 2000.

    The $1,000,000 in legal fees have not been reflected in the pro forma income statement as such costs are non-recurring. Interest expense on borrowings utilized to pay the legal fees and distributions to unit holders has been reflected in the pro forma income statement as the company aniticipates that the related borrowings will be outstanding for greater than 12 months after the transaction is completed. Accordingly, the company will incur interest expense on such borrowings beyond the first 12 months after the transaction is completed. (See Note J).

E  Represents the adjustment to Cap Source II's share of the equity in income
    (losses) of Operating Partnerships as a result of applying the purchase method of accounting and recording the Cap Source II Operating Partnerships at their estimated fair value (which is greater than zero).

F Represents the elimination of historical amortization of the initial advisory fee for Cap Source II as these items were assigned no value in adjusting to fair value in applying the purchase method of accounting.

G Represents the Administrative Fee payable to the General Partner pursuant to the terms of the Partnership Agreement. The Administrative Fee is .50% per annum of the sum of (i) the fair market value on the Merger Date of the Original Assets that are then still owned by the Partnership, plus (ii) the purchase price paid by the Partnership for New Assets that are then held by the Partnership. The first $100,000 of the Administrative Fee shall be paid each year, with the balance payable only during years that funds from operations (net income plus depreciation expense per the Company's audited financial statements) calculated before administrative fees, exceeds 7% of the limited partners average capital (per the Company's financial statements computed quarterly) for that year. Such Administrative Fee will be paid on a monthly basis. The Administrative Fee is limited to $100,000 annually for all periods presented.

H Represents the amortization of $924,000 of goodwill using the straight line method over a period of 25 years.

I   Represents interest on the notes at an assumed rate of 7.72%

J   Represents interest on the long-term borrowings at an assumed rate of 6.61%

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                    SUPPLEMENTAL PRO FORMA PER UNIT DATA (A)

                               WITH NOTES ISSUED

                                                       DISTRIBUTIONS      NET INCOME
                                        BOOK VALUE      THREE MONTHS     THREE MONTHS    DISTRIBUTIONS     NET INCOME
                           EXCHANGE       AS OF            ENDED            ENDED          YEAR ENDED      YEAR ENDED
                            VALUE     MARCH 31, 2000   MARCH 31, 2000   MARCH 31, 2000   DEC. 31, 1999    DEC. 31, 1999
                           --------   --------------   --------------   --------------   --------------   -------------
Pro forma--the Company
  (Per Unit).............   $10.00       $  6.95          $0.2260           $  0.10         $0.9041           $0.30

Historical--Cap Source I
  (Per Unit).............                $ 12.94          $0.2525           $  0.23         $1.0100           $0.79
Equivalent pro forma--
  Cap Source I (Per
  Unit)..................   $13.96       $  9.70          $0.3154           $  0.14         $1.2619           $0.42

Historical--Cap Source II
  (Per Unit).............                $  6.74          $0.1125           $  0.11         $0.4500           $0.36
Equivalent pro forma--
  Cap Source II (Per
  Unit)..................   $ 7.62       $  5.30          $0.1722           $  0.08         $0.6889           $0.23

A Equivalent pro forma data has been calculated by multiplying the Company's pro forma amounts by the exchange ratio (below) for each Partnership, so that the Partnership per unit pro forma amounts are equated to the respective values for one unit of the respective Partnership.

    Exchange Values
    (1 unit of Partnership = X units of Company)

Cap Source I................................................   1.3957
Cap Source II...............................................   0.7620

                                THE PARTNERSHIPS

CAP SOURCE I

    HISTORY.  Cap Source I, a Delaware limited partnership, was formed
August 22, 1985. The general partners of Cap Source I are Insured Mortgage Equities, Inc. and America First Capital Source I L.L.C. The Initial Limited Partner of Cap Source I, H/T Corp., a Delaware corporation wholly owned by the Cap Source I General Partners, assigned some of the ownership attributes of the limited partner interests to the Cap Source I investors, including rights to a percentage of Cap Source I's income, gain, losses, deductions, credits and distributions. H/T Corp. has agreed to vote the limited partner interests as directed by the Cap Source I investors. The Cap Source I investors hold beneficial assignment certificates, which represent beneficial assignments of the limited partner interests in Cap Source I.

    Cap Source I was formed to invest principally in federally insured mortgages on multifamily housing property (the "Cap Source I Mortgage Securities") and to acquire, hold, sell and otherwise deal with limited partnership interests (the "Cap Source I Partnership Equity Interests") in the Cap Source I Operating Partnerships. The Cap Source I partnership agreement originally provided that the BACs would be listed on NASDAQ for trading. The investors voted by proxy not to list the BACs on NASDAQ.

    Cap Source I's assets originally consisted of debt and equity financing for eight multifamily rental housing properties. Cap Source I's investments in these properties consisted of: (a) approximately 85% in the form of permanent mortgages and/or construction loans, each of which was insured or guaranteed, in an amount substantially equal to the face amount of the mortgage, by the FHA or GNMA; and (b) the balance to purchase up to a 99% limited partner interest in limited partnerships which developed, constructed, own and operate these properties.

    The original Cap Source I Operating Partnerships were structured with the developer of the respective property serving as the general partner (the "Cap Source I Operating General Partner") with a 1% interest, Cap Source I as the limited partner with a 98.99% interest and CS Properties I, Inc., a corporation wholly owned by the Cap Source I General Partners, as the special limited partner (the "Cap Source I Special Limited Partner") with a .01% interest. The Cap Source I Special Limited Partner has the power, among other things, to remove the Cap Source I Operating General Partners under certain circumstances and to consent to the sale of the Cap Source I Operating Partnerships' Assets. In exception to the above-described original structuring, in one of the Cap Source I Operating Partnerships, the Ponds at Georgetown L.P., Cap Source I is a limited partner with a 30.29% interest and Cap Source II is a limited partner with a 68.7% interest. Also, in the Fox Hollow Operating Partnership, Cap
Source I is a 99.9% limited partner.

    Since inception, Cap Source I has been repaid by GNMA on one of its Cap Source I Mortgage Securities, and, as a result, it no longer holds a Cap Source I Partnership Equity Interest in the Cap Source I Operating Partnership which owned the property collateralizing the repaid mortgage, Falcon Point. It has also been repaid by FHA on another of its Cap Source I Mortgage Securities but continues to own its Cap Source I Partnership Equity Interest in the Cap Source I Operating Partnership, Fox Hollow. Three of the Cap Source I Operating Partnerships, Misty Springs, Waterman's Crossing and The Ponds at Georgetown, have been restructured with CS Properties I, Inc. succeeding to the general partner 1% interest, or a co-general partner interest with CS
Properties II, Inc. in the case of The Ponds at Georgetown. In the case of Fox Hollow, CS Properties I, Inc. is both the general partner and the special limited partner with a total 0.01% interest.

    As a result of the foregoing, at December 31, 1999, Cap Source I held debt and/or equity investments in seven properties. These investments consist of
(1) four mortgage-backed securities guaranteed as to principal and interest by GNMA, collateralized by first mortgage loans insured as to principal and interest by FHA on multifamily housing properties located in Virginia, Florida, Illinois and Michigan; (2) two first mortgage loans insured as to principal and interest by FHA on multifamily housing properties located in

North Carolina and Ohio; and (3) Cap Source I Partnership Equity Interests in seven limited partnerships. Cap Source I also holds reserve investments in the form of cash and cash equivalents and investments in GNMA securities backed by pools of single family mortgages (the "Cap Source I Reserve Investments").

    The Cap Source I Mortgage Securities provide Cap Source I with monthly payments of principal and interest which are guaranteed either by GNMA or FHA. The Cap Source I Partnership Equity Interests were intended to be sufficient to cover all costs not covered by the Cap Source I Mortgage Securities until the Cap Source I Operating Partnerships' income was sufficient to cover their expenses, including debt service on the Cap Source I Mortgage Securities, as well as a return to Cap Source I on its investment during the period. The current return to Cap Source I on its Cap Source I Partnership Equity Interests is a function of the net cash flow generated by the properties and is dependent on the rental and occupancy rates and on the level of expenses at the properties.

    The FHA Loans and GNMA Certificates owned by Cap Source I are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Cap Source I Partnership Equity Interests, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Cap Source I Operating Partnerships.

    The following FHA Loans and GNMA Certificates associated with the Operating Partnerships were owned by Cap Source I at December 31, 1999.

                                                                                             AGGREGATE
                                          GUARANTEED OR                                   PRINCIPAL AMOUNT
PROPERTY NAME                              INSURED BY     INTEREST RATE   MATURITY DATE     OUTSTANDING
-------------                             -------------   -------------   -------------   ----------------
Bluff Ridge Apartments..................     FHA               8.72%       11/15/2028       $ 3,462,315
Highland Park Apartments................     FHA               8.75        11/01/2028         8,878,132
Misty Springs Apartments................    GNMA               8.75         6/15/2029         4,219,029
The Ponds at Georgetown.................    GNMA               7.50        12/15/2029         2,419,507
Waterman's Crossing.....................    GNMA              10.00         9/15/2028        10,815,058
Water's Edge Apartments.................    GNMA               8.75        12/15/2028         5,000,688

    The following table shows the occupancy levels and effective rental rates of the properties financed by Cap Source I in 1999:

                                                                                      AVERAGE EFFECTIVE
                                                                      PERCENTAGE OF     ANNUAL RENTAL
                                                        NUMBER OF         UNITS             RATE
PROPERTY NAME                          LOCATION           UNITS         OCCUPIED          PER UNIT
-------------                     ------------------   ------------   -------------   -----------------
Bluff Ridge Apartments..........  Jacksonville, NC          108             99%            $ 6,734
Fox Hollow Apartments...........  High Point, NC            184             96               6,781
Highland Park Apartments........  Columbus, OH              252             94               6,852
Misty Springs Apartments........  Daytona Beach, FL         128             99               6,752
The Ponds at Georgetown.........  Ann Arbor, MI             134             99              10,732
Waterman's Crossing.............  Newport News, VA          260             99               7,822
Water's Edge Apartments.........  Lake Villa, IL            108             95               9,587
                                                          -----
                                                          1,174
                                                          =====

    In the opinion of the Cap Source I General Partners, each of the properties is adequately covered by insurance.

CAP SOURCE II

    HISTORY.  Cap Source II, a Delaware limited partnership, was formed
August 22, 1986. The general partners of Cap Source II are Insured Mortgage Equities, II L.P. and America First Capital Source II L.L.C. The Initial Limited Partner of Cap Source II, H/T Corp. II-A, a Delaware corporation wholly owned by the Cap Source II General Partners, assigned some of the ownership attributes of the limited partner interests to the Cap Source II investors, including rights to a percentage of Cap Source II's income, gain, losses, deductions, credits and distributions. H/T Corp. II-A has agreed to vote the limited partner interests as directed by the Cap Source II investors. The Cap Source II investors hold beneficial assignment certificates, which represent beneficial assignments of the limited partner interests in Cap Source II.

    Cap Source II was formed to invest principally in federally insured mortgages on multifamily housing property (the "Cap Source II Mortgage Securities") and to acquire, hold, sell and otherwise deal with limited partnership interests (the "Cap Source II Partnership Equity Interests") in the Cap Source II Operating Partnerships. The Cap Source II partnership agreement originally provided that the BACs would be listed on NASDAQ for trading. The investors voted by proxy not to list the BACs on NASDAQ.

    Cap Source II's assets originally consisted of debt and equity financing for five multifamily rental housing properties. Cap Source II's investments in these properties consisted of: (a) approximately 85% in the form of permanent mortgages and/or construction loans, each of which was insured or guaranteed, in an amount substantially equal to the face amount of the mortgage, by the FHA or GNMA; and (b) the balance to purchase up to a 99% limited partner interest in limited partnerships which developed, constructed, own and operate these properties.

    The Cap Source II Operating Partnerships were structured with the developer of the respective property serving as the general partner (the "Cap Source II Operating General Partner") with a 1% interest, Cap Source II as the limited partner with a 98.99% interest and CS Properties II, Inc., a corporation wholly owned by the Cap Source II General Partners, as the special limited partner (the "Cap Source II Special Limited Partner") with a .01% interest. The Cap Source II Special Limited Partner has the power, among other things, to remove the Cap Source II Operating General Partners under certain circumstances and to consent to the sale of the Cap Source II Operating Partnerships' Assets. In the only exception to the above-described original structuring, in one of the Cap Source II Operating Partnerships, the Ponds at Georgetown L.P., Cap Source II is a limited partner with a 68.7% interest and Cap Source I, is a limited partner with a 30.29% interest.

    Since inception, Cap Source II has been repaid by GNMA on one of its Cap Source II Mortgage Securities, and, as a result, it no longer holds a Cap Source II Partnership Equity Interest in the Cap Source II Operating Partnership which owned the property collateralizing the repaid mortgage. One of the Cap
Source II Operating Partnerships, The Ponds at Georgetown, has been restructured with CS Properties II, Inc. succeeding with CS Properties I, Inc. as co-general partners to the 1% general partner interest in this Operating Partnership.

    As a result of the foregoing, at December 31, 1999, Cap Source II held debt and/or equity investments in four properties. These investments consist of
(1) three mortgage-backed securities guaranteed as to principal and interest by GNMA, collateralized by first mortgage loans insured as to principal and interest by FHA on multifamily housing properties located in Michigan and Florida; (2) one first mortgage loan insured as to principal and interest by FHA on a multifamily housing property located in North Carolina; and (3) Cap Source II Partnership Equity Interests in four limited partnerships. Cap Source II also holds reserve investments in the form of cash and cash equivalents (the "Cap Source II Reserve Investments").

    The Cap Source II Mortgage Securities provide Cap Source II with monthly payments of principal and interest which are guaranteed either by GNMA or FHA. The Cap Source II Partnership Equity Interests were intended to be sufficient to cover all costs not covered by the Cap Source II Mortgage Securities until the Cap Source II Operating Partnerships' income was sufficient to cover their expenses, including debt service on the Cap Source II Mortgage Securities, as well as a return to Cap Source II on its investment during the period. The current return to Cap Source II on its Cap Source II Partnership Equity Interests is a function of the net cash flow generated by the properties and is dependent on the rental and occupancy rates and on the level of expenses at the properties.

    The FHA Loan and GNMA Certificates owned by Cap Source II are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Cap Source II Partnership Equity Interests, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Cap Source II Operating Partnerships.

    The following FHA Loan and GNMA Certificates were owned by Cap Source II at December 31, 1999. Interest income from the FHA Loan and GNMA Certificates is the primary source of cash available for distribution to investors.

                                                                                             AGGREGATE
                                          GUARANTEED OR                                   PRINCIPAL AMOUNT
PROPERTY NAME                              INSURED BY     INTEREST RATE   MATURITY DATE     OUTSTANDING
-------------                             -------------   -------------   -------------   ----------------
Crane's Landing.........................    GNMA              8.75%        12/15/2030       $10,119,375
Delta Crossing..........................     FHA              9.10         10/01/2030         6,470,165
Monticello Apartments...................    GNMA              8.75         11/15/2029         5,264,973
The Ponds at Georgetown.................    GNMA              7.50         12/15/2029         5,022,840

    The following table shows the occupancy levels and effective rental rates of the properties financed by Cap Source II in 1999:

                                                                     PERCENTAGE OF   AVERAGE EFFECTIVE
                                                         NUMBER OF       UNITS       ANNUAL RENTAL RATE
PROPERTY NAME                             LOCATION         UNITS       OCCUPIED           PER UNIT
-------------                          ---------------   ---------   -------------   ------------------
Crane's Landing......................  Winter Park, FL      252           96%             $ 8,090
Delta Crossing.......................  Charlotte, NC        178           94                7,634
Monticello Apartments................  Southfield, MI       106           90                9,120
The Ponds at Georgetown..............  Ann Arbor, MI        134           99               10,732
                                                            ---
                                                            670
                                                            ===

    In the opinion of the Cap Source II General Partners, each of the properties is adequately covered by insurance.

               SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP BACS

SALE PRICES OF BACS

    The BACs are not listed on any national or regional securities exchange or quoted on any automated quotation system, and there is no established public trading market for the BACs. Secondary sales activity for the BACs has been limited and sporadic. The Cap Source General Partners monitor transfers of the BACs (1) because the admission of the transferee as a substitute investor requires the consent of the Cap Source General Partners under each of the partnership agreements, and (2) to track compliance with safe harbor provisions to avoid treatment of the partnerships as "publicly traded partnerships" for federal income tax purposes.

    Shown in the tables that follow is information regarding sale transactions in the BACs. The information was obtained from the sources indicated. The transactions reflected in the tables below represent only some of the sale transactions in the BACs. There may have been other secondary sale transactions in the BACs, although specific information regarding the transactions is not readily available to the Cap Source General Partners. Because the information regarding sale transactions in the BACs included in the tables below is provided without verification by the Cap Source General Partners and because the information provided does not reflect sufficient activity to cause the prices shown to be representative of the values of the BACs, the information should not be relied upon as indicative of the ability of investors to sell their BACs in secondary sale transactions or as to the prices at which the BACs may be sold. Therefore, the information presented should not necessarily be relied upon by investors in determining whether or not to tender their BACs in the transaction.

    The Cap Source General Partners do not believe that the secondary sale prices of the BACs accurately reflect the value of the assets of the partnerships because secondary sale prices are adversely affected by a variety of factors unrelated to the value of the assets of a limited partnership. Limited partner interests are generally traded on a sporadic basis. Sale prices can vary dramatically based on the number of interests sold at once or over time. Additionally, the Tax Reform Act of 1986 contained provisions which eliminated some federal income tax advantages associated with investments in limited partnerships and which caused limited partnerships to place restrictions on transfers of interests to avoid taxation of income at the partnership and partner levels. Accordingly, limited partnerships have not been well received by investors and secondary sale prices have been adversely affected.

    While the Cap Source General Partners receive some information regarding the prices of secondary sales transactions of the BACs, the Cap Source General Partners do not receive or maintain comprehensive information regarding all activities of all broker/dealers and others known to facilitate secondary sales of the BACs. The Cap Source General Partners estimate, based solely on the transfer records of the partnerships, that the number of BACs transferred in sale transactions, which excludes transactions believed to be between related parties, family members or the same beneficial owner, was as follows:

                  SECONDARY MARKET PARTNERSHIP NET BAC PRICES
                 FROM JANUARY 1, 1997 THROUGH DECEMBER 31, 1997
                              CAPITAL SOURCE L.P.

                                                                        ADJUSTED
                                     BAC SALES PRICE                    CAPITAL
                                   PER $1,000 ORIGINAL                PER ORIGINAL
                                        INVESTMENT                       $1,000             PRICE VERSUS ADJUSTED CAPITAL
                           ------------------------------------        INVESTMENT        ------------------------------------
MONTH                      WEIGHTED        HIGH          LOW         AS OF 12/31/96      WEIGHTED        HIGH          LOW
-----                      --------      --------      --------      --------------      --------      --------      --------
January..............      $565.00       $568.00       $563.50            $917.50         (38.4)%       (38.1)%       (38.6)%
February.............       568.50        583.00        463.00             917.50         (38.0)        (36.5)        (49.5)
March................       542.00        545.00        529.50             917.50         (40.9)        (40.6)        (42.3)
April................       541.50        550.00        537.50             917.50         (41.0)        (40.1)        (41.4)
May..................       476.50        537.50        450.00             917.50         (48.1)        (41.4)        (51.0)
June.................          N/A           N/A           N/A             917.50           N/A           N/A           N/A
July.................       410.00        537.50        387.50             917.50         (55.3)        (41.4)        (57.8)
August...............       454.00        537.50        374.50             917.50         (50.5)        (41.4)        (59.2)
September............       568.50        606.00        482.50             917.50         (38.0)        (34.0)        (47.4)
October..............       588.50        625.00        512.50             917.50         (35.9)        (31.9)        (44.1)
November.............       405.00        405.00        405.00             917.50         (55.9)        (55.9)        (55.9)
December.............          N/A           N/A           N/A             917.50           N/A           N/A           N/A


                        NUMBER
                          OF
MONTH                    BACS
-----                  --------
January..............   1,183
February.............   1,602
March................   2,130
April................     300
May..................   1,860
June.................     N/A
July.................   5,865
August...............     914
September............   2,740
October..............   6,355
November.............   1,875
December.............     N/A

                  SECONDARY MARKET PARTNERSHIP NET BAC PRICES
                  FROM JANUARY 1, 1998 THROUGH AUGUST 31, 1998
                              CAPITAL SOURCE L.P.

                                                                       ADJUSTED
                                     BAC SALES PRICE                    CAPITAL
                                   PER $1,000 ORIGINAL               PER ORIGINAL
                                        INVESTMENT                      $1,000             PRICE VERSUS ADJUSTED CAPITAL
                           ------------------------------------       INVESTMENT        ------------------------------------
MONTH                      WEIGHTED        HIGH          LOW         AS OF 8/31/98      WEIGHTED        HIGH          LOW
-----                      --------      --------      --------      -------------      --------      --------      --------
January..............      $514.06       $617.50       $405.00           $917.50         (44.0)%       (32.7)%       (55.9)%
February.............       513.77        565.00        405.00            917.50         (44.0)        (38.4)        (55.9)
March................       421.00        605.00        405.00            917.50         (54.1)        (34.1)        (55.9)
April................       604.00        637.50        500.00            917.50         (34.2)        (30.5)        (45.5)
May..................       608.00        705.50        500.00            917.50         (33.7)        (23.1)        (45.5)
June.................       551.00        635.50        500.00            917.50         (39.9)        (30.7)        (45.5)
July.................       612.00        645.00        403.00            917.50         (33.3)        (29.7)        (56.1)
August...............       604.00        630.00        500.00            917.50         (34.2)        (31.3)        (45.5)


                        NUMBER
                          OF
MONTH                    BACS
-----                  --------
January..............   15,773
February.............   19,948
March................    6,283
April................    3,400
May..................   29,621
June.................   40,838
July.................   16,017
August...............    5,692

                  SECONDARY MARKET PARTNERSHIP NET BAC PRICES
                 FROM JANUARY 1, 1997 THROUGH DECEMBER 31, 1997
                            CAPITAL SOURCE II L.P.-A

                                                                        ADJUSTED
                                     BAC SALES PRICE                    CAPITAL
                                   PER $1,000 ORIGINAL                PER ORIGINAL
                                        INVESTMENT                       $1,000             PRICE VERSUS ADJUSTED CAPITAL
                           ------------------------------------        INVESTMENT        ------------------------------------
MONTH                      WEIGHTED        HIGH          LOW         AS OF 12/31/96      WEIGHTED        HIGH          LOW
-----                      --------      --------      --------      --------------      --------      --------      --------
January..............      $333.50       $342.50       $300.00            $619.50         (46.2)%       (44.7)%       (51.6)%
February.............       343.00        349.50        337.50             619.50         (44.6)        (43.6)        (45.5)
March................       329.50        345.00        200.00             619.50         (46.8)        (44.3)        (67.7)
April................       378.50        387.50        355.00             619.50         (38.9)        (37.4)        (42.7)
May..................       383.50        387.50        307.50             619.50         (38.1)        (37.4)        (50.4)
June.................       359.00        370.00        314.00             619.50         (42.1)        (40.3)        (49.3)
July.................       285.00        364.00        275.00             619.50         (54.0)        (41.2)        (55.6)
August...............       338.50        350.00        334.00             619.50         (45.4)        (43.5)        (46.1)
September............       372.00        407.00        362.50             619.50         (40.0)        (34.3)        (41.5)
October..............       363.50        368.00        225.50             619.50         (41.3)        (40.6)        (63.6)
November.............       387.50        387.50        387.50             619.50         (37.4)        (37.4)        (37.4)
December.............       305.00        305.00        305.00             619.50         (50.8)        (50.8)        (50.8)


                        NUMBER
                          OF
MONTH                    BACS
-----                  --------
January..............    3,250
February.............    3,589
March................    1,254
April................    9,160
May..................   16,613
June.................    2,375
July.................   10,339
August...............      850
September............    4,636
October..............    3,350
November.............    1,000
December.............      250

                  SECONDARY MARKET PARTNERSHIP NET BAC PRICES
                  FROM JANUARY 1, 1998 THROUGH AUGUST 31, 1998
                            CAPITAL SOURCE II L.P.-A

                                                                       ADJUSTED
                                                                        CAPITAL
                           BAC SALES PRICE PER $1,000 ORIGINAL       PER ORIGINAL
                                        INVESTMENT                      $1,000             PRICE VERSUS ADJUSTED CAPITAL
                           ------------------------------------       INVESTMENT        ------------------------------------
MONTH                      WEIGHTED        HIGH          LOW         AS OF 8/31/98      WEIGHTED        HIGH          LOW
-----                      --------      --------      --------      -------------      --------      --------      --------
January..............      $325.50       $325.50       $325.50           $619.50         (47.5)%       (47.5)%       (47.5)%
February.............       372.93        387.50        350.00            619.50         (39.8)        (37.4)        (43.5)
March................       313.00        350.00        300.00            619.50         (49.5)        (43.5)        (51.6)
April................       391.00        402.50        300.00            619.50         (36.9)        (35.0)        (51.6)
May..................       369.50        400.00        342.50            619.50         (40.4)        (35.4)        (44.7)
June.................       316.50        384.50        300.00            619.50         (48.9)        (37.9)        (51.6)
July.................       373.50        385.00        255.50            619.50         (39.7)        (37.9)        (58.8)
August...............       341.50        385.00        300.00            619.50         (44.9)        (37.9)        (51.6)


                        NUMBER
                          OF
MONTH                    BACS
-----                  --------
January..............   17,203
February.............    5,500
March................   11,740
April................    4,100
May..................    8,248
June.................   26,186
July.................   33,476
August...............    1,992

BAC HOLDERS

    NUMBER OF BAC HOLDERS. As of the record date, Cap Source I had outstanding 3,374,222 BACs which were held of record by approximately 5,560 investors. Cap Source II had outstanding 4,011,101 BACs which were held of record by approximately 5,278 investors.

    BENEFICIAL OWNERS OF MORE THAN 5% OF THE BACS. There are no persons known by the Cap Source General Partners to be the beneficial owners of more than 5% of the outstanding BACs in either of the partnerships.

PARTNERSHIP DISTRIBUTIONS

    Cap Source I made the following cash distributions per BAC for the two most recent fiscal years and the interim period ended March 31, 2000:

                                        FOR THE THREE MONTHS
                                               ENDED           FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                           MARCH 31, 2000      DECEMBER 31, 1999    DECEMBER 31, 1998
                                        --------------------   ------------------   ------------------
Regular quarterly distributions
  Income..............................         $.2281                $ .7905              $ .5582
  Return of capital...................          .0244                  .2195                .4518
                                               ------                -------              -------
                                               $.2525                $1.0100              $1.0100
                                               ======                =======              =======
Distributions
  Paid out of cash flow...............         $.2525                $1.0085              $1.0100
  Paid out of reserves................             --                  .0015                   --
                                               ------                -------              -------
                                               $.2525                $1.0100              $1.0100
                                               ======                =======              =======

    Cumulative cash distributions as of March 31, 2000, totaled $18.29 and $18.08 per original $20.00 BAC, depending on the initial closing date of the investor's investment. These amounts include a $1.65 per BAC special return of capital distribution paid to investors in 1993. Accordingly, current cash distributions are based on an adjusted BAC value of $18.35.

    Regular quarterly distributions to investors consist primarily of interest on the FHA Loans and GNMA Certificates. Additional cash for distributions is received from other investments. Cap Source I is permitted to replenish reserves with cash flows in excess of distributions paid. For the three months ended March 31, 2000, a net amount of $13,667 was withdrawn from reserves. The total amount held in reserves at March 31, 2000, was $9,025,709, of which $640,606 was invested in GNMA Certificates.

    Cap Source II made the following cash distributions per BAC for the two most recent fiscal years and the interim period ended March 31, 2000:

                                        FOR THE THREE MONTHS
                                               ENDED           FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                           MARCH 31, 2000      DECEMBER 31, 1999    DECEMBER 31, 1998
                                        --------------------   ------------------   ------------------
Regular monthly distributions
  Income..............................         $.1107                $.3585               $.2175
  Return of capital...................          .0018                 .0915                .4425
                                               ------                ------               ------
                                               $.1125                $.4500               $.6600
                                               ======                ======               ======
Distributions
  Paid out of cash flow...............         $.1125                $.4149               $.4005
  Paid out of reserves................             --                 .0351                .2595
                                               ------                ------               ------
                                               $.1125                $.4500               $.6600
                                               ======                ======               ======

    Cumulative cash distributions as of March 31, 2000, totaled $19.73 and $18.76 per original $20.00 BAC, depending on the initial closing date of the investor's investment. These amounts include a $7.61 per BAC special return of capital distribution paid to investors in 1993. Accordingly, current cash distributions are based on an adjusted BAC value of $12.39.

    Regular monthly distributions to investors consist primarily of interest on the FHA Loan and the GNMA Certificates. Additional cash for distributions is received from other temporary investments. Cap Source II is permitted to replenish its reserves with cash flows in excess of distributions paid. For the three months ended March 31, 2000, $17,223 was placed into reserves for cash flow in excess of the regular monthly cash distributions.

    Following completion of the transaction, investors may receive a final distribution from their partnership for the period commencing on the first day following the end of the last fiscal quarter for which distributions are made and ending on the effective date.

THIRD PARTY TENDER OFFERS

    The Cap Source General Partners are aware of the following unsolicited tender offers made by parties unaffiliated with the Cap Source General Partners to purchase BACs in Cap Source I and Cap Source II between July of 1996 and May of 2000. The Cap Source General Partners recommended that investors in each partnership reject these offers because they were below what the Cap Source General Partners believed was fair value for the BACs when the offers were made.

                              CAPITAL SOURCE L.P.
                          TENDER OFFERS AS OF MAY 2000

  DATE OF            PER BAC
TENDER OFFER       OFFER PRICE   NUMBER OF BACS   PARTY MAKING OFFER
------------       -----------   --------------   ------------------
  7/3/96             $ 6.00      Up to 150,000    Equity Resource Fund XIX
  5/9/97             $ 8.00      Up to 4.9%       First Trust Co., L.P.
  9/4/97             $ 8.10      Up to 165,150    Maxwell Bay, LLC
  9/4/97             $ 8.10      Up to 75,000     Sierra Fund 3
 11/25/97            $ 8.10      Up to 142,600    Maxwell Bay, LLC
 5/22/98             $10.00      Up to 140,000    Maxwell Bay, LLC
 6/10/98             $11.00      Up to 50,000     Sierra Fund 3
 7/24/98             $11.50      Up to 101,227    Everest Investors 8, LLC
 5/13/99             $10.00      Up to 165,337    Madison Liquidity Investors 104, LLC

                            CAPITAL SOURCE II L.P.-A
                          TENDER OFFERS AS OF MAY 2000

  DATE OF            PER BAC
TENDER OFFER       OFFER PRICE   NUMBER OF BACS   PARTY MAKING OFFER
------------       -----------   --------------   ------------------
  7/3/96              $4.00      Up to 180,000    Equity Resource Fund XIX
  5/9/97              $5.50      Up to 4.9%       First Trust Co., L.P.
 8/11/97              $5.00      Up to 196,240    Maxwell Bay, LLC
 11/25/97             $5.50      Up to 182,800    Maxwell Bay, LLC
 5/22/98              $6.25      Up to 178,000    Maxwell Bay, LLC
 5/13/99              $5.00      Up to 196,544    Madison Liquidity Investors 104, LLC

                  SELECTED FINANCIAL DATA OF THE PARTNERSHIPS

    The following selected financial data of the partnerships has been derived from, and should be read in conjunction with, the financial statements and related notes for, and as of, the end of the period indicated, which are contained in the separately bound supplement delivered with this prospectus/consent solicitation statement. The financial statements as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, have been audited by KPMG LLP, independent public accountants, whose reports thereon are included in the separately bound supplement. The financial statements as of and for the three months ended
March 31, 1999 and 2000, are unaudited.

    Reference is made to the Pro Forma Financial Information which reflects the historical financial statements of the company and the partnerships after giving effect to the transaction under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

                            SELECTED FINANCIAL DATA
                              CAPITAL SOURCE L.P.

                                                                                                           THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                                 MARCH 31,
                                  -------------------------------------------------------------------   -------------------------
                                     1995          1996          1997          1998          1999          1999          2000
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Mortgage-backed securities
  income........................  $ 3,895,475   $ 3,340,747   $ 3,302,727   $ 3,262,922   $ 3,215,472   $   807,466   $   798,656
Interest income on temporary
  cash investments and U.S.
  government securities.........      193,257       523,636       554,604       530,396       431,111       104,026       114,330
Equity in losses of Operating
  Partnerships..................     (255,500)     (257,512)     (178,550)     (186,942)     (325,245)      (50,000)       15,488
Other income....................        3,950         9,749         5,334         6,300         2,000         2,000            --
Operating and administrative
  expenses......................     (365,125)     (429,313)     (632,894)   (1,710,173)     (629,037)     (144,121)     (151,150)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income......................  $ 3,472,057   $ 3,187,307   $ 3,051,221   $ 1,902,503   $ 2,694,301   $   719,371   $   777,324
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Net income, basic and diluted,
  per BAC.......................  $      1.02   $      0.94   $      0.90   $      0.56   $      0.79   $      0.21   $      0.23
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Cash distributions paid or
  accrued per BAC...............  $    1.0100   $    1.0100   $    1.0100   $    1.0100   $    1.0100   $    0.2525   $    0.2525
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Investment in FHA Loans.........  $12,654,188   $12,585,755   $12,511,046   $12,429,485   $12,340,477   $12,407,952   $12,316,940
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Investment in GNMA
  Certificates..................  $24,388,920   $23,937,795   $23,588,139   $23,454,411   $23,105,420   $23,370,123   $23,038,648
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Total assets....................  $47,541,721   $47,248,776   $46,965,808   $45,707,177   $44,867,473   $45,276,693   $44,554,926
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

                            SELECTED FINANCIAL DATA
                            CAPITAL SOURCE II L.P.-A

                                                                                                           THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                                 MARCH 31,
                                  -------------------------------------------------------------------   -------------------------
                                     1995          1996          1997          1998          1999          1999          2000
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Mortgage-backed securities
  income........................  $ 2,561,901   $ 2,520,727   $ 2,499,844   $ 2,426,356   $ 2,318,543   $   580,957   $   577,368
Interest income on temporary
  cash investments and U.S.
  government securities.........      200,678       147,530        91,327        42,339        14,505         4,151         3,248
Equity in losses of Operating
  Partnerships..................     (109,900)           --      (121,450)     (407,218)           --            --        35,127
Other income....................        4,650         6,950         3,800         4,750           400           400            --
Gain on sale of mortgage-backed
  securities....................       15,670            --            --        35,101            --            --            --
Operating and administrative
  expenses......................     (499,903)     (552,170)     (819,516)   (1,220,213)     (880,808)     (133,446)     (167,059)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income......................  $ 2,173,096   $ 2,123,037   $ 1,654,005   $   881,115   $ 1,452,640   $   452,062   $   448,684
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Net income, basic and diluted,
  per BAC.......................  $      0.54   $      0.52   $      0.41   $      0.22   $      0.36   $      0.11   $      0.11
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Cash distributions paid or
  accrued per BAC...............  $    0.8100   $    0.8100   $    0.8100   $    0.6600   $    0.4500   $    0.1125   $    0.1125
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Investment in FHA Loan..........  $ 6,595,251   $ 6,568,139   $ 6,538,424   $ 6,505,857   $ 6,470,165   $ 6,497,238   $ 6,460,719
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Investment in GNMA
  Certificates..................  $22,142,421   $21,895,675   $21,674,940   $20,497,706   $20,367,475   $20,466,193   $20,333,125
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Total assets....................  $32,541,767   $31,340,155   $29,829,534   $27,771,206   $27,348,772   $27,647,050   $27,201,123
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

                            DESCRIPTION OF THE UNITS

GENERAL

    The units represent assignments of limited partner interests by the Initial Limited Partner of the company. Although unitholders will not be limited partners of the company and have no right to be admitted as limited partners, they will be bound by the terms of the company's limited partnership agreement and will be entitled to the same economic benefits, including the same share of income, gains, losses, deductions, credits and cash distributions, as if they were limited partners of the company. A copy of the company's limited partnership agreement is included as Appendix E to this prospectus/consent solicitation statement.

    There is currently no established trading market for the units, and before the transaction, the units will not be listed on any national securities exchange or quoted on an automated quotation system. Therefore, no sale or bid price information is available with respect to the units. The company intends to list the units on NASDAQ under the symbol "AFREZ". However, there can be no assurance that a public trading market for the units will develop. The company will meet the market value standards established by NASDAQ.

    A transfer or assignment of 50% or more of the outstanding units within a 12-month period may terminate the company for federal income tax purposes, which may result in adverse tax consequences to unitholders. To protect against termination, the company's limited partnership agreement permits the General Partner to take appropriate action with respect to the manner in which the units are or may be transferred or traded in order to preserve the status of the company as a limited partnership, rather than an association or publicly traded partnership taxable as a corporation for federal income tax purposes, or to insure that unit holders will be treated as limited partners for federal income tax purposes. This may include the General Partner suspending or deferring any transfers or assignments of units at any time after it determines that 45% or more of all units may have been transferred, as defined by the Code, within a

12-month period and that the resulting termination of the company for tax purposes would adversely affect the economic interests of the unitholders. Any deferred transfers will be effected, in chronological order to the extent practicable, on the first day of the next succeeding period in which transfers can be effected without causing a termination of the company for tax purposes or any adverse effects from termination, as the case may be.

    A purchaser of units will be recognized as a unitholder for all purposes on the books and records of the company on the day on which the General Partner, or other transfer agent appointed by the General Partner, receives satisfactory evidence of the transfer of units. All unitholder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of unitholders, including allocations of income and expenses, will vest in, and be allocable to, unitholders as of the close of business on such day. MAVRICC Management Systems, Inc. of Troy Michigan, has been appointed by the General Partners to act as the registrar and transfer agent for the units.

UNITS ELIGIBLE FOR FUTURE SALE

    Units received by investors in the transaction will be freely transferable without restriction, except for the restrictions on transfer contained in the company's limited partnership agreement, or further registration under the Securities Act, except for units acquired by "affiliates" of the company, as that term is defined in Rule 144 under the Securities Act, which sales will have the volume limitations and other restrictions described below.

    In general, under Rule 144 as currently in effect, a person, including a person who may be deemed an "affiliate" of the company, who has held restricted securities for at least one year may sell those securities, with some volume limitations and other restrictions, without registering them under the Securities Act. Rule 144 generally also permits sales of restricted securities, without any volume limitations, by a person who has not been an "affiliate" of the company for at least three months preceding the sale of the securities and who has held those restricted securities for at least two years.

                                   THE NOTES

GENERAL

    If the investors holding a majority of outstanding BACs of a partnership approve the transaction, the court approves the settlement and the other conditions to the transaction are met, the transaction will be completed and the approval will bind all investors in that partnership, including those who abstain from voting, fail to return a completed consent card or vote "NO" against the transaction. In this case, all investors will be given the opportunity to elect to receive either units or notes on a follow-up election card that you will receive after the expiration of the consent solicitation period. An investor who fails to return a completed election card will receive units of the company for his BACs. Each investor will receive written instructions on the proper procedures for completing and submitting the consent card and follow-up election card. See "CONSENT SOLICITATION." Some of the provisions of the notes and the indenture under which they will be issued are summarized under "--Notes" below.

    Neither the partnership agreements nor the Delaware Partnership Law give an investor the right to demand any type of dissenter's rights or to elect to receive the appraised value of his BACs in connection with the transaction. No dissenter's rights will be given to dissenting investors by the partnerships or the company in connection with the transaction. See "CONSENT SOLICITATION--No Right of Appraisal."

ALLOCATION OF NOTES

    The aggregate principal amount of notes to be issued by the company may not exceed the maximum note limitation, which is $20 million. If dissenting investors elect to receive notes in excess of the maximum note limitation, the transaction will not be completed. In the event dissenting investors do not elect to receive notes in excess of the maximum note limitation, but the total amount of notes allocable to all investors who elect to receive notes exceeds the limitation, notes will be allocated first to dissenting investors who elected to receive notes and any remaining notes will be allocated on a pro rata basis, in denominations of $1,000, to those investors who elected to receive notes and either abstained from voting by indicating their abstention on the consent card or voted "YES" in favor of the transaction. In this event, the abstaining investors and consenting investors who elected to receive notes will receive units in an amount equal to the difference between the exchange value allocable to these investors and the amount of notes distributed to these investors.

NOTES

    The following summaries describing provisions of the notes do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the indenture, which is included as an exhibit to the Registration Statement.

    GENERAL. The notes, if any, will be junior, unsecured obligations of the company callable on or after the date of issuance, issued under the indenture, to be dated as of the first day of the month in which the notes are issued, by and between the company and U.S. Bank Trust National Association, as Trustee. The notes will be limited to $20 million aggregate principal amount and will be designated as Variable Rate Junior Notes Callable On or After the Date of Issuance. The Company may, at its option, pay cash instead of issuing notes.

    The company may issue additional indebtedness, which may be secured, only in compliance with the covenants of the notes for the issuance of senior debt.

    On January 15, 2008 (the "Maturity Date") the outstanding principal balance of the notes, plus accrued but unpaid interest, will be payable in full. The notes will be payable as follows:

        (a) annual installments of accrued interest, payable on the fifteenth day of each January (an "Interest Payment Date"), commencing on the first Interest Payment Date following the issuance of the notes and continuing until the entire interest on and principal of each note is paid in full; and

        (b) the unpaid principal balance and accrued but unpaid interest on the Maturity Date.

Payments under the notes will be paid to the persons in whose names the notes are registered, with some exceptions, at the close of business on the last day of the month preceding the applicable Interest Payment Date. The notes will be issued in registered form without coupons in denominations of $1,000.

    FRACTIONAL NOTES. Since the number of notes with a $1,000 principal balance to which an investor is entitled is determined by multiplying the number of the investor's BACs by the exchange ratio for allocation of notes assigned to the investor's partnership in the merger agreement, the investor may be entitled to a fractional interest in a note. Rather than issue a fractional interest in a note, the company will issue to each of these investors a promissory note with an original principal balance equal to the fraction times $1,000, subject to the company's right, at its option, to pay cash instead of any portion of a promissory note. The promissory notes will be issued under the terms of the indenture, but will not be listed on a national securities exchange.

    INTEREST. For each period from and including an Interest Payment Date to and including the day immediately preceding the next Interest Payment Date, the notes will bear interest at a rate equal to 120% of the annual applicable federal rate for debt instruments with a term of not over three years as determined under the Code and applicable regulations thereunder. As of May 31, 2000, 120% of the annual applicable federal rate for debt instruments with a term of not over three years was 7.72%. Interest on the notes will be paid annually and computed on the basis of a 360-day year for the actual number of days elapsed. The annual interest rate on the notes will be calculated by averaging the interest rate for each month published by the IRS, using 120% of the applicable federal rate for debt instruments with a term of 3 years or less with annual compounding. If the notes had been issued on May 31, 1999, the interest rate would have been 6.96% through May 31, 2000.

    OPTIONAL REDEMPTION. The company may, at its option, redeem all or any portion of the notes or promissory notes from time to time by giving written notice of the proposed redemption to the holders of the notes or the promissory notes, as the case may be. In the event less than all of the notes and promissory notes are to be redeemed, the Trustee will select first the promissory notes to be redeemed and then the notes to be redeemed by lot until all notes and promissory notes are paid in full and redeemed. The redemption price will be 100% of the outstanding principal balance of these notes or the promissory notes, as the case may be, together with accrued interest to the date fixed for redemption. There will be no sinking fund established to retire the notes or the promissory notes.

    MANDATORY REDEMPTION. The indenture requires that the company use 80% of the net proceeds from sales or refinancings of assets of the company that were owned by a partnership prior to the transaction ("Designated Assets") to prepay the notes. Net proceeds from sales or refinancings of Designated Assets generally means the gross proceeds of all sales, exchanges or refinancings received with respect to assets acquired by the company from each partnership in the transaction, less all costs and expenses incurred by the company in connection with these sales, exchanges or refinancings. Upon receipt by the company, at least 80% of the net proceeds from sales or refinancings of Designated Assets will be deposited into a segregated trust account established under the indenture, and when the funds in the account equal or exceed
$5 million, the proceeds will be used to redeem the notes as provided in the indenture. Eighty percent of the net proceeds from sales or refinancings of Cap Source I Designated Assets will be used to prepay the notes held by former Cap Source I investors. Eighty percent of the net proceeds from sales or refinancings of Cap Source II Designated Assets will be used to prepay the notes held by former Cap Source II investors. In the event less than all of the notes are to be redeemed under this provision, the Trustee will select the promissory notes and the notes to be redeemed in the same manner as for an optional redemption until all notes and promissory notes are paid in full and redeemed.

    LIMITATION ON INDEBTEDNESS. The indenture prohibits the company from incurring any indebtedness if the new indebtedness would cause the company's aggregate principal amount of indebtedness then outstanding to exceed 70% of the greater of (1) the value which is placed by an independent appraiser on all the assets of the company as of the date of the transaction, and (2) the value placed by an independent appraiser on all assets of the company as of the date of determination.

    TRANSACTION, CONVEYANCE OR TRANSFER. The company will not merge or consolidate with or into, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other entity or entities, and the company will not permit any of its wholly owned subsidiaries to enter into any such transaction if, in the aggregate, the transaction would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the company and its subsidiaries on a consolidated basis to any other entity or entities, unless at the time and after giving effect thereto (1) either (a) if the transaction is a merger, the company shall be the surviving entity, or
(b) the entity formed by the transaction or into which the company or the subsidiary is merged or to which the properties and assets of the company or the subsidiary, as the case may be, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the company under the notes and the indenture, and in each case, the indenture shall remain in full force and effect; (2) immediately before and immediately after giving effect to the transaction on a pro forma basis, including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, no event of default shall have occurred and be continuing and the company, or the surviving entity, as the case may be, after giving effect to this transaction on a pro forma basis, could incur $1.00 of additional indebtedness under "--LIMITATION ON INDEBTEDNESS" above; and
(3) immediately after giving effect to such transaction on a pro forma basis, the consolidated net worth of the company, or the surviving entity, as the case may be, is at least equal to the consolidated net worth of the company immediately before such transaction.

    EVENTS OF DEFAULT. A default will occur under the indenture with respect to the notes if (1) the company defaults in the payment of the principal of any note when the same becomes due and payable at maturity, upon redemption or otherwise, (2) the company defaults in the payment of interest on any note when the same becomes due and payable and the default continues for a period of 30 days, (3) the company fails to comply with any of its other agreements contained in the indenture or the notes for a period of 30 days after written notice thereof, as provided in the indenture, (4) the company shall default under any agreement relating to any other indebtedness of the company where the indebtedness exceeds $5 million, or (5) certain events of bankruptcy, insolvency or reorganization shall have occurred.

    If an event of default specified in (1) through (4) above occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the notes then outstanding may declare all unpaid principal of and interest accrued on the notes to be immediately due and payable. In the event of a default specified in (5) above, all unpaid principal and accrued interest on the notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any noteholders. Upon specific conditions these declarations may be annulled by the holders of a majority in principal amount of the notes and past defaults may be waived, except a continuing default in payment of principal of or interest on the notes, by the holders of a majority in principal amount of the notes.

    The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the direction shall not be in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the Trustee shall be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

    The company will be required to furnish to the Trustee annually a statement of certain officers of the company as to their knowledge of the company's compliance with all conditions and covenants under the indenture. The indenture requires the Trustee to give to all noteholders notice of any default by the company, unless the default shall have been cured or waived; however, except in the case of a default in the payment of principal of or interest on any outstanding notes, the Trustee is entitled to withhold the notice if a trust committee of directors or certain officers of the Trustee in good faith determine that withholding the notice is in the interest of the holders of the outstanding notes.

    DEFEASANCE AND DISCHARGE. The indenture provides that the company will be discharged from obligations in respect of the notes under the indenture, excluding some obligations, like the obligation to pay principal of and interest on the notes then outstanding, obligations of the company in the event of acceleration following default in the payment of any installment of interest on and, if applicable, principal of the notes and obligations to register the transfer or exchange of the outstanding notes and to replace stolen, lost or mutilated certificates, upon the irrevocable deposit, in trust, of cash or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of and interest on the outstanding notes on the stated maturity of the installments in accordance with the terms of the indenture and the outstanding notes, provided that the company has received an opinion of counsel or a favorable ruling of the IRS stating that this type of a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding notes and that other conditions are met.

    CHANGE IN CONTROL. The indenture does not contain provisions requiring redemption of the notes or promissory notes by the company, or adjustment to any terms of the notes or promissory notes, upon any change in control of the company.

    LIMITED PROTECTION AGAINST DECLINE IN CREDIT QUALITY. The indenture does not contain any provisions protecting noteholders against a sudden and dramatic decline in credit quality of the notes or promissory notes resulting from takeovers, restructuring, reorganizations or similar transactions involving the company.

    MODIFICATION OF THE INDENTURE. The company and the Trustee may amend or supplement the indenture or the notes without the consent of the noteholders to:
(1) provide for uncertificated notes in addition to or in place of certificated notes, (2) add covenants and events of default for the protection of the noteholders, (3) cure any ambiguity, defect or inconsistency in the indenture or to make any other change that does not adversely affect the rights of any noteholder, and (4) evidence the acceptance of appointment by a successor trustee.

    The indenture also contains provisions permitting the company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the notes then outstanding, to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture, or modify in any manner the rights of the holders of the notes, provided that the company and the Trustee may not, without the consent of the holder of each outstanding note affected thereby, (1) reduce the amount of notes whose holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest on any note; (3) reduce the principal of or change the fixed maturity of any note or alter the redemption provisions with respect thereto; (4) waive a default in the payment of the principal of or interest on any note; or (5) make any note payable in money other than that stated in the note.

    GOVERNING LAW. The notes, the promissory notes and the indenture will be governed by and construed under the laws of the State of Delaware.

    THE TRUSTEE. U.S. Bank Trust National Association (the "Trustee"), will be the Trustee under the indenture. The Trustee does not serve as a trustee under any other indenture relating to obligations of the company and has no prior business relationship with the company, the Cap Source General Partners or any of their affiliates.

    PURCHASE OF NOTES IN SECONDARY MARKET. In addition to making partial redemption of the notes, the company may purchase notes in the secondary market, and these purchases may be at discounts from the outstanding principal balance of the notes. These purchases have the effect of retiring the obligations, but do not obligate the company to follow the procedures for partial redemption of the notes described in the indenture.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion describes the material federal income tax considerations to the partnerships, the investors, the unitholders and the company that may result from the transaction. This discussion is based upon the provisions of the Internal Revenue Code of 1986, (the "Code"), applicable Treasury Department regulations promulgated thereunder (the "Regulations"), rulings of the Internal Revenue Service (the "Service") and applicable court decisions.

    There can be no assurance that provisions of the Code, Regulations or rulings will not be changed by new legislation, Regulations or rulings, which may or may not apply retroactively to transactions entered into or completed prior to the date of the change, or that there will not be differences of opinion as to the interpretation of provisions of the Code and Regulations and their application to the partnerships, the investors, the unitholders, the company and the holders of the notes.

    This summary is directed primarily to investors who are individual residents or citizens of the United States. This summary does not discuss federal income tax consequences peculiar to insurance companies, banking institutions, regulated investment companies, real estate investment trusts, or other persons or entities to which special rules apply by virtue of the nature of their specific activities. Specific consideration is given, however, to entities that are exempt from federal income taxation in "--Considerations for Tax-Exempt Unitholders" below. In addition, no representations are made as to state or local tax consequences resulting from the transaction or an investment in the company. In particular, investors who are nonresident aliens are urged to contact their tax advisors concerning the potential effects of the relevant provisions of the Foreign Investment in Real Property Tax Act of 1980 to the transaction. ACCORDINGLY, THIS SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND INVESTORS AND IN PARTICULAR TAX-EXEMPT INVESTORS, SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THEIR PARTICULAR CIRCUMSTANCES IN RELATION TO THE TAX CONSIDERATIONS DESCRIBED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT.

OPINIONS OF COUNSEL

    Kutak Rock LLP, counsel to the company, rendered its opinion subject to various assumptions and conditioned upon certain representations as to factual matters, to the effect that, subject to the limitations described in this prospectus/consent solicitation statement: (a) the transaction will be an exchange subject to the nonrecognition provisions of Section 721 of the Code;
(b) the company will be characterized as a partnership for federal income tax purposes; and (c) the discussion that follows fairly summarizes the material federal income tax considerations associated with the transaction. It should be noted that a ruling from the Service will not be requested and that the opinion of counsel, unlike a ruling by the Service, is not binding on the Service or any court. Therefore, no assurance can be given that the Service will not challenge any views expressed in this discussion.

CERTAIN TAX DIFFERENCES BETWEEN
THE OWNERSHIP OF BACS AND THE UNITS

    Investors are treated as limited partners of the partnerships for federal income tax purposes. The partnerships are not subject to federal income taxation and, instead, each investor is required to take into account his or her share of income, deductions or loss of the partnership in which he or she invested, regardless of whether any cash is distributed. The character of income to each investor is dependent upon its character to the partnerships. Upon completion of the transaction, the investors in Cap Source II will receive units in liquidation of Cap Source II and, with respect to Cap Source I, the BACs of Cap Source I investors will convert to units. Thereby, the investors become unitholders of the company, which will be characterized as a partnership for federal income tax purposes. Since the partnerships and the company are all characterized as partnerships for federal income tax purposes, the taxation of unitholders will, in most respects, be the same as the taxation of the investors. See "--Taxation of Unitholders" and "--Taxation of The Company Subsequent to the Transaction" below.

TAX TREATMENT OF THE TRANSACTION

    OVERVIEW. The transaction will be completed as described in this prospectus/consent solicitation statement under the laws of the State of Delaware. For federal income tax purposes, however, the transaction shall be treated as: (a) a contribution by Cap Source II of its assets to Cap Source I in exchange for units, notes and the assumption of its liabilities; (b) the distribution of the units and notes received in the transaction to the investors in liquidation of Cap Source II; (c) the conversion of the BACs held by investors in Cap Source I to units; and (d) the exchange of BACs in Cap Source I for notes. In addition, the company will be considered a continuation of Cap Source I for federal income tax purposes. See "--Tax Elections."

    RECOGNITION OF GAIN OR LOSS AS A RESULT OF THE TRANSACTION. In general, under Section 721 of the Code, no gain or loss is recognized as a result of a contribution of property to a partnership in exchange for an interest in that partnership. However, gain may be recognized by a contributor to the extent his share of the liabilities of the partnership after the exchange is less than the liabilities assumed or taken subject to by the partnership in connection with the transfer. Similarly, if a contributor receives property other than partnership interests, like the notes, then the transfer will be treated as, in part, a sale and gain will be recognized as a result thereof. Each investor will be required to include in income a share of any income recognized by the partnership of which he is a member even if he receives units in connection with the transaction.

    Under Section 707(a)(2)(B) of the Code, if there is a transfer of property by a person to a partnership and a distribution of cash or other property to the transferors, the transaction may be treated as a sale. If the transfer of property to the partnership and the distribution to the partner occur with two years of each other, then the transaction is presumed to be a sale. However, Example 3 under Treasury Regulation 1.707-3(f) indicates that a person may rebut the presumption that a transfer is part of a sale if the facts and circumstances clearly establish that the transfer by the partnership to such person would have been made without regard to such person's contribution to the partnership. In addition, pro rata distributions of operating cash flow will not be deemed distributions for the purposes of this analysis. The company, based on the advice of counsel, will treat the portion of settlement distribution made to former partners of Cap Source II as a distribution rather than a part of a deemed sale of the assets of Cap Source II to the company.

    Section 721 of the Code will not apply and gain or loss will be recognized if the transferee partnership would be treated as an investment company for federal income tax purposes if it were a corporation. For this purpose, a corporation would be treated as an investment company if the transfer results directly or indirectly in the diversification of the transferors' interests and the transferee is a corporation more than 80% of the value of the assets of which are held for investment and are readily marketable stock or securities. The Taxpayer Relief Act of 1997 changed the definition of an investment company so that it includes certain partnerships if more than 80% of the value of their assets consist of, among other things, readily marketable stock or securities, money, stocks and other equity interests in corporations, evidences of indebtedness, publicly traded partnership interests and interests in an entity if substantially all of the assets of that entity are assets listed in this sentence (the "Listed Assets"). The legislative history of the Taxpayer Relief Act of 1997 indicates that even though money is treated as a Listed Asset, if pursuant to a plan, money contributed to a partnership is used to acquire assets, other than Listed Assets, the 80% test discussed above will be applied immediately after that acquisition. In this regard, the General Partner has represented that the cash to be contributed to the company will be used to acquire assets, other than Listed Assets.

    If there are two or more transferors in a Section 721 transaction, a transferor may have taxable income in the event it receives interests in the transferee with a value in excess of the property contributed by it. Thus, a partnership, which receives units with a fair market value in excess of the fair market value of the assets it contributes to the company, may recognize income in amounts equal to this excess. Similarly, in the event the fair market values of the assets of Cap Source II, the notes and the units are different from those anticipated by the company, BAC holders of each partnership could recognize gain as a result of the transaction.

    The company (a) expects that, in addition to units, the partnerships will receive, as a result of the transaction, notes, promissory notes or cash which will be distributed to dissenting investors or, in some cases, investors (see "THE NOTES"); (b) expects that more than 20% of the value of the assets of the company, including for this purpose cash which pursuant to a plan will be invested as described above, will be attributable to assets, other than Listed Assets; and (c) expects that the value of the units each partnership receives will not exceed the value of its assets contributed to the company. Based on the foregoing, the company expects that the transaction will be treated as an exchange subject to the nonrecognition provisions of Section 721 of the Code and that gain will not be recognized except gain which may be recognized as a result of the receipt of the notes or in the event the fair market value of the notes, the assets of Cap Source II or the units is different from that anticipated by the company.

    It should be noted that the company will not request a ruling from the Service that the transaction will be subject to the nonrecognition provisions of
Section 721 of the Code and that the opinion of counsel is based in part on factual representations of the company. In addition, there is little guidance regarding the interpretation of the foregoing provisions of the Taxpayer Relief Act of 1997. Further, the valuation of the assets of the partnerships is subject to uncertainty. As a result, there can be no assurance that the Service will concur with the conclusions set forth in this prospectus/consent solicitation statement.

    FORMATION OF THE COMPANY.  As discussed above, pursuant to the provisions of
Section 721 of the Code, the company expects that the partnerships will not recognize gain or loss as a result of the contribution of assets to the company in exchange for units, except as noted above. Each investor would be required to include in income a share of any of this gain even if that investor did not vote in favor of the transaction. The company does not expect to distribute cash to investors which would correspond to any income recognized in connection with the transaction. See "RISK FACTORS--Risks Associated with the Transaction--CERTAIN FEDERAL INCOME TAX RISKS."

    The investors will be required to include in income a share of any gain recognized in connection with the transaction. Any of this gain would be characterized as capital gain, except for any portion of gain attributable to the partnerships' recapture amounts. In general, an individual may only use up to $3,000 of capital loss in excess of capital gains to offset ordinary income in any taxable year. The amount of any of this gain recognized by an investor would result in an increase in his adjusted basis in his BACs and a corresponding increase in the adjusted basis of his units.

    The basis of the company in assets acquired from Cap Source II will equal Cap Source II's bases in these assets immediately prior to the transaction plus any gain recognized by Cap Source II as a result of the transaction. The company's holding period for assets contributed by Cap Source II will include the period during which these assets were held by Cap Source II. The basis and holding period of any assets of the company attributable to Cap Source I will remain unchanged.

    TERMINATION AND LIQUIDATION OF CAP SOURCE II. Section 708(b)(2)(A) of the Code provides that in the case of a merger of two or more partnerships, the merging partnership whose members own more than 50% of the capital and profits of the resulting partnership is deemed to continue while the other merging partnerships are deemed to terminate. The investors in Cap Source I will own more than 50% of the interests in the capital and profits in the company after the transaction. Therefore, although for state law purposes the company survives the transaction, for federal income tax purposes, Cap Source I will be deemed to survive the transaction and Cap Source II will terminate and distribute units in liquidation.

    As a general matter, a partner will recognize gain as a result of the liquidation of a partnership only to the extent the amount of distributed cash exceeds the basis of his or her partnership interest. For this purpose, some marketable securities are treated as if they were cash. This provision will not, however, apply to marketable securities received in a nonrecognition transaction if: (1) the value of the marketable securities and cash exchanged by the partnership in the nonrecognition transaction is less than 20% of all its assets transferred in the exchange; and (2) the partnership distributes the marketable securities acquired in the nonrecognition transaction within five years of their acquisition. The general partners of Cap Source II do not expect that the investors in Cap Source II will recognize gain or loss as a result of the deemed liquidation under Section 708 of the Code.

    Since Cap Source II will terminate upon completion of the transaction, the taxable year for Cap Source II will end at that time and the Cap Source II investors must report, in the taxable year of the transaction, their respective share of all income, gain, loss, deduction and credits from Cap Source II including, if any, their allocable share of gain resulting from the transaction. An investor in Cap Source II whose taxable year differs from that of Cap Source II may have a bunching of income because of the short taxable year.

    UNITHOLDER'S BASES AND HOLDING PERIOD IN THEIR UNITS. The tax basis that the investors will have in the units they receive as a result of the transaction will equal the adjusted tax basis the investor had in his or her BACs prior to the transaction increased by any taxable gain recognized as a result of the transaction. For the purposes of calculating capital gain and loss on the sale of units, the investors' holding period for the units will include the period during which the investor held his or her BACs. Each unitholder will be required to maintain a single aggregate basis for all units acquired in the company.

    TAX ELECTIONS. For federal income tax purposes, the company will be deemed a continuation of Cap Source I. See "--Tax Treatment of the
Transaction--TERMINATION AND LIQUIDATION OF CAP SOURCE II." Therefore, the company will have the same tax elections as Cap Source I.

    Some partnerships of more than 100 members may elect to apply simplified procedures for the calculation and pass through of its income. The election is in effect for the year for which it is made and all subsequent years, unless revoked with the consent of the Secretary of the Treasury. Among other things, if this election were made, partners of the electing large partnership would include in income a share of the partnership's net capital gain. In addition, in computing its taxable income, an electing large partnership would exclude 70% of its miscellaneous itemized deductions. Further, the electing large partnership would not terminate as a result of the sale of 50% or more of its interests. The General Partner may, in its discretion, make this election on behalf of the company.

TAXATION OF THE COMPANY SUBSEQUENT TO THE TRANSACTION

    The federal income tax consequences of owning units in the company described in this prospectus/ consent solicitation statement are dependent upon classification of the company as a partnership for federal income tax purposes rather than as an association or publicly traded partnership taxable as a corporation. For federal income tax purposes, a limited partnership, like the company, will be treated as a partnership and its limited partners are treated as partners therein if certain conditions, described below, are satisfied for each of its taxable years. The General Partner believes that the partnerships have satisfied those conditions for all of their taxable years prior to the transaction and that the company will satisfy the conditions for all taxable years subsequent to the transaction. Consequently, the company should be treated as a partnership for federal income tax purposes and the federal income tax treatment of a unitholder should be substantially similar to that of an investor.

    Upon completion of the transaction, counsel will issue its opinion to the effect that, based upon certain representations, the company will be characterized as a partnership for federal income tax purposes. However, no ruling has been sought from the Service that the company will be treated as a partnership for federal income tax purposes. The opinion will be based in part on representations concerning the company's future operations and the sources of its income. In the event the actual operations or income of the company differ from that described in the representations, there can be no assurance that the company will remain characterized as a partnership for federal income tax purposes.

    If for any reason the company were treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, then: (a) the income, deductions and losses of the company would not pass-through to the unitholders; (b) the company would be required to pay federal income taxes on its taxable income at rates up to the maximum corporate rate of 35%, thereby substantially reducing the amount of cash available for distribution to unitholders; and (c) any distributions from the company would be treated as dividends taxable as ordinary income to the extent of the current and accumulated earnings and profits of the company.

    In general, a partnership that otherwise qualifies as a partnership for federal income tax purposes will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market like NASDAQ. Notwithstanding the foregoing, a safe harbor provides that a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include, among other things, rents from real property and interest, provided that the partnership does not conduct a finance or insurance business. The company believes that: (1) in all of the taxable years prior to the transaction, the partnerships did not conduct a finance or insurance business and that more than 90% of the gross income of the partnerships was derived from real property rents or interest; and
(2) subsequent to the transaction, it will not operate a finance or insurance business and that more than 90% of its gross income will be derived from real property rents and interest. Therefore, the company believes that, although it may be characterized as a publicly traded partnership, it is not and will not be subject to taxation as a corporation for federal income tax purposes. However, in order to insure that the company continues to qualify for the foregoing safe harbor, restrictions will be placed on the types of activities the company may conduct and the types of assets in which the company may invest.

TAXATION OF UNITHOLDERS

    GENERAL. For informational purposes, the company is required to report to the Service each item of its income, gain, loss, deduction and items of tax preference, if any. Although the company will be required to file this informational return with the Service, the company will not be subject to any federal income tax. Therefore, each unitholder will report on his or her personal federal income tax return his or her distributive share of each item of the company's income, gain, loss, deduction, credit and tax preference. Each shareholder will be taxed on his or her distributive share of the company's taxable income regardless of whether he or she has received or will receive any cash distributions from the company. Moreover, a unitholder's distributive share of the company's taxable income and the income tax payable by the unitholder thereon, may exceed the cash actually distributed to him or her.

    The income tax returns of the company may be audited by the Service, and this audit may result in the audit of the individual returns of the unitholders. As a result of an audit, various deductions claimed by the company on its return could be disallowed in whole or in part, which would thereby increase a unitholder's allocable share of taxable income or decrease a unitholder's share of taxable loss.

    Each unitholder is generally required to treat items of income, gain, loss, deduction, credit or tax preference of the company in the same manner as reported on the company's informational return. Failure to satisfy this requirement could result in an adjustment to conform the unitholder's treatment to that of the company and may cause the unitholder to be subject to penalties.

    Audits of the company will be performed at the company level in a single proceeding, rather than in separate proceedings with each unitholder. Adjustments of the company's items of income, gain, loss, deduction, credits or tax preference made on audit may be made by the tax matters partner. Suits challenging a determination by the Service may be brought by the tax matters partner. Only one such action may be litigated and all unitholders will generally be bound by the court's final determination.

    DISTRIBUTIONS. The company expects that distributions will be made in cash. These distributions will be made to unitholders in proportion to the number of units owned by a unitholder. A unitholder will recognize gain as a result of a distribution of cash, or in some cases, marketable securities to the extent the cash or marketable securities exceed the adjusted basis of his units. Ordinarily, any of this gain will be treated as a gain from the sale or exchange of units. See "--GAIN OR LOSS ON THE SALE OF UNITS."

    PASSIVE INCOME AND LOSSES. Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all such passive activities may not be deducted against wages, salaries, portfolio income or other income. Similarly, credits from passive activities are limited to tax allocable to these passive activities. Suspended losses and credits may be carried forward and treated as deductions and credits against income from passive trade or business activities in succeeding taxable years. Moreover, suspended passive losses are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a fully taxable transaction to an unrelated party.

    Passive income, gain, losses and credits from publicly traded partnerships, like the company, may only be applied against other items of income, gain or loss from that publicly traded partnership. With respect to the passive loss rules, the company will be deemed a publicly traded partnership. Therefore, passive income, gain and losses from the company cannot be used to offset passive income, gains and losses from other activities. In this regard, the company will differ from the partnerships since the partnerships were not characterized as publicly traded partnerships for federal income tax purposes.

    Income of the company attributable to interest from mortgage loans likely will be deemed portfolio income. Therefore, losses, if any, attributable to the company's passive activities, like rental activities, cannot be offset against this portfolio income. In addition, any passive income to be generated by the company's rental activities may not be used to offset passive losses from other sources.

    GAIN OR LOSS ON THE SALE OF UNITS. Under the IRS Restructuring and Reform Act of 1998, in order to receive long-term capital gains rates, an individual must now hold capital assets for 12 months. The maximum long-term capital gains rate for individuals currently is 20%. However, an 18% maximum long-term capital gains rate will apply to capital assets held for more than five years beginning after December 31, 2000. In general, an individual may only use up to $3,000 of capital loss in excess of capital gains to offset ordinary income, like wages and interest income, in any taxable year. Assuming that a unitholder holds units as a capital asset, and except to the extent attributable to the unitholder's interest in the company's unrealized receivables or substantially appreciated inventory, the sale of units will result in either capital gain or loss and be subject to the foregoing rules.

    INVESTMENT INTEREST. Investment interest, or for example, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment, is deductible by non-corporate taxpayers only to the extent it does not exceed "net investment income," or investment income less investment expenses. Investment income and investment interest do not include income from or interest paid with respect to an investment that is a passive activity. Investment interest which is not allowable as a deduction in one year pursuant to this limitation may be carried over to subsequent years within certain limits. Investors who borrowed to finance the purchase of their BACs should be aware that interest on the borrowing may constitute investment interest and would therefore be subject to the above-described limitations before and after the transaction.

    DEDUCTIBILITY OF FEES. All expenditures of the company must constitute ordinary and necessary business expenses in order to be currently deductible, unless the deduction for an item is otherwise expressly permitted by the Code. The company intends to claim deductions for the disburseable cash fee and the asset management compensation discussed in "COMPARISON OF BACS AND UNITS--Compensation Fees and Expenses--THE COMPANY." The company believes that these fees will be deductible as ordinary and necessary business expenses of the company. However, because the determination as to deductibility is factually sensitive, no assurance can be given that the deduction of any of these fees will not be successfully challenged by the Service. If all or a portion of these fees were disallowed as current deductions, the company's taxable income would be increased or its losses reduced.

    Section 67 of the Code limits the deductibility of an individual's miscellaneous itemized deductions, including investment expenses, to the amount by which the deductions exceed 2% of his or her adjusted gross income. Under Regulation Section 1.67-2T(b) individual partners in a partnership are required to separately take into account partnership deductions that would otherwise be characterized as miscellaneous itemized deductions. Therefore, the unitholders may be unable to deduct all or a portion of the company's fees and expenses.

    TAX BASIS OF UNITS AND "AT-RISK" RULES. As discussed above, the investors shall have a basis in the units they receive as a result of the transaction that equals their adjusted basis in their BACs immediately prior to the transaction plus any gain recognized as a result of the transaction. See "--Tax Treatment of the Transaction--UNITHOLDER'S BASES AND HOLDING PERIOD IN THEIR UNITS." Thereafter, each unitholder's basis in his or her units will be increased by the amount of (a) his or her allocable share of items of income and gain of the company and (b) any increase in his or her proportionate share of indebtedness of the company and reduced, but not below zero, by (1) his or her allocable share of losses and deductions of the company, (2) the amount of cash distributions including reductions of his or her proportionate share of liabilities, and (3) the company's basis in any property distributed by the company.

    The amount of losses of the company that may be deducted by a unitholder is limited to the unitholder's adjusted basis in his or her units. Any excess is carried over until the unitholder has sufficient basis to deduct the losses. The "at-risk" rules of Section 465 of the Code further limit a unitholder's ability to deduct losses by providing that a unitholder may not deduct losses from an activity for a taxable year to the extent the losses exceed the aggregate amount for which a unitholder is considered "at-risk" with respect to the activity. Any amount in excess of this "at-risk" amount will be allowed in future taxable years to the extent the unitholder has an "at-risk" amount. To the extent that any borrowing by the company is deemed to be recourse debt or qualified nonrecourse financing, the "at-risk" rules should not apply to the deductibility of company losses. The company believes that all of its borrowings will be recourse debt or qualified nonrecourse financings. Therefore, the company expects that the "at-risk" rules will not apply to company losses.

CONSIDERATIONS FOR TAX-EXEMPT UNITHOLDERS

    Unitholders that are tax-exempt entities, including charitable corporations, pension, profit sharing or stock bonus plans, Keogh Plans, Individual Retirement Accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income, for example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner.

    A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income. Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Moreover, each tax-exempt person who is a member of the company will recognize unrelated business taxable income in the event the company incurs acquisition indebtedness with respect to its assets. Investors who are tax-exempt entities for federal income tax purposes are urged to consult with their tax advisors with respect to the application of the federal income tax rules associated with unrelated taxable business income.

    In addition, income generated by debt-financed property will constitute unrelated business taxable income to tax-exempt persons. In general, certain types of income, like interest and real property rents, are excluded from the calculation of unrelated business taxable income. However, notwithstanding the foregoing, income, including interest and real property rents, derived from debt-financed property will be included in unrelated business taxable income. Debt-financed property includes, among other things, debt incurred to acquire or improve property and debt incurred after the acquisition or improvement if the debt would not have been incurred but for the acquisition and improvement and at the time of acquisition the incurrence of the debt was foreseeable.

CONSIDERATIONS FOR NON-U.S. UNITHOLDERS

    A non-U.S. partner that is deemed to be engaged in a U.S. trade or business who has income that is effectively connected to the trade or business will be subject to regular U.S. income tax thereon. Non-resident aliens, foreign corporations, foreign partnerships and foreign estates that are partners in a United States partnership are generally deemed to be non-U.S. partners. A non-U.S. partner in a partnership that is engaged in a trade or business in the United States will be considered to be engaged in the trade or business, even if the non-U.S. partner is only a limited partner.

    Leasing property, together with the provision of services to the lessee or the maintenance of the leased properties, generally will be deemed a U.S. trade or business. Interest income can be deemed to be effectively connected to a U.S. trade or business if the instrument generating the income is used or held primarily for the principal purpose of promoting the present conduct of a U.S. trade or business.

    The company believes that subsequent to the transaction, its rental activities, which will be conducted through the operating partnerships, will be deemed to be a U.S. trade or business and rental income therefrom will be deemed to be effectively connected to the U.S. trade or business. In addition, interest income from the loans Cap Source I and Cap Source II made to the operating partnerships likely will be deemed to be effectively connected to the company's U.S. trade or business since the loans were made principally to promote its real estate rental business. Therefore, a unitholder that is a non-U.S. partner will be required to file a U.S. income tax return and pay U.S. income taxes on his distributive share of the company's taxable income at regular U.S. income tax rates.

    Section 1446 of the Code provides that a partnership, like the company, must withhold effectively connected income allocable to non-U.S. partners at the highest rate of tax imposed under Section 1 of the Code, which is currently 39.6% for individuals. Non-U.S. partners will treat their respective shares of the foregoing withholding payments as credits against their federal income tax liability.

    Since a unitholder that is a non-U.S. partner likely will be deemed to be engaged in a U.S. trade or business, some types of income from some other business transactions could also be attributed to the company's U.S. trade or business. This could cause the other income to be subject to U.S. income taxation. Furthermore, a unitholder that is a non-U.S. partner may be subject to tax on his distributive share of company income and gain in his country of nationality, residence or elsewhere. The system of taxation in any such jurisdiction, if any, may vary considerably from the U.S. tax system.

    It should be noted that a non-U.S. partner unitholder's distributive share of some investment income, like some short term investment income, may not be considered to be income effectively connected with a U.S. trade or business of the company and the income would not be subject to the 39.6% withholding discussed above. However, the company, depending upon the type of income, may be obligated to withhold tax equal to 30% of a non-U.S. partner unitholder's distributive share of this income.

    If Cap Source II realizes gain as a result of the transaction, a Cap Source II investor that is a non-U.S. partner will be subject to the 39.6% withholding discussed above on his distributive share of this gain. A non-U.S. partner investor in Cap Source I that receives notes instead of units likely will be subject to 10% withholding to the extent of the investor's interest in U.S. real estate assets of the partnership.

    It is impossible to predict the impact of the above-described principles on specific unitholders that are non-U.S. partners, or how the provisions of tax treaties between the U.S. and foreign governments may affect the federal income taxation of unitholders that are non-U.S. partners. Consequently, we urge unitholders that may be non-U.S. partners to consult their tax advisors with respect to all U.S. federal income tax issues and other tax issues associated with the transaction and ownership or holding of the units.

TAX ISSUES ASSOCIATED WITH NOTES

    STATED INTEREST. Under general federal income tax principles, holders of notes must include stated interest in income in accordance with their method of tax accounting. Accordingly, holders of notes using the accrual method of tax accounting must include stated interest in income as it accrues and holders of notes using the cash method of tax accounting must include stated interest in income as it is actually or constructively received.

    Payments of interest to taxable holders of notes will constitute portfolio income for purposes of Section 469 of the Code and not passive activity income. Accordingly, this income will not be subject to reduction by losses from passive activities, for example, any interest in a trade or business held as a limited partner in which the holders of notes do not materially participate, of holders of notes who are subject to the passive activity loss rules. However, income attributable to interest payments may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses, to the extent these deductions exceed two percent of the investor's adjusted gross income.

    ORIGINAL ISSUE DISCOUNT. Original issue discount is generally defined as the excess of a debt instrument's stated redemption price at maturity over its issue price, subject to a statutorily-defined DE MINIMIS exception. This is generally one-quarter of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date. The "stated redemption price at maturity" of a debt instrument is generally the sum of the debt instrument's stated principal amount plus all other payments required thereunder, other than payments of "qualified stated interest." Generally, this stated interest is unconditionally payable in cash or in property at least annually at a single fixed rate. The "issue price" of a debt instrument that is not part of an issue of which a substantial part is sold for money and is traded on an established securities market is its fair market value when issued, or in the case of a debt instrument that is not so traded, either (a) its stated principal amount, if the debt instrument provides for "adequate stated interest," or generally, interest at the applicable federal rate for the month of issuance, or (b) its "imputed principal amount," which is generally the sum of the present value of all payments due under the debt instrument, discounted at the applicable federal rate, if the debt instrument does not provide for "adequate stated interest."

    The Regulations have special rules applicable to debt instruments providing for variable rates of interest. In general, if a debt instrument providing for variable rates of interest qualifies as a variable rate debt instrument, then the debt instrument generally would not be treated as issued with original issue discount unless the debt instrument is issued at a price below its stated principal amount, subject to the statutorily defined DE MINIMIS amount. A debt instrument will qualify as a variable rate debt instrument under the Regulations if (a) the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of (1) one or more qualified floating rates, (2) a single fixed rate and one or more qualified floating rates, (3) a single objective rate, or (4) a single fixed rate and a single objective rate that is a qualified inverse floating rate. A qualified floating rate is any floating rate where variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, including some rates based on a qualified floating rate. An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single formula that is fixed throughout the term of the debt instrument and which is (A) based upon one or more qualified floating rates, (B) based upon one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated,
(C) based upon the price of some types of actively traded personal property, or
(D) a combination of (A), (B) or (C).

    The company believes that the variable rates of interest on the notes will be treated as providing for stated interest, paid at least annually, at one or more qualified floating rates and that, as a result, the notes should qualify as variable rate debt instruments under the Regulations. Accordingly, the notes are not expected to be issued with original issue discount.

    Alternatively, if the notes qualify as variable rate debt instruments under the Regulations but the fair market value of the notes is less than their stated principal amount by more than the statutorily-defined DE MINIMIS amount, then the notes would be issued with original issue discount. In which case, the holders of notes would be required to include in gross income on a constant yield to maturity basis the sum of the daily portions of original issue discount for the period during the taxable year the holders of notes held the notes even though the holders of notes may not receive a payment representing the original issue discount in that year. Any amount of original issue discount included in income would increase a holder of notes' tax basis in the notes.

    In addition, if, contrary to the company's expectations, the notes do not qualify as variable rate debt instruments under the Regulations, then the notes may be subject to some of the contingent payment provisions of the Regulations. In this event, holders of notes would generally be required to include stated interest on the notes in income in the taxable year in which the amount of the interest payments become fixed, regardless of their method of tax accounting.

    BOND PREMIUM AND MARKET DISCOUNT. Holders of notes should have a basis in the notes received in liquidation of their interests in a partnership equal to the adjusted basis in their BACs, which may be more or less than the face amount of notes received. As a result, holders of notes may have bond premium or market discount with respect to the notes.

    If a noteholder's initial adjusted basis in the notes or their fair market value immediately after the transaction, whichever is lower, exceeds the amount payable at maturity of the notes, or in some cases, on an earlier call date, the holders of notes may be able to elect to deduct the excess using a constant yield method over the remaining term of the notes as amortizable bond premium under Section 171 of the Code provided the notes are held as a capital asset. Except as provided in the Regulations, the amortizable bond premium will be treated as an offset to interest income on the notes rather than as a separate deduction item. An election under Section 171 of the Code generally is binding once made and applies to all obligations owned or subsequently acquired by the taxpayer.

    The market discount provisions of the Code generally provide that, subject to a statutorily-defined DE MINIMIS exception, if a holder of a debt instrument acquires it at a market discount and thereafter recognizes gain on a disposition of the debt instrument, including a gift, the lesser of the gain or the portion of the market discount that accrued while the debt instrument was held by the holder will be treated as ordinary interest income at the time of the disposition. For this purpose, in the case of a debt instrument not issued with original issue discount, an acquisition at a market discount includes an acquisition, other than an acquisition at original issuance, resulting in a basis in the debt instrument below the debt instrument's stated redemption price at maturity. The market discount rules also provide that a holder who acquires a debt instrument at a market discount, and who does not elect to include the market discount in income on a current basis, may be required to defer a portion of any interest incurred or maintained to purchase or carry the debt instrument until the holder disposes of the debt instrument in a taxable transaction.

    The notes provide that they may be redeemed, in whole or in part, before maturity. If some or all of the notes are redeemed, each holder of a note acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on the notes.

    A holder of a debt instrument may elect to have market discount accrue on a constant interest rate basis, as opposed to a straight line basis. The current inclusion election, once made, applies to all market discount obligations acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Service. If a noteholder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or select other dispositions of a note and the deferral of interest deduction on indebtedness related to the note will not apply.

    DISPOSITION OF NOTES. In general, a holder of notes will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note measured by the difference between (a) the amount of cash and the fair market value of property received, except, for cash method taxpayers, to the extent attributable to the payment of accrued interest and (b) the holder's adjusted basis in the note as increased by any original issue discount or market discount previously included in income by the holder and decreased by any cash payments received, other than payments constituting qualified stated interest, and any amortizable bond premium deducted over the term of the note. Subject to the market discount and bond premium rules discussed above, any of this gain or loss will generally be long-term capital gain or loss, provided the note was a capital asset in the hands of the holder and was held for more than one year.

GENERAL PARTNER LIABILITIES

    Three of the Cap Source I operating partnerships currently have some contingent liabilities which might in the future become payable to their respective general partners which are affiliates of America First Companies L.L.C. The contingent liabilities consist of:

       (a) property development and management fees;

       (b) asset management and partnership administration fees; and

       (c) operating deficit and construction loans.

    The affiliates of America First Companies L.L.C. have agreed that the noted liabilities should be waived if the transaction is completed. The Cap Source General Partners believe that the forgiveness of these liabilities should not give rise to any material amount of discharge of indebtedness income for federal income tax purposes because there are conditions precedent to their payment. If the forgiveness of these liabilities were characterized as discharge of indebtedness income, however, the partnerships and the operating partnerships would be required to recognize corresponding amounts of income. If this income were recognized, no additional funds would be received by the partnerships and distributed to the unitholders.

TERMINATION OF TRADE PROCESSING

    In the event the Cap Source General Partners have reason to believe that a requested sale, transfer or assignment of BACs would cause Cap Source I or Cap Source II to be characterized as a publicly traded partnership for federal income tax purposes, the Cap Source General Partners will, in accordance with their powers under Section 5.09 of the partnership agreement, refuse to process the requested sale, transfer or assignment unless the Cap Source General Partners receive an unqualified opinion of counsel to the effect that the sale, transfer or assignment of BACs, in conjunction with all other reasonably expected sales, transfers or assignments of BACs, would not cause the partnership to be characterized as a publicly traded partnership for federal income tax purposes. Neither the Cap Source General Partners nor the partnerships may be held liable for any losses resulting to a holder of BACs or a purchaser of BACs as a result of a requested sale, transfer or assignment of BACs not being processed due to these limitations.

    The foregoing restrictions are intended to prevent the trading volume of BACs from reaching a level that would cause the partnership to be characterized as a publicly traded partnership under Section 7704 of the Code. In the event the partnership were characterized as a publicly traded partnership, the partnership could be subject to entity level taxation. In this event, amounts otherwise distributable to holders of BACs would be used to satisfy federal income tax liabilities of the partnership and, thus, amounts received by holders of BACs would be less than anticipated.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

    The Employee Retirement Income Security Act of 1974, ("ERISA") applies to investments by pension, profit sharing, stock bonus, Keogh and other employee benefit plans, and by IRAs (collectively referred to as "Benefit Plans"). ERISA does not prohibit Benefit Plans from investing in any specific type of investment but does require that plan fiduciaries give appropriate consideration to the facts and circumstances relevant to a particular investment, including whether the investment is reasonably designed, as part of the investment portfolio, to further the purposes of the Benefit Plan, taking into consideration risk of loss and opportunity for gain. ERISA also requires fiduciaries to take into account factors like composition of the portfolio with regard to diversification, liquidity, current return relative to anticipated cash flow requirements and projected return relative to funding objectives, and the need to value plan assets annually. ERISA prohibits some transactions between a Benefit Plan and a "party in interest" as defined by ERISA.
Section 4975 of the Code imposes a 15% excise tax on any fiduciary or "disqualified person" (as defined therein) who engages in transactions similar to those transactions prohibited under

ERISA. The excise tax may increase to 100% if violations are not timely corrected after notice. A limited partnership, like the company, will be subject to the foregoing rules restrictions and penalties if its assets are deemed to be the assets of a Benefit Plan under ERISA. Whether or not assets of the company will be deemed to be assets of a Benefit Plan for purposes of ERISA or
Section 4975 of the Code will be determined in accordance with the "plan asset" regulations discussed below. It should be noted that Benefit Plan fiduciaries should carefully consider whether an investment in the company is consistent with their responsibilities under ERISA.

    Under the Department of Labor plan assets regulations, the assets of a pooled investment vehicle, the definition of which may include the company, will not be plan assets of a Benefit Plan for ERISA purposes, and will not be subject to requirements regarding fiduciary responsibility and the holding of plan assets in trust, if the issuer is an "operating company," or "an entity that is primarily engaged in the production or sale of a product or service other than the investment of capital," or if equity participation in the entity by Benefit Plans is not significant, or less than 25% of the value of any class of equity interests in an entity is held by Benefit Plan investors. The company believes that it might be an operating company and anticipates that ownership of units by Benefit Plans will be less than 25%. There can be no absolute assurance, however, that the company will meet the operating company exception or 25% test.

    Alternatively, the plan assets regulations further provide that assets of a limited partnership will not be treated as plan assets if equity interests in the limited partnership are "publicly offered securities," or for example, a security that is widely held, freely transferable, either registered under the Securities Exchange Act or sold pursuant to a registration statement under the Securities Act and the class of securities is registered under the Securities Exchange Act within 120 days after the end of the issuer's fiscal year during which the public offering occurred). In general, the regulations provide that securities are "widely held" only if they are part of a class of securities purchased and held by 100 or more persons who are independent of the issuer and of one another. The company expects that (1) it will have significantly more than 100 unitholders independent from it and one another; (2) the units will be freely transferable; (3) the units are being offered pursuant to a registration statement under the Securities Act; and (4) the company will be registered under
Section 12(g) of the Securities Exchange Act within the applicable period. Based on these facts, the company believes that the units satisfy all criteria for the "publicly offered securities exception." Accordingly, based on all the facts and circumstances described above, the units will most likely be characterized as "publicly offered securities" and the assets of the company will most likely not be plan assets for ERISA purposes.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The financial statements of Capital Source L.P. and Capital Source II L.P.-A as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, the balance sheet of America First Real Estate Investment Partners, L.P. as of December 31, 1999, and the balance sheet of America First Capital Source I L.L.C. as of December 31, 1999, have been included in the prospectus/ consent solicitation statement in reliance upon the reports of KPMG LLP, independent certified public accountants appearing elsewhere in this prospectus/consent solicitation statement, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Kutak Rock LLP, a national law firm, has delivered an opinion stating that the units offered by this prospectus/consent solicitation statement will be validly issued, and that the notes offered by this prospectus/consent solicitation statement will be binding obligations of the company. Kutak Rock LLP has relied on Richards, Layton & Finger, P.A. as to matters of Delaware law. In addition, Kutak Rock LLP has delivered an opinion stating that the discussion under "FEDERAL INCOME TAX CONSEQUENCES" fairly summarizes all of the material federal income tax considerations for a holder of BACs who exchanges his or her BACs for units or notes. Kutak Rock LLP has previously performed legal services on behalf of the partnerships, the Cap Source General Partners, the company and their affiliates.

    The opinions of Kutak Rock LLP are not attached as appendices to this prospectus/consent solicitation statement; however, upon receipt of a written request by an investor or representative so designated in writing, a copy of these opinions will be sent by the Cap Source General Partners. All requests should be directed to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska, 68102.

                             AVAILABLE INFORMATION

    The partnerships are subject to the informational requirements of the Securities Exchange Act, and therefore file reports, proxy and information statements and other information with the Commission as required by the Securities Exchange Act. In addition, the company has filed with the Commission a Registration Statement on Form S-4 of which this prospectus/consent solicitation statement forms a part, including all amendments, exhibits, annexes and schedules thereto (collectively the "Registration Statement"), pursuant to the Securities Act and the rules and regulations promulgated thereunder, with respect to the units and notes offered pursuant to this prospectus/consent solicitation statement. This prospectus/ consent solicitation statement, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information with respect to the partnerships and the company, reference is made to the reports of the partnerships filed under the Securities Exchange Act and the company's Registration Statement and the exhibits and schedules, copies of which may be examined without charge or obtained upon payment of prescribed fees at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and other information statements and other information regarding registrants that file electronically with the Commission, including the electronic filings of the partnerships and the company.

    Statements contained in this prospectus/consent solicitation statement as to the contents of any contract, agreement or other document are not necessarily complete, and in each instance, reference is made to the copy of the contract, agreement or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by each reference. The information in this prospectus/consent solicitation statement concerning the company, Cap Source I and Cap Source II has been furnished by the company, Cap Source I and Cap Source II, respectively. For further information with respect to the company, the partnerships and the units and notes offered hereby, reference is made to the Registration Statement.

    A separate supplement to this prospectus/consent solicitation statement has been prepared for each partnership and will be delivered to each investor of the partnership covered thereby. Upon receipt of a written request by an investor or representative so designated in writing, the general partners of the investor's partnership will send a copy of any supplement without charge. All requests should be directed to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.

    Upon completion of the transaction, the company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act. Unitholders and noteholders will receive annual reports containing audited financial statements with a report thereon by the company's independent public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. If the transaction is not completed, the partnerships will continue to file reports and other information with the Commission as required by law.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
INDEX TO FINANCIAL STATEMENTS OF
AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
Report of Independent Auditors'.............................  FS-2
Balance Sheet at December 31, 1999..........................  FS-3
Notes to Balance Sheet......................................  FS-4

INDEX TO FINANCIAL STATEMENTS OF
AMERICA FIRST CAPITAL SOURCE I L.L.C.
Report of Independent Auditors'.............................  FS-6
Balance Sheet at December 31, 1999..........................  FS-7
Notes to Balance Sheet......................................  FS-8

INDEX TO FINANCIAL STATEMENTS OF THE PARTNERSHIPS

    Financial statements and related notes for each of the partnerships are included in a separately bound volume provided with this prospectus/consent solicitation statement. The index to the financial statements is included in the separately bound volume.

                        REPORT OF INDEPENDENT AUDITORS'

To the Unitholders

America First Real Estate Investment Partners, L.P.

    We have audited the accompanying balance sheet of America First Real Estate Investment Partners, L.P. as of December 31, 1999. This financial statement is the responsibility of the partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of America First Real Estate Investment Partners, L.P. as of December 31, 1999 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Omaha, Nebraska
March 27, 2000

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                                 BALANCE SHEET
                               DECEMBER 31, 1999

Asset
  Cash......................................................  $1,000
                                                              ======
Partners' Capital
  General Partner...........................................  $   10
  Limited Partner...........................................     990
                                                              ------
                                                              $1,000
                                                              ======

       The accompanying notes are an integral part of the balance sheet.

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                             NOTES TO BALANCE SHEET

                               DECEMBER 31, 1999

1. ORGANIZATION

    America First Real Estate Investment Partners, L.P. (the "Partnership") was formed on June 18, 1999, under the Delaware Revised Uniform Limited Partnership Act for the purpose of facilitating the proposed merger of Capital Source L.P. and Capital Source II L.P.-A (collectively referred to as the "Capital Source Funds"). The Partnership intends to issue up to 7,765,772 units of assigned limited partnership interests to holders of Beneficial Assignment Certificates
(BACs) of the Capital Source Funds. The General Partner will hold a 1% interest in the Partnership. The Company has not yet commenced operations.

2. RELATED PARTY TRANSACTIONS

    The Partnership will pay the General Partner an acquisition fee in connection with the identification, evaluation and acquisition of new assets and the financing thereof in an amount equal to 1.25% of the aggregate purchase price paid by the Partnership for such new assets. The acquisition fee with respect to an acquisition of a new asset will be payable at the time of the closing of the acquisition. The Partnership will also pay the General Partner an administrative fee in connection with the ongoing administration of the business of the Partnership in an amount equal to 0.50%, per annum, of the sum of
(i) the fair market value on the merger date of the original assets that are then still owned by the Partnership, plus (ii) the purchase price paid by the Partnership for new assets that are then held by the Partnership. The first $100,000 of the administrative fee shall be payable each year, with the balance payable only during years that funds from operations ("FFO"), calculated before administrative fees, exceeds 7% of the unit holders' average capital for that year. FFO represents net income (or loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Such administrative fee will be paid on a monthly basis.

    The Partnership may pay an affiliate of the General Partner a reasonable property management fee in connection with the management of the Properties. The property management fee paid with respect to any Property may not exceed 5% of the gross revenues of such Property (in the case of residential property) or 6% of the gross revenues of such Property (in the case of industrial or commercial property); provided, however, that the property management fee shall not exceed an amount that would be charged by unaffiliated parties rendering similar services in the same geographic location and for comparable property.

    The Partnership will reimburse the General Partner or its affiliates on a monthly basis for the actual out-of-pocket costs of direct general and administrative expenses.

3. LEGAL PROCEEDINGS

    The Partnership has been named as a defendant in a purported class action lawsuit filed in the Delaware Court of Chancery on February 3, 1999, by Alvin M. Panzer and Sandra G. Panzer, against the Partnership, its general partner, America First and various of their affiliates (including Capital Source L.P., Capital Source II L.P.-A, and their general partners Capital Source L.P. and Capital Source II L.P.-A are partnerships with general partners that are affiliates of America First) and Lehman Brothers, Inc. Alvin M. Panzer and Sandra G. Panzer are two Beneficial Assignment Certificates (BAC) holders of Capital Source L.P. and Capital Source II L.P.-A. The plaintiffs seek to have the lawsuit certified as a class action on behalf of all BAC holders of Capital Source L.P. and Capital Source II L.P.-A. The lawsuit alleges, among other

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                             NOTES TO BALANCE SHEET

                               DECEMBER 31, 1999

3. LEGAL PROCEEDINGS
things, that a proposed merger transaction involving the Partnership, Capital Source L.P. and Capital Source II L.P.-A is deficient and coercive, that the defendants have breached the terms of Capital Source L.P.'s and Capital Source II L.P.-A's partnership agreement and that the defendants have acted in manners which violate their fiduciary duties to the BAC holders. In this complaint, the plaintiffs sought to enjoin the proposed merger transaction and seek to appoint an independent BAC holder representative to investigate alternative transactions. The lawsuit also requests a judicial dissolution of Capital Source L.P. and Capital Source II L.P.-A, an accounting, and unspecified damages and costs.

    The general partners of the Partnership, Capital Source L.P. and Capital Source II L.P.-A determined not to pursue the merger transaction which was the subject of the initial lawsuit and proposed an alternative transaction to BAC holders. A prospectus/consent solicitation statement outlining this alternative transaction was sent to BAC holders on or about November 16, 1999. The plaintiffs amended their complaint on December 8, 1999, and again on February 22, 2000. The second amended complaint challenged this current prospectus/consent solicitation statement on grounds similar to those alleged in the original complaint, as well as on other procedural grounds. The second amended complaint does not seek to enjoin the proposed merger transaction.

    The general partners of the partnership, Capital Source L.P. and Capital Source II L.P.-A have moved to dismiss these complaints, and they intend to defend these lawsuits vigorously, but are unable to estimate the effect of either of these lawsuits, if any, on the financial statements of the Partnership or on the ability of the Partnership to consummate the proposed merger with Capital Source L.P. and Capital Source II L.P.-A.

                        REPORT OF INDEPENDENT AUDITORS'

To Members

America First Capital Source I, L.L.C.:

    We have audited the accompanying balance sheet of America First Capital Source I, L.L.C. as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of America First Capital Source I, L.L.C. as of December 31, 1999 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Omaha, Nebraska
May 5, 2000

                     AMERICA FIRST CAPITAL SOURCE I L.L.C.
                                 BALANCE SHEET
                               DECEMBER 31, 1999

Assets
  Current assets:
    Cash....................................................  $    250
    Distributions receivable................................     4,303
    Due from affiliates (Note 3)............................    68,664
                                                              --------
      Total current assets..................................    73,217
                                                              --------
Investments in affiliates:
  Investment in Capital Source L.P..........................   (89,900)
  Investment in CS Properties I, Inc........................   147,953
  Investment in America First Real Estate Investment
    Partners, L.P...........................................        10
                                                              --------
    Total investments in affiliates.........................    58,063
                                                              --------
                                                              $131,280
                                                              ========
Liabilities and Members' Capital (Deficit)
  Current liabilities:
    Due to affiliate (Note 3)...............................  $      8
    Note payable to CS Properties I, Inc. (Note 1)..........   150,000
                                                              --------
      Total current liabilities.............................   150,008
                                                              --------
Members Capital (Deficit)...................................   (18,728)
                                                              --------
                                                              $131,280
                                                              ========

       The accompanying notes are an integral part of the balance sheet.

                     AMERICA FIRST CAPITAL SOURCE I L.L.C.

                             NOTES TO BALANCE SHEET

                               DECEMBER 31, 1999

1. ORGANIZATION

    America First Capital Source I, L.L.C. (the "Company") was formed as of March 1, 1994, when America First Companies, L.L.C. ("AFCLLC") contributed various assets and liabilities to the Company. No member is obligated personally for any debt, obligation or liability of the Company solely by reason of being a member or acting as a manager. The Company will continue in existence until April 5, 2025, unless terminated earlier under the provisions of the operating agreement.

    The Company and Insured Mortgage Equities Inc. are general partners of Capital Source L.P. (the "Partnership"). The Partnership Agreement of the Partnership provides that the Company will be allocated a percentage of profits and losses and a share of cash distributions. In addition, the Company receives fees related to the administration of the Partnership.

    The Company also owns 50% of the outstanding stock of CS Properties
I, Inc., the Special Limited Partner for operating partnerships in which the Partnership has invested. CS Properties I, Inc. is also the general partner of the operating partnerships which own Fox Hollow Apartments, Waterman's Crossing and Misty Springs Apartments and as a co-general partner of The Ponds at Georgetown. The Company was required to contribute $150,000 in the form of a noninterest bearing demand note payable to CS Properties I, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (A) Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

        (B) Income Taxes

        No provision has been made for income taxes since the members are required to report their share of the Company's income for federal and state tax purposes.

        (C) Investments in Affiliates

        Investments in affiliates are included in the accompanying financial statements using the equity method of accounting.

3. RELATED PARTY TRANSACTIONS

    The Company incurs certain costs and expenses in connection with the management of the Partnership, including legal and accounting fees and investor communication costs, such as pricing and mailing charges which were reimbursed by the Partnership.

    A portion of the Company's general and administrative expenses were paid by AFCLLC and reimbursed by the Company. The Company's cash requirements are managed by AFCLLC and the net borrowing or excess cash is included in amounts due to/from affiliates.

                     AMERICA FIRST CAPITAL SOURCE I L.L.C.

                             NOTES TO BALANCE SHEET

                               DECEMBER 31, 1999

    The Company is entitled to receive, from the Partnership, an asset management and partnership administration fee equal to 0.25% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. For the year ended December 31, 1999, distributions to investors represented less than an 8% return, accordingly, no fees were received or accrued.

    Amounts due to and from affiliates are summarized as follows:

Due from affiliates:
  Capital Source L.P........................................  $28,325
  America First Companies L.L.C.............................   40,339
                                                              -------
                                                              $68,664
                                                              =======
Due to affiliate:
  CS Properties I, Inc......................................  $     8

4. INVESTMENTS IN AFFILIATES

    The following summarizes financial information at December 31, 1999 for the affiliates the Company has invested in:

                                             CAPITAL SOURCE L.P.   CS PROPERTIES I, INC.
                                             -------------------   ----------------------
Assets.....................................      $44,867,473              $295,905
Liabilities................................       (1,281,457)                   --
                                                 -----------              --------
Equity.....................................      $43,586,016              $295,905
                                                 ===========              ========

5. LEGAL PROCEEDINGS

    In connection with a proposed merger transaction involving the Partnership and Capital Source II L.P.-A, a similar partnership with general partners that are affiliates of the Partnership's general partners, the Company has been named as a defendant in a purported class action lawsuit. During April 2000, the parties to the lawsuit entered into a settlement agreement under which the general partners of the Partnership and Capital Source II L.P.-A agreed to pay a total of $600,000 of the plaintiffs' legal fees, $500,000 of which is expected to be reimbursed through insurance coverage. The settlement of the lawsuit and payment of the plaintiffs' legal fees is contingent upon consummation of the merger, which requires a majority vote of the limited partners of the Partnership and Capital Source II L.P.-A. Therefore, it is not possible to predict the ultimate resolution of this matter, as it is contingent upon the outcome of the proposed merger transaction.

                                   APPENDIX A
                      FORM OF AGREEMENT AND PLAN OF MERGER
                             AMONG THE COMPANY AND
                                THE PARTNERSHIPS

    This Agreement and Plan of Merger (this "Agreement") dated as of
           , 2000, is by and among America First Real Estate Investment Partners, L.P., a Delaware limited partnership (the "Company"); Capital Source L.P., a Delaware limited partnership ("Cap Source I"); and Capital Source II L.P.-A, a Delaware limited partnership ("Cap Source II" and together with Cap Source I the "Partnerships" and individually, a "Partnership"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned in
Section 11.12 of this Agreement.

                              W I T N E S S E T H:

    WHEREAS, the Company and the Partnerships desire to merge the Partnerships with and into the Company, pursuant to Delaware law, with the Company being the surviving entity (the "Merger"), as part of the merger by consolidation of the Partnerships and the Company. The Company has filed a registration statement on Form S-4, No. 333-52117, including all amendments thereto (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act") relating to the Merger, of which the prospectus/consent solicitation statement of the Company (the "Prospectus/Consent Solicitation Statement") is a part; and

    WHEREAS, Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") authorizes the merger of Delaware limited partnerships; and

    WHEREAS, the Company's Limited Partnership Agreement permits, and resolutions adopted by the Company's general partner authorize, this Agreement and the consummation of the Merger.

    NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement covenant and agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.01. THE MERGER; SURVIVING LIMITED PARTNERSHIP. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 below), the Partnerships shall each be merged with and into the Company, pursuant to Section 17-211(e) of the Partnership Act, and the separate existence of each of the Partnerships shall cease. The Company shall be the surviving entity (the "Surviving Limited Partnership") and shall continue to be governed by the Partnership Act.

    Section 1.02. EFFECTIVE TIME. In accordance with Section 17-211(e) of the Partnership Act, the Merger shall become effective (the "Effective Time") on the date and time specified in the certificate of merger (the "Certificate of Merger"), such Effective Time to be at the same time as the effective time of the merger of Insured Mortgage Equities Inc., America First Capital Source II L.L.C. and Insured Mortgage Equities II L.P. with and into America First Capital Source I L.L.C., with America First Capital Source I L.L.C. being the surviving entity. All other filings or recordings required by Delaware law in connection with the Merger shall also be made.

    Section 1.03. EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 17-211 of the Partnership Act.

                                   ARTICLE II
                       THE SURVIVING LIMITED PARTNERSHIP

    Section 2.01. NAME. The name of the Surviving Limited Partnership shall be America First Real Estate Investment Partners, L.P.

    Section 2.02. LIMITED PARTNERSHIP AGREEMENT. The Amended and Restated Limited Partnership Agreement of the Company as filed as Appendix D to the Prospectus/Consent Solicitation Statement shall be the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") of the Surviving Limited Partnership unless and until amended in accordance with its terms and applicable law.

    Section 2.03. THE GENERAL PARTNER. Upon consummation of the Merger America First Capital Source I L.L.C. shall be the general partner of the Surviving Limited Partnership and remain general partner until removed and its successor is duly appointed or until its resignation in accordance with the Company's Limited Partnership Agreement.

                                  ARTICLE III
                      CONVERSION OF PARTNERSHIP INTERESTS

    Section 3.01.  CONVERSION OF LIMITED PARTNER INTERESTS.

        (a) At the Effective Time, as a result of the Merger each BAC shall be converted, in proportion to the capital accounts of each Investor and pursuant to the terms of the Partnership Agreements, into the number of units (the "Units") of the Company representing assigned limited partner interests in the Company, as follows:

PARTNERSHIP                                              NUMBER OF UNITS PER BAC
-----------                                              -----------------------
Cap Source I...........................................           1.3957
Cap Source II..........................................           0.7620

        At the Effective Time, as a result of the Merger, each Initial Limited Partner's Limited Partnership Interest shall be canceled and no consideration shall be issued in respect thereof.

        At the Effective Time, as a result of the Merger, the interests of the Partnerships' general partners (the "Cap Source General Partners") in the Partnerships shall be canceled and no consideration shall be issued in respect thereof.

        Each of the Partnerships has one class of BACs and all such BACs are held by the Investors.

        The number of Units per BAC to be issued as a result of the conversion of BACs, as set forth in the above table, shall be multiplied by the number of BACs held by an Investor on the record date, as defined in the Prospectus/Consent Solicitation Statement. No fractional Units will be issued. Each Investor who would otherwise be entitled to a fractional Unit (which entitlement will be determined by combining such Investor's allocation of Units from each Partnership as to which such Investor is receiving Units) will instead receive cash equal to $10 multiplied by the fraction.

        (b) Notwithstanding subparagraph (a) above and subject to the limitations described herein, Investors who, in connection with the Merger, elected to receive the Company's Variable Rate Junior Notes Callable On or After the Date of Issuance ("Notes"), will, except as hereinafter provided, receive Notes. In the event Investors elect to receive Notes in the aggregate principal amount which exceeds $20 million, the Notes will be allocated first to such Investors who voted against the Merger, and any remaining Notes will be allocated on a pro rata basis (in denominations of $1,000) to those Investors who elected to receive Notes and either abstained from voting by indicating their abstention on the consent card or voted "YES" in favor of the Merger. In such event, the Investors who voted for the Merger or abstained from voting and who elected to receive Notes will receive Units in an amount equal to the difference between the exchange value allocable to such an Investor and the amount of Notes distributed to such an Investor. Subject to the foregoing limitations, each BAC held by an Investor who elected to receive Notes shall be converted into the Notes as follows:

PARTNERSHIP                                              NUMBER OF NOTES PER BAC
-----------                                              -----------------------
Cap Source I...........................................          0.013957
Cap Source II..........................................          0.007620

    Each Note will be in a principal amount of $1,000.00. The Company may, at its option, issue one note in a corresponding integral amount of $1,000.00 to an Investor in lieu of issuing multiple Notes to that Investor.

    Section 3.02. TAX ASPECTS. For federal income tax purposes, the conversion of the BACs pursuant to Section 3.01(a) of this Agreement shall be deemed (a) a contribution by Cap Source II of its assets to Cap Source I in exchange for Units, Notes and the assumption of its liabilities; (b) the distribution of the Units and Notes received in the transaction to the Investors in Cap Source II in liquidation of Cap Source II in accordance with the capital accounts of such Investors; (c) the conversion of the BACs held by Investors in Cap Source I to Units; and (d) the exchange of BACs in Cap Source I for Notes. In addition, the Company will be considered a continuation of Cap Source I for federal income tax purposes.

    Section 3.03.  ISSUANCE OF UNITS.

        (a) The Company shall designate an exchange agent (the "Exchange Agent") to act as such in connection with the issuance of certificates representing Units and Notes pursuant to this Agreement.

        (b) As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to distribute to each Investor who, in connection with the Merger, elected to receive Units, or who made no election with respect to Units or Notes, certificates representing the number of Units to which such Investor is entitled pursuant to Section 3.01(a).

    Section 3.04. ISSUANCE OF NOTES. As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to distribute to each Investor who elected to receive Notes in connection with the Merger, Notes to which such Investor is entitled pursuant to, and subject to the limitations set forth in, Section 3.01(b) of this Agreement.

                                   ARTICLE IV
        TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

    Section 4.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, the Company shall continue in existence as the Surviving Corporation and without further transfer, succeed to and possess all the rights, privileges and powers of the Partnerships, and all the assets and property of whatever kind and character of the Partnerships shall vest in the Company without further act or deed. Thereafter, the Company, as the Surviving Limited Partnership, shall be liable for all of the liabilities and obligations of the Partnerships, and any claim or judgement against the Partnerships may be enforced against the Company, as the Surviving Limited Partnership, in accordance with Section 17-211 of the Partnership Act.

    Section 4.02. FURTHER ASSURANCES. If at any time the Company shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Limited Partnership the title to any property or right of the Partnerships, or otherwise, to carry out the provisions hereof, the proper representatives of the Partnerships as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Limited Partnership and otherwise to carry out the provisions hereof.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS

    The Partnerships each severally represent and warrant to the Company and to each other (with respect only to the Partnership making the representation and warranty) as follows:

    Section 5.01. VALIDITY OF ACTIONS. Each Partnership (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) has the authority to conduct its business as currently conducted and to own and operate the properties which it now owns and operates, (c) is qualified to do business in all jurisdictions in which such qualification is necessary, and (d) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Partnerships, and has received all necessary authorization and is a legal, valid and binding obligation of the Partnerships, enforceable against the Partnerships in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Partnership Agreements nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which any of the Partnerships are a party or by which they or their assets may be bound, or cause a breach of any applicable federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

    Section 5.02. PARTNERSHIPS' FINANCIAL STATEMENTS. The financial statements and schedules of the Partnerships, together with related notes (the "Financial Statements"), set forth in the Registration Statement of the Company, fairly present, on the basis stated in the Registration Statement, the financial position of the Partnerships at the date or for the periods specified in the Registration Statement. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except to the extent stated therein.

    Section 5.03. NO MISSTATEMENTS. The representations of the Partnerships contained in this Agreement and the information supplied by the Partnerships for inclusion in the Registration Statement and the Prospectus/Consent Solicitation Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

    Section 5.04. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Consent Solicitation Statement with respect to the Partnerships, and except as described in the Registration Statement or the Prospectus/Consent Solicitation Statement, there have been no changes in the business, operations, properties, assets or the prospects or condition, financial or otherwise, of the Partnerships which would, in the aggregate, have a material adverse effect on the business, properties, prospects, profitability, assets or financial condition of the Partnerships.

    Section 5.05. TITLE TO ASSETS. Each Partnership has good and marketable title to the assets reflected in the most recent balance sheet (the "Balance Sheet") included in the Financial Statements with respect to such Partnership, and will hold good and marketable title to such assets, and any assets acquired by the Partnership prior to the Effective Time, as of the Effective Time, except for assets disposed of in the ordinary course of business. Such assets, together with the related goodwill and rights of each Partnership as a going concern, tangible and intangible, are collectively referred to as the "Assets." Except as otherwise disclosed in the Balance Sheet or related notes accompanying it, all of the Assets are owned free and clear of any and all adverse claims, security interests, charges or other encumbrances or restrictions of every nature, except liens for current taxes not yet due and payable or landlords' liens as provided for in the relevant leases or by applicable law.

    Section 5.06. LIABILITIES OF THE PARTNERSHIPS. The Partnerships have no material liabilities, including, without limitation, liabilities for state or federal income, withholding or other taxes, except to the extent reflected, reserved against, or provided for in the Balance Sheet, and except for any material liabilities disclosed in the Prospectus/Consent Solicitation
Statement or any other obligations incurred after       , 1999, in the ordinary
course of business which subsequently incurred obligations are of an amount and nature as to be capable of being discharged from the operations of the Partnerships without requiring additional equity or borrowing.

    Section 5.07.  REPRESENTATIONS AND WARRANTIES PERTAINING TO REAL
PROPERTY. For purposes of the following representations and warranties, "Real Property" shall mean those parcels of real property of a Partnership or Operating Partnership owned by a Partnership as listed in the Prospectus/Consent Solicitation Statement and "Improvements" shall mean any building, structure or other improvements situated on the Real Property. Each Partnership makes the following representations and warranties only with respect to the Real Property owned by it as specified in the Prospectus/Consent Solicitation Statement.

        (a) To the best knowledge of each Partnership, all assumptions of the appraisers of the Real Property (the "Appraisers") used by the Appraisers in preparing the appraisals of the Real Property, as the same may have been revised (the "Appraisals"), are reasonable assumptions. All information provided by each Partnership to the Appraisers with respect to the Real Property was true and correct as of the date given.

        (b) To the best knowledge of each Partnership, there is at present no material violation of any law, ordinance, rule, requirement, resolution, policy statement or regulation (including, without limitation, those relating to land use, subdivision, zoning, environmental, occupational health and safety, water, and building and fire codes) of any governmental authority (collectively, "Governmental Regulations") applicable to the construction, alteration, rehabilitation, maintenance, use, operation or sale of any of the Real Property, which violation would have a material adverse impact on the use of the Real Property or the Improvements. None of the Partnerships have received notice or have knowledge that any governmental authority, or any employee or agent thereof, considers the operations, use or ownership of any of the Improvements to violate or have violated in a material manner any Governmental Regulation, or that any investigation has been commenced or is contemplated regarding such possible violation.

        (c) To the best knowledge of each Partnership, such Partnership has neither received notice nor has knowledge of any plan or study of any governmental authority which would materially adversely affect the use of the Real Property or the Improvements for their intended uses, or result in any public improvements which will result in any material charge being levied against, or any material lien assessed upon, all or any portion of such Real Property or Improvements.

        (d) To the best knowledge of each Partnership, such Partnership has good and marketable title to the Real Property and Improvements owned by it, free and clear of all liens, encumbrances, claims, covenants, conditions and restrictions, easements, rights of way, charges and any other exceptions to or defects of title ("Encumbrances"), except for (i) those matters disclosed in the Prospectus/Consent Solicitation Statement or the Title Insurance Policy issued to each Partnership with respect to each Real Property (collectively, the "Title Policies"), and (ii) those matters created by third parties which are the liability of the lessee of such Real Property and Improvements, or, in the absence of acceptance of responsibility by such lessee, have been or will be resolved by the Partnership.

        (e) Except as disclosed in the Prospectus/Consent Solicitation Statement or the Title Policies, to the best knowledge of each Partnership, there are no delinquent taxes, assessments, charges, debts, liabilities, claims or obligations arising from the construction, design, development, ownership, maintenance or operation of, or otherwise relating to, the Real Property or the Improvements, which matters could give rise to any mechanic's or materialmen's or other statutory or common law lien against such Real Property or Improvements or any part thereof which, individually or in the aggregate, would have a material adverse impact on the value of such Real Property and Improvements.

        (f) Except as disclosed in the Prospectus/Consent Solicitation Statement, to the best knowledge of each Partnership, none of the Real Property, which for purposes of this paragraph shall include, without limitation, subsurface soil and ground water, contains any substance, including, without limitation, any asbestos, formaldehyde, radioactive substance, hydrocarbons, industrial solvents, flammables, explosives, and any hazardous substance or toxic material, which could presently or at any time in the future cause a material detriment to or materially impair the value or beneficial use of the Real Property, or constitute or cause a health, safety or environmental hazard on or relating to the Real Property or to any person who may enter on the Real Property or require remediation at the behest of any governmental agency (collectively, "Hazardous Materials"). Except as disclosed in the Prospectus/Consent Solicitation Statement, none of the Partnerships have received notice that the ownership, operation, use and condition of any of the Real Property is in violation of any federal, state or local law, ordinance or regulation pertaining to industrial hygiene, Hazardous Materials or environmental protection. Except as disclosed in the Prospectus/Consent Solicitation Statement, to the best knowledge of each Partnership, there is no proceeding or action pending or, to its actual knowledge, threatened by any person or governmental agency regarding the environmental condition of any of the Real Property.

    Section 5.08. INSURANCE. Either each Partnership, or, in the absence of each Partnership so doing, the respective tenants of the Real Property and Improvements owned by each Partnership, or, where applicable, each borrower from each Partnership which holds a loan secured by real property owned by such borrower, carries, to the extent deemed reasonable by the Partnerships under the circumstances, comprehensive liability, fire, extended coverage and rental loss insurance with respect to the Partnerships' properties with policy specifications and insured limits customarily carried for similar properties. All such policies are currently in effect and will remain in effect after the Merger.

    Section 5.09. TAXES. Each Partnership has filed timely all federal, state and local tax returns which it is required to file, has provided to its Investors all required Form K-1's and such other tax forms as may be required by federal, state or local authorities, and has no outstanding liability for any federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Financial Statements.

    Section 5.10. ACTIONS PENDING. Except as disclosed in the Prospectus/Consent Solicitation Statement: (a) there are no actions, suits, proceedings or claims pending or threatened against the Partnerships which, if determined adversely to such Partnerships, could (i) have a material adverse effect on the Partnerships, the Assets or the business of the Partnerships when taken as a whole, or (ii) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (b) no Partnership, to the best of its knowledge, is the subject of any pending or threatened investigation relating to any aspect of such Partnership's operations by any federal, state or local governmental agency or authority; and (c) each Partnership, to the best of its knowledge, is not and has not been the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other federal, state or local authority.

    Section 5.11. APPRAISAL OF PARTNERSHIPS. To the best knowledge of each Partnership, the information furnished by such Partnership to the appraisers named in the Prospectus/Consent Solicitation Statement for the purposes of determining the appraised value of the Partnerships is accurate and complete in all material respects.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Partnerships as follows:

    Section 6.01. VALIDITY OF ACTIONS. The Company (a) is duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) has the authority to conduct its business as currently conducted, (c) is qualified to do business in all jurisdictions in which such qualification is necessary, and (d) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it, and (e) has no commitment to sell or otherwise transfer any of its assets except in the ordinary course of business. This Agreement has been duly executed and delivered on behalf of the Company, has received all necessary authorization and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Limited Partnership Agreement of the Company nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which the Company is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

    Section 6.02. MISSTATEMENTS. The representations of the Company contained in this Agreement and the information regarding the Company contained in the Registration Statement and the Prospectus/ Consent Solicitation Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

    Section 6.03. INVESTMENT OF CASH. Upon consummation of the Merger, the Company will invest the cash it receives from the Partnerships so that not more than 80% of the Company's assets will consist of assets listed under
Section 351(e)(1) of the Code.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

    Section 7.01. PROHIBITED ACTS. Pending consummation of the Merger or prior to termination of this Agreement, the Partnerships agree that, without prior written consent of the Company, given in a letter which specifically refers to this Section of the Agreement, the Partnerships shall:

        (a) use their reasonable efforts so as not to perform any act, or omit to take any action that would make any of their representations made above or any information pertaining to them in the Registration Statement or the Prospectus/Consent Solicitation Statement inaccurate or materially misleading as of the Effective Time;

        (b) not enter into any commitment, contract or other transaction in any way affecting any of the Partnerships' business, except to carry out its business in the ordinary course, and as contemplated by this Agreement or in the Prospectus/Consent Solicitation Statement;

        (c) not make any loans or advances to, or investments in, any other corporation, partnership or other legal entity or to any other persons except in the ordinary course of business;

        (d) not borrow money for any purpose or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person other than in the ordinary course of business; and

        (e) not mortgage, pledge, encumber, sell, lease or transfer any of the Assets other than in the ordinary course of business.

    Section 7.02. NOTICE. Pending the consummation of the Merger or prior to termination of this Agreement, each party agrees that it will promptly advise the other of the occurrence of any condition or event which would make any of its representations contained in this Agreement or the Prospectus/Consent Solicitation Statement inaccurate, incorrect, or materially misleading.

    Section 7.03. ADDITIONAL DOCUMENTS. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required to complete the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

    The obligation of the Company and each Partnership to consummate the Merger shall be subject to compliance with or satisfaction of the following conditions:

    Section 8.01. BRING DOWN. The representations and warranties set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if then made (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date), as evidenced by a certificate made by the general partners of each Partnership and the general partner of the Company, as of the Effective Time.

    Section 8.02. COMPLIANCE. The Company and each of the Partnerships shall have complied with all of the covenants and agreements in this Agreement on its part to be complied with as of or prior to the Effective Time.

    Section 8.03. PARTNERSHIP APPROVALS. The Investors holding a majority of outstanding BACs of each of Cap Source I and Cap Source II shall have approved the Merger and the dissenting Investors of the Partnerships have not elected to receive Notes exceeding $20,000,000 in principal amount.

    Section 8.04. STOCK EXCHANGE LISTING. At or before the Effective Time, the Units to be issued in the Merger shall be approved for listing on the NASDAQ National Market, subject to official notice of issuance.

    Section 8.05. CONSENTS OBTAINED. All necessary consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all filings required to be made by any party to the Merger for the authorization, execution and delivery of this Agreement and the Certificate and Plan of Merger between the Company and the Partnerships, and the consummation of the transactions contemplated thereby on or before (and remain in effect at) the Effective Time shall have been obtained or made.

    Section 8.06. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Consent Solicitation Statement, there shall not have occurred or been threatened any material adverse changes in the overall business or prospects of the Partnerships or in the tax or other regulatory provisions applicable to the Partnerships or the Company, and the Company shall not have become aware of any facts that, in the sole judgment of the Company and the Cap Source General Partners, have or may have a material effect, whether adverse or otherwise, on the Partnerships, taken as a whole, the Merger, or the value to the Company of the properties of the Partnerships, taken as a whole.

    Section 8.07. OPINIONS AND LETTERS. The Company shall have received, on or prior to the Effective Time, an opinion of counsel, which shall not have been withdrawn as of the Effective Time, to the effect that for federal income tax purposes the Merger will be an exchange subject to the nonrecognition provisions of Section 721 of the Code; provided, however, that for purposes of this
Section 8.07, the Merger shall include only the merger of the Partnerships into the Company.

    Section 8.08. NO STATUTE, RULE OR REGULATION AFFECTING CONSUMMATION. At the Effective Time, there shall be no statute, rule, regulation, injunction or court order enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Merger.

    Section 8.09. NO DECLARATIONS. At the Effective Time, there shall be no declaration of suspension of trading in, or limitation on prices for, securities generally on the NASDAQ National Market, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war, armed hostility, or other international or national calamity directly or indirectly involving the United States, which war, hostility or calamity, in the sole judgment of the Company, would have a material adverse effect on the business objectives of the Company, or, in the case of any of the foregoing existing on the date of the Prospectus/Consent Solicitation Statement, any material acceleration or worsening thereof.

    Section 8.10. EFFECTIVENESS OF REGISTRATION STATEMENT. At or prior to the Effective Time, the Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been initiated, and all necessary approvals under state securities or blue sky laws shall have been received.

                                   ARTICLE IX
                                OTHER AGREEMENTS

    Section 9.01. WAIVER BY CAP SOURCE GENERAL PARTNERS. Immediately prior to the Effective Time, the Cap Source General Partners shall waive all rights to any fees not accrued to the Effective Time. The Cap Source General Partners each further acknowledge that they have no rights to additional distributions of fees or proceeds of sale or liquidation by the Partnerships. The parties to this Agreement hereby acknowledge and agree that at the Effective Time, CS Properties I Inc., an affiliate of the Cap Source I General Partners that serves as the general partner of Oyster Cove Limited Partnership, Cypress Landings II, Ltd., and Fox Hollow, Ltd. and co-general partner of The Ponds at Georgetown L.P., and CS Properties II Inc., an affiliate of the general partners of Cap Source II that also serves as a co-general partner of The Ponds at Georgetown L.P. will waive all past due amounts, as set forth in the Partnerships' audited financial statements for the fiscal year ending December 31, 1998, as included in the Prospectus/Consent Solicitation Statement, due to or potentially due to CS Properties I Inc. and CS Properties II Inc. by these limited partnerships.

    Section 9.02.  INDEMNIFICATION.

        (a) To the fullest extent permitted by law, the Partnerships (the "Indemnifying Parties"), jointly and severally, agree to defend, indemnify and hold harmless the Company and its general partner, employees and agents (the "Indemnified Parties") from and against any losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) to which such Indemnified Party may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereof arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus/Consent Solicitation Statement, or any amendment or supplement to such documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or to the extent that such losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) result from a breach by an Indemnifying Party of the representations and warranties of the Partnerships contained in Article V of this Agreement.

        (b) The Indemnified Parties shall give (or cause to be given) to the Indemnifying Parties notice of claim or matter for which indemnity is (or will be) sought under this Section 9.02; such notice shall be given promptly after the Indemnified Parties receive actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against any Indemnified Parties for which indemnity is sought, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Parties to defend against such assertion, and such Indemnifying Parties shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of the relevant Indemnified Party, which shall not be unreasonably withheld.

        (c) This Section 9.02 shall survive the Merger for a period of three
    (3) years from the Effective Time.

                                   ARTICLE X
                         TERMINATION; AMENDMENT; WAIVER

    Section 10.01. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(a) by mutual consent of the general partner of the Company and the Cap Source General Partners, (b) by action of the general partner of the Company in the event of a failure of a condition to the obligations of the Company set forth in
Article VIII of this Agreement, (c) by action of the Cap Source General Partners in the event of a failure of a condition to the obligations of the Partnerships set forth in Article VIII of this Agreement, or (d) by action of the general partner of the Company or of the Cap Source General Partners in the event that
the Merger is not consummated prior to             , 1999, or such later date as
the parties shall mutually agree in writing.

    Section 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

    Section 10.03. AMENDMENT. The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Certificate of Merger with the Delaware Secretary of State, such amendment to be approved by the parties hereto; provided that, after the approval of the Merger by the Investors holding a majority of the BACs of each Partnership no amendment shall be made which alters or changes (a) the amount or kind of consideration which the Investors of each Partnership are entitled to receive upon conversion of the BACs of each Partnership, (b) the Limited Partnership Agreement of the Company, or (c) the terms and conditions of this Agreement if such alteration or change would have an adverse effect on the Investors of each Partnership or the unitholders of the Company.

    Section 10.04. WAIVER. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE XI
                                 MISCELLANEOUS

    Section 11.01. EXPENSES. The expenses associated with the Merger shall be paid as set forth in the Prospectus/Consent Solicitation Statement. Any additional expenses associated with the Merger shall be paid by the Company. Notwithstanding the foregoing, the Company shall have no obligation to pay any personal expense of any beneficial owner of a transferor or any expense of a transferor not a result of transactions contemplated under this Agreement.

    Section 11.02. NOTICES. All notices or other communications required or permitted under the terms of this Agreement by any party shall be made in writing and shall be delivered by first class mail or by personal delivery, postage or fees prepaid, to the other parties at America First
Companies L.L.C., Attn: Michael B. Yanney, 1004 Farnam Street, Suite 400, Omaha, Nebraska, 68102, with a copy to Kutak Rock, 717 17th Street, Suite 2900, Denver, Colorado 80202, Attention: Paul E. Belitz, or to such other address as any of the parties hereto may designate by notice to the others.

    Section 11.03. NON-ASSIGNABILITY. This Agreement shall not be assignable by any of the parties to this Agreement.

    Section 11.04. ENTIRE AGREEMENT. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

    Section 11.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

    Section 11.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

    Section 11.07. HEADINGS. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

    Section 11.08. GENDER; NUMBER. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

    Section 11.09. SEVERABILITY. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

    Section 11.10. AUTHORIZATION. The Cap Source General Partners (a) shall be authorized, at such time in their full discretion as they deem appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnerships and, to the extent necessary, the Investors, any and all documents and instruments, and (b) shall do and perform any and all acts required by applicable law or which the Cap Source General Partners deem necessary or advisable to effectuate the Merger.

    Section 11.11. LIMITATIONS OF REMEDIES. If any party hereto becomes aware, prior to the closing, of a breach of any representation, warranty or covenant contained in this Agreement, the sole remedy of the nonbreaching party for such breach shall be limited to termination of this Agreement.

    Section 11.12. DEFINITIONS. The following terms used in this Agreement have the meanings specified in this Section 11.12. Unless otherwise defined in this Agreement, all other initially capitalized terms shall have the meanings specified in the Partnership Agreements.

    "INVESTOR" shall mean any person or entity who is either (i) a BAC holder or
(ii) a holder of a Limited Partner Interest, other than each Initial Limited Partner.

    "PARTNERSHIP AGREEMENT" shall mean the respective partnership agreement of each Partnership, and such agreements are collectively referred to in this Agreement as the "PARTNERSHIP AGREEMENTS."

    "BAC" shall mean (i) a beneficial interest in a Limited Partner Interest represented by a beneficial assignment certificate and (ii) a Limited Partnership Interest, other than a Limited Partnership Interest held by an Initial Limited Partner.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                               AMERICA FIRST REAL ESTATE
                                               INVESTMENT PARTNERS, L.P.,
                                               a Delaware limited partnership

                                               By:   AMERICA FIRST CAPITAL SOURCE I L.L.C.,
                                                     a Delaware limited liability company,
                                                     General Partner

                                                     By
                                                           ---------------------------------------
                                                           , President

                                               CAPITAL SOURCE L.P., a Delaware limited partnership

                                               By:   AMERICA FIRST CAPITAL SOURCE I L.L.C.,
                                                     a Delaware limited liability company,
                                                     General Partner

                                                     By
                                                           ---------------------------------------
                                                           , President

                                               By:   INSURED MORTGAGE EQUITIES INC.,
                                                     a Delaware corporation, General Partner

                                                     By
                                                           ---------------------------------------
                                                           , President

                                               CAPITAL SOURCE II L.P.-A,
                                               a Delaware limited partnership

                                               By:   AMERICA FIRST CAPITAL SOURCE II L.L.C.,
                                                     a Delaware limited liability company,
                                                     General Partner

                                                     By
                                                           ---------------------------------------
                                                           , President

                                               By:   INSURED MORTGAGE EQUITIES II L.P.,
                                                     a Delaware limited partnership,
                                                     General Partner

                                               By
                                                     ---------------------------------------------
                                                     a Delaware corporation, General Partner

                                                           By
                                                                -----------------------------------
                                                                            , President

                                   APPENDIX B
                                FAIRNESS OPINION

September 23, 1999

Capital Source L.P. and Capital Source II L.P.-A
Suite 400
1004 Farnam Street
Omaha, NE 68102

Ladies and Gentlemen:

    You have requested Sutro & Co., Inc.'s ("Sutro & Co.") opinion as investment bankers as to the fairness, from a financial point of view, of the consideration to be received by the holders (the "Investors") of beneficial assignment certificates representing assigned limited partnership interests (the "BACs") in Capital Source L.P. ("Cap Source I") and Capital Source II L.P.-A ("Cap Source II") (collectively, the "Partnerships"), in connection with the proposed merger (the "Transaction") of Cap Source I and Cap Source II with and into America First Real Estate Investment Partners, L.P., a newly formed Delaware limited partnership (the "Company").

    Sutro & Co. has been advised by the Partnerships and the Company that in connection with the proposed Transaction, (i) Investors will receive, at their election and subject to certain limitations, either units of assigned limited partner interests (the "Units" or "Consideration"), and in some situations cash, promissory notes and Variable Rate Junior Notes Callable on or after the Date of Issuance (the "Notes") in exchange for the assets of the partnerships, (ii) up to 4,709,427 Units have been allocated to Investors in Cap Source I in exchange for the Investors' BACs and up to 3,056,345 Units have been allocated to Investors in Cap Source II in exchange for the Investors' BACs, (iii) a 1% interest in the Company will be assigned to America First Capital Source I L.L.C., as general partner to the Company, and (iv) the Company will be managed by America First Capital Source I L.L.C.

    Sutro & Co., in conducting its review and arriving at its opinion, noted that the exchange ratios (the "Exchange Ratios") for Cap Source I and Cap Source II in the Transaction are based on (i) the principal amount of the investments in FHA loans and GNMA certificates at December 31, 1998 in the audited Balance Sheets contained in the Annual Report on Form 10-K for the period ending December 31, 1998 for each of the Partnerships, (ii) the value of the Partnerships' investments in the operating partnerships (that owned the underlying real estate properties of each of the Partnerships) based on certain appraisals prepared by Valuation Research dated December 31, 1998 (the "Appraisals"), and (iii) the market values of the Partnerships' remaining assets and liabilities at December 31, 1998 and before transaction costs or other costs associated with the Transaction (individually or collectively the "Exchange Values"). The Exchange Ratios relating to the Exchange Values for Cap Source I and Cap Source II are used to determine the allocation of Units to be received by the Investors in Cap Source I and Cap Source II in the Transaction and the principal allocation of the Notes to be received by Investors in Cap Source I and Cap Source II in the Transaction.

    Additionally, Sutro & Co. was requested to provide an opinion as to the fairness, from a financial point of view, of the principal allocation of the Notes that may be elected by the Investors. As used herein, principal allocation refers solely to the method of allocation, as determined by the Exchange Values, of the Notes among the investors in the Partnerships. Sutro & Co. in arriving at its opinion as to the fairness, from a financial point of view, of the Consideration to be received by the Investors, assumes that the maximum amount of Notes that may be issued in the Transaction is $20.0 million.

    Based upon and subject to the foregoing and following, Sutro & Co. is of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be received by the Investors, the 1% interest in the Company to be received by the General Partners, the allocation of such Consideration and 1% interest among the Investors and the General Partners, and the principal allocation of the Notes, in the Transaction, is fair to the Investors and the General Partners from a financial point of view.

    Sutro & Co., as part of its investment banking business, is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, firm commitment underwritings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Sutro & Co. is currently acting as a fairness opinion provider to the Partnerships in connection with the proposed Transaction and will receive a fee for delivering this opinion. The Partnerships have agreed to indemnify Sutro & Co against certain liabilities arising out of or in connection with the services rendered by Sutro & Co. under such engagement. Sutro & Co., in the ordinary course of business, may in the future trade securities of the Company for its own account or for the accounts of its customers, and accordingly, may at any time hold a long or short position in those securities.

    Sutro & Co., in arriving at its opinion, reviewed and analyzed, among other things, the following: (i) a draft of Amendment 4 of the Registration Statement on Form S-4 of the Company which is expected to be filed on September 28, 1999, including the Preliminary Prospectus/Consent Solicitation Statement included therein, (ii) the Appraisals, (iii) individual Partnership Annual Reports and Reports of Forms 10-K and 10-Q for the years ended December 31, 1997 and December 31, 1998 as amended, and for the period ended June 30, 1999, (iv) the Prospectus of Capital Source I dated January 10, 1986, (v) the Prospectus of Capital Source II dated February 6, 1987, (vi) the Agreement and Plan of Merger among the Partnerships, the General Partners and the Company, (vii) certain other publicly available business, financial and other information concerning the Partnerships, (viii) certain internal information, primarily financial in nature (including estimates) prepared by or on behalf of the management of the Partnerships, (ix) certain information provided to us by the management of the Partnerships concerning the distributions on, the trading of, and the trading market for, the equity securities of the Partnerships, and (x) such other information which Sutro & Co. deemed to be relevant to provide the fairness opinion.

    In the course of Sutro & Co.'s engagement, Sutro & Co. held discussions with the senior management of the Partnerships concerning the historical, current and projected future operations, business plans, financial conditions and results, and prospects of the Partnerships. Additionally, Sutro & Co. has discussed with representatives of Valuation Research, the results, methodology, and limitations of the Appraisals. Sutro & Co. has not, however, independently verified the accuracy or completeness of the Appraisals.

    In conducting its review, Sutro & Co. has relied upon and assumed the accuracy and completeness of the financial and other information, including the Appraisals, provided to Sutro & Co. or which were publicly available and have not attempted to verify the same. Sutro & Co. has relied upon the statements and information provided by the management of the Partnerships as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to Sutro & Co. While the financial models and the financial projections, that were provided by the management of the Partnerships, that project future results of the Partnerships are inherently subject to uncertainty, we have assumed that such forecasts and projections are the best currently available estimates and good faith judgments of the management of the Partnerships as to the future performance of the Partnerships.

    In rendering its opinion, Sutro & Co. notes that the consummation of the proposed Transaction is conditioned upon, among other things, the approval of the majority of both Partnerships. Sutro & Co. is not recommending or disapproving of any action that may be taken by the Investors, the Partnerships, the Company or any other person in regard to the Transaction. This opinion does not constitute a recommendation of the proposed Transaction over any alternative transactions which may be possible for the

Partnerships and does not address the Partnerships' underlying business decision to effect the proposed Transaction. Furthermore, our analysis in this matter has not considered any other aspect of the proposed Transaction or any agreement or other matters which include, but are not limited to, the terms or fairness of the compensation and fees as defined in the amended and restated Agreement of Limited Partnership of America First Real Estate Investment Partners, L.P.
Sutro & Co. was not asked to opine on and is not expressing an opinion as to:
(i) the terms of the Transaction, (ii) the tax consequences of the Transaction to the Investors, and (iii) the prices at which the Company's securities may trade at in the future.

    In connection with this opinion, we have assumed that the documents to be prepared and used to effect the Transaction will be substantially on the terms set forth in the Agreement and Plan of Merger among the Partnerships and the Company. Sutro & Co. has not participated in the negotiation of the Transaction or provided any legal or other advice with respect to the Transaction except as otherwise described herein.

    Sutro & Co.'s opinion is necessarily based upon conditions as they exist and can be evaluated as of the date hereof and the information made available to Sutro & Co. as of the dates that such information was prepared and based upon.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Sutro & Co. has advised the Partnerships that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

    It is understood and agreed that this opinion is provided solely for the use of the Partnerships and the Investors as one element of their consideration of the Transaction, and may not be used for any other purpose or any other party, or otherwise referred to, relied upon, quoted, summarized or circulated, except with Sutro & Co.'s written consent. This opinion may be reproduced in full in the Company's Prospectus/ Consent Solicitation Statement pertaining to the Transaction.

Sutro & Co., Inc.

/s/ Sutro & Co., Inc.

                                   APPENDIX C
                           BRINGDOWN FAIRNESS OPINION

June 30, 2000

Capital Source L.P. and Capital Source II L.P.--A
Suite 400

1004 Farnam Street

Omaha, NE 68102

Ladies and Gentlemen:

    As of September 23, 1999, Sutro & Co., Inc. ("Sutro & Co.") delivered to you an initial fairness opinion (the "Initial Fairness Opinion") (a copy of which is attached to the prospectus/consent solicitation statement as Appendix B and is incorporated herein by this reference) as investment bankers as to the fairness, from a financial point of view, of the consideration to be received by the holders (the "Investors") of beneficial assignment certificates representing assigned limited partnership interests (the "BACs") in Capital Source L.P. ("Cap Source I") and Capital Source II L.P.--A ("Cap Source II") (collectively, the "Partnerships"), in connection with the proposed merger (the "Transaction") of Cap Source I and Cap Source II with and into America First Real Estate Investment Partners, L.P., a newly formed Delaware limited partnership (the "Company").

    You have requested that Sutro & Co. confirm that the opinion set forth in the Initial Fairness Opinion remains true and correct as of the date hereof. All capitalized terms used herein, not otherwise defined, shall have the meanings ascribed to them in the Initial Fairness Opinion. You have not requested that Sutro & Co. consider the terms any legal settlements and, as such, Sutro & Co. is not making any fairness opinion statements regarding any legal settlements.

    Sutro & Co, in conducting its review and arriving at its confirmation of its opinion, noted that the exchange ratios (the "Exchange Ratios") for Cap Source I and Cap Source II in the Transaction are based in part on (i) the principal amount of the investments in FHA loans and GNMA certificates at December 31, 1998 in the Balance Sheets contained in the Annual Report on Form 10-K for the period ending December 31, 1998 for each of the Partnerships, (ii) the value of the Partnerships' investments in the operating partnerships (that owned the underlying real estate properties of each of the Partnerships) based on certain appraisals prepared by Valuation Research dated December 31, 1998 (the "Appraisals"), and (iii) the market values of the Partnerships' remaining assets and liabilities at December 31, 1998 and before transaction costs or other costs associated with the Transaction.

    Sutro & Co. hereby confirms, subject to and based on all of the assumptions, limitations, and qualifications set forth in the Initial Fairness Opinion and such other updated and/or additional information that Sutro & Co. believed was necessary or appropriate to render this opinion, that Sutro & Co. is of the opinion that, as investment bankers as of the date hereof, the Consideration to be received by the Investors, the 1% interest in the Company to be received by the General Partners, the allocation of such Consideration and 1% interest among the Investors and the General Partners, and the principal allocation of the Notes, in the Transaction, is fair to the Investors and the General Partners from a financial point of view.

    Sutro & Co.'s opinion is necessarily based upon conditions as they exist and can be evaluated as of the date hereof and the information made available to Sutro & Co. as of the dates that such information was prepared and based upon.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Sutro & Co. has advised the Partnerships that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

    It is understood and agreed that this opinion is provided solely for the use of the Partnerships and the Investors as one element of their consideration of the Transaction, and may not be used for any other purpose or any other party, or otherwise referred to, relied upon, quoted, summarized or circulated, except with Sutro & Co.'s written consent. This opinion may be reproduced in full and summarized in the Company's Amended and Restated Prospectus/Consent Solicitation Statement pertaining to the Transaction.

Sutro & Co., Inc.

/s/ Sutro & Co., Inc.

                                   APPENDIX D
                     PRIOR PARTNERSHIPS PERFORMANCE TABLES

    The following tables set forth financial information regarding partnerships sponsored by America First Companies, an affiliate of the Cap Source General Partners. For a description of these partnerships, see "PRIOR PARTNERSHIPS."

                                    TABLE I
                   EXPERIENCE IN RAISING AND UTILIZING FUNDS

    Table I presents a summary of the funds raised by prior public real estate programs sponsored by Affiliates of America First and the manner in which such funds were utilized as of December 31, 1999.

                                AFFGMF        AFFGMF2         AFTEMF        AFTEMF2        AFPPEMF         AFPF2         AFPF2PS
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------
Dollar amount offered......  $200,000,000   $200,000,000   $300,000,000   $107,000,000   $200,000,000   $200,000,000   $100,000,000
Dollar amount raised
  (100%)...................  $200,000,000   $199,449,200   $199,582,560   $104,912,460   $119,450,540   $ 33,678,080   $ 18,119,480
Less offering expenses:
  Selling commissions......          4.00%          4.00%          5.00%          5.00%          5.00%          5.00%          5.00%
  Organizational and
    offering expenses......          1.00%          1.00%          2.05%          1.80%          1.90%          2.17%          2.17%
  Investment evaluation
    fee....................          0.00%          0.00%          0.00%          0.00%          0.68%          0.68%          0.68%
Reserves...................          4.52%          1.38%          2.50%          4.77%          1.00%          1.00%          1.00%
Percent available for
  investment...............         90.48%         93.62%         90.45%         88.43%         91.42%         91.15%         91.15%
Acquisition costs:
  Purchase price of
    mortgages acquired or
    committed for
    acquisition............         90.48%         91.78%         88.75%         86.51%         83.22%         81.13%         81.12%
Percent leveraged..........          0.00%          0.00%          0.00%          0.00%          0.00%          0.00%          0.00%
Date offering commenced....      11/30/84         4/1/85       10/28/85        8/28/86        10/2/86       10/10/87         3/3/88
Length of offering (in
  months)..................           1.5            6.0            2.0            1.0            8.5           12.0            9.5
Months to invest 90% of
  amount available for
  investment...............           7.5            8.0            2.0           10.5           10.0           17.0           15.0

                                    TABLE II
                 COMPENSATION TO SPONSORS AND THEIR AFFILIATES

    Table II summarizes the types and amounts of compensation paid to Affiliates of America First by prior programs sponsored by such Affiliates for the period from the date of commencement of operations through the date of liquidation or December 31, 1999.

                                AFFGMF        AFFGMF2       AFTEMF(4)      AFTEMF2(1)     AFPPEMF(2)     AFPF2(2)     AFPF2PS(2)
                              1/2/85 TO      7/8/85 TO     11/21/85 TO    10/17/86 TO    11/26/86 TO    3/25/88 TO    5/25/88 TO
                               11/17/86       3/16/92        12/31/99       12/31/99        4/9/98        4/9/98        4/9/98
                             ------------   ------------   ------------   ------------   ------------   -----------   -----------
Date offering commenced....      11/30/84         4/1/85       10/28/85        8/28/86       10/2/86       10/10/87        3/3/88
Dollar amount raised.......  $200,000,000   $199,449,200   $199,582,560   $104,912,460   $119,450,540   $33,678,080   $18,119,480
Amount paid to sponsor from
  proceeds of offering:
  Selling commissions......     8,000,000      7,977,968      9,979,128      5,245,623     5,972,527      1,683,904       905,974
  Organizational and
    offering expenses......     2,000,000      1,994,492      4,091,442      1,888,425     2,299,423        732,499       394,099
  Investment evaluation
    fee....................             0              0              0              0       806,291        227,327       122,306
Dollar amount of cash
  generated from operations
  before deducting payments
  to sponsor...............    33,182,228     62,681,757    126,040,481     69,402,351   106,076,519     25,905,022    15,450,606
Amount paid to sponsor from
  operations:
  Mortgage evaluation fees
    and syndication
    costs..................     2,117,704      1,885,072              0              0             0              0             0
  Administrative fees......     1,058,562      2,802,432      1,673,662      3,037,940     2,779,644        714,677       425,245
  Property management
    fees...................             0              0      2,020,659      3,673,939       732,823        325,824       158,560
  Distributions............       237,461        412,419      1,610,026        577,804       541,359        236,782       129,653
Dollar amount of property
  sales before deducting
  payments to sponsor......   216,222,929    204,077,436              0     12,750,000    56,593,532        598,867       226,587
Stock received from
  properties transferred
  (3)......................             0              0     60,101,600              0             0              0             0
Amount paid to sponsor from
  property sales...........     5,450,890      3,530,895              0              0             0              0             0

---------------

(1) On August 20, 1996, AFTEMF2 merged with and into America First Apartment Investors, L.P., a newly formed partnership. The operating results shown above for AFTEMF2 include those of America First Apartment Investors, L.P. subsequent to August 20, 1996.

(2) On April 10, 1998, AFPPEMF, AFPF2 and AFPF2PS merged with and into America First Mortgage Investments, Inc. (MFA), a newly formed REIT.

(3) On June 1, 1993, AFTEMF transferred properties to America First REIT, Inc.,a newly formed REIT, in exchange for all outstanding shares of the REIT's common stock. Thereafter, all shares of the REIT's common stock were distributed to investors.

(4) On February 1, 1999, AFTEMF merged with and into America First Tax Exempt Investors, L.P., a newly formed partnership. The operating results shown above for AFTEMF include those of America First Tax Exempt Investors, L.P. subsequent to February 1, 1999.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III summarizes the operating results of seven prior public real estate programs sponsored by Affiliates of America First for the period from the date of commencement of operations through the date of liquidation or December 31, 1999.

                                     AFFGMF          AFFGMF2       AFTEMF(4)      AFTEMF2(1)     AFPPEMF(2)     AFPF2(2)
                                    1/2/85 TO       7/8/85 TO     11/21/85 TO    10/17/86 TO    11/26/86 TO    3/25/88 TO
                                    11/17/86         3/16/92        12/31/99       12/31/99        4/9/98        4/9/98
                                  -------------   -------------   ------------   ------------   ------------   -----------
Gross revenues..................  $  26,662,820   $  60,664,437   $167,830,245   $119,959,301   $77,311,094    $15,562,498
Profit on sale of properties....     34,541,492      22,227,208              0             0              0        598,867
Less operating expenses,
  interest & depreciation.......     (2,916,959)     (7,384,641)   (89,783,132)  (91,118,544)   (36,766,311)    (4,838,008)
                                  -------------   -------------   ------------   ------------   ------------   -----------
Net income......................  $  58,287,353   $  75,507,004   $ 78,047,113   $28,840,757    $40,544,783    $11,323,357
                                  =============   =============   ============   ============   ============   ===========
Cash generated from
  operations....................  $  33,182,228   $  59,879,325   $122,346,160   $62,690,472    $102,564,052   $24,864,521
Cash generated from sales and
  prepayments...................    216,222,929     204,077,436              0    12,750,000     56,593,532        598,867
Stock received from properties
  transferred(3)................              0               0     60,101,600             0              0              0
                                  -------------   -------------   ------------   ------------   ------------   -----------
Cash generated from operations
  and sales.....................    249,405,157     263,956,761    182,447,760    75,440,472    159,157,584     25,463,388
Less distributions to investors:
  Cash from operating cash
    flow........................    (30,826,963)    (57,461,354)  (138,794,071)  (66,960,446)   (80,563,201)   (25,157,165)
  Cash from sales and
    prepayments.................   (210,772,039)   (200,667,021)             0    (9,934,625)   (24,159,992)      (598,867)
  Stock from properties
    transferred(3)..............              0               0    (60,101,600)            0              0              0
                                  -------------   -------------   ------------   ------------   ------------   -----------
Cash generated after cash
  distributions.................      7,806,155       5,828,386    (16,447,911)   (1,454,599)    54,434,391       (292,644)
Less special items:
  Amount withdrawn from (added
    to) reserves................              0               0     18,057,937     2,032,403    (53,893,032)       529,426
  Amount withheld from income
    for payment of mortgage
    evaluation fees and
    syndication costs...........     (2,117,704)     (1,885,072)             0             0              0              0
Distribution to sponsor.........     (5,688,451)     (3,943,314)    (1,610,026)     (577,804)      (541,359)      (236,782)
                                  -------------   -------------   ------------   ------------   ------------   -----------
Cash generated after cash
  distributions and special
  items.........................  $           0   $           0   $          0   $         0    $         0    $         0
                                  =============   =============   ============   ============   ============   ===========
DISTRIBUTION DATA FOR $1,000
  INVESTED
Cash distributions to investors:
  From operations:
    Income......................  $      106.96   $      240.25   $     437.95   $    345.47    $    387.31    $    383.84
    Return of capital...........          47.20           32.99         257.47        292.79         287.14         369.09
  From sales and prepayments:
    Income......................         145.45           94.34           0.00          0.00           3.10          17.78
    Return of capital...........         908.39          911.76           0.00         94.69         199.16           0.00
  From stock transferred:
    Income......................           0.00            0.00           0.00          0.00           0.00           0.00
    Return of capital...........  $        0.00   $        0.00   $     301.14   $      0.00    $      0.00    $      0.00
                                  =============   =============   ============   ============   ============   ===========
  Percentage of original total
    acquisition cost of
    properties remaining
    invested at December 31,
    1999........................                                            40%           63%
                                                                  ============   ============

                                  AFPF2PS(2)      MFA(2)
                                  5/25/88 TO    4/10/98 TO
                                    4/9/98       12/31/99
                                  -----------   -----------
Gross revenues..................  $ 8,701,363   $37,969,996
Profit on sale of properties....      226,587             0
Less operating expenses,
  interest & depreciation.......   (2,507,504)  (27,439,047)
                                  -----------   -----------
Net income......................  $ 6,420,446   $10,530,949
                                  ===========   ===========
Cash generated from
  operations....................  $14,866,801   $10,530,949
Cash generated from sales and
  prepayments...................      226,587             0
Stock received from properties
  transferred(3)................            0             0
                                  -----------   -----------
Cash generated from operations
  and sales.....................   15,093,388    10,530,949
Less distributions to investors:
  Cash from operating cash
    flow........................  (13,283,839)  (11,874,980)
  Cash from sales and
    prepayments.................     (226,587)            0
  Stock from properties
    transferred(3)..............            0             0
                                  -----------   -----------
Cash generated after cash
  distributions.................    1,582,962    (1,344,031)
Less special items:
  Amount withdrawn from (added
    to) reserves................   (1,453,309)    1,344,031
  Amount withheld from income
    for payment of mortgage
    evaluation fees and
    syndication costs...........            0             0
Distribution to sponsor.........     (129,653)            0
                                  -----------   -----------
Cash generated after cash
  distributions and special
  items.........................  $         0   $         0
                                  ===========   ===========
DISTRIBUTION DATA FOR $1,000
  INVESTED
Cash distributions to investors:
  From operations:
    Income......................  $    419.21
    Return of capital...........       313.92
  From sales and prepayments:
    Income......................        12.51
    Return of capital...........         0.00
  From stock transferred:
    Income......................         0.00
    Return of capital...........  $      0.00
                                  ===========   ===========
  Percentage of original total
    acquisition cost of
    properties remaining
    invested at December 31,
    1999........................

---------------

(1) On August 20, 1996, AFTEMF2 merged with and into America First Apartment Investors, L.P., a newly formed partnership. The operating results shown above for AFTEMF2 include those of America First Apartment Investors, L.P. subsequent to August 20, 1996.

(2) On April 10, 1998, AFPPEMF, AFPF2 and AFPF2PS merged with and into America First Mortgage Investments, Inc. (MFA), a newly formed REIT.

(3) On June 1, 1993, AFTEMF transferred properties to America First REIT, Inc.,a newly formed REIT, in exchange for all outstanding shares of the REIT's common stock. Thereafter, all shares of the REIT's common stock were distributed to investors.

(4) On February 1, 1999, AFTEMF merged with and into America First Tax Exempt Investors, L.P., a newly formed partnership. The operating results shown above for AFTEMF include those of America First Tax Exempt Investors, L.P. subsequent to February 1, 1999.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

    Table IV summarizes the results of two prior public real estate programs sponsored by Affiliates of America First which completed operations prior to December 31, 1999. The results are for the period from the date of commencement of operations through the date of dissolution.

                                                                 AFFGMF        AFFGMF2
                                                               1/2/85 TO      7/8/85 TO
                                                                11/17/86       3/16/92
                                                              ------------   ------------
Dollar amount raised........................................  $200,000,000   $199,449,200
Number of mortgages purchased...............................            29             37
Date of closing of offering.................................        1/2/85        11/1/85
Date of first mortgage sale.................................       5/24/85       10/22/86
Date of final mortgage sale.................................      10/22/86        1/30/92
DISTRIBUTION DATA FOR $1,000 INVESTED
Cash distributions to investors:
  From operations:
    Income..................................................  $     106.96   $     240.25
    Return of capital.......................................         47.20          32.99
  From sales:
    Income..................................................        145.45          94.34
    Return of capital.......................................  $     908.39   $     911.76

                                   APPENDIX E
                                    FORM OF
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                                 AMERICA FIRST
                     REAL ESTATE INVESTMENT PARTNERS, L.P.

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
                              ARTICLE I

DEFINED TERMS...............................................     E-1

                              ARTICLE II
              NAME, PLACE OF BUSINESS, PURPOSE AND TERM

Section 2.01. Name..........................................     E-5
Section 2.02. Principal Office and Name and Address of
            Registered Agent and Registered Office..........     E-5
Section 2.03. Purpose.......................................     E-5
Section 2.04. Term..........................................     E-5

                             ARTICLE III
                         PARTNERS AND CAPITAL

Section 3.01. General Partner...............................     E-5
Section 3.02. Limited Partners..............................     E-6
Section 3.03. Partnership Capital...........................     E-6
Section 3.04. Liability of Partners and Unit Holders........     E-6

                              ARTICLE IV
        DISTRIBUTIONS OF CASH; ALLOCATIONS OF INCOME AND LOSS

Section 4.01. Distributions of Net Operating Income.........     E-7
Section 4.02. Distributions of Net Sale Proceeds and of
            Liquidation Proceeds............................     E-7
Section 4.03. Allocation of Income and Loss.................     E-7
Section 4.04. Determination of Allocations and Distributions
            Among Limited Partners and Unit Holders.........     E-8
Section 4.05. Capital Accounts..............................     E-8
Section 4.06. Rights to Distributions.......................     E-9
Section 4.07. Limitation on Distributions...................     E-9

                              ARTICLE V
        RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

Section 5.01. Management of the Partnership.................     E-9
Section 5.02. Authority of the General Partner..............    E-10
Section 5.03. Authority of General Partner and Its
            Affiliates to Deal With the Partnership.........    E-11
Section 5.04. General Restrictions on Authority of the
            General Partner.................................    E-12
Section 5.05. Compensation and Fees.........................    E-13
Section 5.06. Duties and Obligations of the General
            Partner.........................................    E-14
Section 5.07. Delegation of Authority.......................    E-15
Section 5.08. Other Activities..............................    E-16
Section 5.09. Limitation on Liability of the General Partner
            and Initial Limited Partner; Indemnification....    E-16
Section 5.10. Special Amendments to the Agreement...........    E-16

                              ARTICLE VI
                     CHANGES IN GENERAL PARTNERS

Section 6.01. Withdrawal of General Partner.................    E-17
Section 6.02. Admission of a Successor or Additional General
            Partner.........................................    E-17
Section 6.03. Removal of a General Partner..................    E-17
Section 6.04. Effect of Incapacity of a General Partner.....    E-18

                                                                PAGE
                                                              --------

                             ARTICLE VII
       TRANSFERABILITY OF UNITS AND LIMITED PARTNERS' INTERESTS

Section 7.01. Free Transferability of Units.................    E-19
Section 7.02. Restrictions on Transfers of Interests of
            Limited Partners Other Than the Initial Limited
            Partner.........................................    E-20
Section 7.03. Assignees of Limited Partners Other Than the
            Initial Limited Partner.........................    E-20
Section 7.04. Joint Ownership of Interests..................    E-21

                             ARTICLE VIII
            DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

Section 8.01. Events Causing Dissolution....................    E-21
Section 8.02. Liquidation...................................    E-22

                              ARTICLE IX
        BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

Section 9.01. Books and Records.............................    E-22
Section 9.02. Accounting Basis, Fiscal Year and Tax
            Elections.......................................    E-23
Section 9.03. Reports.......................................    E-23
Section 9.04. Designation of Tax Matters Partner............    E-23
Section 9.05. Expenses of Tax Matters Partner...............    E-24

                              ARTICLE X
   MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND UNIT HOLDERS

Section 10.01. Meetings.....................................    E-24
Section 10.02. Voting Rights of Limited Partners and Unit
            Holders.........................................    E-25
Section 10.03. Other Activities.............................    E-26

                              ARTICLE XI
           ASSIGNMENT OF LIMITED PARTNER INTERESTS TO UNIT
                  HOLDERS AND RIGHTS OF UNIT HOLDERS

Section 11.01. Assignment of Limited Partner Interests to
            Unit Holders....................................    E-26
Section 11.02. Rights of Unit Holders.......................    E-27
Section 11.03. Voting by the Initial Limited Partner on
            Behalf of Unit Holders..........................    E-27
Section 11.04. Preservation of Tax Status...................    E-28

                             ARTICLE XII
                       MISCELLANEOUS PROVISIONS

Section 12.01. Appointment of the General Partner as
            Attorney-in-Fact................................    E-28
Section 12.02. Signatures...................................    E-28
Section 12.03. Amendments...................................    E-29
Section 12.04. Binding Provisions...........................    E-29
Section 12.05. Applicable Law...............................    E-30
Section 12.06. Separability of Provisions...................    E-30
Section 12.07. Captions.....................................    E-30
Section 12.08. Entire Agreement.............................    E-30

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

    This Amended and Restated Agreement of Limited Partnership is made as of
            , 2000, by and between America First Capital Source I L.L.C., as the general partner (the "General Partner"), and H/T Corp., as the initial limited partner (the "Initial Limited Partner"), who by joining in this Agreement agree to continue as partners in a limited partnership (the "Partnership") under the laws of the State of Delaware.

                                   ARTICLE I
                                 DEFINED TERMS

    The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine gender shall include the feminine and neuter gender, and vice versa, as the context requires.

    "Accountants" means such nationally recognized firm of independent public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

    "Acquisition Fee" means the fee paid by the Partnership to the General Partner pursuant to Section 5.05(b) hereof in connection with the identification, evaluation and acquisition of New Assets by the Partnership.

    "Act" means the Delaware Revised Uniform Limited Partnership Act, which consists of Title 6, Chapter 17 of the Delaware Code Annotated, as it may be amended or revised from time to time, or any other provision of Delaware law which may, from time to time, supersede part or all of the Delaware Revised Uniform Limited Partnership Act.

    "Administrative Fee" means the fee paid by the Partnership to AFCSI pursuant to Section 5.05(c) hereof for the administration of the Partnership and its assets.

    "AFCSI" means America First Capital Source I L.L.C., a Delaware limited liability company, the general partner of the Partnership.

    "Affiliate" means, when used with reference to a specified Person, (i) any Person who directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person who is (or has the power to designate) an officer of, general partner in or trustee of, or serves (or has the power to designate a person to serve) in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities. An Affiliate of the Partnership or the General Partner does not include any member of the General Partner if such Person is not otherwise an Affiliate of the Partnership or the General Partner.

    "Agreement" means this Amended and Restated Agreement of Limited Partnership of the Partnership, as originally executed and as amended from time to time.

    "Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief by such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law or insolvency of such Person as finally determined by a court proceeding. With respect to a General Partner, the foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 17-402(a)(4) and
(5) of the Act.

    "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in either New York, New York or Omaha, Nebraska are obligated by law or executive order to be closed.

    "Capital Account" means the capital account of a Partner or a Unit Holder as described in Section 4.05 hereof.

    "Capital Contribution" means the total amount contributed to the capital of the Partnership by or on behalf of all Partners or any class of Partners or by any one Partner, as the context may require, as discussed in Article III hereof.

    "Cap Source I" means Capital Source L.P., a Delaware limited partnership.

    "Cap Source II" means Capital Source II L.P.-A, a Delaware limited partnership.

    "Cause" means conduct which constitutes fraud, gross negligence, willful misconduct or breach of duty under this Agreement.

    "Certificate" means the certificate of limited partnership filed pursuant to
Section 17-201 of the Act.

    "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

    "Consent" means either the consent given by a vote at a meeting called and held in accordance with the provisions of Section 10.01 hereof or the written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require. Consent given after the act or thing is done with respect to which the Consent is solicited shall be deemed to relate back to the date such act or thing was done.

    "Counsel" means the law firm representing the General Partner in connection with the operation of the Partnership or the law firm, if any, selected by the General Partner to represent the Partnership.

    "Distribution Date" means a Business Day selected by the General Partner for the distribution of Net Operating Income or Net Sale Proceeds with respect to a Distribution Period, which Business Day shall be no later than 60 days following the last day of the Distribution Period to which such Distribution Date relates.

    "Distribution Period" means the period of time selected by the General Partner for which the distribution of Net Operating Income or Net Sale Proceeds is made, which period may be no longer than six calendar months.

    "GAAP" means generally accepted accounting principles, consistently applied.

    "General Partner" means AFCSI or any Person or Persons who, at the time of reference thereto, have been admitted to the Partnership as general partners of the Partnership and who succeed to the Partnership Interest of AFCSI or as additional general partners of the Partnership, in each such Person's capacity as a general partner of the Partnership.

    "GNMA" or "GNMAs" means the mortgage-backed securities owned by the Prior Partnerships immediately before the Merger Date that are guaranteed as to principal and interest by the United States Government National Mortgage Association or first mortgage loans insured by the Federal Housing Administration.

    "Incapacity" or "Incapacitated" means, as to any Person, death, the adjudication of incompetency or insanity, Bankruptcy, dissolution, termination, withdrawal pursuant to Section 6.01 or removal pursuant to Section 6.03, as the case may be, of such Person.

    "Income" means the taxable income and gain of the Partnership as determined in accordance with the Partnership's method of accounting and computed under
Section 703 of the Code and any item of taxable income required to be separately stated on the Partnership's federal income tax return pursuant to Section 703(a)(1) of the Code.

    "Initial Limited Partner" means H/T Corp., a Delaware corporation, or any Person or Persons who, at the time of reference thereto, have been admitted to the Partnership, with the consent of the General Partner, as limited partners of the Partnership and who succeed to the Limited Partner Interest of H/T Corp.

    "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

    "Limited Partner" means any Person who is a limited partner of the Partnership, including the Initial Limited Partner, at the time of reference thereto, in such Person's capacity as a limited partner of the Partnership. A Unit Holder is not a Limited Partner and has no right to be admitted to the Partnership as a Limited Partner. For purposes of the Act, the Limited Partners shall constitute a single class or group of limited partners.

    "Limited Partner Interest" means the Partnership Interest held by a Limited Partner, including the Limited Partner Interests assigned to Unit Holders.

    "Liquidation Proceeds" means all cash receipts of the Partnership (other than Operating Income and Sale Proceeds) arising from the liquidation of the Partnership's assets in the course of the winding up of the Partnership.

    "Loss" means taxable losses of the Partnership, as determined in accordance with the Partnership's method of accounting and computed under Section 703 of the Code, any item of loss or expense required to be separately stated on the Partnership's federal income tax return pursuant to Section 703(a)(1) of the Code and any expenditures of the Partnership not deductible in computing its taxable income and not properly treated as a capital expenditure.

    "Merger" means the merger of the Partnership and the Prior Partnerships pursuant to the Merger Agreement.

    "Merger Agreement" means the Agreement of Merger, dated as of             ,
2000, among the Partnership and the Prior Partnerships pursuant to which the Partnership and the Prior Partnerships will be merged in accordance with the provisions of the Act with the Partnership being the surviving partnership.

    "Merger Date" means the effective date of the merger of the Partnership and the Prior Partnerships specified in the Merger Agreement.

    "Net Operating Income" means, with respect to any Distribution Period, all Operating Income received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Operating Income which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) expenses of the Partnership (including fees and reimbursements paid to the General Partner but excluding any expenses of the Partnership which are directly attributable to the sale of a Property) paid from Operating Income during the Distribution Period (other than operating expenses paid from previously established Reserves), (ii) all cash payments made from Operating Income during such Distribution Period to discharge Partnership indebtedness, and (iii) all amounts from Operating Income set aside as Reserves or used to acquire additional Properties during such Distribution Period.

    "Net Sale Proceeds" means, with respect to any Distribution Period, all Sale Proceeds received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Sale Proceeds which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) all expenses of the Partnership which are directly attributable to the sale of a Property, (ii) all cash payments made from Sale Proceeds during such Distribution Period to discharge Partnership indebtedness and (iii) all amounts from Sale Proceeds set aside as Reserves or used to acquire additional Properties during such Distribution Period or held by the Partnership to acquire additional Properties in future Distribution Periods.

    "New Assets" means any and all Properties and Securities acquired by the Partnership after the Merger Date.

    "Notice" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

    "Operating Income" means all cash receipts of the Partnership with respect to any period (including any interest payments received on Original Assets) except for (i) Capital Contributions, (ii) Sale Proceeds or (iii) the proceeds of any loan to the Partnership or the refinancing of any loan.

    "Operating Partnerships" means the limited partnerships in which the Partnership is a partner that own real estate of the type described in
Section 2.03 hereof.

    "Original Assets" means the assets contributed to the Partnership on the Merger Date.

    "Partner" means the General Partner or any Limited Partner.

    "Partnership" means the limited partnership continued by this Agreement and known as "America First Real Estate Investment Partners, L.P.", as said limited partnership may from time to time be constituted.

    "Partnership Interest" means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and the Act.

    "Person" means any individual, partnership, corporation, trust, association or other legal entity.

    "Predecessor Limited Partner" means a limited partner in a Prior
Partnership.

    "Prior General Partner" means a general partner of a Prior Partnership.

    "Prior Partnership" or "Prior Partnerships" means Cap Source I and/or Cap Source II.

    "Property" or "Properties" means the real property, including land and the buildings thereon, in which the Partnership holds an ownership interest, either directly or indirectly, including interests in Operating Partnerships, participating loans and joint ventures.

    "Quarterly Record Date" means the last day of a calendar quarter.

    "Regulations" means the United States Treasury Regulations promulgated or proposed under the Code.

    "REIT" means the classification for federal tax purposes as a real estate investment trust pursuant to Part II, Subchapter M of Chapter 1 of Subtitle A of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

    "Reserve" means such amount of funds as shall be withheld from Operating Income or Sale Proceeds by the General Partner from time to time in order to provide working capital for the Partnership and which may be used for any purpose relating to the operation of the Partnership and its Properties, including the acquisition of additional Properties.

    "Sale Proceeds" means all amounts received by the Partnership upon the sale of a Property or other Partnership asset or from the repayment of all or a portion of the principal of any Original Asset.

    "Schedule A" means the schedule, as amended from time to time, of Partners' names, addresses and Capital Contributions, which schedule, in its initial form, is attached to and made a part of this Agreement.

    "Security" or "Securities" means a debt or equity security issued by an entity that is a REIT or other entity that engages in a similar business that invests in or otherwise deals with real estate assets.

    "Tax Matters Partner" means the Partner designated as the Tax Matters Partner of the Partnership by the General Partner pursuant to Section 9.04.

    "Unit" means a Limited Partner Interest which is credited to the Initial Limited Partner on the books and records of the Partnership and assigned by the Initial Limited Partner to a Unit Holder.

    "Unit Holder" means any Person who has been assigned one or more Limited Partner Interests by the Initial Limited Partner pursuant to Section 11.01. A Unit Holder is not a Limited Partner and will have no right to be admitted as a Limited Partner.

                                   ARTICLE II
                   NAME, PLACE OF BUSINESS, PURPOSE AND TERM

    SECTION 2.01. NAME. The Partners have caused the formation of a limited partnership pursuant to the Act under the name of "America First Real Estate Investment Partners, L.P." The Partners and Unit Holders have entered into this Agreement in order to set forth their respective rights and liabilities as such, subject to the provisions of the Act unless otherwise provided herein.

    SECTION 2.02. PRINCIPAL OFFICE AND NAME AND ADDRESS OF REGISTERED AGENT AND REGISTERED OFFICE. The address of the principal office and place of business of the Partnership, unless hereafter changed by the General Partner, shall be 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102. Notification of any change in the Partnership's principal office and place of business shall be promptly given by the General Partner to the Limited Partners and Unit Holders. The name and address of the initial registered agent and registered office of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent and registered office may be changed by the General Partner.

    SECTION 2.03. PURPOSE. The purpose of the Partnership is to acquire, hold, operate, sell and otherwise deal with multifamily residential properties and other types of commercial real estate and interests therein, and to acquire, hold, sell and otherwise deal with Securities. The Partnership will pursue its purpose in order (i) to preserve and protect the Partnership's capital and
(ii) to provide regular cash distribution to the Unit Holders.

    SECTION 2.04. TERM. The Partnership began on the date of the filing of the Certificate and shall continue in full force and effect until December 31, 2039 or until sooner dissolved pursuant to the provisions of this Agreement.

                                  ARTICLE III
                              PARTNERS AND CAPITAL

    SECTION 3.01.  GENERAL PARTNER.

        (a) The name, address and Capital Contribution of the General Partner are set forth in Schedule A. The General Partner, as such, shall not be required to make any additional Capital Contribution to the Partnership, except as provided in paragraph (b) of this Section 3.01.

        (b) Upon the dissolution of the Partnership, the General Partner will contribute to the Partnership an amount equal to the lesser of (i) any deficit balance in its Capital Account or (ii) the excess of (A) 1.01% of the total Capital Contributions of the Limited Partners to the Partnership (including the

    Capital Contribution of the Initial Limited Partner made on behalf of the Unit Holders) over (B) the amount of total Capital Contributions made by the General Partner to the Partnership.

    SECTION 3.02.  LIMITED PARTNERS.

        (a) The name, address and Capital Contribution of the Initial Limited Partner are as set forth in Schedule A. The Initial Limited Partner, for federal income tax purposes, will be deemed the nominee holder of the Limited Partner Interests on behalf of the Unit Holders. A Unit Holder will be deemed a limited partner of the Partnership for federal income tax purposes, but not for purposes of the Act. Upon consummation of the Merger, the Partnership shall be deemed a continuation of Cap Source I for federal income tax purposes. In addition, as a result of the Merger, the Predecessor Limited Partners of Cap Source I shall be deemed to have contributed their interests therein to the Partnership in exchange for Units in accordance with the principles set forth in Revenue Ruling 84-52, regarding partnership conversions. Further, Cap Source II shall be deemed to have transferred its assets to the Partnership in exchange for Units. The Capital Contribution of the Initial Limited Partner attributable to Cap Source II shall be deemed to equal the fair market value of the assets of Cap Source II. The Capital Contribution of the Initial Limited Partner attributable to the Predecessor Limited Partners of Cap Source I shall be deemed to equal the fair market value of the assets of Cap Source I. Moreover, to the extent it deems necessary, the General Partner shall have the authority to adjust the Capital Accounts of the Predecessor Limited Partners of Cap Source I to reflect the fair market value of its assets immediately prior to the Merger in accordance with the requirements of Treasury
    Regulation 1.704-1(b)(2)(iv)(f).

        (b) Neither the Initial Limited Partner nor the Unit Holders shall be required to make any additional Capital Contribution to the Partnership. No Limited Partner or Unit Holder shall be required to lend any funds to the Partnership. Other than to serve as Initial Limited Partner and to acquire, hold and dispose of a Limited Partner Interest, the Initial Limited Partner shall have no other business purpose and shall not engage in any other activity or incur any debts. The Initial Limited Partner agrees not to amend its articles of incorporation with respect to the incurrence of debt without the written Consent of a majority in interest of the Unit Holders.

    SECTION 3.03.  PARTNERSHIP CAPITAL.

        (a) No Partner or Unit Holder shall be paid interest on any Capital Contribution.

        (b) Except as specifically provided in Section 6.03, the Partnership shall not be required to redeem or repurchase any Partnership Interest or Unit and no Partner or Unit Holder shall have the right to withdraw, or receive any return of, his Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Limited Partner or Unit Holder will have the right to receive property other than cash.

        (c) No Limited Partner or Unit Holder shall have any priority over any other Limited Partner or Unit Holder as to the return of his Capital Contribution or as to distributions.

        (d) The General Partner shall have no liability for the repayment of the Capital Contributions of the Limited Partners or the Unit Holders.

    SECTION 3.04. LIABILITY OF PARTNERS AND UNIT HOLDERS. The liability of any Limited Partner or Unit Holder for the losses, debts, liabilities and obligations of the Partnership shall, so long as the Limited Partner or Unit Holder complies with Section 5.01(b), be limited to his Capital Contribution and his share of any undistributed Income of the Partnership. Notwithstanding the foregoing, it is possible that, under applicable law, a Limited Partner or Unit Holder may be liable to the Partnership to the extent of previous distributions made to such Limited Partner or Unit Holder in the event the Partnership does not have sufficient assets to discharge liabilities to its creditors who extended credit or whose claims arose prior to such distributions. To the extent that the Initial Limited Partner is required by law to return any distributions or repay any amount each Unit Holder who has received any portion of such distributions agrees, by virtue of accepting such distribution, to pay his proportionate share of such amount to the Initial Limited Partner immediately upon Notice by the Initial Limited Partner to such Unit Holder. In lieu of requiring return of such distributions from Unit Holders, the General Partner may withhold future distributions of Net Operating Income, Net Sale Proceeds or Liquidation Proceeds until the amount so withheld equals the amount of the distributions the Initial Limited Partner is required to repay or return regardless of whether the Unit Holders entitled to receive such distribution were the same Unit Holders who actually received the distribution required to be returned. In the event that the Initial Limited Partner is determined to have unlimited liability for losses, debts, liabilities and obligations of the Partnership, nothing set forth in this Section shall be construed to require Unit Holders to assume any portion of such liability.

                                   ARTICLE IV
             DISTRIBUTIONS OF CASH; ALLOCATIONS OF INCOME AND LOSS

    SECTION 4.01. DISTRIBUTIONS OF NET OPERATING INCOME. On each Distribution Date, all Net Operating Income will be distributed 99% to the Limited Partners and Unit Holders as a class and 1% to the General Partner.

    SECTION 4.02.  DISTRIBUTIONS OF NET SALE PROCEEDS AND OF LIQUIDATION
PROCEEDS.

        (a) On each Distribution Date, all amounts representing Net Sale Proceeds will be distributed 99% to the Limited Partners and Unit Holders as a class and 1% to the General Partner.

        (b) All Liquidation Proceeds shall be applied and distributed in the following amounts and order of priority:

           (i) to the payment of the amounts and the establishment of the reserves provided for in Section 8.02(b);

           (ii) to the Partners and Unit Holders in accordance with the positive balances in their respective Capital Accounts until such accounts are reduced to zero; and

          (iii) then 99% to the Limited Partners and Unit Holders as a class and 1% to the General Partner.

    SECTION 4.03.  ALLOCATION OF INCOME AND LOSS.

        (a) Income and Loss shall be determined in accordance with the accounting methods followed by the Partnership for federal income tax purposes. For purposes of determining the Income, Loss, tax credits or any other items allocable to any period, Income, Loss, tax credits and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under
    Section 706 of the Code and the Regulations thereunder. An allocation to a Partner or Unit Holder of a share of Income or Loss under this Section 4.03 shall be treated as an allocation to such Partner or Unit Holder of the same share of each item of income, gain, loss, deduction and credit that is taken into account in computing such Income and Loss.

        (b) Subject to the provisions of Sections 4.03(c) and (d) and 5.04(j), Income and Loss for each Distribution Period shall be allocated 1% to the General Partner and 99% to the Limited Partners and the Unit Holders as a class.

        (c) Notwithstanding any provision hereof to the contrary, if any Partners have deficit Capital Account balances as of the last day of any fiscal year, then all items of Income for such fiscal year shall be first allocated pro rata to such Partners in the amount and in the manner necessary to eliminate such deficit Capital Account balances and thereafter in such a manner so that the ratio of the Capital Account balances of the Limited Partners and Unit Holders as a class to the Capital Account balance of the General Partner shall be 99 to 1.

        (d) Notwithstanding any other provision of this Agreement, all allocations of Income and Loss shall be subject to and interpreted in accordance with Section 704 of the Code to the extent applicable. The foregoing allocations are intended to comply with Section 704 of the Code and the Regulations promulgated thereunder and shall be interpreted consistently therewith. The General Partner may amend such allocations without the vote or consent of the Partners or the Unit Holders to make the allocations comply with Section 704 of the Code and the Regulations promulgated thereunder.

    SECTION 4.04. DETERMINATION OF ALLOCATIONS AND DISTRIBUTIONS AMONG LIMITED PARTNERS AND UNIT HOLDERS.

        (a) As of each Quarterly Record Date during the term of the Partnership, a determination shall be made of the amount of Income and Loss which, under the Partnership's method of accounting, is properly attributable to the quarter to which such Quarterly Record Date relates and which was allocable to the Limited Partners and Unit Holders as a class in accordance with
    Section 4.03.

        (b) As of the last day of each Distribution Period during the term of the Partnership, a determination shall be made of the amount of Net Operating Income and Net Sale Proceeds available to the Partnership during such Distribution Period which was allocated for distribution to the Limited Partners and Unit Holders in accordance with Sections 4.01 and 4.02; provided, however, that the General Partner may elect to make the determination under this Section 4.04(b) as of each Quarterly Record Date.

        (c) All allocations to the Limited Partners and Unit Holders as a class pursuant to Section 4.03 shall be made on a quarterly basis among the Limited Partners or Unit Holders who held of record a Limited Partner Interest or Unit as of the Quarterly Record Date in the ratio that (i) the number of Limited Partner Interests or Units held of record by each such Limited Partner or Unit Holder as of the Quarterly Record Date bears to
    (ii) the aggregate number of Limited Partner Interests and Units outstanding on each such Quarterly Record Date.

        (d) Net Operating Income and Net Sale Proceeds will be allocated to the Limited Partners or Unit Holders of record on the last day of the Distribution Period (or, if the General Partner so elects, on each Quarterly Record Date during such Distribution Period) in the ratio that (i) the number of Limited Partner Interests or Units owned of record by each such Limited Partner or Unit Holder on each such date bears to (ii) the number of Limited Partner Interests or Units outstanding on such date.

    SECTION 4.05. CAPITAL ACCOUNTS. A separate Capital Account shall be maintained and adjusted for each Partner in accordance with the Code and the Regulations. Each Partner's Capital Account balance initially shall be equal to its respective Capital Contributions and thereafter shall be increased by the amount of all cash and the fair market value of all property actually or deemed contributed by a Partner to the Partnership and all items of Income allocated to such Partner and decreased by (a) the amount of cash or fair market value of all actual and deemed distributions of cash or property made to such Partner, and
(b) all items of Loss allocated to such Partner.

    The Initial Limited Partner's Capital Account attributable to Cap Source I shall be subdivided into separate Capital Accounts for the Unit Holders that were Predecessor Limited Partners of Cap Source I in the same proportions as their capital accounts in Cap Source I. The remainder of the Initial Limited Partner's Capital Account balance shall be subdivided into separate Capital Accounts for Unit Holders that were Predecessor Limited Partners in Cap
Source II in the same proportions as their capital accounts in Cap Source II. Any items credited or charged to the Unit Holders shall be reflected in the Capital Account of the Initial Limited Partner and in the sub-accounts reflecting the interest of each Unit Holder. Any Person who acquires a Limited Partner Interest or a Unit from a Limited Partner or Unit Holder shall have a Capital Account equal to the Capital Account of the Limited Partner or Unit Holder from which such Limited Partner Interest or Unit was acquired.

    SECTION 4.06. RIGHTS TO DISTRIBUTIONS. Each holder of Partnership Interests and Units shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, his Capital Contributions and his share of Net Operating Income, Net Sale Proceeds and Liquidation Proceeds and, except as provided in Section 3.01(b), shall have no recourse therefor, upon dissolution or otherwise, against the General Partner or the Initial Limited Partner. No Partner or Unit Holder shall have any right to demand or receive property other than cash upon dissolution of the Partnership. All distributions pursuant to this Article IV are subject to the provisions of Section 3.04.

    SECTION 4.07. LIMITATION ON DISTRIBUTIONS. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner or Unit Holder on account of his or its interest in the Partnership if such distribution would violate the Act or other applicable law.

                                   ARTICLE V
             RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

    SECTION 5.01.  MANAGEMENT OF THE PARTNERSHIP.

        (a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership and to carry out the purposes of the Partnership. In so doing, the General Partner shall use its best efforts to take all actions necessary or appropriate to protect the interests of the Limited Partners and the Unit Holders. All decisions made for and on behalf of the Partnership by the General Partner shall be binding upon the Partnership. Except as otherwise provided in the Act and this Agreement, the General Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

        (b) No Limited Partner or Unit Holder shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or Unit Holder shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or Unit Holder shall have any power or authority with respect to the Partnership except insofar as the vote or Consent of the Limited Partners or Unit Holders shall be expressly required or permitted by this Agreement.

        (c) The Partnership may merge with, or consolidate into, another Delaware limited partnership or other business entity (as defined in Section 17-211(a) of the Act) upon the approval by the General Partner and a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner shall act at the direction of the Unit Holders). In accordance with Section 17-211 of the Act (including Section 17-211(g)), notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the General Partner and a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner shall act at the direction of the Unit Holders) may
    (i) effect any amendment to this Agreement, or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this Agreement or adoption of a new partnership agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. For purposes of any vote required by the Limited Partners in connection with any merger or consolidation, the Limited Partners shall be treated for purposes of voting as a single class of limited partners. The provisions of this Section 5.01(c) shall not be construed to limit the accomplishment of a merger by any other means otherwise permitted by law.

    SECTION 5.02.  AUTHORITY OF THE GENERAL PARTNER.

        (a) Subject to Sections 5.03 and 5.04, but otherwise without in any way limiting the power and authority conferred on the General Partner by
    Section 5.01(a), the General Partner, for and in the name and on behalf of the Partnership, is hereby authorized:

           (i) to negotiate for and enter into agreements to acquire, hold, operate, sell and otherwise deal with the Properties and Securities, including the Original Assets, at such prices and upon such terms as it determines in its sole discretion, including holding such Properties through special purpose corporations or other entities as may be required by a rating agency or a lender in connection with the refinancing of a Property;

           (ii) to acquire by purchase, lease, exchange or otherwise any real or personal property to be used in connection with the business of the Partnership; provided, however, that no property may be acquired from the General Partner except for goods and services provided subject to the restrictions of Section 5.03;

          (iii) to borrow money and issue evidences of indebtedness and to secure the same by a pledge, lien, mortgage or other encumbrance on any assets of the Partnership and to apply the proceeds of such borrowing to the acquisition of Properties or such other proper Partnership purpose as the General Partner shall determine in its sole discretion;

           (iv) to employ agents, accountants, attorneys, consultants and other Persons that are necessary or appropriate to carry out the business and operations of the Partnership and to pay fees, expenses and other compensation to such Persons; provided, that if such Persons are Affiliates of the General Partner, the terms of such employment shall be subject to the restrictions of Section 5.03;

           (v) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

           (vi) except as otherwise expressly provided herein, to determine the appropriate accounting method or methods to be used by the Partnership;

          (vii) except as prohibited by this Agreement, to cause the Partnership to make or revoke any of the elections referred to in the Code or any similar provisions enacted in lieu thereof, including, but not limited to, those elections provided for in Code Sections 108, 709 and 1017;

         (viii) to amend the Certificate or this Agreement to reflect the addition or substitution of Partners accomplished in accordance with this Agreement and to amend this Agreement as provided in Section 12.03;

           (ix) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services to, lend money to, sell property to or purchase property from the General Partner or any of its Affiliates;

           (x) to obtain loans from the General Partner or its Affiliates, provided that the requirements of Section 5.03(d)(iii) are met;

           (xi) to establish and maintain the Reserve in such amounts as it deems appropriate from time to time and to increase, reduce or eliminate the Reserve as it deems appropriate from time to time;

          (xii) to invest all funds not immediately needed in the operation of the business including, but not limited to, (A) Capital Contributions,
       (B) the Reserves or (C) Net Operating Income and Net Sale Proceeds prior to their distribution to the Partners and Unit Holders;

         (xiii) to acquire Units for the account of the Partnership in the secondary trading market, provided that the Units are listed on the NASDAQ Stock Market or a national securities exchange, and to cause such Units to be cancelled;

          (xiv) to engage in any kind of activity and to enter into, perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership;

          (xv) to cause the elimination of the mortgage insurance on the Prior Partnerships' mortgage loans insured by GNMA or FHA;

          (xvi) to issue additional Units or other debt or equity securities;

         (xvii) to purchase and hold equity or debt securities issued by REITs;

         (xviii) to enter into joint ventures or other similar business arrangements with other Persons or Affiliates of the General Partners; and

          (xix) to invest any cash or cash equivalents of the Partnership in a manner such that the Partnership, if incorporated, would not be characterized as an investment company, as set forth in
       Section 351(e) of the Code or as set forth in the Investment Company Act.

        (b) With respect to all of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, trust instruments, agreements, assignments, deeds, loan agreements, mortgages, deeds of trust, leases and such other documents as it deems proper, all on such terms and conditions as it deems proper.

        (c) No Person dealing with the General Partner shall be required to determine the General Partner's authority to enter into any contract, agreement or undertaking on behalf of the Partnership or to determine any facts or circumstances bearing upon the existence of such authority. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

           (i) the identity of the General Partner or any Unit Holder or Limited Partner;

           (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Partnership;

          (iii) the Persons who are authorized to execute and deliver any instrument or document by or on behalf of the Partnership; or

           (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

    SECTION 5.03. AUTHORITY OF GENERAL PARTNER AND ITS AFFILIATES TO DEAL WITH THE PARTNERSHIP.

        (a) The General Partner and its Affiliates may, and shall have the right to, provide goods and services to the Partnership (including the right to act as property manager of a Property), subject to the conditions set forth in Section 5.03(b).

        (b) The General Partner and its Affiliates shall have the right to provide goods and services to the Partnership as long as (i) such goods and services are reasonable for and necessary to the Partnership and are actually furnished to the Partnership, (ii) the price paid for the goods and services by the Partnership do not exceed the competitive rate charged by unaffiliated persons rendering similar services in the same geographic location and (iii) the provision of such goods and services in all other respects meets the requirements of Section 5.03(c) and (d).

        (c) Any payment made to the General Partner or any Affiliate for goods and services provided to the Partnership shall be fully disclosed to all Limited Partners and Unit Holders in the reports required under this Agreement.

        (d) The General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner under which:

           (i) the General Partner or any Affiliate shall be given an exclusive right to sell, or exclusive employment to sell, a Property;

           (ii) the Partnership lends money to the General Partner; or

          (iii) the General Partner or any Affiliate of the General Partner makes a loan to the Partnership which provides for a prepayment penalty or provides for an interest rate or other finance charges and fees which are in excess of amounts charged by unrelated banks or other financial institutions on comparable loans, made for the same purpose and in the same locality, to the Partnership.

        (e) Notwithstanding any provisions of this Section 5.03, neither the General Partner nor any of its Affiliates shall:

           (i) receive any rebate or give-up, or participate in any reciprocal arrangement, which would circumvent the provisions of this Section 5.03; or

           (ii) receive any compensation for providing insurance brokerage services to the Partnership; or

          (iii) charge the Partnership for, or take from any other Person, any property management or real estate brokerage fee with respect to Partnership property or assets, except as provided in Section 5.05(d).

        (f) The Partnership may sell assets or securities to or buy assets or securities from Affiliates of the General Partner, provided such assets or securities are sold or purchased, as the case may be, for fair market value.

    SECTION 5.04. GENERAL RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER. In exercising management authority and control of the Partnership, the General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partner shall not have any authority to:

        (a) perform any act in violation of this Agreement or any applicable law or regulation thereunder;

        (b) do any act required to be approved or ratified by the Limited Partners under the Act without the Consent of the Limited Partners or the Unit Holders, unless the right to do so is expressly otherwise given in this Agreement;

        (c) borrow money from the Partnership;

        (d) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

        (e) admit a Person as a General Partner, except as provided in this Agreement;

        (f) admit a Person as a Limited Partner, except as provided in this Agreement;

        (g) underwrite the securities of other issuers;

        (h) do any act which would make it impossible to carry on the ordinary business of the Partnership;

        (i) knowingly perform any act that would subject any Limited Partner or Unit Holder to liability as a general partner in any jurisdiction;

        (j) allocate any Income or Loss (or any item thereof) to any Partner or Unit Holder in a manner that would cause the allocations of Income or Loss (or any item thereof) provided for in Article IV hereof to fail to comply with Section 704(b) of the Code and the Regulations promulgated thereunder;

        (k) confess a judgment against the Partnership;

        (l) engage in a transaction or an activity that would cause the Partnership under Section 7704(c)(2) to be characterized as a regulated investment company under Section 851(a) of the Code if it were a domestic corporation;

        (m) engage in a transaction or an activity that would cause, under
    Section 7704(d) of the Code, the Partnership to derive interest income from the conduct of an insurance business or a financial business;

        (n) engage in a transaction or an activity that would cause, with respect to any taxable years of the Partnership, less than 90% of the Partnership's gross income to be derived from the sources set forth in
    Section 7704(d) of the Code;

        (o) engage in any transaction or activity that would cause the Partnership, in any taxable year, to have less than 90 percent of its gross income consist of qualifying income, as defined in Section 7704(d) of the Code;

        (p) make loans to the Partnership or accept loans on behalf of the Partnership from the General Partner or any Affiliates of the General Partner, except as provided in Section 5.03(d)(iii);

        (q) amend this Agreement, except to the extent the right to amend this Agreement is expressly provided for in other provisions of this Agreement;

        (r) sell substantially all of the assets of the Partnership in one transaction or in a series of transactions without the consent of a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner shall act at the direction of the Unit Holders); or

        (s) cause the Partnership to be regulated as an investment company by the Investment Company Act.

    SECTION 5.05.  COMPENSATION AND FEES.

        (a) Except as provided in this Agreement, the General Partner will receive no compensation from the Partnership.

        (b) The Partnership will pay the General Partner an Acquisition Fee in connection with the identification, evaluation and acquisition of New Assets and the financing thereof in an amount equal to 1.25% of the aggregate purchase price paid by the Partnership for such New Asset. The Acquisition Fee with respect to an acquisition of a New Asset will be payable at the time of the closing of the acquisition. The Acquisition Fee will be treated as a guaranteed payment under Section 707(c) of the Code.

        (c) The Partnership will pay the General Partner an Administrative Fee in connection with the ongoing administration of the business of the Partnership in an amount equal to 0.50%, per annum, of the sum of (i) the fair market value on the Merger Date of the Original Assets that are then still owned by the Partnership, plus (ii) the purchase price paid by the Partnership for New Assets that are then held by the Partnership. The first $100,000 of the Administrative Fee shall be payable each year, with the balance payable only during years that funds from operations ("FFO"), calculated before Administrative Fees, exceeds 7% of the Unit Holders' average capital for that year. FFO represents net income (or loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. The Unit Holders' average capital shall be computed by taking an average of the Partners' Capital balance attributable to the Unit Holders from the Partnership's balance sheet at the end of each of the fiscal quarters for that year. Such Administrative Fee will be payable on a monthly basis.

        (d) The Partnership may pay an Affiliate of the General Partner a reasonable property management fee in connection with the management of the Properties. The property management fee paid with respect to any Property will be subject to the provisions of Section 5.03 and may not exceed 5% of the gross revenues of such Property (in the case of residential property) or 6% or the gross revenues of such Property (in the case of industrial or commercial property); provided, however, that the property management fee shall not exceed an amount that would be charged by unaffiliated parties rendering similar services in the same geographic location and for comparable property.

        (e) Subject to Section 5.05(f), the Partnership will reimburse the General Partner or its Affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred by them on Partnership business, direct out-of-pocket fees, expenses and charges paid by them to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to Limited Partners and Unit Holders, an allocable portion of the salaries and fringe benefits of employees of the General Partner or its Affiliates, all costs associated with the evaluation of potential New Assets for acquisition by the Partnership, insurance premiums (including premiums for liability insurance which will cover the Partnership, the General Partner and its Affiliates), the cost of compliance with all state and federal regulatory requirements and stock exchange or NASDAQ listing fees and charges and other payments to third parties for services rendered to the Partnership. Any reimbursements pursuant to this provision shall not be in excess of the lower of actual costs or the amount the Partnership would be required to pay independent third parties for comparable services in the same geographic location.

        (f) The Partnership will not reimburse the General Partner or its Affiliates for any items of general overhead, including, but not limited to, rent, utilities or the use of computers, office equipment or other capital items owned by the General Partner or its Affiliates. The Partnership will not reimburse the General Partner for any salaries or fringe benefits of any officer of America First Companies L.L.C. regardless of whether such persons provide services to the Partnership.

        (g) The Accountants will verify on the basis of generally accepted auditing standards that any amounts reimbursed by the Partnership pursuant to Section 5.05(e) were incurred by the General Partner or its Affiliates in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements pursuant to Section 5.05(f).

    SECTION 5.06.  DUTIES AND OBLIGATIONS OF THE GENERAL PARTNER.

        (a) The General Partner shall devote to the affairs of the Partnership such time as it deems necessary for the proper performance of its duties under this Agreement, but neither the General

    Partner, its members or managers, or any officer or manager of its members or managers, shall be expected to devote full time to the performance of such duties.

        (b) The General Partner shall take such action as may be necessary or appropriate for the continuation of the Partnership's valid existence under the laws of the State of Delaware and in order to qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such qualification is necessary or appropriate to protect the limited liability of the Limited Partners and Unit Holders or in order to continue in effect such qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is qualified, such certificates, including limited partnership and fictitious name certificates, and other documents as are permitted or required by the applicable statutes, rules or regulations of any such jurisdiction.

        (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

        (d) The General Partner shall have responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner shall take all steps necessary to insure that the funds of the Partnership are not commingled with the funds of any other entity. The General Partner owes the same duty to the Unit Holders as the General Partner owes to the Limited Partners.

        (e) The General Partner shall take all such action as is necessary to monitor the activities and investments of the Partnership to determine if, at all times, the Partnership meets the requirements of Section 7704(c) of the Code and shall take all such action as is necessary to meet such requirements.

        (f) Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interest and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, including the Limited Partners and the Unit Holders, or (ii) in its "good faith" or under another expressed standard, the General Partner shall act under such expressed standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

        (g) To the extent that, at law or in equity, a Partner, Unit Holder, liquidator, officer, employee, representative or agent of the Partnership, or any other Person (each, a "Covered Person" and collectively, the "Covered Persons") has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Partner, a Covered Person acting under this Agreement shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners and the Unit Holders to replace such other duties and liabilities of such Covered Person.

    SECTION 5.07.  DELEGATION OF AUTHORITY.  Subject to the provisions of this
Article V, the General Partner may delegate all or any of its powers, rights and obligations under this Agreement and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve. Notwithstanding any such delegation, the General

Partner shall remain liable for any acts or omissions by such Person under the standards of responsibility for the General Partner set forth herein.

    SECTION 5.08. OTHER ACTIVITIES. The General Partner and its Affiliates may engage in or possess interests in other business ventures of every kind and description for their own accounts, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, real estate similar in nature to the Properties. Neither the Partnership nor the Partners or Unit Holders shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful, improper or a breach of fiduciary duty.

    SECTION 5.09. LIMITATION ON LIABILITY OF THE GENERAL PARTNER AND INITIAL LIMITED PARTNER; INDEMNIFICATION. Neither the General Partner, the Initial Limited Partner nor their Affiliates (including the officers, managers and employees of any member of AFCSI) shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or Unit Holders for any act or omission performed or omitted by such General Partner, Initial Limited Partner or Affiliate in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, provided that such General Partner's, Initial Limited Partner's or Affiliate's conduct did not constitute Cause. The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner, the Initial Limited Partner and their Affiliates (including the officers, managers and employees of any member of AFCSI) against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including all judgments, costs and attorneys' fees (which costs and attorneys' fees may be paid as incurred) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute Cause. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or Unit Holder shall have any personal liability on account thereof. The termination of any action, suit or proceeding, by judgment or settlement, shall not, of itself, create a presumption that the indemnified Person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interest of the Partnership. Any indemnification under this subsection, unless ordered by a court, shall be made by the Partnership only upon a determination by independent legal counsel in a written opinion that indemnification of the indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in this Agreement.

    SECTION 5.10.  SPECIAL AMENDMENTS TO THE AGREEMENT.

        (a) Any provision to the contrary herein notwithstanding, the General Partner may, without the Consent of the Limited Partners or Unit Holders, amend Sections 4.03 and 4.04 of this Agreement on the advice of Counsel or the Accountants and upon Notice to the Limited Partners and Unit Holders mailed 10 days prior to the proposed effectiveness of such amendment (unless earlier effectiveness is required by law) to the extent necessary to ensure compliance with the Code and Regulations then in effect, provided that such amendments do not materially adversely affect the interests of the Limited Partners and Unit Holders in the sole determination of the General Partner.

        (b) New allocations made by the General Partner in reliance upon the advice of Counsel or the Accountants pursuant to Section 5.10(a) shall be deemed to be made pursuant to the obligations of the General Partner to the Partnership, the Limited Partners and the Unit Holders, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner or Unit Holder.

        (c) The General Partner may take such action as it deems necessary or appropriate, including action with respect to the manner in which Units are being or may be transferred or traded, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that Unit Holders will be treated as limited partners for federal income tax purposes.

                                   ARTICLE VI
                          CHANGES IN GENERAL PARTNERS

    SECTION 6.01. WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not be entitled to voluntarily withdraw from the Partnership or to sell, transfer or assign all or a portion of its Partnership Interest as General Partner unless a substitute General Partner has been admitted in accordance with the conditions of Section 6.02.

    SECTION 6.02. ADMISSION OF A SUCCESSOR OR ADDITIONAL GENERAL PARTNER. The General Partner may at any time designate additional Persons to be General Partners, whose Partnership Interest in the Partnership shall be such as shall be agreed upon by the General Partner and such additional General Partners, provided that the Partnership Interests of the Limited Partners and the Unit Holders shall not be reduced thereby. A Person shall be admitted as a General Partner of the Partnership only if each of the following conditions is satisfied:

        (a) The admission of such Person shall have been Consented to by a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the Unit Holders) as a class;

        (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart hereof, and such documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

        (c) if such Person is a corporation, it shall have provided the Partnership evidence satisfactory to Counsel of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement;

        (d) the Partnership shall have received an opinion of Counsel that the admission of such Person is in conformity with the Act and that none of the actions taken in connection with the admission of such Person is in violation of the Act;

    SECTION 6.03.  REMOVAL OF A GENERAL PARTNER.

        (a) Subject to Section 10.02, a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the Unit Holders) acting together as a class, without the Consent or other action by the General Partner to be removed, may remove any General Partner and, subject to the provisions of Sections 6.02 and 8.01(a), may elect a replacement therefor. After the Limited Partners vote to remove a General Partner pursuant to this Section 6.03, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective, which date shall be no earlier than the date upon which the General Partner receives such Notice.

        (b) If the General Partner is removed for Cause, the Limited Partners or any successor General Partner, if any, proposed by them shall have the option, but not the obligation, to acquire, upon payment of any agreed-upon value or the then fair market value therefor, the Partnership Interest of any General Partner so removed which has not been assigned to the successor General Partner pursuant to Section 6.04(b). If such Partnership Interest is acquired by the Limited Partners, it shall be converted to a Limited Partner Interest. If such Partnership Interest is not acquired by any successor General Partner or by the Limited Partners, it shall be converted to a limited partner interest as provided in
    Section 6.04(b). If the General Partner has been removed without Cause, the successor General Partner shall have the obligation to acquire the Partnership Interest of the General Partner so removed at the then fair market value of such Partnership Interest, unless (i) the Partnership elects to redeem the Partnership Interest of the removed General Partner at the then fair market value of such Partnership Interest, or (ii) the removed General Partner elects to have its Partnership Interest converted as provided in Section 6.04(b). The then fair market value of such Partnership Interest shall be determined by agreement of the removed General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the removed General Partner and the Partnership. The fair market value of the removed General Partner's Partnership Interest shall be the sum of (i) the present value of future Administrative Fees and Net Operating Income which would be paid to the General Partner if the removal had not occurred and (ii) the amount the removed General Partner would receive upon dissolution and winding up of the Partnership, assuming that such dissolution and winding up occurred on the date of the terminating event and the assets of the Partnership were sold for their then fair market value without any compulsion on the part of the Partnership to sell such assets. The method of payment to the removed General Partner may be in cash or a promissory note with a term of no more than five years with equal annual installments; provided that such note will become due and payable when the last Property held by the Partnership is sold. Such promissory note (i) will bear interest at the then current market interest rate available to the Partnership from an unrelated bank, (ii) may be prepaid at any time without penalty and (iii) will have not increased the priority of distributions to the removed General Partner in relation to distributions to the Limited Partners and Unit Holders made pursuant to
    Article IV hereof.

    SECTION 6.04.  EFFECT OF INCAPACITY OF A GENERAL PARTNER.

        (a) In the event of the Incapacity of the General Partner, the business of the Partnership shall be continued by any other General Partner or General Partners, and such General Partner or General Partners are hereby authorized and shall continue the business of the Partnership without dissolution; provided, however, that if the Incapacitated General Partner is then the sole General Partner, the provisions of Section 8.01(a)(i) shall be applicable.

        (b) Upon the Incapacity of a General Partner, such General Partner shall immediately cease to be a General Partner. Except in the case of the removal of a General Partner without Cause, if at the time of such event the aggregate of the Partnership Interests of the successor or remaining General Partner(s) (including any Partnership Interest received by such successor or remaining General Partner(s) pursuant to Section 6.04(e)) is less than 1% of all Partnership Interests, there shall be then assigned and transferred, at the then present fair market value as provided in Section 6.03(b), on a pro rata basis, to the successor or remaining General Partner(s) such portion of the Partnership Interest of the Incapacitated General Partner as shall be necessary to increase the aggregate Partnership Interests of the successor or remaining General Partner(s) to 1% of all Partnership Interests. To the extent that the Partnership Interest of the Incapacitated General Partner is not so assigned and transferred or acquired or redeemed pursuant to
    Section 6.03(b), such General Partner's Partnership Interest shall be converted into a limited partner interest, with the same rights under
    Article IV accorded to a General Partner to share in Income, Loss, Net Operating Income, Net Sale Proceeds and Liquidation Proceeds, and such Incapacitated General Partner shall be admitted to the Partnership as a limited partner of the Partnership upon its execution of a counterpart of this Agreement. However, any Incapacitated General Partner which becomes a limited partner pursuant to this Section 6.04(b) shall not have the right to participate in the management of the affairs of the Partnership or to vote on any matter requiring the Consent of the Limited Partners (including with respect to a merger involving the Partnership and amendments to this Agreement) and shall not be entitled to any portion of the

    Income, Loss, Net Operating Income, Net Sale Proceeds or Liquidation Proceeds payable to the class comprised of Limited Partners and Unit Holders and, further, the aggregate distributions on the limited partner interest held by the General Partner hereunder shall not exceed the fair market value of the Partnership Interest converted, computed as set forth in
    Section 6.03(b). Any General Partner which becomes a limited partner pursuant to this Section 6.04 shall be entitled to the allocations and distributions such General Partner would have been entitled to as a General Partner under Article IV of this Agreement but only to the extent of the Partnership Interest held by such former General Partner. Nothing in this
    Section 6.04 shall affect any rights, including the rights to the payment of any fees under this Agreement, of the Incapacitated General Partner which matured or were earned prior to the Incapacity of such General Partner. Such Incapacitated General Partner shall remain liable for all obligations and liabilities incurred by it as General Partner before such Incapacity shall have become effective, but shall be free from any obligations or liability as General Partner incurred on account of the activities of the Partnership from and after the time such Incapacity shall have become effective.

        (c) If, at the time of Incapacity of the General Partner, the Incapacitated General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately
    (i) give Notice to the Limited Partners and Unit Holders of such Incapacity and (ii) prepare such amendments to this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Partnership Interest of the Incapacitated General Partner.

        (d) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this Section 6.04.

        (e) Notwithstanding any other provision of Section 6.03 or 6.04, if AFCSI is removed as the General Partner for fraud, gross negligence or willful malfeasance, as determined by a final judgment of a court of competent jurisdiction, and which fraud, gross negligence or willful malfeasance is committed by the Person or Persons, if any, owning a majority of the equity interests in America First Companies L.L.C. or by employees of America First Companies L.L.C., then a portion of AFCSI's Partnership Interest which is proportionately equal to such Person's or Persons' interest in AFCSI (including any limited liability company interest held by such Person in AFCSI) shall be assigned and transferred, on a pro rata basis without any compensation therefor, to the successor or remaining General Partner.

                                  ARTICLE VII
            TRANSFERABILITY OF UNITS AND LIMITED PARTNERS' INTERESTS

    SECTION 7.01.  FREE TRANSFERABILITY OF UNITS.

        (a) Units shall be issued in registered form only and shall be freely transferable (subject to compliance with federal or state securities law and Section 7.02 or 11.04 of this Agreement); provided, however, nothing in this Agreement shall impose any obligation on the General Partner, the Partnership or any transfer agent to restrict or place conditions on the transfer of Units.

        (b) Units may be transferred only on the books and records of the Partnership.

        (c) A Person shall be recognized as a Unit Holder for all purposes on the books and records of the Partnership as of the day on which the General Partner (or other transfer agent appointed by the General Partner) receives evidence of the transfer of a Unit to such Person which is satisfactory to the General Partner. All Unit Holder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of Unit Holders, including allocations of Income and Loss, will vest in, and be allocable to, each Unit Holder as of the close of business on such day.

        (d) In order to record a transfer of a Unit on the Partnership's books and records, the General Partner may require such evidence of transfer or assignment and authority of the transferor or assignor, including signature guarantees, and such additional documentation as the General Partner may determine.

        (e) The General Partner is hereby authorized to do all things necessary in order to register the Units under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, to qualify the Units with state securities regulatory authorities or to perfect exemptions from qualification, to cause the Units to be listed on The NASDAQ Stock Market or a national stock exchange and to take any other actions necessary to allow the resale of Units by the Unit Holders.

    SECTION 7.02. RESTRICTIONS ON TRANSFERS OF INTERESTS OF LIMITED PARTNERS OTHER THAN THE INITIAL LIMITED PARTNER.

        (a) A Limited Partner (other than the Initial Limited Partner) may assign his Limited Partner Interests only by a duly executed written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement. Within 30 days after an assignment of Limited Partner Interests (other than by the Initial Limited Partner) which occurs without a transfer of record ownership of such Limited Partner Interests, the assignor shall give Notice of such assignment to the General Partner.

        (b) The provisions of this Section 7.02 and of Section 7.03 shall not apply to the transfer and assignment by the Initial Limited Partner of Limited Partner Interests to Unit Holders in accordance with
    Section 11.01(a).

    SECTION 7.03. ASSIGNEES OF LIMITED PARTNERS OTHER THAN THE INITIAL LIMITED PARTNER.

        (a) If a Limited Partner other than the Initial Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes Bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the deceased or incompetent Limited Partner possessed to assign all or any part of his Limited Partner Interests and to join with the assignee thereof in satisfying any conditions precedent to such assignee becoming a Limited Partner.

        (b) The Partnership need not recognize for any purpose any assignment of all or any fraction of the Limited Partner Interests of a Limited Partner other than the Initial Limited Partner unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument effecting such assignment, and unless such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, contains a representation that such assignment was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partner.

        (c) Any Limited Partner other than the Initial Limited Partner who shall assign all of his Limited Partner Interests shall not cease to be a Limited Partner unless and until a Limited Partner is admitted in his place.

        (d) An assignee of Limited Partner Interests (other than a Unit Holder) may become a Limited Partner only if each of the following conditions is satisfied:

           (i) the instrument of assignment sets forth the intentions of the assignor that the assignee succeed to the assignor's Limited Partner Interest in his place;

           (ii) the assignee shall have fulfilled the requirements of Sections 7.03(b) and 12.03(b);

          (iii) the assignee shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with his substitution as a Limited Partner; and

           (iv) the assignee shall have received the Consent of the General Partner to his admission as a Limited Partner, which Consent the General Partner may withhold in its sole discretion.

        (e) This Agreement shall be amended as necessary to recognize the admission of any Limited Partners. Assignees of Limited Partner Interests (other than a Unit Holder) shall be recognized as such, to the extent set forth in Section 7.03(b) or 7.03(d), as of the day on which the Partnership has received the instrument of assignment and all of the other conditions to the assignment are satisfied.

        (f) An assignee of Limited Partner Interests (other than a Unit Holder) who does not become a Limited Partner and who desires to make a further assignment of his Limited Partner Interests shall be subject to all of the provisions of this Article VII to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Limited Partner Interests.

    SECTION 7.04. JOINT OWNERSHIP OF INTERESTS. Subject to the other provisions of this Agreement, a Limited Partner Interest or Unit may be acquired by two or more Persons, who shall, at the time they acquire such Limited Partner Interest or Unit, indicate to the Partnership whether the Limited Partner Interest or Unit is being held by them as joint tenants with the right of survivorship, as tenants-in-common, as tenants by the entirety or as community property. In the absence of any such designation, joint owners shall be presumed to hold such Limited Partner Interest or Unit as tenants-in-common. The Consent of such joint Limited Partners or Unit Holders shall not require the action or vote of all owners of any such jointly held Limited Partner Interest or Unit.

                                  ARTICLE VIII
                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

    SECTION 8.01.  EVENTS CAUSING DISSOLUTION.

        (a) The Partnership shall dissolve upon the happening of any of the following events:

           (i) the Incapacity of a General Partner or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act, provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (i) if (A) at the time of the occurrence of such event there is at least one remaining General Partner who is hereby authorized to and does carry on the business of the Partnership, or (B) within ninety (90) days after the occurrence of such event, the remaining Partners (it being understood that, notwithstanding any other provision herein to the contrary, for purposes of this provision the Initial Limited Partner shall act solely in accordance with the direction of a majority in interest of the Unit Holders) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership satisfying the standards set forth in Section 6.02;

           (ii) in the General Partner's sole discretion, after the repayment, sale or other disposition of all of the Properties and substantially all other assets, if any, held by the Partnership;

          (iii) the expiration of the term of the Partnership specified in
       Section 2.04;

           (iv) upon the determination by the General Partner to dissolve the Partnership;

           (v) upon the vote of a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner shall act at the direction of the Unit Holders);

           (vi) at any time that there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act; or

          (vii) the entry of a decree of judicial dissolution under Section 17-802 of the Act.

        (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership are distributed as provided in Section 8.02 and a certificate of cancellation of the Certificate is filed with the Delaware Secretary of State. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement.

        (c) The obligations imposed on the General Partner by Article IX of the Agreement will cease upon the termination of the Partnership.

    SECTION 8.02.  LIQUIDATION.

        (a) Upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership and shall apply and distribute the proceeds thereof as contemplated by this Section 8.02 and Article IV and cause the cancellation of the Certificate in accordance with the Act. If there is no General Partner, a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the Unit Holders) may elect a liquidator to liquidate the assets of the Partnership and perform the functions of the General Partner set forth in this
    Section 8.02.

        (b) After satisfaction of the expenses of the liquidation and of liabilities owing to creditors of the Partnership (including the repayment of any loans from the General Partner or its Affiliates, to the extent otherwise permitted by law), including the General Partner or liquidator setting aside as a reserve such amount as it deems reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Partnership which may be paid over by the General Partner or liquidator to a bank, to be held in escrow for the purpose of paying any such contingent, conditional or unmatured contractual liabilities or obligations, and, at the expiration of such period as the General Partner may deem advisable, the remaining assets and liabilities shall be distributed in the manner set forth in Section 4.02(b) among the Partners and Unit Holders.

        (c) Notwithstanding the foregoing, if the General Partner or liquidator shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or the Unit Holders, the General Partner or liquidator may, after giving Notice to the Limited Partners and Unit Holders, and to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified, defer liquidation and withhold from distribution for a reasonable time any assets of the Partnership, except those assets necessary to satisfy the Partnership's debts and obligations.

                                   ARTICLE IX
             BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

    SECTION 9.01. BOOKS AND RECORDS. The Partnership shall maintain its books and records at its principal office. The Partnership's books and records shall be available during ordinary business hours for examination and copying there at the reasonable request, and at the expense, of any Partner or Unit Holder or his duly authorized representative, or copies of such books and records may be requested in writing by any Partner or Unit Holder or his duly authorized representative, in each case for any purpose reasonably related to such Partner's or Unit Holder's interest in the Partnership, provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Partner or Unit Holder making such request. The Partnership's books and records shall include the following:

        (a) a current list of the full name, last known home or business address and Partnership Interest of each Partner and Unit Holder set forth in alphabetical order;

        (b) a copy of this Agreement and the Certificate, together with executed copies of any powers of attorney pursuant to which such Certificate, and any amendments thereto, have been executed;

        (c) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years;

        (d) copies of all financial statements of the Partnership for the three most recent years; and

        (e) all appraisals, if any, obtained with respect to the Properties (which appraisals shall be maintained for at least five years).

    SECTION 9.02. ACCOUNTING BASIS, FISCAL YEAR AND TAX ELECTIONS. The accounting method, taxable year and all tax elections of the Partnership shall initially be the same as those of Cap Source I prior to the Merger, but may be changed by the General Partner.

    SECTION 9.03.  REPORTS.

        (a) Within 60 days after the end of each of the first three quarters of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or a Unit Holder during such quarter a balance sheet and statements of income, changes in Partners' capital and cash flow of the Partnership (all prepared in accordance with generally accepted accounting principles but none of which need be audited) and a statement showing distributions of Net Operating Income and Net Sale Proceeds during such quarter, which need not be audited.

        (b) Within 75 days after the end of each taxable year, the General Partner shall send to each Person who was a Limited Partner or a Unit Holder at any time during the year then ended such tax information relating to the Partnership as shall be necessary for the preparation by such Limited Partner or Unit Holder of his federal income tax return and required state income and other tax returns.

        (c) Within 120 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or Unit Holder at any time during the year then ended a report including (i) the balance sheet of the Partnership as of the end of such year and statements of income, changes in Partners' capital and cash flow of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants, (ii) a report of the activities of the Partnership during such year and (iii) a statement (which need not be audited) showing cash distributions per Limited Partner Interest and per Unit by investment date during such year in respect of such year, which statement shall identify distributions of (a) Net Operating Income and Net Sale Proceeds received by the Partnership during such year, (b) Net Operating Income and Net Sale Proceeds received during prior years which had been held in the Reserve and (c) cash placed in Reserves during such year. The Partnership's annual report will include a detailed statement of
    (i) the amount of the fees paid to the General Partner and its Affiliates pursuant to Sections 5.05(b), (c) and (d) hereof and (ii) the amounts actually reimbursed to the General Partner and its Affiliates pursuant to
    Section 5.05(e) hereof. The Accountants will certify that the amounts actually reimbursed to the General Partner pursuant to
    Section 5.05(e) were costs incurred by the General Partner in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements under this Agreement. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards and include such tests of the accounting records and other auditing procedures which the Accountants consider appropriate.

    SECTION 9.04. DESIGNATION OF TAX MATTERS PARTNER. The General Partner is hereby authorized to designate itself or any other General Partner as Tax Matters Partner of the Partnership, as provided in Section 6231 of the Code and the Regulations promulgated thereunder. Each Partner, by execution of this Agreement, and each Unit Holder, by acceptance of his Units, consents to such designation of the General Partner as the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence the appointment of the General Partner as such.

    SECTION 9.05. EXPENSES OF TAX MATTERS PARTNER. The Partnership shall reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, and shall, to the fullest extent permitted by law, indemnify him for claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners and Unit Holders. The payment of all such expenses and indemnification shall be made before any distributions are made from Net Operating Income, Net Sale Proceeds or Liquidation Proceeds. Neither the General Partner, nor any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner, and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.09 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                   ARTICLE X
        MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND UNIT HOLDERS

    SECTION 10.01.  MEETINGS.

        (a) The General Partner may call a meeting of the Limited Partners and Unit Holders for any purpose or call for a vote of the Limited Partners and Unit Holders without a meeting or otherwise solicit the consent of the Limited Partners and Unit Holders at any time and the General Partner shall call for such a meeting or vote without a meeting or solicit the consents of the Limited Partners and Unit Holders upon receipt of a written request for such a meeting, vote or solicitation signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the directions of the Unit Holders). Any such meeting shall be held not less than 15 days nor more than 60 days after the receipt of such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting, and no matter may be acted upon at the meeting other than as set forth in such request or as otherwise permitted by the General Partner. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner or, if the meeting is called upon the request of the Limited Partners (including the Initial Limited Partner acting on behalf of the Unit Holders), as designated by such Limited Partners (including the Initial Limited Partner acting on behalf of the Unit Holders).

        (b) Notice of any meeting to be held pursuant to Section 10.01(a) shall be given (in person or by certified mail) within 10 days of the receipt by the General Partner of the request for such meeting to each Limited Partner at his record address, or at such other address which he may have furnished in writing to the General Partner and to the Unit Holders at the address shown on the Partnership's books and records kept in accordance with
    Section 9.01. Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner(s) calling the meeting. The Notice shall state the record date established in Section 10.01(c) and state the purpose of the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners (including the Initial Limited Partner acting for and at the direction of the Unit Holders) considered as a class shall constitute a quorum at all meetings of the Partners and Unit Holders; provided, however, that if no such quorum is present, holders of a majority in interest of the Limited Partners considered as a class (it being understood that the Initial Limited Partner shall be present at the direction of the Unit Holders and only to the extent of such direction) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and Unit Holders need be given (i) to any Limited Partner or Unit Holder who attends in person or is represented by proxy, except for a Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or (ii) to any Limited Partner or Unit Holder entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

        (c) For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners and Unit Holders, and the Unit Holders entitled to receive Notice of and direct the voting of the Initial Limited Partner at any such meeting, or any adjournment thereof, or to act by written Consent without a meeting, the General Partner or the Limited Partners or the Unit Holders requesting such meeting or vote pursuant to
    Section 11.03(a) may fix, in advance, a date as the record date of any such determination of Limited Partners and Unit Holders. Such date shall not be more than 60 days nor less than 15 days before any such meeting or not more than 60 days prior to the initial solicitation of Consents from the Limited Partners and Unit Holders.

        (d) At each meeting of Limited Partners and Unit Holders, the Limited Partners and Unit Holders present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

    SECTION 10.02.  VOTING RIGHTS OF LIMITED PARTNERS AND UNIT HOLDERS.

        (a) A majority in interest of the Limited Partners (it being understood that the Initial Limited Partner shall act at the direction of the Unit Holders), without the concurrence of the General Partner, may: (i) amend this Agreement, provided that the concurrence of the General Partner shall be required for any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner; (ii) elect to dissolve the Partnership, and (iii) remove any General Partner and elect a successor therefor, which successor shall become a General Partner only in accordance with Section 6.02. Amendments to this Agreement may be proposed at any time by a writing signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the direction of the Unit Holders).

        (b) A Limited Partner shall be entitled to cast one vote for each Limited Partner Interest which he owns, and a Unit Holder shall be entitled to direct the Initial Limited Partner to cast one vote for each Unit which he owns (it being understood that the Initial Limited Partner will act at the direction of the Unit Holders) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the adjournment SINE DIE of such meeting. In the alternative, Unit Holders may Consent to actions without a meeting, by a signed writing identifying the action taken or proposed to be taken. Every proxy must be signed by the Limited Partner or Unit Holder or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or the Unit Holder executing it by Notice to the Person to whom the proxy was given. Written Consents may be irrevocable if stated in a writing delivered to Unit Holders at the time at which their Consent is solicited. Only the votes or Consents of Limited Partners or Unit Holders of record on the record date established pursuant to
    Section 10.01(c), whether at a meeting or otherwise, shall be counted. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners and Unit Holders, except to the extent such laws are inconsistent with this Agreement. The Unit Holders may give proxies only to the Initial Limited Partner. The Initial Limited Partner will vote in accordance with the directions of the Unit Holders so that each Unit will be voted separately.

        (c) Reference in this Agreement to a specified percentage in interest of the Limited Partners and Unit Holders means the Limited Partners and Unit Holders whose combined Capital Contributions (it being understood that the Unit Holders' Capital Contributions were made by the Initial Limited Partner) represent the specified percentage of the Capital Contributions of all Limited Partners and Unit Holders.

    SECTION 10.03. OTHER ACTIVITIES. The Limited Partners and Unit Holders may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation serving as general or limited partners of other partnerships which own, either directly or through interests in other partnerships or otherwise, commercial real estate similar to the Properties. Neither the Partnership nor any of the Partners or Unit Holders shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

                                   ARTICLE XI
   ASSIGNMENT OF LIMITED PARTNER INTERESTS TO UNIT HOLDERS AND RIGHTS OF UNIT
                                    HOLDERS

    SECTION 11.01.  ASSIGNMENT OF LIMITED PARTNER INTERESTS TO UNIT HOLDERS.

        (a) Except as otherwise provided herein, the Initial Limited Partner, by the execution of this Agreement, irrevocably assigns to the Persons who are Unit Holders of the Prior Partnerships as of the record date established therefor by the General Partner, all of the Initial Limited Partner's rights and interest in its Partnership Interest. The rights and interest so transferred and assigned shall include, without limitation, the following:

           (i) all rights to receive distributions of Net Operating Income pursuant to Section 4.01;

           (ii) all rights to receive Net Sale Proceeds and Liquidation Proceeds pursuant to Section 4.02;

          (iii) all rights in respect of allocations of Income and Loss pursuant to Section 4.03;

           (iv) all rights in respect of determinations of allocations and distributions pursuant to Section 4.04;

           (v) all rights to inspect records and to receive reports pursuant to
       Article IX;

           (vi) all rights to vote on Partnership matters pursuant to
       Article X; and

          (vii) all rights which Limited Partners have, or may have in the future, under this Agreement or under the Act, except as otherwise provided herein.

All Persons becoming Unit Holders shall be bound by the terms and conditions of, and shall be entitled to all rights of, Limited Partners under this Agreement.

        (b) The Initial Limited Partner shall remain as Initial Limited Partner on the books and records of the Partnership notwithstanding the assignment of all of its Partnership Interest until such time as the Initial Limited Partner transfers its position as Initial Limited Partner to another Person with the Consent of the General Partner. Other than pursuant to
    Section 11.01(a), the Initial Limited Partner may not transfer or assign a Limited Partner Interest without the prior written Consent of the General Partner.

        (c) The General Partner, by the execution of this Agreement, irrevocably Consents to and acknowledges on behalf of itself and the Partnership that
    (i) the foregoing assignment pursuant to Section 11.01(a) by the Initial Limited Partner to the Unit Holders of the Initial Limited Partner's rights and interest in the Limited Partner Interests is valid and binding on the Partnership and the General Partner, and (ii) the Unit Holders are intended to be third-party beneficiaries of all rights and privileges of the Initial Limited Partner in respect of the Limited Partner Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Initial Limited Partner's rights and privileges in respect of the Limited Partner Interests assigned to the Unit Holders may be exercised by the Unit Holders, including, without limitation, those listed in Section 11.01(a).

    SECTION 11.02.  RIGHTS OF UNIT HOLDERS.

        (a) Limited Partners (including the Initial Limited Partner but only with respect to its own Limited Partner Interests) and Unit Holders shall share PARI PASSU on the basis of one Limited Partner Interest for one Unit, and shall be considered as a single class with respect to all rights to receive distributions of Net Operating Income, Net Sale Proceeds and Liquidation Proceeds, allocations of Income and Loss, and other determinations of allocations and distributions pursuant to this Agreement.

        (b) Limited Partners (including the Initial Limited Partner voting on behalf of the Unit Holders) shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each entitled to one vote.

        (c) A Unit Holder is entitled to the same duty from the General Partner as the General Partner owes to a Limited Partner and may sue the General Partner to enforce the same. A Unit Holder may bring a derivative action against any Person (including the General Partner) to enforce any right of the Partnership to recover a judgment to the same extent as a Limited Partner has such a right under the Act.

        (d) A Unit Holder is not a Limited Partner and has no right to be admitted to the Partnership as such. However, the Unit Holders will be deemed Partners in the Partnership for federal income tax purposes.

    SECTION 11.03. VOTING BY THE INITIAL LIMITED PARTNER ON BEHALF OF UNIT HOLDERS.

        (a) Subject to Section 8.01(a)(i), the Initial Limited Partner hereby agrees that, with respect to any matter on which a vote of the Limited Partners is taken, the Consent of the Limited Partners is required or any other action of the Limited Partners is required or permitted, it will not vote its Limited Partner Interest or grant such Consent or take such action (other than solely administrative actions as to which the Initial Limited Partner has no discretion) except for the sole benefit of, and in accordance with the written instructions of, the Unit Holders with respect to their Units. The Initial Limited Partner (or the Partnership on behalf of the Initial Limited Partner) will provide Notice to the Unit Holders containing information regarding any matters to be voted upon or as to which any Consent or other action is requested or proposed. The Partnership and the General Partner hereby agree to permit Unit Holders to attend any meetings of Partners and the Initial Limited Partner shall, upon the written request of Unit Holders owning Units which represent in the aggregate 10% or more of all of the outstanding Units, request the General Partner to call a meeting of Partners pursuant to Section 10.01 or to submit a matter to the Initial Limited Partner without a meeting pursuant to this Agreement. The General Partner shall give the Unit Holders Notice of any meeting to be held pursuant to Section 10.01(a) at the same time and manner as such Notice is required to be given to the Initial Limited Partner pursuant to
    Section 10.01(b).

        (b) The Initial Limited Partner will exercise its right to vote or Consent to any action under this Agreement in accordance with the written instructions of holders of Units outstanding as of the relevant record date. In addition, holders of a majority of the Units outstanding may instruct the Initial Limited Partner to take, and upon receipt of such instruction, the Initial Limited Partner shall take, the actions permitted by Section 10.02.

    SECTION 11.04. PRESERVATION OF TAX STATUS. With the Consent of each Unit Holder so affected, the General Partner may at any time cause such Unit Holder to become a Limited Partner and may take such other action with respect to the manner in which Units are being or may be transferred or traded as it may deem necessary or appropriate, in order to preserve the status of the Partnership as a partnership rather than an association or publicly traded partnership taxable as a corporation for federal income tax purposes or to insure that Unit Holders will be treated as limited partners for federal income tax purposes.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

    SECTION 12.01.  APPOINTMENT OF THE GENERAL PARTNER AS ATTORNEY-IN-FACT.

        (a) Each Limited Partner by the execution of this Agreement irrevocably constitutes and appoints, with full power of substitution, the General Partner and each of its members, managers and officers as his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

           (i) the Certificate and amendments thereto, and all certificates and other instruments (including counterparts of this Agreement), and any amendments thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and Unit Holders;

           (ii) any other instrument or document which may be required to be filed by the Partnership under federal law or under the laws of any state in which any such Person deems it advisable to file;

          (iii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

           (iv) any instrument or document, including amendments to this Agreement, which may be required to effect the continuation of the Partnership, the admission of a Limited Partner or an additional or successor General Partner or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement) or to reflect any reductions in amount of Capital Accounts.

        (b) The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the Incapacity of any Person hereby giving such power and the transfer or assignment of all or any part of the Limited Partner Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner of all or any part of his Limited Partner Interests, the foregoing power of attorney shall survive such transfer only until such time as the transferee is admitted to the Partnership as a Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect such substitution.

    SECTION 12.02. SIGNATURES. Each Limited Partner and any additional or successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the General Partner shall determine. By so signing, each Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding unless and until it has been accepted by the General Partner.

    SECTION 12.03.  AMENDMENTS.

        (a) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement or the Certificate from time to time by the General Partner, without the Consent of the Limited Partners or the Unit Holders, (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner in this Agreement; (ii) to cure any ambiguity or correct or supplement any provision in this Agreement which may be inconsistent with the manifest intent of this Agreement, if such amendment is not materially adverse to the interests of Limited Partners and Unit Holders in the sole judgment of the General Partner; (iii) to delete or add to any provision of this Agreement required to be deleted or added to based upon comments by the staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner; (iv) to delete, add or revise any provision of this Agreement that may be necessary or appropriate, in the General Partner's judgment, to insure that the Partnership will be treated as a partnership, and that each Unit Holder and each Limited Partner will be treated as a limited partner, for federal income tax purposes; (v) to reflect the withdrawal, removal or admission of Partners; (vi) to reflect a change in the name or address of the Partnership's registered agent or registered office in the State of Delaware; and (vii) change the allocations set forth in Section 4.03 hereof so that they comply with the requirements of Section 704 of the Code and the Regulations promulgated thereunder; provided, however, that no amendment shall be adopted pursuant to this
    Section 12.03(a) unless the adoption thereof (A) is consistent with
    Section 5.01 and is not prohibited by Section 5.04; (B) does not affect the distribution of Net Operating Income, Net Sales Proceeds or Liquidation Proceeds or the allocation of Income or Loss (except as provided in Section 5.10); (C) does not, in the sole judgment of the General Partner after consultation with Counsel, affect the limited liability of the Limited Partners or the Unit Holders or cause the Partnership to be characterized as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; and (D) does not amend this Section 12.03(a).

        (b) If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the General Partner, the Person to be substituted and the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner. In the event the withdrawing General Partner or the assigning Limited Partner does not sign such an amendment within 30 days following its withdrawal or substitution, the remaining or successor General Partners are hereby appointed by the withdrawing General Partner or the assigning Limited Partner as its attorney-in-fact for purposes of signing such amendment.

        (c) In making any amendments, there shall be prepared and filed by the General Partner for recording such documents and certificates as shall be required to be prepared and filed under the Act and in any other jurisdictions under the laws of which the Partnership is then qualified.

    SECTION 12.04. BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

    SECTION 12.05. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

    SECTION 12.06. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

    SECTION 12.07. CAPTIONS. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

    SECTION 12.08. ENTIRE AGREEMENT. This Agreement, together with Schedule A hereto, sets forth all, and is intended by all parties to be an integration of all, of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth, incorporated or contemplated in this Agreement.

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the   day
of       , 2000.

                                          GENERAL PARTNER:
                                          AMERICA FIRST CAPITAL SOURCE I L.L.C.
                                          --------------------------------------
                                          Michael B. Yanney, President
                                          INITIAL LIMITED PARTNER:
                                          H/T CORP.
                                          --------------------------------------
                                          Michael B. Yanney, President

                                   SCHEDULE A
                             CAPITAL CONTRIBUTIONS

                                                              FAIR MARKET
DESCRIPTION                                                      VALUE
-----------                                                   -----------

General Partner*............................................  $

Cap Source II**.............................................  $30,872,167

Predecessor Limited Partners of Cap Source I**..............  $47,569,968

------------

*   See Section 3.01 hereof

**  See Section 3.02 hereof

                        FINANCIAL STATEMENTS SUPPLEMENT
                                       TO
                               PROSPECTUS/CONSENT
                             SOLICITATION STATEMENT

                                ----------------

                           AMERICA FIRST REAL ESTATE
                           INVESTMENT PARTNERS, L.P.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
                         CAPITAL SOURCE L.P.

Management's Discussion and Analysis of Financial Condition
  and Results of Operations as of December 31, 1999.........      1
Independent Auditors' Report................................      7
Balance Sheets as of December 31, 1999 and 1998.............      8
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 1999, 1998, 1997.......................      9
Statements of Partners' Capital for the Years Ended December
  31, 1999, 1998, 1997......................................     10
Statements of Cash Flows for the Years Ended December 31,
  1999, 1998, and 1997......................................     11
Notes to Financial Statements...............................     12
Management's Discussion and Analysis of Financial Condition
  and Results of Operations as of March 31, 2000............     21
Balance Sheets as of March 31, 2000 (Unaudited).............     24
Statements of Income and Comprehensive Income for the Three
  Months Ended March 31, 2000 (Unaudited)...................     25
Statements of Partners' Capital for the Three Months Ended
  March 31, 2000 (Unaudited)................................     26
Statements of Cash Flows for the Three Months Ended
  March 31, 2000 (Unaudited)................................     27
Notes to Financial Statements (Unaudited)...................     28

                       CAPITAL SOURCE II L.P.-A

Management's Discussion and Analysis of Financial Condition
  and Results of Operations as of December 31, 1999.........     33
Independent Auditors' Report................................     38
Balance Sheets as of December 31, 1999 and 1998.............     39
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 1999, 1998, 1997.......................     40
Statements of Partners' Capital for the Years Ended December
  31, 1999, 1998, 1997......................................     41
Statements of Cash Flows for the Years Ended December 31,
  1999, 1998, and 1997......................................     42
Notes to Financial Statements...............................     43
Management's Discussion and Analysis of Financial Condition
  and Results of Operations as of March 31, 2000............     52
Balance Sheets as of March 31, 2000 (Unaudited).............     55
Statements of Income and Comprehensive Income for the Three
  Months Ended March 31, 2000 (Unaudited)...................     56
Statements of Partners' Capital for the Three Months Ended
  March 31, 2000 (Unaudited)................................     57
Statements of Cash Flows for the Three Months Ended
  March 31, 2000 (Unaudited)................................     57
Notes to Financial Statements (Unaudited)...................     58

                              CAPITAL SOURCE L.P.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               DECEMBER 31, 1999

    Capitalized terms not otherwise defined herein shall have the meanings set forth in the accompanying Prospectus/Consent Solicitation Statement.

LIQUIDITY AND CAPITAL RESOURCES

    The Partnership originally acquired: (i) five mortgage-backed securities guaranteed as to principal and interest by the Government National Mortgage Association (GNMA) collateralized by first mortgage loans on multifamily housing properties located in five states; (ii) three first mortgage loans insured as to principal and interest by the Federal Housing Administration (FHA) on multifamily housing properties located in two states; and (iii) Partnership Equity Investments in eight limited partnerships which own the multifamily properties financed by the GNMA Certificates and FHA Loans. The Partnership subsequently received FHA Debentures in payment of the FHA Loan on Fox Hollow Apartments which were paid in full in 1993. In 1994, foreclosure proceedings were initiated on Falcon Point Apartments and, accordingly, the Partnership no longer holds a Partnership Equity Investment in this property. In addition, during 1995, the GNMA Certificate related to Falcon Point Apartments was paid-in-full to the Partnership. Collectively, the remaining GNMA Certificates, FHA Loans and Partnership Equity Investments are referred to as the "Permanent Investments". The Partnership has also invested amounts held in its reserve account in certain GNMA securities backed by pools of single-family mortgages (Reserve Investments). The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.

DISTRIBUTIONS

    Cash distributions paid or accrued per BAC were as follows:

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Regular monthly distributions
  Income.................................................     $ .7905         $ .5582         $ .8952
  Return of capital......................................       .2195           .4518           .1148
                                                              -------         -------         -------
                                                              $1.0100         $1.0100         $1.0100
                                                              =======         =======         =======
Distributions
  Paid out of cash flow..................................     $1.0085         $1.0100         $1.0100
  Paid out of reserves...................................       .0015              --              --
                                                              -------         -------         -------
                                                              $1.0100         $1.0100         $1.0100
                                                              =======         =======         =======

    Regular quarterly distributions to BAC Holders consist primarily of interest received on FHA Loans and GNMA Certificates. Additional cash for distributions is received from other temporary investments. The Partnership may draw on reserves to pay operating expenses or to supplement cash distributions to BAC Holders. The Partnership is permitted to replenish reserves with cash flows in excess of distributions paid. For the year ended December 31, 1999, a net amount of $4,989 was withdrawn from reserves. The total amount held in reserves at December 31, 1999, was $9,053,549 of which $670,268 was invested in GNMA Certificates.

    The Partnership believes that cash provided by operating and investing activities and, if necessary, withdrawals from the Partnership's reserves will be adequate to meet its short-term and long-term liquidity requirements, including the payments of distributions to BAC Holders. Under the terms of the Partnership Agreement, the Partnership has the authority to enter into short-term and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements.

The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.

ASSET QUALITY

    The FHA Loans and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships.

    The fair value of the properties underlying the Operating Partnerships is based on management's best estimate of the fair value of such properties; however, the ultimate realized values may vary from these estimates. The fair value of the properties is determined based on the discounted estimated future cash flows from the properties, including estimated sales proceeds. The calculation of discounted estimated future cash flows includes certain variables such as the assumed inflation rates for rents and expenses, capitalization rates and discount rates. These variables are supplied to management by an independent real estate firm and are based on local market conditions for each property. In certain cases, additional factors such as the replacement value of the property or comparable sales of similar properties are also taken into consideration.

    The following table shows the occupancy levels of the properties financed by the Partnership at December 31, 1999:

                                                                              NUMBER    PERCENTAGE
                                                                   NUMBER    OF UNITS    OF UNITS
PROPERTY NAME                                      LOCATION       OF UNITS   OCCUPIED    OCCUPIED
-------------                                  -----------------  --------   --------   ----------
Bluff Ridge Apartments.......................  Jacksonville, NC      108         108        100%
Fox Hollow Apartments........................  High Point, NC        184         168         91%
Highland Park Apartments.....................  Columbus, OH          252         229         91%
Misty Springs Apartments.....................  Daytona Beach, FL     128         127         99%
The Ponds at Georgetown......................  Ann Arbor, MI         134         134        100%
Waterman's Crossing..........................  Newport News, VA      260         259        100%
Water's Edge Apartments......................  Lake Villa, IL        108          95         88%
                                                                   -----      ------        ---
                                                                   1,174       1,120         95%
                                                                   =====      ======        ===

    The following sets forth certain information regarding the properties financed by the Partnership:

BLUFF RIDGE APARTMENTS

    Bluff Ridge Apartments is a 108-unit complex located in Jacksonville, North Carolina. Average occupancy was 99% in 1999 and 1998. Operations at Bluff Ridge are heavily dependent on demand from the local military personnel. The Jacksonville rental market has remained relatively stable throughout 1999. Operating revenue increased 1.8% primarily as a result of rental rate increases while real estate operating costs decreased 1.5% primarily due to a decrease in repairs and maintenance expenses and property improvements. As a result, net operating income, excluding interest, depreciation and amortization, increased approximately 5% from 1998 to 1999. The property was current on its debt service payments during 1999.

FOX HOLLOW APARTMENTS

    Fox Hollow Apartments is a 184-unit apartment community located in High Point, North Carolina. Average occupancy was 96% in 1999, compared to 95% in 1998. Excluding interest, depreciation and amortization, net operating income increased approximately 7% from 1998 to 1999. This increase was primarily due to a 2.6% increase in revenue and a 2.1% decrease in real estate operating expenses resulting from lower repairs and maintenance expenses and property improvements. The property remained in compliance with the terms of the Loan Modification Agreement (LMA) entered into with the mortgage holder in 1996.

    During December 1999, the Partnership acquired the sole remaining limited partner's 1% limited partnership interest in the Operating Partnership which owns Fox Hollow Apartments. As a result of this acquisition, the Partnership now owns a 99.99% limited partnership interest in the Fox Hollow Operating Partnership. The Partnership also acquired the right to receive any and all payments of principal and interest on certain advances made to the Operating Partnership by such limited partner. The Partnership paid an aggregate amount of $325,000 for these acquisitions. The Partnership recorded these acquisitions as an additional investment in the Operating Partnership which owns Fox Hollow Apartments.

HIGHLAND PARK APARTMENTS

    Highland Park Apartments contains 252 luxury garden apartments and is located in Columbus, Ohio. Average occupancy was 94% in 1999, compared to 95% in 1998. Excluding interest, depreciation and amortization, net operating income increased approximately 11% from 1998 to 1999. This increase is due to a 7.8% increase in revenue attributable primarily to rental rate increases. The increase in revenue was partially offset by a 2.8% increase in real estate operating expenses resulting from higher repairs and maintenance expenses, property improvements and labor costs. The property remained current on its mortgage obligations throughout 1999.

MISTY SPRINGS APARTMENTS

    Misty Springs Apartments is a 128-unit apartment community located in Daytona Beach, Florida. Average occupancy was 99% in 1999 and 1998. Net operating income, excluding interest, depreciation and amortization, was approximately 4% higher in 1999, compared to 1998. This increase resulted from a 4.1% increase in revenue attributable to higher rental rates which was partially offset by a 4% increase in operating expenses, primarily repairs and maintenance expenses and property improvements.

    At December 31, 1999, the Operating Partnership was in compliance with the terms of a Reinstatement Agreement entered into in 1993. The Operating Partnership was current on its debt service payments on its mortgage loan during 1999; however, shortfalls of $35,000 were funded by the Partnership's reserves.

THE PONDS AT GEORGETOWN

    The Ponds at Georgetown consists of 134 apartments located in Ann Arbor, Michigan. Average occupancy was 99% in 1999 and 1998. Excluding interest, depreciation and amortization, operating income generated by the property in 1999 approximated that of 1998. As previously disclosed, the mortgage loan for the Ponds at Georgetown was restructured in September 1998 which lowered the interest rate from 9.25% to 7.85%. Since the restructuring, cash flow generated from operations has generally been sufficient to cover all the Operating Partnership's cash needs. The property was current on its mortgage obligations as of December 31, 1999.

WATERMAN'S CROSSING

    Waterman's Crossing is a 260-unit apartment community located in Newport News, Virginia. Average occupancy was 99% in 1999, compared to 100% in 1998. Excluding interest, depreciation and amortization, operating income increased 2% from 1998 to 1999. This increase was due to an increase in revenue of 2.9% resulting primarily from rental rate increases which was partially offset by higher operating expenses, primarily repairs and maintenance expenses, property improvements and labor costs. The Operating Partnership was current on its mortgage obligations in 1999; however, shortfalls of $25,000 were funded by the Partnerships reserves.

WATER'S EDGE APARTMENTS

    Water's Edge Apartments is a 108-unit apartment complex located in Lake Villa, Illinois. Average occupancy was 95% in 1999 compared to 96% in 1998. Although 1999 operating revenue approximated that of 1998, net operating income, excluding interest, depreciation and amortization, increased approximately 11% in 1999 compared to 1998. This increase is attributable to decreases in property taxes, utilities, administrative expenses, repairs and maintenance expenses and property improvements. The Operating Partnership remained current on its mortgage obligations in 1999. The Partnership received a $59,755 distribution of excess cash flow from this property during 1999.

RESULTS OF OPERATIONS

    The tables below compare the results of operations for each year shown.

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Mortgage-backed securities income........................   $3,215,472      $3,262,922      $3,302,727
Interest income on temporary cash investments............      431,111         530,396         554,604
Equity in losses of Operating Partnerships...............     (325,245)       (186,942)       (178,550)
Other income.............................................        2,000           6,300           5,334
                                                            ----------      ----------      ----------
                                                             3,323,338       3,612,676       3,684,115
Operating and administrative expenses....................      629,037       1,710,173         632,894
                                                            ----------      ----------      ----------
Net income...............................................   $2,694,301      $1,902,503      $3,051,221
                                                            ==========      ==========      ==========

                                                               INCREASE      INCREASE
                                                              (DECREASE)    (DECREASE)
                                                               FROM 1998     FROM 1997
                                                              -----------   -----------
Mortgage-backed securities income...........................  $   (47,450)  $   (39,805)
Interest income on temporary cash investments...............      (99,285)      (24,208)
Equity in losses of Operating Partnerships..................     (138,303)       (8,392)
Other income................................................       (4,300)          966
                                                              -----------   -----------
                                                                 (289,338)      (71,439)
Operating and administrative expenses.......................   (1,081,136)    1,077,279
                                                              -----------   -----------
Net income..................................................  $   791,798   $(1,148,718)
                                                              ===========   ===========

    Mortgage-backed securities income decreased by $47,450 from 1998 to 1999. Such decrease was attributable to the fourth quarter 1998 payoff of the GNMA Certificate of the Ponds at Georgetown at 9.25% and the issuance of a new GNMA Certificate at 7.25%, as well as the continued amortization of the principal balances of the Partnership's mortgage-backed securities.

    Mortgage-backed securities income decreased by $39,805 from 1997 to 1998, due to the continued amortization of the principal balances of the Partnership's mortgage-backed securities.

    Interest income on temporary cash investments decreased by $99,285 from 1998 to 1999 and $24,208 from 1997 to 1998 due to a decrease in the average cash balance held by the Partnership. This decrease resulted primarily from the use of cash to make additional equity contributions to the Ponds at Georgetown in September 1998 and to increase the investment in the Ponds at Georgetown GNMA Certificate in October 1998.

    The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership.

    The Partnership made additional contributions to certain Operating Partnerships of $385,000, $186,942, and $178,550 during 1999, 1998 and 1997, respectively. During 1999, the Partnership received a distribution of $59,755 from one of the Operating Partnerships. No such distributions were received in 1998 or 1997. The Partnership recorded equity in losses of Operating Partnerships in 1999, 1998, and 1997 to the extent of the additional contributions to Operating Partnerships, net of distributions received. Accordingly, equity in losses of Operating Partnerships decreased $138,303 from 1998 to 1999 and decreased $8,392 from 1997 to 1998.

    Operating and administrative expenses decreased $1,081,136 from 1998 to 1999. This decrease was due to: (i) the 1998 write-off of approximately $767,000 in transaction costs incurred in conjunction with a proposed merger which was no longer under consideration; (ii) decreases of $218,000 in salaries and related expenses and $57,000 in consulting expenses due to a reduction of personnel time and consulting fees incurred in connection with developing and evaluating alternatives for restructuring the Partnership; (iii) a decrease of approximately $52,000 in amortization expenses as certain deferred costs became fully amortized in 1998; and (iv) a decrease of $77,000 in other general and administrative expenses. These expense decreases were partially offset by an increase of approximately $90,000 in legal fees resulting from the defense of a class action lawsuit filed against the Partnership as more fully described in
Note 9 to the financial statements.

    Operating and administrative expenses increased $1,077,279 from 1997 to 1998. This increase was due to: (i) the write-off in 1998 of approximately $767,000 in transaction costs incurred in conjunction with a proposed merger which was no longer under consideration; (ii) an increase of approximately $273,000 in salaries and related expenses primarily due to additional personnel time incurred in conjunction with the aforementioned proposed merger; (iii) an increase of approximately $30,000 in fees and expenses incurred in connection with a review of various options for restructuring the Partnership to improve total investment returns and provide liquidity to the Partnership's investors and (iv) an increase of approximately $7,000 in other operating and administrative expenses.

YEAR 2000

    The Partnership does not own or operate its own computer system and owns no business or other equipment. However, the operation of the Partnership's business relies on the computer system and other equipment maintained by America First. In addition, the Partnership has business relationships with a number of third parties whose ability to perform their obligations to the Partnership depend on such systems and equipment. To date, the Partnership has not experienced any significant problems with such systems and equipment arising from the inability of computer programs and embedded circuitry to correctly recognize dates occurring after December 31, 1999. Although the Partnership does not anticipate that so-called "Year 2000 problems" will surface, there can be no assurance that such problems will not arise. The Partnership has not incurred any significant costs in rectifying Year 2000 problems.

FORWARD LOOKING STATEMENTS

    This report contains forward looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made (including, but not limited to, the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations"), constitute forward-looking statements. BAC Holders and others should understand that these forward looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward looking statements contained herein.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Partnership's primary market risk exposure is interest rate risk. The Partnership's exposure to market risk for changes in interest rates relates primarily to its investment securities which are comprised of investments in debt securities with fixed interest rates. The Partnership does not use derivative financial instruments to hedge its investment portfolio.

    The table below presents principal amounts and weighted average interest rates by year of maturity for the Partnership's investment portfolio:

             PRINCIPAL    WEIGHTED AVERAGE
 MATURITY     AMOUNT       INTEREST RATE
 --------   -----------   ----------------
   2000         251,152         8.85%
   2001         275,138         8.85%
   2002         301,431         8.84%
   2003         330,255         8.84%
   2004         361,849         8.83%
Thereafter   33,935,875         9.02%

    The aggregate fair value of the Partnership's investment securities at December 31, 1999 was $35,464,997.

    As the above table incorporates only those positions or exposures that existed as of December 31, 1999, it does not consider those exposures or positions that could arise after that date. Moreover, because future commitments are not presented in the table above, the information presented has limited predictive value. As a result, the Partnership's ultimate economic impact with respect to interest rate fluctuations will depend on the exposures that arise during the period, the Partnership's risk mitigating strategies at that time and interest rates.

                          INDEPENDENT AUDITORS' REPORT

To the Partners
Capital Source L.P.:

    We have audited the accompanying balance sheets of Capital Source L.P. as of December 31, 1999 and 1998, and the related statements of income and comprehensive income, partners' capital (deficit) and cash flows for the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Source L.P. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Omaha, Nebraska
March 17, 2000

                              CAPITAL SOURCE L.P.
                                 BALANCE SHEETS

                                                              DECEMBER 31, 1999    DECEMBER 31, 1998
                                                              ------------------   -----------------
ASSETS
  Cash and temporary cash investments, at cost which
    approximates market value...............................      $ 8,658,997         $ 9,304,694
  Investment in FHA Loans (Note 5)..........................       12,340,447          12,429,485
  Investment in GNMA Certificates (Note 5)..................       23,105,420          23,454,411
  Investment in Operating Partnerships (Note 6).............               --                  --
  Interest receivable.......................................          304,743             306,659
  Other assets..............................................          457,866             211,928
                                                                  -----------         -----------
                                                                  $44,867,473         $45,707,177
                                                                  ===========         ===========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
  Liabilities
    Accounts payable (Note 7)...............................      $   420,860         $   490,085
    Distribution payable (Note 4)...........................          860,597             860,597
                                                                  -----------         -----------
                                                                    1,281,457           1,350,682
                                                                  -----------         -----------
  Partners' Capital (Deficit)
    General Partner.........................................         (179,799)           (172,094)
    Beneficial Assignment Certificate Holders
      ($12.97 per BAC in 1999 and $13.20 in 1998)...........       43,765,815          44,528,589
                                                                  -----------         -----------
                                                                   43,586,016          44,356,495
                                                                  -----------         -----------
                                                                  $44,867,473         $45,707,177
                                                                  ===========         ===========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                           ----------   ----------   ----------
Income
  Mortgage-backed securities income (Note 5).............  $3,215,472   $3,262,922   $3,302,727
  Interest income on temporary cash investments..........     431,111      530,396      554,604
  Equity in losses of Operating Partnerships (Note 6)....    (325,245)    (186,942)    (178,550)
  Other income...........................................       2,000        6,300        5,334
                                                           ----------   ----------   ----------
                                                            3,323,338    3,612,676    3,684,115
Expenses
  Operating and administrative expenses (Note 7).........     629,037    1,710,173      632,894
                                                           ----------   ----------   ----------
Net income...............................................   2,694,301   $1,902,503   $3,051,221
Other comprehensive income:
  Unrealized gains on securities
    Unrealized holding gains (losses) arising during the
      year...............................................     (22,392)      (4,699)       2,114
                                                           ----------   ----------   ----------
Net comprehensive income.................................  $2,671,909   $1,897,804   $3,053,335
                                                           ==========   ==========   ==========
Net income allocated to:
  General Partner........................................  $   26,943   $   19,025   $   30,512
  BAC Holders............................................   2,667,358    1,883,478    3,020,709
                                                           ----------   ----------   ----------
                                                           $2,694,301   $1,902,503   $3,051,221
                                                           ==========   ==========   ==========
Net income, basic and diluted, per BAC...................  $      .79   $      .56   $      .90
                                                           ==========   ==========   ==========
Weighted average number of BACs outstanding..............   3,374,222    3,374,222    3,374,222
                                                           ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.
                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                  FROM DECEMBER 31, 1996 TO DECEMBER 31, 1999

                                                           GENERAL        BAC
                                                          PARTNERS      HOLDERS        TOTAL
                                                          ---------   -----------   -----------
Partners' Capital (Deficit) (excluding accumulated other
  comprehensive income)
  Balance at December 31, 1996..........................  $(153,171)  $46,401,802   $46,248,631
  Net income............................................     30,512     3,020,709     3,051,221
  Cash distributions paid or accrued (Note 4)...........    (34,424)   (3,407,965)   (3,442,389)
                                                          ---------   -----------   -----------
  Balance at December 31, 1997..........................   (157,083)   46,014,546    45,857,463
  Net income............................................     19,025     1,883,478     1,902,503
  Cash distributions paid or accrued (Note 4)...........    (34,425)   (3,407,963)   (3,442,388)
                                                          ---------   -----------   -----------
  Balance at December 31, 1998..........................   (172,483)   44,490,061    44,317,578
  Net income............................................     26,943     2,667,358     2,694,301
  Cash distributions paid or accrued (Note 4)...........    (34,424)   (3,407,964)   (3,442,388)
                                                          ---------   -----------   -----------
                                                           (179,964)   43,749,455    43,569,491

Accumulated Other Comprehensive Income
  Balance at December 31, 1996..........................        415        41,087        41,502
  Other comprehensive income............................         21         2,093         2,114
                                                          ---------   -----------   -----------
  Balance at December 31, 1997..........................        436        43,180        43,616
  Other comprehensive income............................        (47)       (4,652)       (4,699)
                                                          ---------   -----------   -----------
  Balance at December 31, 1998..........................        389        38,528        38,917
  Other comprehensive income............................       (224)      (22,168)      (22,392)
                                                          ---------   -----------   -----------
                                                                165        16,360        16,525
                                                          ---------   -----------   -----------
Balance at December 31, 1999............................  $(179,799)  $43,765,815   $43,586,016
                                                          =========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.
                            STATEMENTS OF CASH FLOWS

                                                    FOR THE              FOR THE              FOR THE
                                                   YEAR ENDED           YEAR ENDED           YEAR ENDED
                                               DECEMBER 31, 1999    DECEMBER 31, 1998    DECEMBER 31, 1997
                                               ------------------   ------------------   ------------------
Cash flows from operating activities
  Net income.................................      $ 2,694,301          $ 1,902,503          $ 3,051,221
  Adjustments to reconcile net income to
    net cash provided by operating activities
    Equity in losses of Operating
      Partnerships...........................          325,245              186,942              178,550
    Amortization of discount on
      mortgage-backed securities.............           (2,216)              (2,287)              (2,665)
    Decrease in interest receivable..........            1,916               14,826                  275
    Decrease (increase) in other assets......          207,037              (77,354)              (3,605)
    (Decrease) increase in accounts
      payable................................          (69,225)             285,943              106,086
                                                   -----------          -----------          -----------
Net cash provided by operating activities....        3,157,058            2,310,573            3,329,862
                                                   -----------          -----------          -----------
Cash flows from investing activities
  FHA Loan and GNMA principal payments
    received.................................          417,853            2,635,396              429,144
  Distributions received from Operating
    Partnerships.............................           59,755                   --                   --
  Acquisition of GNMA Certificate............               --           (2,422,519)                  --
  Investments in Operating Partnerships......         (385,000)            (186,942)            (178,550)
  Deferred transaction costs paid............         (452,975)                  --                   --
                                                   -----------          -----------          -----------
  Net cash (used in) provided by investing
    activities...............................         (360,367)              25,935              250,594
                                                   -----------          -----------          -----------
Cash flow from financing activity
  Distributions paid.........................       (3,442,388)          (3,442,378)          (3,442,389)
                                                   -----------          -----------          -----------
Net (decrease) increase in cash and temporary
  cash investments...........................         (645,697)          (1,105,870)             138,067
  Cash and temporary cash investments at
    beginning of year........................        9,304,694           10,410,564           10,272,497
                                                   -----------          -----------          -----------
  Cash and temporary cash investments at end
    of year..................................      $ 8,658,997          $ 9,304,694          $10,410,564
                                                   ===========          ===========          ===========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1.  ORGANIZATION.

    Capital Source L.P. (the Partnership) was formed on August 22, 1985, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities Inc. and America First Capital Source I, L.L.C. (the General Partners).

    The Partnership was formed to invest principally in federally-insured mortgages on multifamily housing properties and limited partnership interests in the Operating Partnerships which construct and operate these properties. Each federally insured loan is guaranteed in amounts equal to the face amount of the mortgage, by the Federal Housing Administration (FHA) or the Government National Mortgage Association (GNMA). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows: (i) two in North Carolina; and, (ii) one each in Ohio, Florida, Michigan, Virginia and Illinois.

    CS Properties I, Inc., which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets. CS Properties I, Inc. also serves as the general partner of Misty Springs Apartments, Waterman's Crossing and Fox Hollow Apartments and as a co-general partner of The Ponds at Georgetown.

    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2030.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) FINANCIAL STATEMENT PRESENTATION. The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (b) INVESTMENT IN MORTGAGE-BACKED SECURITIES. Investment securities are classified as held-to-maturity, available-for-sale, or trading. Investments classified as held-to-maturity are carried at amortized cost. Investments classified as available-for-sale are reported at fair value, as determined by reference to published sources. Any unrealized gains or losses are excluded from earnings and reflected in other comprehensive income. Subsequent increases and decreases in the net unrealized gain/loss on the available-for-sale securities are reflected as adjustments to the carrying value of the portfolio and in other comprehensive income. The Partnership does not have investment securities classified as trading.

    (c) INVESTMENT IN OPERATING PARTNERSHIPS. The investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnerships were recorded at the cost to acquire such interests. Subsequently, losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership. The Operating Partnerships are not insured or guaranteed.

The value of these investments is a function of the value of the real estate underlying the Operating Partnerships. With regard to the Operating Partnerships, the Partnership is not the general partner and it has no legal obligation to provide additional cash support, nor has it indicated any commitment to provide this support; accordingly it has not reduced its investment in these Operating Partnerships below zero.

    (d) INCOME TAXES. No provision has been made for income taxes since BAC Holders are required to report their share of the Partnership's income for federal and state income tax purposes. The book basis of the Partnerships' assets and liabilities exceeded the tax basis by $10,629,471 and $10,331,740 at December 31, 1999, and December 31, 1998, respectively.

    (e) TEMPORARY CASH INVESTMENTS. Temporary cash investments are invested in short-term debt securities purchased with an original maturity of three months or less.

    (f) NET INCOME PER BENEFICIAL ASSIGNMENT CERTIFICATE (BAC). Net income per BAC is based on the number of BACs outstanding (3,374,222) during each year presented.

    (g) NEW ACCOUNTING PRONOUNCEMENT. In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). This statement provides new accounting and reporting standards for use of derivative instruments. Adoption of this statement, as amended, is required by the Partnership effective January 1, 2001. Management believes that the impact of such adoption will not be material to the financial statements.

3.  PARTNERSHIP RESERVE ACCOUNT.

    The Partnership maintains a reserve account which consisted of the following at December 31, 1999:

Cash and temporary cash investments.........................  $8,383,281
GNMA Certificates...........................................     670,268
                                                              ----------
                                                              $9,053,549
                                                              ==========

    The reserve account was established to maintain working capital for the Partnership and is available for distribution to BAC Holders and for any contingencies related to mortgage-backed securities and the operation of the Partnership. See Note 5 regarding the investment in GNMA Certificates.

4.  PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS.

    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the investors and 1% to the General Partners. Certain fees payable to the General Partners will not become due until investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each year and the change in cash distributions accrued at the end of each year.

    The General Partners will also receive 1% of the net proceeds from any sale of Partnership assets. The General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and a 13% annual return on a cumulative basis. The General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after investors have received a return of their capital contributions and a 13% annual return on a cumulative basis.

5.  INVESTMENT IN MORTGAGE-BACKED SECURITIES.

    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association (GNMA) Certificates and Federal Housing Administration (FHA) Loans. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA Loans are guaranteed as to the full and timely payment of principal and interest on the underlying loans.

    At December 31, 1999, the total amortized cost, gross unrealized holding gains, and aggregate fair value of available-for-sale securities were $653,743, $16,525 and $670,268, respectively. The total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $34,775,599, $19,130 and $34,794,729, respectively.

    At December 31, 1998, the total amortized cost, gross unrealized holding gains, and aggregate fair value of available-for-sale securities were $840,265, $38,917 and $879,182, respectively. The total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $35,004,714, $245,227 and $35,249,941, respectively.

    Descriptions of the Partnership's mortgage-backed securities held during the year ended December 31, 1999, are as follows:

                                                                                                                       INCOME
                                                            NUMBER    INTEREST                       CARRYING        EARNED IN
TYPE OF SECURITY AND NAME                   LOCATION       OF UNITS     RATE        MATURITY DATE     AMOUNT            1999
-------------------------               -----------------  --------   --------      -------------   -----------      ----------
Held-to-Maturity
  GNMA Certificates:
    Misty Springs Apartments            Daytona Beach, FL    128        8.75%         06-15-2029    $ 4,219,029      $  370,292
    The Ponds at Georgetown             Ann Arbor, MI        134        7.50%(1)      12-15-2029      2,400,377         182,287
    Waterman's Crossing                 Newport News, VA     260       10.00%         09-15-2028     10,815,058       1,084,256
    Water's Edge Apartments             Lake Villa, IL       108        8.75%         12-15-2028      5,000,688         438,962
                                                                                                    -----------      ----------
                                                                                                     22,435,152       2,075,797
  FHA Loans:
    Bluff Ridge Apartments              Jacksonville, NC     108        8.72%         11-15-2028      3,462,315         302,925
    Highland Park Apartments            Columbus, OH         252        8.75%         11-01-2028      8,878,132         779,449
                                                                                                    -----------      ----------
                                                                                                     12,340,447       1,082,374
                                                                                                    -----------      ----------
                                                                                                     34,775,599       3,158,171
                                                                                                    -----------      ----------
Available-for-Sale
  GNMA Certificates:
    Pools of single-family mortgages                                    7.58%(2)    2008 to 2009        348,945(3)       29,245
    Pools of single-family mortgages                                    7.58%(2)    2007 to 2008        321,323(3)       28,056
                                                                                                    -----------      ----------
                                                                                                        670,268          57,301
                                                                                                    -----------      ----------
Balance at December 31, 1999                                                                        $35,445,867      $3,215,472
                                                                                                    ===========      ==========

---------------

(1) During the fourth quarter of 1998, the GNMA Certificate backed by a first mortgage loan on this property was repaid and a new GNMA Certificate was issued. The interest rate on the reissued GNMA Certificate is 7.5% compared to 9.0% on the repaid GNMA Certificate.

(2) Represents effective yield to the Partnership.

(3) Reserve account asset--see Note 3.

    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:

                                                           FOR THE          FOR THE         FOR THE
                                                          YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                        DEC. 31, 1999    DEC. 31, 1998   DEC. 31, 1997
                                                        --------------   -------------   -------------
Balance at beginning of year..........................   $35,883,896      $36,099,185     $36,523,550
  Additions
    Acquisition of GNMA Certificate...................            --        2,422,519              --
    Amortization of discount on mortgage-backed
      securities......................................         2,216            2,287           2,665
  Deductions
    FHA Loan and GNMA principal payments received.....      (417,853)      (2,635,396)       (429,144)
    Change in net unrealized holding gains on
      available-for-sale mortgage-backed securities...       (22,392)          (4,699)          2,114
                                                         -----------      -----------     -----------
Balance at end of year................................   $35,445,867      $35,883,896     $36,099,185
                                                         ===========      ===========     ===========

6.  INVESTMENT IN OPERATING PARTNERSHIPS.

    The Partnership's Investment in Operating Partnerships consist of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loans held by the Partnership. The limited partnership agreements provide for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties, subject to various priority payments.

    Descriptions of the Operating Partnerships held at December 31, 1999, are as follows:

                                                                                         1999 EQUITY IN
                                                                                           LOSSES OF
                                                                              CARRYING     OPERATING
NAME                               LOCATION            PARTNERSHIP NAME        AMOUNT     PARTNERSHIPS
----                           -----------------  --------------------------  --------   --------------
Bluff Ridge Apartments         Jacksonville, NC   Bluff Ridge Associates
                                                  Limited Partnership           $ --       $      --
Fox Hollow Apartments          High Point, NC     Fox Hollow Limited
                                                  Partnership                               (325,000)(1)
Highland Park Apartments       Columbus, OH       Interstate Limited
                                                  Partnership                     --              --
Misty Springs Apartments       Daytona Beach, FL  Cypress Landings II, LTD.       --         (35,000)
The Ponds at Georgetown        Ann Arbor, MI      Ponds at Georgetown
                                                  Limited Partnership             --              --
Waterman's Crossing            Newport News, VA   Oyster Cove Limited
                                                  Partnership                     --         (25,000)
Water's Edge Apartments        Lake Villa, IL     Water's Edge Limited
                                                  Partnership                     --          59,755
                                                                                ----       ---------
Balance at December 31, 1999                                                    $ --       $(325,245)
                                                                                ====       =========

------------

(1) During December 1999, the Partnership acquired the sole remaining limited partner's 1% limited partnership interest in the Operating Partnership which owns Fox Hollow Apartments. As a result of this acquisition, the Partnership now owns a 99.99% limited partnership interest in the Fox Hollow Operating Partnership. The Partnership also acquired the right to receive any and all payments of principal and interest on certain advances made to the Operating Partnership by such limited partner. The Partnership paid an aggregate amount of $325,000 for these acquisitions. The Partnership recorded these acquisitions as an additional investment in the Operating Partnership which owns Fox Hollow Apartments.

    Reconciliation of the carrying amount of the Operating Partnerships is as follows:

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Balance at beginning of year.............................    $      --       $      --       $      --
  Addition
    Investment in Operating Partnerships.................      385,000         186,942         178,550
  Deductions
    Equity in losses of Operating Partnerships...........     (325,245)       (186,942)       (178,550)
    Distributions received from Operating Partnerships...      (59,755)             --              --
                                                             ---------       ---------       ---------
Balance at end of year...................................    $      --       $      --       $      --
                                                             =========       =========       =========

    Combined Financial Statements of the Operating Partnerships are as follows:

CAPITAL SOURCE L.P.
  OPERATING PARTNERSHIPS BALANCE SHEETS

                                                              DEC. 31, 1999   DEC. 31, 1998
                                                              -------------   -------------
Assets
  Investment in real estate:
    Land....................................................  $  3,098,171    $  3,098,171
    Buildings...............................................    38,090,720      38,090,720
    Personal Property.......................................     1,673,094       1,663,961
                                                              ------------    ------------
                                                                42,861,985      42,852,852
    Less accumulated depreciation...........................   (13,173,956)    (12,219,492)
                                                              ------------    ------------
    Net investment in real estate...........................    29,688,029      30,633,360
    Cash and temporary cash investments, at cost which
      approximates market value.............................       556,730         358,887
    Escrow deposits and property reserves...................       664,474         567,420
    Interest and other receivables..........................        29,929          56,782
    Deferred mortgage issuance cost, net of accumulated
      amortization..........................................     1,986,492       2,061,678
    Other assets............................................       518,161         448,844
                                                              ------------    ------------
                                                              $ 33,443,815    $ 34,126,971
                                                              ============    ============
Liabilities and Partners' Capital (Deficit)
  Liabilities
    Accounts payable and accrued expenses...................  $  1,003,466    $  1,194,470
    Mortgage loan payable...................................    40,886,773      41,100,810
    Intercompany interest payable...........................       252,081         254,370
    Due to general partners and their affiliates............     3,919,323       3,941,467
                                                              ------------    ------------
                                                                46,061,643      46,491,117
                                                              ------------    ------------
  Partners' Capital (Deficit)
    General Partners........................................   (12,617,828)    (12,364,146)
    Limited Partners........................................            --              --
                                                              ------------    ------------
                                                               (12,617,828)    (12,364,146)
                                                              ------------    ------------
                                                              $ 33,443,815    $ 34,126,971
                                                              ============    ============

CAPITAL SOURCE L.P.
  OPERATING PARTNERSHIPS INCOME STATEMENTS

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Income
  Rental income..........................................   $8,075,019      $7,739,350      $7,555,700
  Interest on temporary cash investment..................       26,338          23,807          29,277
  Other income...........................................      255,456         374,279         246,723
                                                            ----------      ----------      ----------
                                                             8,356,813       8,137,436       7,831,700
                                                            ----------      ----------      ----------
Expenses
  Real estate operating expenses.........................    3,618,813       3,674,740       3,601,141
  Depreciation expense...................................      954,464         952,305         960,062
  Interest expense.......................................    3,976,989       4,067,738       4,073,157
  Amortization...........................................       75,186          75,201          73,980
                                                            ----------      ----------      ----------
                                                             8,625,452       8,769,984       8,708,340
                                                            ----------      ----------      ----------
Net Loss.................................................   $ (268,639)     $ (632,548)     $ (876,640)
                                                            ==========      ==========      ==========
Net Loss allocated to:
  General Partners.......................................   $   56,606      $ (445,606)     $ (698,090)
  Limited partners.......................................     (325,245)       (186,942)       (178,550)
                                                            ----------      ----------      ----------
                                                            $ (268,639)     $ (632,548)     $ (876,640)
                                                            ==========      ==========      ==========

CAPITAL SOURCE L.P.
  OPERATING PARTNERSHIPS STATEMENTS OF CASH FLOW

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Cash flows from operating activities
Net loss.................................................   $ (268,639)     $ (632,548)     $ (876,640)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization........................    1,029,650       1,027,506       1,034,042
    Decrease (increase) in interest and other
      receivables........................................       26,853         (40,679)         (7,298)
    Decrease (increase) in escrow deposits and property
      reserves...........................................       97,054         (33,333)           (358)
    Decrease (increase) in other assets..................      (69,317)         69,817          21,962
    Increase (decrease) in accounts payable and accrued
      expenses...........................................     (191,004)       (109,402)          9,152
    Decrease in interest payable.........................       (2,289)        (36,860)         (1,173)
    Decrease in due to general partners and their
      affiliates.........................................      (22,144)        (72,159)       (103,479)
                                                            ----------      ----------      ----------
  Net cash provided by operating activities..............      600,164         172,342          76,208
                                                            ----------      ----------      ----------
Cash flows from investing activities:
    Acquisition of real estate...........................           --        (378,315)        (19,652)
    Acquisition of personal property.....................       (9,133)        337,990          (8,971)
                                                            ----------      ----------      ----------
    Net cash used in investing activities................       (9,133)        (40,325)        (28,623)
                                                            ----------      ----------      ----------
Cash flows from financing activities:
    Principal payments on mortgage loan payable..........     (214,037)       (230,869)       (219,993)
    Contributions received...............................       60,000         186,942         178,550
    Distributions paid...................................      (60,359)             --              --
    Other, net...........................................     (178,792)        (23,436)        (29,310)
                                                            ----------      ----------      ----------
    Net cash used in financing activities................     (393,188)        (67,363)        (70,753)
                                                            ----------      ----------      ----------
Net increase (decrease) in cash and temporary cash
  investments............................................      197,843          64,654         (23,168)
Cash and temporary cash investments at beginning of
  year...................................................      358,887         294,233         317,401
                                                            ----------      ----------      ----------
Cash and temporary cash investments at end of year.......   $  556,730      $  358,887      $  294,233
                                                            ==========      ==========      ==========

7.  TRANSACTIONS WITH RELATED PARTIES.

    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.

    The General Partners are entitled to receive an asset management and partnership administration fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. For the years ended December 31, 1999, 1998 and 1997, distributions to investors represented less than an 8% return; accordingly, no fees were paid or accrued during these years.

    Substantially all of the Partnership's general and administrative expenses and certain costs capitalized by the Partnership are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses and costs reimbursed to the General Partner was $657,861, $1,305,744, and $533,419 for the years ended December 31, 1999, 1998 and 1997, respectively. The reimbursements are presented on a cash basis and do not reflect accruals made at each year end.

    An affiliate of the General Partners has been retained to provide property management services for Waterman's Crossing, Misty Springs Apartments, Fox Hollow Apartments and The Ponds at Georgetown. The fees for services provided were $210,137, $196,606 and $183,069 for 1999, 1998 and 1997, respectively, and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS.

    The following methods and assumptions were used by the Partnership in estimating the fair value of its financial instruments:

    CASH AND TEMPORARY CASH INVESTMENTS, INTEREST RECEIVABLE, OTHER ASSETS, ACCOUNTS PAYABLE, DISTRIBUTIONS PAYABLE: Fair value approximates the carrying value of such assets.

    INVESTMENT IN FHA LOANS AND GNMA CERTIFICATES: Fair values are based on prices obtained from an independent pricing source, adjusted for estimated prepayments. Refer to the table below for carrying amounts and estimated fair values of such investments.

                                              AT DECEMBER 31, 1999        AT DECEMBER 31, 1998
                                            -------------------------   -------------------------
                                             CARRYING      ESTIMATED     CARRYING      ESTIMATED
                                              AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                            -----------   -----------   -----------   -----------
Investment in FHA Loans...................  $12,340,447   $12,340,447   $12,429,485   $12,500,047
Investment in GNMA Certificates...........  $23,105,420   $23,124,550   $23,454,411   $23,629,076

9.  LEGAL PROCEEDINGS

    The Partnership has been named as a defendant in a purported class action lawsuit filed in the Delaware Court of Chancery on February 3, 1999, by two BAC holders, Alvin M. Panzer and Sandra G. Panzer, against the Partnership, its General Partners, America First and various of their affiliates (including Capital Source II L.P.-A, a similar partnership with general partners that are affiliates of America First) and Lehman Brothers, Inc. The plaintiffs seek to have the lawsuit certified as a class action on behalf of all BAC holders of the Partnership and Capital Source II L.P.-A. The lawsuit alleges, among other things, that a proposed merger transaction involving the Partnership and Capital Source II L.P.-A is deficient and coercive, that the defendants have breached the terms of the Partnership's partnership agreement and that the defendants have acted in manners which violate their fiduciary duties to the BAC holders. In this complaint, the plaintiffs sought to enjoin the proposed merger transaction and seek to appoint an independent BAC holder representative to investigate alternative transactions. The lawsuit also requests a judicial dissolution of the Partnership, an accounting, and unspecified damages and costs.

    The General Partners determined not to pursue the merger transaction which was the subject of the initial lawsuit and proposed an alternative transaction to BAC holders. A prospectus/consent solicitation statement outlining this alternative transaction was sent to BAC holders on or about November 16, 1999. The plaintiffs amended their complaint on December 8, 1999, and again on February 22, 2000. The second amended complaint challenges this current prospectus/consent solicitation statement on grounds similar to those alleged in the original complaint, as well as on other procedural grounds. The second amended complaint does not seek to enjoin the proposed merger transaction.

    On July 12, 1999, Sandra G. Panzer, one of the named plaintiffs in the action described above, filed an additional complaint against the Partnership, its General Partners and America First in the Delaware Court of Chancery. The complaint seeks to compel the General Partners to supply the plaintiff with a list of all BAC holders of the Partnership and copies of the limited partnership agreements of the Operating Partnerships.

    The General Partners have moved to dismiss these complaints, and they intend to defend these lawsuits vigorously, but are unable to estimate the effect of either of these lawsuits, if any, on the financial statements of the Partnership or on the ability of the Partnership to consummate the proposed merger with Capital Source II L.P.-A.

10. SUMMARY OF UNAUDITED QUARTERLY RESULTS OF OPERATIONS.

                                                FIRST         SECOND       THIRD         FOURTH
FROM JANUARY 1, 1999, TO DECEMBER 31, 1999     QUARTER        QUARTER     QUARTER        QUARTER
------------------------------------------    ---------      ---------   ---------      ---------
Total income..............................    $ 863,492(1)   $ 907,900   $ 971,738(2)   $ 580,208(1)
Total expenses............................     (144,121)      (179,413)   (117,480)      (188,023)
                                              ---------      ---------   ---------      ---------
Net income................................    $ 719,371      $ 728,487   $ 854,258      $ 392,185
                                              =========      =========   =========      =========
Net income, basic and diluted, per BAC....    $     .21      $     .21   $     .26      $     .11
                                              =========      =========   =========      =========

------------

(1) The Partnership recorded equity in losses of Operating Partnerships of $50,000 and $335,000 during the first and fourth quarters, respectively.

(2) The Partnership recorded equity in earnings of Operating Partnerships of $59,755.

                                              FIRST      SECOND       THIRD          FOURTH
FROM JANUARY 1, 1998, TO DECEMBER 31, 1998   QUARTER     QUARTER     QUARTER         QUARTER
------------------------------------------  ---------   ---------   ---------      -----------
Total income..............................  $ 949,619   $ 956,546   $ 797,305(1)   $   909,206
Total expenses............................   (222,804)   (196,565)   (220,104)      (1,070,700)(2)
                                            ---------   ---------   ---------      -----------
Net income................................  $ 726,815   $ 759,981   $ 577,201      $  (161,494)
                                            =========   =========   =========      ===========
Net income, basic and diluted, per BAC....  $     .22   $     .22   $     .17      $      (.05)
                                            =========   =========   =========      ===========

------------

(1) The Partnership had equity in losses of Operating Partnerships of $156,040.

(2) The Partnership wrote off approximately $767,000 in transaction costs incurred in conjunction with a proposed merger which was no longer under consideration.

                              CAPITAL SOURCE L.P.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2000

    Capitalized terms not otherwise defined herein shall have the meanings set forth in the accompanying Prospectus/Consent Solicitation Statement.

LIQUIDITY AND CAPITAL RESOURCES

    The Partnership originally acquired: (a) five mortgage-backed securities guaranteed as to principal and interest by the Government National Mortgage Association (GNMA) collateralized by first mortgage loans on multifamily housing properties located in five states; (b) three first mortgage loans insured as to principal and interest by the Federal Housing Administration (FHA) on multifamily housing properties Located in two states; and (c) Partnership Equity Investments in eight limited partnerships which own the multifamily properties financed by the GNMA Certificates and FHA Loans. The Partnership has been repaid by GNMA on one of its GNMA Certificates and by FHA on one of its first mortgage loans. In addition, the Partnership no longer holds a Partnership Equity Investment in the Operating Partnership which owned the property collateralizing the repaid GNMA Certificate. Collectively, the remaining GNMA Certificates, FHA Loans and Partnership Equity Investments are referred to as the "Permanent Investments." The Partnership has also invested amounts held in its reserve account in certain GNMA securities backed by pools of single-family mortgages (Reserve Investments). The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.

DISTRIBUTIONS

    Cash distributions paid or accrued per BAC were as follows:

                                                    FOR THE THREE    FOR THE THREE
                                                     MONTHS ENDED     MONTHS ENDED
                                                    MAR. 31, 2000    MAR. 31, 1999
                                                    --------------   --------------
Regular quarterly distributions
  Income..........................................       $.2281           $.2111
  Return of capital...............................        .0244            .0414
                                                         ------           ------
                                                          .2525            .2525
                                                         ======           ======
Distributions
  Paid out of cash flow...........................       $.2525           $.2525
                                                         ======           ======

    Regular quarterly distributions to BAC Holders consist primarily of interest received on FHA Loans and GNMA Certificates. Additional cash for distributions is received from other investments. The Partnership may draw on reserves to pay operating expenses or to supplement cash distributions to BAC Holders. The Partnership is permitted to replenish reserves with cash flows in excess of distributions paid. For the three months ended March 31, 2000, $13,667 was withdrawn from reserves to supplement distributions to BAC Holders. The total amount held in reserves at March 31, 2000 was $9,025,709 of which $640,606 was invested in GNMA Certificates.

    The Partnership believes that cash provided by operating and investing activities and, if necessary, withdrawals from the Partnership's reserves will be adequate to meet its short-term and long-term liquidity requirements, including the payments of distributions to BAC Holders. Under the terms of its Partnership Agreement, the Partnership has the authority to enter into short-term and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements.

The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.

ASSET QUALITY

    The FHA Loans and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate underlying the Operating Partnerships. The fair value of the properties underlying the Operating Partnerships is based on management's best estimate of the net realizable value of such properties; however, the ultimate realized values may vary from these estimates.

    The overall status of the Partnership's investments has remained relatively constant since December 31, 1999.

    The following table shows the occupancy levels of the properties financed by the Partnership at March 31, 2000:

                                                                            NUMBER
                                                                 NUMBER    OF UNITS   PERCENTAGE OF
PROPERTY NAME                              LOCATION             OF UNITS   OCCUPIED   UNITS OCCUPIED
-------------                              --------             --------   --------   --------------
Bluff Ridge Apartments........  Jacksonville, NC                   108        105           97%
Fox Hollow Apartments.........  High Point, NC                     184        184          100%
Highland Park Apartments......  Columbus, OH                       252        233           92%
Misty Springs Apartments......  Daytona Beach, FL                  128        128          100%
The Ponds at Georgetown.......  Ann Arbor, MI                      134        134          100%
Waterman's Crossing...........  Newport News, VA                   260        257           99%
Water's Edge Apartments.......  Lake Villa, IL                     108        100           93%
                                                                 -----      -----          ---
                                                                 1,174      1,141           97%
                                                                 =====      =====          ===

RESULTS OF OPERATIONS

    The table below compares the results of operations for each period shown.

                                                          FOR THE THREE    FOR THE THREE     INCREASE
                                                           MONTHS ENDED     MONTHS ENDED    (DECREASE)
                                                          MAR. 31, 2000    MAR. 31, 1999    FROM 1999
                                                          --------------   --------------   ----------
Mortgage-backed securities income.......................      $798,656         $807,466       $(8,810)
Interest income on temporary cash investments...........       114,330          104,026        10,304
Equity in earnings (losses) of Operating Partnerships...        15,488          (50,000)       65,488
Other income............................................            --            2,000        (2,000)
                                                              --------         --------       -------
                                                               928,474          863,492        64,982
Operating and administrative expenses...................       151,150          144,121         7,029
                                                              --------         --------       -------
Net income..............................................      $777,324         $719,371       $57,953
                                                              ========         ========       =======

    Mortgage-backed securities income decreased for the three months ended March 31, 2000, compared to the same period in 1999 due to the continued amortization of the principal balances of the Partnership's mortgage-backed securities.

    Interest income on temporary cash investments increased for the three months ended March 31, 2000, compared to the same period in 1999 due to an increase in the average interest rate earned on reserve investments.

    The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership. Any distributions received by the Partnership from the Operating Partnerships are recorded as income.

    During the three months ended March 31, 2000, the Partnership received a distribution of $15,488 from one of the Operating Partnerships whereas no such distribution was received during the comparable period in 1999. In addition, the Partnership did not make additional contributions to any Operating Partnerships during the three months ending March 31, 2000, while additional contributions totaling $50,000 were made to certain Operating Partnerships during the same period in 1999. The Partnership recorded equity in earnings (losses) of Operating Partnerships for the respective periods to the extent of the additional investments in Operating Partnerships, net of distributions received. Accordingly, equity in earnings (losses) of operating Partnerships increased $65,488 for the three months ended March 31, 2000 compared to the same period in 1999.

    Operating and administrative expenses increased for the three months ended March 31, 2000, compared to the same period in 1999 primarily due to an increase in legal fees.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    There have been no material changes in the Partnership's market risk since December 31, 1999.

FORWARD LOOKING STATEMENTS

    This report contains forward looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made (including, but not limited to, the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations"), constitute forward looking statements. BAC Holders and others should understand that these forward looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward looking statements contained herein.

                              CAPITAL SOURCE L.P.
                                 BALANCE SHEETS

                                                              MAR. 31, 2000
                                                               (UNAUDITED)    DEC. 31, 1999
                                                              -------------   -------------
ASSETS
  Cash and temporary cash investments, at cost which
    approximates market value...............................   $ 8,430,065     $ 8,658,997
  Investment in FHA Loans (Note 5)..........................    12,316,940      12,340,447
  Investment in GNMA Certificates (Note 5)..................    23,038,648      23,105,420
  Investment in Operating Partnerships (Note 6).............            --              --
  Interest receivable.......................................       304,886         304,743
  Other assets..............................................       464,387         457,866
                                                               -----------     -----------
                                                               $44,554,926     $44,867,473
                                                               ===========     ===========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
  Liabilities
    Accounts payable (Note 7)...............................   $   197,079     $   420,860
    Distribution payable (Note 4)...........................       860,597         860,597
                                                               -----------     -----------
                                                                 1,057,676       1,281,457
                                                               -----------     -----------
Partners' Capital (Deficit)
  General Partner...........................................      (180,687)       (179,799)
    Beneficial Assignment Certificate Holders
      ($12.94 per BAC in 2000 and $12.97 in 1999)...........    43,677,937      43,765,815
                                                               -----------     -----------
                                                                43,497,250      43,586,016
                                                               -----------     -----------
                                                               $44,554,926     $44,867,473
                                                               ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                                              FOR THE THREE    FOR THE THREE
                                                                  MONTHS           MONTHS
                                                                  ENDED            ENDED
                                                              MAR. 31, 2000    MAR. 31, 1999
                                                              --------------   --------------
Income
  Mortgage-backed securities income.........................     $798,656         $807,466
  Interest income on temporary cash investments.............      114,330          104,026
  Equity in earnings (losses) of Operating Partnerships.....       15,488          (50,000)
  Other income..............................................           --            2,000
                                                                 --------         --------
                                                                  928,474          863,492
Expenses
  Operating and administrative expenses (Note 7)............      151,150          144,121
                                                                 --------         --------
                                                                  777,324          719,371
Net income
Other comprehensive income:
  Unrealized holding gains (losses) on securities arising
    during the period.......................................       (5,493)           2,995
                                                                 --------         --------
Net comprehensive income....................................     $771,831         $722,366
                                                                 ========         ========
Net income allocated to:
  General Partner...........................................        7,773            7,194
  Limited Partner...........................................      769,551          712,177
                                                                 --------         --------
                                                                 $777,324         $719,371
                                                                 ========         ========
Net income, basic and diluted, per BAC......................     $    .23         $    .21
                                                                 ========         ========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.

                    STATEMENT OF PARTNERS CAPITAL (DEFICIT)
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                                           GENERAL        BAC
                                                           PARTNER      HOLDERS        TOTAL
                                                          ---------   -----------   -----------
Partners' Capital (Deficit)
  (excluding accumulated other comprehensive income)
  Balance at December 31, 1999..........................  $(179,964)  $43,749,455   $43,569,491
  Net income............................................      7,773       769,551       777,324
  Cash distributions paid or accrued (Note 4)...........     (8,606)     (851,991)     (860,597)
                                                          ---------   -----------   -----------
                                                           (180,797)   43,667,015    43,486,218
                                                          ---------   -----------   -----------
Accumulated other comprehensive income
  Balance at December 31, 1999..........................        165        16,360        16,525
  Other comprehensive income............................        (55)       (5,438)       (5,493)
                                                          ---------   -----------   -----------
                                                                110        10,922        11,032
                                                          ---------   -----------   -----------
Balance at March 31, 2000...............................  $(180,687)  $43,677,937   $43,497,250
                                                          =========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              FOR THE THREE    FOR THE THREE
                                                               MONTHS ENDED     MONTHS ENDED
                                                              MAR. 31, 2000    MAR. 31, 1999
                                                              --------------   --------------
Cash flows from operating activities
  Net income................................................     $  777,324       $  719,371
    Adjustments to reconcile net income to net cash
      from operating activities
      Equity in (earnings) losses of Operating
        Partnerships........................................        (15,488)          50,000
      Amortization of discount on mortgage-backed
        securities..........................................           (308)            (628)
      Increase (decrease) in interest receivable............           (143)           3,260
      Increase in other assets..............................         (6,521)         (63,336)
      Decrease in accounts payable..........................       (223,781)        (292,253)
                                                                 ----------       ----------
Net cash provided by operating activities...................        531,083          416,414
                                                                 ----------       ----------
Cash flows from investing activities
  FHA Loan and GNMA principal payments received.............         85,094          109,444
  Distributions received from Operating Partnerships........         15,488               --
  Investment in Operating Partnerships......................             --          (50,000)
                                                                 ----------       ----------
Net cash provided by investing activities...................        100,582           59,444
                                                                 ----------       ----------
Cash flow used in financing activity
  Distributions paid........................................       (860,597)        (860,597)
                                                                 ----------       ----------
Net decrease in cash and temporary cash investments.........       (228,932)        (384,739)
Cash and temporary cash investments at beginning of
  period....................................................      8,658,997        9,304,694
                                                                 ----------       ----------
Cash and temporary cash investments at end of period........     $8,430,065       $8,919,955
                                                                 ==========       ==========

    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                  (UNAUDITED)

1.  ORGANIZATION.

    Capital Source L.P. (the "Partnership") was formed on August 22, 1985, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities Inc. and America First Capital Source I, L.L.C. (the "General Partners").

    The Partnership was formed to invest principally in federally-insured mortgages on multifamily housing properties and limited partnership interests in Operating Partnerships which construct and operate these properties. Each federally insured loan is guaranteed, in amounts equal to the face amount of the mortgage, by the Federal Housing Administration ("FHA") or the Government National Mortgage Association ("GNMA"). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows: (a) two in North Carolina; and, (b) one each in Ohio, Florida, Michigan, Virginia and Illinois.

    CS Properties I, Inc., which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets. CS Properties I, Inc. also serves as the general partner of Misty Springs Apartments, Waterman's Crossing and Fox Hollow Apartments and as a co-general partner of The Ponds at Georgetown.

    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2030.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) FINANCIAL STATEMENT PRESENTATION. The financial statements of the Partnership are prepared without audit on the accrual basis of accounting in accordance with generally accepted accounting principles. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial position at March 31, 2000 and results of operations for all periods presented have been made.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (b) INVESTMENT IN MORTGAGE-BACKED SECURITIES. Investment securities are classified as held-to-maturity, available-for-sale, or trading. Investments classified as held-to-maturity are carried at amortized cost. Investments classified as available-for-sale are reported at fair value, as determined by reference to published sources. Any unrealized gains or losses are excluded from earnings and reflected in other comprehensive income. Subsequent increases and decreases in the net unrealized gain/loss on the available-for-sale securities are reflected as adjustments to the carrying value of the portfolio and in other comprehensive income. The Partnership does not have investment securities classified as trading.

    (c) INVESTMENT IN OPERATING PARTNERSHIPS. The investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnerships were recorded at the cost to acquire such interests. Subsequently, losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership. Any distributions received by the Partnership from the Operating Partnerships are recorded as income. The Operating Partnerships are not insured or guaranteed. The value of these investments is a function of the value of the real estate underlying the Operating Partnerships. With regard to the Operating Partnerships, the Partnership is not the general partner and it has no legal obligation to provide additional cash support, nor has it indicated any commitment to provide this support; accordingly, it has not reduced its investment in these Operating Partnerships below zero.

    (d) INCOME TAXES. No provision has been made for income taxes since Beneficial Assignment Certificate ("BAC") Holders are required to report their share of the Partnership's income for federal and state income tax purposes.

    (e) TEMPORARY CASH INVESTMENTS. Temporary cash investments are invested in short-term debt securities purchased with an original maturity of three months or less.

    (f) NET INCOME PER BAC. Net income per BAC has been calculated based on the number of BACs outstanding (3,374,222) for all periods presented.

3.  PARTNERSHIP RESERVE ACCOUNT.

    The Partnership maintains a reserve account which consisted of the following at March 31, 2000:

Cash and temporary cash investments.........................  $8,385,103
GNMA Certificates...........................................     640,606
                                                              ----------
                                                              $9,025,709
                                                              ==========

    The reserve account was established to maintain working capital for the Partnership and is available to supplement distributions to investors and for any contingencies related to the Partnership's investment in mortgage-backed securities and the operation of the Partnership. See Note 5 regarding the investment in GNMA Certificates.

4.  PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS.

    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the investors and 1% to the General Partners. Certain fees payable to the General Partners will not become due until investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each period and the change in cash distributions accrued at the end of each period.

    The General Partners will receive 1% of the net proceeds from any sale of Partnership assets. The General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and a 13% annual return on a cumulative basis. The General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after investors have received a return of their capital contributions and a 13% annual return on a cumulative basis.

5.  INVESTMENT IN MORTGAGE-BACKED SECURITIES.

    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association ("GNMA") Certificates and Federal Housing Administration ("FHA") Loans. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA Loans are guaranteed as to the full and timely payment of principal and interest on the underlying loans.

    At March 31, 2000, the total amortized cost, gross unrealized holding gains and aggregate fair value of available-for-sale securities were $629,574, $11,032 and $640,606, respectively. At March 31, 2000, the total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $34,714,982, $19,090 and $34,734,072, respectively.

    Descriptions of the Partnership's mortgage-backed securities at March 31, 2000 are as follows:

                                                              NUMBER OF    INTEREST         MATURITY      CARRYING
TYPE OF SECURITY AND NAME                     LOCATION          UNITS        RATE             DATE         AMOUNT
-------------------------                ------------------   ----------   --------       ------------   -----------
Held-to-Maturity
  GNMA Certificates:
    Misty Springs Apartments...........  Daytona Beach, FL       128         8.75%          06-15-2029   $ 4,211,720
    The Ponds at Georgetown............  Ann Arbor, MI           134         7.50%          12-15-2029     2,395,363
    Waterman's Crossing................  Newport News, VA        260        10.00%          09-15-2028    10,799,363
    Water's Edge Apartments............  Lake Villa, IL          108         8.75%          12-15-2028     4,991,596
                                                                                                         -----------
                                                                                                          22,398,042
  FHA Loans:
    Bluff Ridge Apartments.............  Jacksonville, NC        108         8.72%          11-15-2028     3,455,738
    Highland Park Apartments...........  Columbus, OH            252         8.75%          11-01-2028     8,861,202
                                                                                                         -----------
                                                                                                          12,316,940
                                                                                                         -----------
                                                                                                          34,714,982
                                                                                                         -----------
Available-for-Sale
  GNMA Certificates:
    Pools of single-family mortgages                                         7.58%(1)     2008 to 2009       338,337(2)
    Pools of single-family mortgages                                         7.58%(1)     2007 to 2008       302,269(2)
                                                                                                         -----------
                                                                                                             640,606
                                                                                                         -----------
Balance at March 31, 2000                                                                                $35,355,588
                                                                                                         ===========

---------------

(1) Represents effective yield to the Partnership.

(2) Reserve account asset--see Note 3.

    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:


    Balance at December 31, 1999................................  $35,445,867
      Addition
        Amortization of discount on mortgage-backed
          securities............................................          308
      Deductions
        FHA Loan and GNMA principal payments received...........      (85,094)
        Change in net unrealized holding gains (losses) on
          available-for-sale mortgage-backed securities.........       (5,493)
                                                                  -----------
    Balance at March 31, 2000...................................  $35,355,588
                                                                  ===========

6.  INVESTMENT IN OPERATING PARTNERSHIPS.

    The Partnership's Investment in Operating Partnerships consists of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loans held by the Partnership. The limited partnership agreements provide for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties, subject to various priority payments.

    Descriptions of the Operating Partnerships held at March 31, 2000, are as follows:

                                                                                                          CARRYING
NAME                                           LOCATION                   PARTNERSHIP NAME                 AMOUNT
----                                       -----------------  -----------------------------------------  -----------
Misty Springs Apartments.................  Daytona Beach, FL  Cypress Landings II, Ltd.                  $        --
Fox Hollow Apartments....................  High Point, NC     Fox Hollow Limited Partnership                      --
The Ponds at Georgetown..................  Ann Arbor, MI      Ponds at Georgetown Limited Partnership             --
Waterman's Crossing......................  Newport News, VA   Oyster Cove Limited Partnership                     --
Water's Edge Apartments..................  Lake Villa, IL     Water's Edge Limited Partnership                    --
Bluff Ridge Apartments...................  Jacksonville, NC   Bluff Ridge Associates Limited                      --
                                                              Partnership
Highland Park Apartments.................  Columbus, OH       Interstate Limited Partnership                      --
                                                                                                         -----------
Balance at March 31, 2000                                                                                $        --
                                                                                                         ===========

    Reconciliation of the carrying amount of the Operating Partnerships is as follows:

                                                              FOR THE THREE
                                                               MONTHS ENDED
                                                              MAR. 31, 2000
                                                              --------------
Balance at beginning of year................................      $     --
  Addition
    Equity in earnings of Operating Partnerships............        15,488
  Deduction
    Distributions received from Operating Partnerships......       (15,488)
                                                                  --------
Balance at end of period....................................      $     --
                                                                  ========

7.  TRANSACTIONS WITH RELATED PARTIES.

    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.

    The General Partners are entitled to receive an asset management and partnership administration fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. For the three months ended March 31, 2000, distributions to investors represented less than an 8% return; accordingly, no fees were paid or accrued during these periods.

    Substantially all of the Partnership's general and administrative expenses and certain costs capitalized by the Partnership are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses and costs reimbursed to the General Partner for the three months ended
March 31, 2000, was $405,673. These reimbursed expenses are presented on a cash basis and do not reflect accruals made at quarter end.

    An affiliate of the General Partners has been retained to provide property management services for Waterman's Crossing, Misty Springs Apartments, Fox Hollow Apartments and The Ponds at Georgetown.

The fees for services provided were $49,738 for the three months ended
March 31, 2000, and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.

8.  LEGAL PROCEEDINGS.

    The Partnership has been named as a defendant in a purported class action lawsuit filed in the Delaware Court of Chancery on February 3, 1999, by two BAC holders, Alvin M. Panzer and Sandra G. Panzer, against the Partnership, its General Partners, America First and various of their affiliates (including Capital Source II L.P.-A, a similar partnership with general partners that are affiliates of America First) and Lehman Brothers, Inc. The plaintiffs seek to have the lawsuit certified as a class action on behalf of all BAC holders of the Partnership and Capital Source II L.P.-A. The lawsuit alleges, among other things, that a proposed merger transaction involving the Partnership and Capital Source II L.P.-A is deficient and coercive, that the defendants have breached the terms of the Partnership's partnership agreement and that the defendants have acted in manners which violate their fiduciary duties to the BAC holders. In this complaint, the plaintiffs sought to enjoin the proposed merger transaction and seek to appoint an independent BAC holder representative to investigate alternative transactions. The lawsuit also requests a judicial dissolution of the Partnership, an accounting, and unspecified damages and costs.

    The General Partners determined not to pursue the merger transaction which was the subject of the initial lawsuit and proposed an alternative transaction to BAC holders. A prospectus/consent solicitation statement outlining this alternative transaction was sent to BAC holders on or about November 16, 1999. The plaintiffs amended their complaint on December 8, 1999, and again on February 22, 2000. The second amended complaint challenges this current prospectus/consent solicitation statement on grounds similar to those alleged in the original complaint, as well as on other procedural grounds. The second amended complaint does not seek to enjoin the proposed merger transaction.

    On July 12, 1999, Sandra G. Panzer, one of the named plaintiffs in the action described above, filed an additional complaint against the Partnership, its General Partners and America First in the Delaware Court of Chancery (the Books and Records Action). The complaint seeks to compel the General Partners to supply the plaintiff with a list of all BAC holders of the Partnership and copies of the limited partnership agreements of the Operating Partnerships.

    To resolve these lawsuits, the Partnership and affiliates, on April 24, 2000, entered into a settlement agreement (the Settlement) with the plaintiffs. The Settlement remains subject to approval by the Court. In connection with the Settlement, which, if approved, will also result in the dismissal of the Book and Records Action, the Partnership expects to submit a revised transaction to BAC holders for approval. The complete terms of the Settlement, along with the updated consent solicitation material describing the revised merger transaction, will be filed with the Securities and Exchange Commission (the SEC). As soon as it receives SEC clearance, the Partnership will deliver to BAC holders materials that fully describe the Settlement and revised transaction.

                            CAPITAL SOURCE II L.P.-A
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               DECEMBER 31, 1999

    Capitalized terms not otherwise defined herein shall have the meanings set forth in the accompanying Prospectus/Consent Solicitation Statement.

LIQUIDITY AND CAPITAL RESOURCES

    The Partnership originally acquired: (i) four GNMA Certificates which are guaranteed as to principal and interest by the Government National Mortgage Association (GNMA) collateralized by first mortgage loans on multifamily housing properties located in three states; (ii) an FHA Loan which is insured as to principal and interest by the Federal Housing Administration (FHA) on a multifamily housing property; and (iii) Partnership Equity Investments in five Operating Partnerships which own the multifamily properties financed by the GNMA Certificates and the FHA Loan. The Partnership has been repaid by GNMA on one of the GNMA Certificates and the related property has been deeded to GNMA in lieu of foreclosure, thus eliminating the Partnership Equity Investment in such property. Collectively, the remaining GNMA Certificates, the FHA Loan, and the Partnership Equity Investments are referred to as the "Permanent Investments". The Partnership also invested amounts held in its reserve account in certain GNMA securities backed by pools of single-family mortgages (Reserve Investments); however, the Partnership has not held any GNMA securities in its reserve account since the third quarter of 1998. The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.

DISTRIBUTIONS

    Cash distributions paid or accrued per BAC were as follows:

                                                              FOR THE          FOR THE          FOR THE
                                                             YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                           DEC. 31, 1999    DEC. 31, 1998    DEC. 31, 1997
                                                           --------------   --------------   --------------
Regular monthly distributions
  Income.................................................      $.3585           $.2175           $.4082
  Return of capital......................................       .0915            .4425            .4018
                                                               ------           ------           ------
                                                               $.4500           $.6600           $.8100
                                                               ======           ======           ======
Distributions
  Paid out of cash flow..................................      $.4149           $.4005           $.5172
  Paid out of reserves...................................       .0351            .2595            .2928
                                                               ------           ------           ------
                                                               $.4500           $.6600           $.8100
                                                               ======           ======           ======

    Regular monthly distributions to BAC Holders consist primarily of interest received on the FHA Loan and the GNMA Certificates. Additional cash for distributions is received from other investments. The Partnership may draw on reserves to pay operating expenses or to supplement cash distributions to BAC Holders. The Partnership is permitted to replenish reserves with cash flows in excess of distributions paid. During 1999, $141,972 was withdrawn from reserves.

    The Partnership believes that cash provided by operating activities and, if necessary, withdrawals from the Partnership's reserves, to the extent available, will be adequate to meet its short-term liquidity requirements, including the payments of distributions to BAC Holders. The Partnership has no other internal or external sources of liquidity. Under the terms of its Partnership Agreement, the Partnership has the authority to enter into short-and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements. The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.

ASSET QUALITY

    The FHA Loan and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate underlying the Operating Partnerships.

    The fair value of the properties underlying the Operating Partnerships is based on management's best estimate of the net realizable value of such properties; however, the ultimate realized values may vary from these estimates. The net realizable value of the properties is determined based on the discounted estimated future cash flows from the properties, including estimated sales proceeds. The calculation of discounted estimated future cash flows includes certain variables such as the assumed inflation rates for rents and expenses, capitalization rates and discount rates. These variables are supplied to management by an independent real estate firm and are based on local market conditions for each property. In certain cases, additional factors such as the replacement value of the property or comparable sales of similar properties are also taken into consideration.

    The following table shows the occupancy levels of the properties financed by the Partnership as of December 31, 1999:

                                                                                NUMBER    PERCENTAGE
                                                                     NUMBER    OF UNITS    OF UNITS
PROPERTY NAME                                        LOCATION       OF UNITS   OCCUPIED    OCCUPIED
-------------                                     ---------------   --------   --------   ----------
Crane's Landing.................................  Winter Park, FL     252        244           97%
Delta Crossing..................................  Charlotte, NC       178        166           93%
Monticello Apartments...........................  Southfield, MI      106         98           92%
The Ponds at Georgetown.........................  Ann Arbor, MI       134        134          100%
                                                                      ---        ---          ---
                                                                      670        642           96%
                                                                      ===        ===          ===

    The following sets forth certain information regarding the properties financed by the Partnership.

CRANE'S LANDING

    Crane's Landing, located in Winter Park, Florida, is a 252-unit complex with one-, two- and three-bedroom apartments on fourteen acres of land. Average occupancy was 96% during 1999 and 1998. Operating revenue increased 7.5% from 1998 to 1999, due to increases in rental rates while real estate operating expenses decreased 6.9% for the same period. The decrease in real estate operating expenses is primarily attributable to a 29.8% decrease in repairs and maintenance expenses and property improvements which was partially offset by an increase in labor and insurance costs. As a result, net operating income before depreciation, interest and amortization increased approximately 21% from 1998 to 1999. The property remained current on its mortgage obligations during 1999.

DELTA CROSSING

    Delta Crossing is a 178-unit apartment complex located in Charlotte, North Carolina. Average occupancy was 94% in 1999 and 1998. As a result of rental rate increases, rental income increased approximately 2.5% in 1999, compared to 1998. The increase in rental income was partially offset by a 4.5% increase in real estate operating expenses. The increase in real estate operating expenses is attributable to increases in administrative and labor costs offset by a decrease in repairs and maintenance expense and property improvements. As a result, net operating income before depreciation, interest and amortization increased approximately 1% from 1998 to 1999. The property was current on its mortgage obligations during 1999.

MONTICELLO APARTMENTS

    Monticello Apartments, located in Southfield, Michigan, contains 106 rental units. Average occupancy was 90% in 1999, compared to 98% in 1998. The decrease in average occupancy resulted in a 5% decrease in rental revenue in 1999 compared to 1998. In addition, real estate operating expenses increased approximately 35% due primarily to increases in repairs and maintenance expenses, property improvements, advertising expenses and administrative costs. As a result of the decrease in revenue and increase in expenses, net operating income before depreciation, interest and amortization decreased approximately 31% from 1998 to 1999. Despite the decrease in net operating income the property remained current on its mortgage obligations during 1999.

THE PONDS AT GEORGETOWN

    The Ponds at Georgetown consists of 134 apartments located in Ann Arbor, Michigan. Average occupancy was 99% in 1999 and 1998. Excluding interest, depreciation and amortization, operating income generated by the property in 1999 approximated that of 1998. As previously disclosed, the mortgage loan for the Ponds at Georgetown was restructured in September 1998 which lowered the interest rate from 9.25% to 7.85%. Since the restructuring, cash flow generated from operations has generally been sufficient to cover all the Operating Partnership's cash needs. The property was current on its mortgage obligations as of December 31, 1999.

RESULTS OF OPERATIONS

    The tables below compare the results of operations for each year shown.

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Mortgage-backed securities income........................   $2,318,543      $2,426,356      $2,499,844
Interest income on temporary cash investments and U.S.
  government securities..................................       14,505          42,339          91,327
Equity in losses of Operating Partnerships...............           --        (407,218)       (121,450)
Other income.............................................          400           4,750           3,800
Gain on sale of mortgage-backed securities...............           --          35,101              --
                                                            ----------      ----------      ----------
                                                             2,333,448       2,101,328       2,473,521
Operating and administrative expenses....................      880,808       1,220,213         819,516
                                                            ----------      ----------      ----------
Net income...............................................   $1,452,640      $  881,115      $1,654,005
                                                            ==========      ==========      ==========

                                                               INCREASE     INCREASE
                                                              (DECREASE)   (DECREASE)
                                                              FROM 1998    FROM 1997
                                                              ----------   ----------
Mortgage-backed securities income...........................  $(107,813)   $ (73,488)
Interest income on temporary cash investments and
  U.S. government securities................................    (27,834)     (48,988)
Equity in losses of Operating Partnerships..................    407,218     (285,768)
Other income................................................     (4,350)         950
Gain on sale of mortgage-backed securities..................    (35,101)      35,101
                                                              ---------    ---------
                                                                232,120     (372,193)
Operating and administrative expenses.......................   (339,405)     400,697
                                                              ---------    ---------
Net income..................................................  $ 571,525    $(772,890)
                                                              =========    =========

    Mortgage-backed securities income decreased by $107,813 from 1998 to 1999. Approximately $55,000 of such decrease was attributable to the fourth quarter of 1998 payoff of the GNMA Certificate on the Ponds at Georgetown which had an interest rate of 9% and the issuance of a new GNMA Certificate at 7.25%. The remaining $53,000 decrease was due to: (i) a reduction of approximately $39,000 resulting from the sales of Reserve Investments during 1998 and (ii) the continued amortization of the Partnership's other mortgage-backed securities.

    Mortgage-backed securities income decreased by $73,488 from 1997 to 1998. Approximately $43,000 of such decrease was due to the aforementioned sales of the Partnership's Reserve Investments. The remaining decrease of $30,000 resulted from the restructuring of The Ponds at Georgetown GNMA certificate discussed above and the continued amortization of the principal balances of the Partnership's other mortgage-backed securities.

    Interest income on temporary cash investments decreased by $27,834 from 1998 to 1999 and $48,988 from 1997 to 1998. These decreases were due to withdrawals made from the Partnership's reserves to supplement distributions to BAC Holders.

    The Partnership's suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnership by the Partnership.

    The Partnership made additional contributions to certain Operating Partnerships during 1998 and 1997. As such, equity in losses of Operating Partnerships was recorded in 1998 and 1997 to the extent of the additional investments in the amount of $407,218 and $121,450, respectively. No such investments were made and therefore no equity in losses was recorded in 1999. As a result, equity in losses of Operating Partnerships increased $407,218 from 1998 to 1999 and decreased $285,768 from 1997 to 1998.

    During 1998, the Partnership sold the mortgage-backed securities held in its reserves and realized a gain of $35,101 on the sale. There were no such sales or gains during either 1999 or 1997.

    Operating and administrative expenses decreased $339,405 from 1998 to 1999. Such decrease was due to: (i) a decrease of approximately $164,000 in transaction costs incurred in conjunction with proposed mergers under consideration in the respective years; (ii) decreases of approximately $182,000 in salaries and related expenses and $31,000 in consulting expenses due to a reduction in personnel time and consulting fees incurred in connection with developing and evaluating alternatives for restructuring the Partnership;
(iii) net decreases of approximately $22,000 in other general and administrative expenses; offset by (iv) an increase of approximately $60,000 in legal fees resulting from the defense of a class action lawsuit filed against the Partnership as more fully described in Note 8 to the financial statements.

    Operating and administrative expenses increased $400,697 from 1997 to 1998. Such increase was due to: (i) an increase of approximately $341,000 in transaction costs incurred in conjunction with a proposed merger (which is no longer under consideration); (ii) an increase of approximately $152,000 in salaries and related expenses primarily due to additional personnel time incurred in conjunction with the aforementioned merger; (iii) and increase of approximately $31,000 in consulting fees incurred in connection with a review of various options for restructuring the Partnership to improve total investment returns and provide liquidity to the Partnership's investors; (iv) a decrease of $116,000 in asset management and partnership administration fees payable to the General Partners and (v) decreases of approximately $7,000 in other operating and administrative expenses.

YEAR 2000

    The Partnership does not own or operate its own computer system and owns no business or other equipment. However, the operation of the Partnership's business relies on the computer system and other equipment maintained by America First. In addition, the Partnership has business relationships with a number of third parties whose ability to perform their obligations to the Partnership depend on such systems and equipment. To date, the Partnership has not experienced any significant problems with such systems and equipment arising from the inability of computer programs and embedded circuitry to correctly recognize dates occurring after December 31, 1999. Although the Partnership does not anticipate that so-called "Year 2000 problems" will surface, there can be no assurance that such problems will not arise. The Partnership has not incurred any significant costs in rectifying Year 2000 problems.

FORWARD LOOKING STATEMENTS

    This report contains forward looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made (including, but not limited to, the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations"), constitute forward-looking statements. BAC holders and others should understand that these forward looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward looking statements contained herein.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Partnership's primary market risk exposure is interest rate risk. The Partnership's exposure to market risk for changes in interest rates relates primarily to its investment securities which are comprised of investments in debt securities with fixed interest rates. The Partnership does not use derivative financial instruments to hedge its investment portfolio.

    The table below presents principal amounts and weighted average interest rates by year of maturity for the Partnership's investment portfolio:

             PRINCIPAL    WEIGHTED AVERAGE
 MATURITY     AMOUNT       INTEREST RATE
----------  -----------   ----------------
   2000         181,456         8.6%
   2001         198,021         8.6%
   2002         216,085         8.6%
   2003         235,858         8.6%
   2004         257,360         8.6%
Thereafter   25,788,573         8.6%

    The aggregate fair value of the Partnership's investment securities at December 31, 1999 was $26,877,353.

    As the above table incorporates only those positions or exposures that existed as of December 31, 1999, it does not consider those exposures or positions that could arise after that date. Moreover, because future commitments are not presented in the table above, the information presented has limited predictive value. As a result, the Partnership's ultimate economic impact with respect to interest rate fluctuations will depend on the exposures that arise during the period, the Partnership's risk mitigating strategies at that time and interest rates.

                          INDEPENDENT AUDITORS' REPORT

To the Partners
Capital Source II L.P.-A:

    We have audited the accompanying balance sheets of Capital Source II L.P.-A as of December 31, 1999 and 1998, and the related statements of income and comprehensive income, partners' capital (deficit) and cash flows for the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Source II L.P.-A as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Omaha, Nebraska
March 17, 2000

                            CAPITAL SOURCE II L.P.-A
                                 BALANCE SHEETS

                                                              DECEMBER 31, 1999   DECEMBER 31, 1998
                                                              -----------------   ------------------
ASSETS
  Cash and temporary cash investments, at cost which
    approximates market value...............................     $   278,134          $   432,999
  Investment in FHA Loan (Note 4)...........................       6,470,165            6,505,857
  Investment in GNMA Certificates (Note 4)..................      20,367,475           20,497,706
  Investment in Operating Partnerships (Note 5).............              --                   --
  Interest receivable.......................................         193,934              195,440
  Other assets..............................................          39,064              139,204
                                                                 -----------          -----------
                                                                 $27,348,772          $27,771,206
                                                                 ===========          ===========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Liabilities
  Accounts payable (Note 6).................................     $   295,599          $   347,446
  Distribution payable (Note 3).............................         303,871              303,871
                                                                 -----------          -----------
                                                                     599,470              651,317
                                                                 -----------          -----------
Partners' Capital (Deficit)
  General Partner...........................................        (298,965)            (295,259)
  Beneficial Assignment Certificate Holders
    ($6.74 per BAC in 1999 and $6.83 in 1998)...............      27,048,267           27,415,148
                                                                 -----------          -----------
                                                                  26,749,302           27,119,889
                                                                 -----------          -----------
                                                                 $27,348,772          $27,771,206
                                                                 ===========          ===========

    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                           ----------   ----------   ----------
Income
  Mortgage-backed securities income (Note 4).............  $2,318,543   $2,426,356   $2,499,844
  Interest income on temporary cash investments and U.S.
    government securities................................      14,505       42,339       91,327
  Equity in losses of Operating Partnerships (Note 5)....          --     (407,218)    (121,450)
  Other income...........................................         400        4,750        3,800
  Gain on sale of mortgage-backed securities.............          --       35,101           --
                                                           ----------   ----------   ----------
                                                            2,333,448    2,101,328    2,473,521
Expenses
  Operating and administrative expenses (Note 6).........     880,808    1,220,213      819,516
                                                           ----------   ----------   ----------
Net income...............................................   1,452,640      881,115   $1,654,005
Other comprehensive income:
  Unrealized gains on securities
    Net unrealized holding gains (losses) arising during
      the year...........................................          --       (7,110)       5,969
    Plus: reclassification adjustment for losses included
      in net income......................................          --      (35,101)          --
                                                           ----------   ----------   ----------
    Change in net unrealized holding gains (losses)......          --      (42,211)       5,969
                                                           ----------   ----------   ----------
  Net comprehensive income...............................  $1,452,640   $  838,904   $1,659,974
                                                           ==========   ==========   ==========
Net income allocated to:
  General Partner........................................  $   14,526   $    8,811   $   16,540
  BAC Holders............................................   1,438,114      872,304    1,637,465
                                                           ----------   ----------   ----------
                                                           $1,452,640   $  881,115   $1,654,005
                                                           ==========   ==========   ==========
Net income, basic and diluted, per BAC...................  $      .36   $      .22   $      .41
                                                           ==========   ==========   ==========
Weighted average number of BACs outstanding..............   4,011,101    4,011,101    4,011,101
                                                           ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A
                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                  FROM DECEMBER 31, 1996 TO DECEMBER 31, 1999

                                                           GENERAL
                                                          PARTNERS    BAC HOLDERS      TOTAL
                                                          ---------   -----------   -----------
Partners' Capital (Deficit) (excluding accumulated other
  comprehensive income)
  Balance at December 31, 1996..........................   (261,051)   30,801,698    30,540,647
  Net income............................................     16,540     1,637,465     1,654,005
  Cash distributions paid or accrued (Note 3)...........    (32,818)   (3,248,992)   (3,281,810)
                                                          ---------   -----------   -----------
  Balance at December 31, 1997..........................   (277,329)   29,190,171    28,912,842
  Net income............................................      8,811       872,304       881,115
  Cash distributions paid or accrued (Note 3)...........    (26,741)   (2,647,327)   (2,674,068)
                                                          ---------   -----------   -----------
  Balance at December 31, 1998..........................   (295,259)   27,415,148    27,119,889
  Net income............................................     14,526     1,438,114     1,452,640
  Cash distributions paid or accrued (Note 3)...........    (18,232)   (1,804,995)   (1,823,227)
                                                          ---------   -----------   -----------
  Balance at December 31, 1999..........................   (298,965)   27,048,267    26,749,302
                                                          ---------   -----------   -----------
Accumulated Other Comprehensive Income
  Balance at December 31, 1996..........................        362        35,880        36,242
  Other comprehensive income............................         60         5,909         5,969
                                                          ---------   -----------   -----------
  Balance at December 31, 1997..........................        422        41,789        42,211
  Other comprehensive income............................       (422)      (41,789)      (42,211)
                                                          ---------   -----------   -----------
  Balance at December 31, 1998 and December 31, 1999....         --            --            --
                                                          ---------   -----------   -----------
Balance at December 31, 1999............................  $(298,965)  $27,048,267   $26,749,302
                                                          =========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A
                            STATEMENTS OF CASH FLOWS

                                                    FOR THE              FOR THE              FOR THE
                                                   YEAR ENDED           YEAR ENDED           YEAR ENDED
                                               DECEMBER 31, 1999    DECEMBER 31, 1998    DECEMBER 31, 1997
                                               ------------------   ------------------   ------------------
Cash flows from operating activities
  Net income.................................      $ 1,452,640          $   881,115          $ 1,654,005
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Equity in losses of Operating
      Partnerships...........................               --              407,218              121,450
    Amortization of discount on
      mortgage-backed securities.............             (316)              (1,471)              (1,397)
    Gain on sale of mortgage-backed
      securities.............................               --              (35,101)                  --
    Decrease interest receivable.............            1,506               17,584                6,637
    Decrease in other assets.................          100,140               22,950               63,589
    Increase (decrease) in accounts
      payable................................          (51,847)              19,933              111,215
                                                   -----------          -----------          -----------
    Net cash provided by operating
      activities.............................        1,502,123            1,312,228            1,955,499
                                                   -----------          -----------          -----------
Cash flows from investing activities
  FHA Loan and GNMA principal payments
    received.................................          166,239              271,807              257,816
  Disposition of mortgage-backed
    securities...............................               --            5,046,437                   --
  Proceeds from sale of available-for-sale
    securities...............................               --              915,012                   --
  Acquisition of GNMA Certificate............               --           (5,029,094)                  --
  Investment in Operating Partnerships.......               --             (407,218)            (121,450)
                                                   -----------          -----------          -----------
    Net cash provided by investing
      activities.............................          166,239              796,944              136,366
                                                   -----------          -----------          -----------
Cash flow from financing activity
  Distributions paid.........................       (1,823,227)          (2,917,165)          (3,281,810)
                                                   -----------          -----------          -----------
Net decrease in cash and temporary cash
  investments................................         (154,865)            (807,993)          (1,189,945)
Cash and temporary cash investments at
  beginning of year..........................          432,999            1,240,992            2,430,937
                                                   -----------          -----------          -----------
Cash and temporary cash investments at end of
  year.......................................      $   278,134          $   432,999          $ 1,240,992
                                                   ===========          ===========          ===========

    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1.  ORGANIZATION.

    Capital Source II L.P.-A (the Partnership) was formed on August 22, 1986, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C. (the General Partners).

    The Partnership was formed to invest principally in federally-insured mortgages on multifamily housing properties and limited partnership interests in the Operating Partnerships which construct and operate these properties. Each federally insured loan is guaranteed in amounts equal to the face amount of the mortgage, by the Federal Housing Administration (FHA) or the Government National Mortgage Association (GNMA). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows: (i) two in Michigan; and, (ii) one each in Florida and North Carolina.

    CS Properties II, Inc. which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets. CS Properties II, Inc. also serves as a co-general partner of The Ponds at Georgetown.

    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2035.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) METHOD OF ACCOUNTING. The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (b) INVESTMENT IN MORTGAGE-BACKED SECURITIES. Investment securities are classified as held-to-maturity, available-for-sale, or trading. Investments classified as held-to-maturity are carried at amortized cost. Investments classified as available-for-sale are reported at fair value, as determined by reference to published sources. Any unrealized gains or losses are excluded from earnings and reflected in other comprehensive income. Subsequent increases and decreases in the net unrealized gain/loss on the available-for-sale securities are reflected as adjustments to the carrying value of the portfolio and in other comprehensive income. The Partnership has not had investments classified as available-for-sale since the second quarter of 1998. The Partnership does not have investment securities classified as trading.

    (c) INVESTMENT IN OPERATING PARTNERSHIPS. The Partnership's Investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnership were recorded at the cost to acquire such interests. Subsequently losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses.

Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership. The Operating Partnerships are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships. With regard to the Operating Partnerships, the Partnership is not the general partner and it has no legal obligation to provide additional cash support nor has it indicated any commitment to provide this support; accordingly, it has not reduced its investment in these Operating Partnerships below zero.

    (d) INCOME TAXES. No provision has been made for income taxes since BAC Holders are required to report their share of the Partnership's income for federal and state income tax purposes. The tax basis of the Partnership's assets and liabilities exceeded the reported amounts by $826,459 and $1,236,222 at December 31, 1999, and December 31, 1998, respectively.

    (e) TEMPORARY CASH INVESTMENTS. Temporary cash investments are invested in short-term debt securities purchased with original maturities of three months or less.

    (f) NET INCOME PER BENEFICIAL ASSIGNMENT CERTIFICATE (BAC). Net income per BAC was calculated based on the number of BACs outstanding (4,011,101) during each year presented.

    (g) NEW ACCOUNTING PRONOUNCEMENT. In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, 'Accounting for Derivative Instruments and Hedging Activities' (SFAS 133). This statement provides new accounting and reporting standards for the use of derivative instruments. Adoption of this statement, as amended, is required by the Partnership effective January 1, 2000. Management believes that the impact of such adoption will not be material to the financial statements.

3.  PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS.

    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the investors and 1% to the General Partners. Certain fees payable to the General Partners will not become due until investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each year and the change in cash distributions accrued at the end of each year.

    The General Partners will receive 1% of the net proceeds from any sale of Partnership assets. The General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and an 11.5% annual return on a cumulative basis. The General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after investors have received a return of their capital contributions and an 11.5% annual return on a cumulative basis.

4.  INVESTMENT IN MORTGAGE-BACKED SECURITIES.

    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association (GNMA) Certificates and a Federal Housing Administration (FHA) loan. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA loan is guaranteed as to the full and timely payment of principal and interest on the underlying loan.

    At December 31, 1999, the total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $26,837,640, $39,713 and $26,877,353, respectively. At December 31, 1998, the total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $27,003,563, $245,407 and $27,248,970, respectively. At December 31, 1999 and 1998, the Partnership did not have any available-for-sale securities.

    During May and August of 1998, the Partnership sold available-for-sale mortgage-backed securities with an amortized cost of $879,911 for $915,012 thereby recognizing a gain of $35,101 on the sales.

    Descriptions of the Partnership's mortgage-backed securities held during the year ended December 31, 1999, are as follows:

                                                                                                                  INCOME
                                                             NUMBER    INTEREST                    CARRYING     EARNED IN
TYPE OF SECURITY AND NAME                   LOCATION        OF UNITS     RATE     MATURITY DATE     AMOUNT         1999
-------------------------               -----------------   --------   --------   -------------   -----------   ----------
Held-to-Maturity
  GNMA Certificates:
    Crane's Landing                     Winter Park, FL       252       8.75%       12-15-2030    $10,119,375   $  887,786
    Monticello Apartments               Southfield, MI        106       8.75%       11-15-2029      5,264,973      462,036
    The Ponds at Georgetown             Ann Arbor, MI         134       7.50%(1)    12-15-2029      4,983,127      378,423
                                                                                                  -----------   ----------
                                                                                                   20,367,475    1,728,245
  FHA Loan:
    Delta Crossing                      Charlotte, NC         178       9.10%       10-01-2030      6,470,165      590,298
Balance at December 31, 1999                                                                      $26,837,640   $2,318,543
                                                                                                  ===========   ==========

---------------

(1) During the fourth quarter of 1998, this GNMA Certificate was repaid and a new GNMA Certificate was issued. The interest rate on the reissued GNMA Certificate is 7.5% compared to 9% on the repaid GNMA Certificate.

    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:

                                                           FOR THE         FOR THE         FOR THE
                                                         YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                        DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                        -------------   -------------   -------------
Balance at beginning of year..........................   $27,003,563     $28,213,364     $28,463,814
  Additions
    Acquisition of GNMA Certificate...................            --       5,029,094              --
    Amortization of discount on mortgage-backed
      securities......................................           316           1,471           1,397
  Deductions
    FHA Loan and GNMA principal payments received.....      (166,239)       (271,807)       (257,816)
    Disposition of mortgage-backed securities.........            --      (5,011,336)             --
    Proceeds from sale of available-for-sale
      securities......................................            --        (915,012)             --
    Change in net unrealized holding gains on
      available-for-sale securities...................            --         (42,211)          5,969
                                                         -----------     -----------     -----------
Balance at end of year................................   $26,837,640     $27,003,563     $28,213,364
                                                         ===========     ===========     ===========

5.  INVESTMENT IN OPERATING PARTNERSHIPS.

    The Partnership's Operating Partnerships consist of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loan held by the Partnership. The limited partnership agreements originally provided for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties subject to various priority payments.

    Descriptions of the Operating Partnerships held at December 31, 1999, are as follows:

                                                                                            EQUITY IN
                                                                                            LOSSES OF
                                                                              CARRYING      OPERATING
NAME                             LOCATION            PARTNERSHIP NAME          AMOUNT      PARTNERSHIPS
----                          ---------------  ----------------------------  -----------   ------------
Delta Crossing..............  Charlotte, NC    Delta Crossing Limited        $       --    $        --
                                                 Partnership
Crane's Landing.............  Winter Park, FL  Crane's Landing Partner,              --             --
                                               Ltd.
Monticello Apartments.......  Southfield, MI   Centrum Monticello Limited            --             --
                                                 Partnership
The Ponds at Georgetown.....  Ann Arbor, MI    Ponds at Georgetown Limited           --             --
                                                 Partnership
                                                                             -----------   -----------
Balance at December 31,
  1999......................                                                 $       --    $        --
                                                                             ===========   ===========

    Reconciliation of the carrying amount of the Operating Partnerships is as follows:

                                                           FOR THE YEAR    FOR THE YEAR    FOR THE YEAR
                                                               ENDED           ENDED           ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Balance at beginning of year                                  $      --       $      --       $      --
  Addition
    Investment in Operating Partnerships.................            --         407,218         121,450
  Deduction
    Equity in losses of Operating Partnerships...........            --        (407,218)       (121,450)
                                                              ---------       ---------       ---------
Balance at end of year...................................     $      --       $      --       $      --
                                                              =========       =========       =========

    Combined Financial Statements of the Operating Partnerships are as follows:

CAPITAL SOURCE II L.P.-A
  OPERATING PARTNERSHIPS BALANCE SHEET

                                                              DEC. 31, 1999   DEC. 31, 1998
                                                              -------------   -------------
Assets
  Investment in real estate:
    Land....................................................   $ 2,800,750     $ 2,800,750
    Buildings...............................................    24,660,289      24,582,828
    Personal Property.......................................     1,622,278       1,580,684
                                                               -----------     -----------
                                                                29,083,317      28,964,262
    Less accumulated depreciation...........................    (7,967,609)     (7,290,932)
                                                               -----------     -----------
  Net investment in real estate.............................    21,115,708      21,673,330
  Cash and temporary cash investments, at cost which
    approximates market value...............................       690,902         632,149
  Escrow deposits and property reserves.....................       568,743         606,575
  Interest and other receivables............................        22,698          19,437
  Deferred mortgage issuance cost, net of accumulated
    amortization............................................     1,348,151       1,394,161
  Other assets..............................................       263,640         193,964
                                                               -----------     -----------
                                                               $24,009,842     $24,519,616
                                                               ===========     ===========

Liabilities and Partners' Capital (Deficit)
  Liabilities
    Accounts payable and accrued expenses...................   $   441,036     $   307,981
    Mortgage loan payable...................................    27,019,503      27,186,893
    Interest payable........................................       115,382         294,222
    Due to general partners and their affiliates............       884,181         920,347
                                                               -----------     -----------
                                                                28,460,102      28,709,443
                                                               -----------     -----------
  Partners' Capital (Deficit)
    General Partners........................................    (4,450,260)     (4,189,827)
    Limited Partners........................................            --              --
                                                               -----------     -----------
                                                                (4,450,260)     (4,189,827)
                                                               -----------     -----------
                                                               $24,009,842     $24,519,616
                                                               ===========     ===========

CAPITAL SOURCE II L.P.-A
  OPERATING PARTNERSHIPS INCOME STATEMENT

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Income
  Rental income..........................................   $5,362,460      $5,220,888      $5,105,108
  Interest on temporary cash investments.................       27,744          19,993          13,084
  Other income...........................................      214,437         351,218         198,870
                                                            ----------      ----------      ----------
                                                             5,604,641       5,592,099       5,317,062
                                                            ----------      ----------      ----------
Expenses
  Real estate operating expenses.........................    2,700,534       2,779,741       2,504,026
  Depreciation expense...................................      705,432         692,357         700,297
  Interest expense.......................................    2,413,266       2,493,145       2,476,272
  Amortization...........................................       46,010          46,008          48,768
                                                            ----------      ----------      ----------
                                                             5,865,242       6,011,251       5,729,363
                                                            ----------      ----------      ----------
Net Loss.................................................   $ (260,601)     $ (419,152)     $ (412,301)
                                                            ==========      ==========      ==========
Net Loss allocated to:
  General Partners.......................................     (260,601)        (11,934)       (290,851)
  Limited Partners.......................................           --        (407,218)       (121,450)
                                                            ----------      ----------      ----------
                                                            $ (260,601)     $ (419,152)     $ (412,301)
                                                            ==========      ==========      ==========

CAPITAL SOURCE II L.P.-A
  OPERATING PARTNERSHIPS STATEMENTS OF CASH FLOW

                                                              FOR THE         FOR THE         FOR THE
                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                           DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1997
                                                           -------------   -------------   -------------
Cash flows from operating activities
  Net loss...............................................    $(260,601)      $(419,152)      $(412,301)
    Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities
      Depreciation and amortization......................      751,442         738,365         749,065
      Increase in interest and other receivables.........       (3,261)        (11,995)         (1,992)
      Decrease (increase) in escrow deposits and property
        reserves.........................................       37,832           6,686        (125,385)
      Decrease (increase) in other assets................      (69,676)         13,654         (22,669)
      Increase (decrease) in accounts payable and accrued
        expenses.........................................      133,055        (542,762)        110,274
      Increase (decrease) in interest payable............     (178,840)         46,735            (794)
      Decrease in due to general partners and their
        affiliates.......................................      (36,166)        (41,216)         (9,646)
                                                             ---------       ---------       ---------
    Net cash provided by (used in) operating
      activities.........................................      373,785        (209,685)        286,552
                                                             ---------       ---------       ---------
Cash flows used in investing activities
  Acquisition of buildings and personal property, net....     (119,055)       (100,104)             --
                                                             ---------       ---------       ---------
Cash flows from financing activities
  Principal payments on mortgage loan payable............     (167,390)       (141,789)       (129,902)
  Capital contributions..................................           --         407,218         121,450
  Other, net.............................................      (28,587)        184,947            (904)
                                                             ---------       ---------       ---------
  Net cash provided by (used in) financing activities....     (195,977)        450,376          (9,356)
                                                             ---------       ---------       ---------
Net increase in cash and temporary cash investments......       58,753         140,587         208,377
Cash and temporary cash investments at beginning of
  year...................................................      632,149         491,562         283,185
                                                             ---------       ---------       ---------
Cash and temporary cash investments at end of year.......    $ 690,902       $ 632,149       $ 491,562
                                                             =========       =========       =========

6.  TRANSACTIONS WITH RELATED PARTIES.

    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.

    The General Partners are entitled to receive an asset management and partnership administration fee equal to 0.5% of invested assets per annum, the first $50,000 of which will be paid each year with the balance payable only during such years that a 6.5% annual return has been paid to investors on a noncumulative basis. An additional fee equal to 0.5% of invested assets per annum will be payable only during those years that an 11.5% annual return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. Asset management and partnership administration fees amounted to $50,000, $50,000 and $166,000 for the years ended December 31, 1999, 1998 and
1997, respectively.

    Substantially all of the Partnership's general and administrative expenses are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses reimbursed to the General Partner for the years ended December 31, 1999, 1998 and 1997 amounted to $585,181, $842,272 and
$494,165, respectively. These reimbursed amounts are presented on a cash basis and do not reflect accruals made at each year end.

    An affiliate of the General Partners has been retained to provide property management services for The Ponds at Georgetown. The fees for services provided were $42,842, $41,167 and $31,924 for 1999, 1998 and 1997, respectively, and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS.

    The following methods and assumptions were used by the Partnership in estimating the fair value of its financial instruments:

    CASH AND TEMPORARY CASH INVESTMENTS, INTEREST RECEIVABLE, OTHER ASSETS, ACCOUNTS PAYABLE, DISTRIBUTIONS PAYABLE: Fair value approximates the carrying value of such assets and liabilities.

    INVESTMENT IN FHA LOAN AND GNMA CERTIFICATES: Fair values are based on prices obtained from an independent pricing source, adjusted for estimated prepayments. Refer to the table below for carrying amounts and estimated fair values of such instruments.

                                              AT DECEMBER 31, 1999        AT DECEMBER 31, 1998
                                            -------------------------   -------------------------
                                             CARRYING      ESTIMATED     CARRYING      ESTIMATED
                                              AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                            -----------   -----------   -----------   -----------
Investment in FHA Loan....................  $ 6,470,165   $ 6,470,165   $ 6,505,857   $ 6,531,230
Investment in GNMA Certificates...........  $20,367,475   $20,407,188   $20,497,706   $20,717,740

8.  LEGAL PROCEEDINGS.

    The Partnership has been named as a defendant in a purported class action lawsuit filed in the Delaware Court of Chancery on February 3, 1999, by two BAC holders, Alvin M. Panzer and Sandra G. Panzer, against the Partnership, its General Partners, America First and various of their affiliates (including Capital Source L.P., a similar partnership with general partners that are affiliates of America First) and Lehman Brothers, Inc. The plaintiffs seek to have the lawsuit certified as a class action on behalf of all BAC holders of the Partnership and Capital Source L.P. The lawsuit alleges, among other things, that a proposed merger transaction involving the Partnership and Capital Source L.P. is deficient and coercive, that the defendants have breached the terms of the Partnership's partnership agreement and that the defendants have acted in manners which violate their fiduciary duties to the BAC holders. In this complaint, the plaintiffs sought to enjoin the proposed merger transaction and seek to appoint an independent BAC holder representative to investigate alternative transactions. The lawsuit also requests a judicial dissolution of the Partnership, an accounting, and unspecified damages and costs.

    The General Partners determined not to pursue the merger transaction which was the subject of the initial lawsuit and proposed an alternative transaction to BAC holders. A prospectus/consent solicitation statement outlining this alternative transaction was sent to BAC holders on or about November 16, 1999. The plaintiffs amended their complaint on December 8, 1999, and again on February 22, 2000. The second amended complaint challenges this current prospectus/consent solicitation statement on grounds similar to those alleged in the original complaint, as well as on other procedural grounds. The second amended complaint does not seek to enjoin the proposed merger transaction.

    On July 12, 1999, Alvin M. Panzer, one of the named plaintiffs in the action described above, filed an additional complaint against the Partnership, its General Partners and America First in the Delaware Court of Chancery. The complaint seeks to compel the General Partners to supply the plaintiff with a list of all BAC holders of the Partnership and copies of the limited partnership agreements of the Operating Partnerships.

    The General Partners have moved to dismiss these complaints, and they intend to defend these lawsuits vigorously, but are unable to estimate the effect of either of these lawsuits, if any, on the financial statements of the Partnership or on the ability of the Partnership to consummate the proposed merger with Capital Source L.P.

9.  SUMMARY OF UNAUDITED QUARTERLY RESULTS OF OPERATIONS.

FROM JANUARY 1, 1999 TO DECEMBER 31, 1999    FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
-----------------------------------------    -------------   --------------   -------------   --------------
Total income...........................      $  585,508      $  583,429       $  582,736      $  581,775
Total expenses.........................        (133,446)       (183,429)        (224,203)(1)    (339,730)(1)
                                             ----------      ----------       ----------      ----------
Net income.............................      $  452,062      $  400,000       $  358,533      $  242,045
                                             ==========      ==========       ==========      ==========
Net income, basic and diluted, per BAC..     $      .11      $      .10       $      .09      $      .06
                                             ==========      ==========       ==========      ==========

FROM JANUARY 1, 1998 TO DECEMBER 31, 1998    FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
-----------------------------------------    -------------   --------------   -------------   --------------
Total income...........................      $  634,350      $  639,955       $  296,136 (2)  $  530,887 (3)
Total expenses.........................        (417,488)(4)    (273,959)(4)     (158,660)(4)    (370,106)(4)
                                             ----------      ----------       ----------      ----------
Net income.............................      $  216,862      $  365,996       $  137,476      $  160,781
                                             ==========      ==========       ==========      ==========
Net income, basic and diluted, per BAC       $      .06      $      .09       $      .03      $      .04
                                             ==========      ==========       ==========      ==========

------------

(1) The Partnership incurred expenses of approximately $187,000 and $101,000 during the third and fourth quarters of 1999, respectively in conjunction with a proposed merger under consideration during such periods.

(2) The Partnership had equity in losses of Operating Partnerships of $359,113 for the third quarter of 1998.

(3) The Partnership earned less interest income during the quarter due primarily to withdrawals from reserves to supplement monthly distributions to BAC Holders, a reduction in the interest rate on The Ponds at Georgetown GNMA Certificate (See Note 4), and an additional equity contribution made to The Ponds at Georgetown Operating Partnership. In addition, the Partnership had equity in losses of Operating Partnerships of $48,105 for the quarter.

(4) The Partnership incurred expenses of approximately $186,000, $66,000, $38,000 and $177,000 during the first, second, third and fourth quarters of 1998, respectively, in conjunction with a proposed merger under consideration during such time.

                            CAPITAL SOURCE II L.P.-A
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 2000

    Capitalized terms not otherwise defined herein shall have the meanings set forth in the accompanying Prospectus/Consent Solicitation Statement.

LIQUIDITY AND CAPITAL RESOURCES

    The Partnership originally acquired: (a) four GNMA Certificates which are guaranteed as to principal and interest by the Government National Mortgage Association (GNMA) collateralized by first mortgage loans on multifamily housing properties located in three states; (b) an FHA Loan which is insured as to principal and interest by the Federal Housing Administration (FHA) on a multifamily housing property; and (c) Partnership Equity Investments in five Operating Partnerships which own the multifamily properties financed by the GNMA Certificates and the FHA Loan. The Partnership has been repaid by GNMA on one of the GNMA Certificates and the related property has been deeded to GNMA in lieu of foreclosure, thus eliminating the Partnership Equity Investment in such Property. Collectively, the remaining GNMA Certificates, the FHA Loan and the Partnership Equity Investments are referred to as the "Permanent Investments." The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.

DISTRIBUTIONS

    Cash distributions paid or accrued per BAC were as follows:

                                                              FOR THE THREE   FOR THE THREE
                                                              MONTHS ENDED    MONTHS ENDED
                                                              MAR. 30, 2000   MAR. 30, 1999
                                                              -------------   -------------
Regular monthly distributions
  Income....................................................      $.1107          $.1116
  Return of capital.........................................       .0018           .0009
                                                                  ------          ------
                                                                  $.1125          $.1125
                                                                  ======          ======
Distributions
  Paid out of cash flow.....................................      $.1125          $.1125

    Regular monthly distributions to BAC Holders consist primarily of interest received on the FHA Loan and GNMA Certificates. Additional cash for distributions is received from other investments. The Partnership is permitted to replenish its reserves with cash flows in excess of distributions paid. For the three months ended March 31, 2000, $17,223 was placed into reserves for cash flow in excess of the regular monthly cash distributions.

    The Partnership believes that cash provided by operating and investing activities and, if necessary, withdrawals from the Partnership's reserves, to the extent available, will be adequate to meet short-term liquidity requirements, including the payments of distributions to BAC Holders. The Partnership has no other internal or external sources of liquidity. Under the terms of its Partnership Agreement, the Partnership has the authority to enter into short- and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements. The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.

ASSET QUALITY

    The FHA Loan and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate underlying the Operating Partnerships. The fair value of the properties underlying the Operating Partnerships is based on management's best estimate of the net realizable value of such properties; however, the ultimate realized values may vary from these estimates.

    The overall status of the Partnership's investments has remained relatively constant since December 31, 1999.

    The following table shows the occupancy levels of the properties financed by the Partnership as of March 31, 2000:

                                                        NUMBER OF      NUMBER OF      PERCENTAGE OF
PROPERTY NAME                           LOCATION          UNITS      UNITS OCCUPIED   UNITS OCCUPIED
-------------                        ---------------   -----------   --------------   --------------
Crane's Landing....................  Winter Park, FL       252            241               96%
Delta Crossing.....................  Charlotte, NC         178            169               95
Monticello Apartments..............  Southfield, MI        106             95               90
The Ponds at Georgetown............  Ann Arbor, MI         134            134              100
                                                           ---            ---              ---
                                                           670            639               95%
                                                           ===            ===              ===

RESULTS OF OPERATIONS

    The table below compares the results of operations for each period shown.

                                                          FOR THE THREE   FOR THE THREE    INCREASE
                                                          MONTHS ENDED    MONTHS ENDED    (DECREASE)
                                                          MAR. 31, 2000   MAR. 31, 1999   FROM 1999
                                                          -------------   -------------   ----------
Mortgage-backed securities income.......................     $577,368        $580,957       $(3,589)
Interest income on temporary cash investments...........        3,248           4,151          (903)
Equity in earnings of Operating Partnerships............       35,127              --        35,127
Other income............................................           --             400          (400)
                                                             --------        --------       -------
                                                              615,743         585,508        30,235
Operating and administrative expenses...................      167,059         133,446        33,613
                                                             --------        --------       -------
Net income..............................................     $448,684        $452,062       $(3,378)
                                                             ========        ========       =======

    Mortgage-backed securities income decreased for the three months ended
March 31, 2000, compared to the same period in 1999. This decrease is due to the continued amortization of the principal balances of the Partnership's mortgage-backed securities.

    Interest income on temporary cash investments decreased for the three months ended March 31, 2000, compared to the same period in 1999, due to withdrawals made from the Partnership's reserves during 1999 to supplement distributions to BAC Holders.

    The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership. Any distributions received by the Partnership from the Operating Partnerships are recorded as income.

    During the three months ended March 31, 2000, the Partnership received a distribution of $35,127 from The Ponds at Georgetown whereas no such distributions were received from any of the Operating Partnerships during the comparable period of 1999. No additional contributions were made to the Operating Partnerships during the three months ended March 31, 2000 or 1999. As such, equity in earnings of Operating Partnerships of $35,127 was recorded for the three months ended March 31, 2000.

    Operating and administrative costs for the three months ended March 31, 2000, increased approximately $33,613 compared to the same period in 1999. This increase was primarily due to an increase in legal fees and salaries and related expenses.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

    There have been no material changes in the Partnership's market risk since December 31, 1999.

FORWARD LOOKING STATEMENTS

    This report contains forward looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made (including, but not limited to, the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations"), constitute forward looking statements. BAC Holders and others should understand that these forward looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward looking statements contained herein.

                            CAPITAL SOURCE II L.P.-A

                                 BALANCE SHEETS

                                                              MARCH 31, 2000
                                                                (UNAUDITED)     DECEMBER 31, 1999
                                                              ---------------   ------------------
ASSETS
  Cash and temporary cash investments, at cost which
    approximates market value...............................    $   193,725         $   278,134
  Investment in FHA Loan (Note 4)...........................      6,460,719           6,470,165
  Investment in GNMA Certificates (Note 4)..................     20,333,125          20,367,475
  Investment in Operating Partnerships (Note 5).............             --                  --
  Interest receivable.......................................        193,074             193,934
  Other assets..............................................         20,480              39,064
                                                                -----------         -----------
                                                                $27,201,123         $27,348,772
                                                                ===========         ===========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
  Liabilities
    Accounts payable (Note 6)...............................    $   155,073         $   295,599
    Distribution payable (Note 3)...........................        303,871             303,871
                                                                -----------         -----------
                                                                    458,944             599,470
                                                                -----------         -----------

  Partners' Capital (Deficit)
    General Partner.........................................       (299,036)           (298,965)
    Beneficial Assignment Certificate Holders ($6.74 per BAC
      in 2000 and $6.74 in 1999)............................     27,041,215          27,048,267
                                                                -----------         -----------
                                                                 26,742,179          26,749,302
                                                                -----------         -----------
                                                                $27,201,123         $27,348,772
                                                                ===========         ===========

    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                                               FOR THE THREE     FOR THE THREE
                                                               MONTHS ENDED      MONTHS ENDED
                                                              MARCH 31, 2000    MARCH 31, 1999
                                                              ---------------   ---------------
Income
  Mortgage-backed securities income.........................       $577,368          $580,957
  Interest income on temporary cash investments.............          3,248             4,151
  Equity in earnings of Operating Partnerships (Note 5).....         35,127                --
  Other income..............................................             --               400
                                                                   --------          --------
                                                                    615,743           585,508

Expenses
  Operating and administrative expenses (Note 6)............        167,059           133,446
                                                                   --------          --------

Net income and net comprehensive income.....................        448,684           452,062
                                                                   ========          ========

Net income allocated to:
  General Partners..........................................       $  4,487          $  4,521
  Limited Partners..........................................        444,197           447,541
                                                                   --------          --------
                                                                   $448,684          $452,062
                                                                   ========          ========
Net income, basic and diluted, per BAC......................       $    .11          $    .11
                                                                   ========          ========

    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A
                    STATEMENT OF PARTNERS' CAPITAL (DEFICIT)
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                                           GENERAL
                                                           PARTNER    BAC HOLDERS      TOTAL
                                                          ---------   -----------   -----------
Balance at December 31, 1999............................  $(298,965)  $27,048,267   $26,749,302
  Net income............................................      4,487       444,197       448,684
  Cash distributions paid or accrued (Note 3)...........     (4,558)     (451,249)     (455,807)
                                                          ---------   -----------   -----------
Balance at March 31, 2000...............................  $(299,036)  $27,041,215   $26,742,179
                                                          =========   ===========   ===========

                            CAPITAL SOURCE II L.P.-A
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               FOR THE THREE     FOR THE THREE
                                                               MONTHS ENDED      MONTHS ENDED
                                                              MARCH 31, 2000    MARCH 31, 1999
                                                              ---------------   ---------------
Cash flows from operating activities
  Net income................................................     $ 448,684         $ 452,062
  Adjustments to reconcile net income to net cash from
    operating activities
    Equity in earnings of Operating Partnerships............       (35,127)               --
    Amortization of discount on mortgage-backed
      securities............................................           (83)              (77)
    Decrease in interest receivable.........................           860               438
    Decrease in other assets................................        18,584            15,164
    Decrease in accounts payable............................      (140,526)         (120,411)
                                                                 ---------         ---------
Net cash provided by operating activities...................       292,392           347,176
                                                                 ---------         ---------
Cash flow provided by investing activity
  FHA Loan and GNMA Certificate principal payments
    received................................................        43,879            40,209
  Distributions received from Operating Partnerships........        35,127                --
                                                                 ---------         ---------
Net cash provided by investing activities...................        79,006            40,209
                                                                 ---------         ---------

Cash flow used in financing activity
  Distributions paid........................................      (455,807)         (455,807)
                                                                 ---------         ---------

Net decrease in cash and temporary cash investments.........       (84,409)          (68,422)
Cash and temporary cash investments at beginning of
  period....................................................       278,134           432,999
                                                                 ---------         ---------
Cash and temporary cash investments at end of period........     $ 193,725         $ 364,577
                                                                 =========         =========

    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2000

                                  (UNAUDITED)

1.  ORGANIZATION.

    Capital Source II L.P.-A (the "Partnership") was formed on August 22, 1986, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C. (the "General Partners").

    The Partnership was formed to invest principally in federally insured mortgages on multifamily housing properties and limited partnership interests in Operating Partnerships which construct and operate these properties. Each federally insured loan is guaranteed in amounts equal to the face amount of the mortgage, by the Federal Housing Administration (FHA) or the Government National Mortgage Association (GNMA). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows:(a) two in Michigan; and, (b) one each in Florida and North Carolina.

    CS Properties II, Inc., which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets. CS Properties II, Inc. also serves as a co-general partner of The Ponds at Georgetown.

    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2035.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    (a) FINANCIAL STATEMENT PRESENTATION. The financial statements of the Partnership are prepared without audit on the accrual basis of accounting in accordance with generally accepted accounting principles. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial position at March 31, 2000, and results of operations for all periods presented have been made.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (b) INVESTMENT IN MORTGAGE-BACKED SECURITIES. Investment securities are classified as held-to-maturity, available-for-sale, or trading. Investments classified as held-to-maturity are carried at amortized cost. The Partnership does not have investment securities classified as trading or available-for-sale.

    (c) INVESTMENT IN OPERATING PARTNERSHIPS. The Partnership's Investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnership were recorded at the cost to acquire such interests. Subsequently losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses.

Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership. Any distributions received by the Partnership from the Operating Partnerships are recorded as income. The Operating Partnerships are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships. With regard to the Operating Partnerships, the Partnership is not the general partner and it has no legal obligation to provide additional cash support, nor has it indicated any commitment to provide this support; accordingly, it has not reduced its investment in these Operating Partnerships below zero.

    (d) INCOME TAXES. No provision has been made for income taxes since Beneficial Assignment Certificate (BAC) Holders are required to report their share of the Partnership's income for federal and state income tax purposes.

    (e) TEMPORARY CASH INVESTMENTS. Temporary cash investments are invested in short-term debt securities purchased with an original maturity of three months or less.

    (f) NET INCOME PER BAC. Net income per BAC has been calculated based on the number of BACs outstanding (4,011,101) for all periods presented.

3.  PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS.

    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the investors and 1% to the General Partners. Certain fees payable to the General Partners will not become due until investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each period and the change in cash distributions accrued at the end of each period.

    The General Partners will receive 1% of the net proceeds from any sale of Partnership assets. The General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and an 11.5% annual return on a cumulative basis. The General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after investors have received a return of their capital contributions and an 11.5% annual return on a cumulative basis.

4.  INVESTMENT IN MORTGAGE-BACKED SECURITIES.

    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association (GNMA) Certificates and a Federal Housing Administration (FHA) Loan. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA Loan is guaranteed as to the full and timely payment of principal and interest on the underlying loan.

    At March 31, 2000, all of the Partnership's mortgage-backed securities were classified as held-to-maturity. The total amortized cost, gross unrealized holding gains and aggregate fair value of such securities were $26,793,844, $39,631 and $26,833,475, respectively.

    Descriptions of the Partnership's mortgage-backed securities at March 31, 2000, are as follows:

                                                       NUMBER
                                                         OF      INTEREST    MATURITY     CARRYING
TYPE OF SECURITY AND NAME               LOCATION       UNITS       RATE        DATE        AMOUNT
-------------------------            ---------------  --------   --------   ----------   -----------
GNMA Certificates:
  Crane's Landing                    Winter Park, FL    252        8.75%    12-15-2030   $10,104,196
  Monticello Apartments              Southfield, MI     106        8.75%    11-15-2029     5,256,211
  The Ponds at Georgetown            Ann Arbor, MI      134        7.50%    12-15-2029     4,972,718
                                                                                         -----------
                                                                                          20,333,125
                                                                                         ===========

FHA Loan:
  Delta Crossing                     Charlotte, NC      178        9.10%    10-01-2030     6,460,719
                                                                                         -----------
Balance at March 31, 2000                                                                $26,793,844
                                                                                         ===========

    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:

Balance at December 31, 1999................................  $26,837,640
  Addition
    Amortization of discount on mortgage-backed
      securities............................................           83
  Deduction
    FHA Loan and GNMA Certificate principal payments
      received..............................................      (43,879)
                                                              -----------
Balance at March 31, 2000...................................  $26,793,844
                                                              ===========

5.  INVESTMENT IN OPERATING PARTNERSHIPS.

    The Partnership's Investment in Operating Partnerships consists of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loan held by the Partnership. The Limited partnership agreements provide for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties, subject to various priority payments.

    Descriptions of the Operating Partnerships held at March 31, 2000, are as follows:

                                                                                                   CARRYING
NAME                                        LOCATION                  PARTNERSHIP NAME              AMOUNT
----                                     ---------------   --------------------------------------  --------
Delta Crossing.........................  Charlotte, NC     Delta Crossing Limited Partnership      $    --
Crane's Landing........................  Winter Park, FL   Crane's Landing Partnership, Ltd.            --
Monticello Apartments..................  Southfield, MI    Centrum Monticello Limited Partnership       --
The Ponds at Georgetown................  Ann Arbor, MI     Ponds at Georgetown Limited
                                                           Partnership                                  --
                                                                                                   -------
Balance at March 31, 2000..............                                                            $    --
                                                                                                   =======

    Reconciliation of the carrying amount of the Operating Partnerships is as follows:

                                                              FOR THE THREE
                                                               MONTHS ENDED
                                                              MARCH 31, 2000
                                                              --------------
Balance at beginning of year................................      $     --
  Addition
    Equity in earnings of Operating Partnerships............        35,127
  Deduction
    Distributions received from Operating Partnerships......       (35,127)
                                                                  --------
Balance at end of period....................................      $
                                                                  ========

6.  TRANSACTIONS WITH RELATED PARTIES.

    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.

    The General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which will be paid each year with the balance payable only during such years that a 6.5% annual return has been paid to investors on a noncumulative basis. An additional fee equal to 0.5% of invested assets per annum will be payable only during those years that an 11.5% annual return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. Asset management and partnership administration fees of $12,500 were incurred during the three months ended March 31, 2000.

    Substantially all of the Partnership's general and administrative expenses are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses reimbursed to such General Partner for three months ended March 31, 2000 was $289,508. These reimbursed expenses are presented on a cash basis and do not reflect accruals made at quarter end.

    An affiliate of the General Partners has been retained to provide property management services for The Ponds at Georgetown. The fees for services provided were $10,534 for the three months ended March 31, 2000 and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.

7.  LEGAL PROCEEDINGS.

    The Partnership has been named as a defendant in a purported class action lawsuit filed in the Delaware Court of Chancery on February 3, 1999, by two BAC holders, Alvin M. Panzer and Sandra G. Panzer, against the Partnership, its General Partners, America First and various of their affiliates (including Capital Source L.P., a similar partnership with general partners that are affiliates of America First) and Lehman Brothers, Inc. The plaintiffs seek to have the lawsuit certified as a class action on behalf of all BAC holders of the Partnership and Capital Source L.P. The lawsuit alleges, among other things, that a proposed merger transaction involving the Partnership and Capital Source L.P. is deficient and coercive, that the defendants have breached the terms of the Partnership's partnership agreement and that the defendants have acted in manners which violate their fiduciary duties to the BAC holders. In this complaint, the plaintiffs sought to enjoin the proposed merger transaction and seek to appoint an independent BAC holder representative to investigate alternative transactions. The lawsuit also requests a judicial dissolution of the Partnership, an accounting, and unspecified damages and costs.

    The General Partners determined not to pursue the merger transaction which was the subject of the initial lawsuit and proposed an alternative transaction to BAC holders. A prospectus/consent solicitation statement outlining this alternative transaction was sent to BAC holders on or about November 16, 1999. The plaintiffs amended their complaint on December 8, 1999, and again on February 22, 2000. The second amended complaint challenges this current prospectus/consent solicitation statement on grounds similar to those alleged in the original complaint, as well as on other procedural grounds. The second amended complaint does not seek to enjoin the proposed merger transaction.

    On July 12, 1999, Alvin M. Panzer, one of the named plaintiffs in the action described above, filed an additional complaint against the Partnership, its General Partners and America First in the Delaware Court of Chancery (the "Books and Records Action"). The complaint seeks to compel the General Partners to supply the plaintiff with a list of all BAC holders of the Partnership and copies of the limited partnership agreements of the Operating Partnerships.

    To resolve these lawsuits, the Partnership and affiliates, on April 24, 2000, entered into a settlement agreement (the "Settlement") with the plaintiffs. The Settlement remains subject to approval by the Court. In connection with the Settlement, which, if approved, will also result in the dismissal of the Book and Records Action, the Partnership expects to submit a revised transaction to BAC holders for approval. The complete terms of the Settlement, along with the updated consent solicitation material describing the revised merger transaction, will be filed with the Securities and Exchange Commission (the "SEC"). As soon as it receives SEC clearance, the Partnership will deliver to BAC holders materials that fully describe the Settlement and revised transaction.

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                         SUPPLEMENT DATED JUNE 30, 2000
                                       TO
         AMENDED AND RESTATED PROSPECTUS/CONSENT SOLICITATION STATEMENT
                              DATED JUNE 30, 2000
                                      FOR
                              CAPITAL SOURCE L.P.

    As described in detail in the accompanying prospectus/consent solicitation statement, we are proposing a merger of Capital Source L.P. and Capital
Source II L.P.-A, which we refer to as the partnerships, with and into America First Real Estate Investment Partners, L.P., a newly formed Delaware limited partnership, which we refer to as the company. We, the general partners of the partnerships, are soliciting your consent to this transaction. In the transaction, the company will distribute units of assigned limited partner interests, and in some situations cash, promissory notes and Variable Rate Junior Notes Callable on or After the Date of Issuance, or notes, to the partnerships in exchange for the assets of the partnerships. After the transaction, you will be a unitholder or noteholder, as the case may be, of the company and will no longer be a limited partner, or BAC holder, in your respective partnership. We expect that the units will be listed for trading on NASDAQ under the symbol "AFREZ". The notes will not be listed for trading.

    Through this prospectus/consent solicitation statement and the accompanying supplements, we are asking you, as a BAC holder, to approve the transaction. BAC holders holding in excess of 50% in interest of the outstanding BACs of each partnership must vote "YES" in favor of the transaction on the enclosed consent form in order for the transaction to be completed.

    We have proposed the transaction to enhance the liquidity of your investment and to increase the cash flow and net asset values of the partnerships. We plan to accomplish this by listing the company's units on NASDAQ, by leveraging its assets, by making equity investments in multifamily residential properties, by acquiring securities of other entities engaged in similar real estate businesses and by actively managing the makeup of the company's real estate portfolio. We believe that the proposed transaction permits you to realize the value of your investment in the partnerships, as opposed to liquidating your partnership or continuing your partnership unchanged.

    We, as the general partners of the partnerships, strongly recommend that you vote "YES" in favor of the transaction.

    THIS TRANSACTION INVOLVES MATERIAL RISKS THAT YOU SHOULD CONSIDER. SEE "RISK FACTORS" BEGINNING ON PAGE 21 OF THE PROSPECTUS/CONSENT SOLICITATION STATEMENT. IN PARTICULAR, YOU SHOULD CONSIDER THE FOLLOWING:

    - The units may trade at prices below the value of the company's assets and the $10 per unit price arbitrarily assigned for the sole purpose of allocating the units in the transaction. We do not expect a public market for the notes to develop. If the notes are sold, they may sell at prices substantially below their issuance price.

    - We initiated and participated in the structuring of the transaction and have conflicts of interests with respect to its completion.

    - An unaffiliated third party has not been retained to represent your interests in the transaction. Had a representative been retained, they may have been able to negotiate, on your behalf, more favorable terms for the transaction and different consideration may have been distributed to you.

    - If the transaction is completed, compensation, reimbursements and distributions to our successor, as the company's general partner, may increase.

    - There can be no guarantee of the level of the company's cash distributions after the distributions required by the settlement are made.

    - The company is newly formed and has no operating history.

    - If you vote "NO" against the transaction, but your partnership approves it, you do not have any appraisal or other dissenters' rights under Delaware law and none will be offered in the transaction.

    - There are alternatives to the transaction. By approving the transaction, you will effectively preclude the pursuit of some of the alternatives.

    - The company intends to use debt financing to increase its real estate asset portfolio and to fund a portion of the cash distributions to unitholders and noteholders required by the settlement. An increase in debt may increase the possibility of default on the company's obligations. This could affect the company's ability to pay distributions to you.

    - If your partnership approves the transaction, you will be bound even if you vote "NO" against the transaction.

    - If you choose to receive notes, you will not hold an equity interest in the company and will not be able to participate in the company's growth or benefit from any increases in the value of the units. The notes are unsecured obligations of the company and may be redeemed before maturity at the company's option.

    This Supplement has been prepared for you, as a Cap Source I investor, to discuss the effects and fairness of the transaction with respect to your BACs, and to provide information on your partnership. The effects of the transaction may be different for Cap Source I investors than for Cap Source II investors. A supplement has also been prepared for Cap Source II investors. The supplements are a part of the prospectus/consent solicitation statement. Capitalized terms not defined in this supplement shall have the same meaning as those terms have in the accompanying prospectus/consent solicitation statement.

    You or your representatives may obtain a copy of any supplement without charge by making a request in writing to the general partners of your partnership. All requests should be directed to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.

SIMILARITIES BETWEEN CAP SOURCE I AND CAP SOURCE II

    The investment objectives and the assets held by the partnerships are substantially similar in nature and character. Although there are differences in the geographic area, style of construction and specific locations for each property owned by the operating partnerships, there are no significant differences in occupancy rates or property types. All of the properties owned by the operating partnerships are multifamily apartment complexes. In addition, ownership of the operating partnership interests in the Ponds at Georgetown Limited partnership ("The Ponds") is shared by Cap Source I and Cap Source II.

DIFFERENCES BETWEEN CAP SOURCE I AND CAP SOURCE II

    Except for The Ponds, each partnership equity interest is unique to the partnership that holds the interest. The style of construction, specific location and geographic areas for each property owned by the operating partnerships are different. Cap Source I has partnership equity interests in four operating partnerships that have a general partner that is an affiliate of Cap Source I, which include Waterman's Crossing, Fox Hollow, Misty Springs and The Ponds. The remaining Cap Source I operating partnerships have general partners that are not affiliated with Cap Source I. All of the Cap Source II operating partnerships, except The Ponds, have general partners that are not affiliated with Cap Source II. See "THE PARTNERSHIPS" in the prospectus/consent solicitation statement.

    Although both partnerships hold a majority of their assets in liquid investments, the amount of cash and cash equivalents held by each partnership is different. As of March 31, 2000, cash, cash equivalents and net other assets and liabilities make up approximately 18% of Cap Source I's assets, whereas less than 1% of Cap Source II's assets are in cash, cash equivalents and net other assets and liabilities.

                              Cap Source I Supp-2

    Distributions for both partnerships are based upon the adjusted BAC value, which is $20.00 per BAC of original investment, adjusted for returns of capital to investors. The adjusted BAC value for Cap Source I is $18.35. The adjusted BAC value for Cap Source II is $12.39.

    In 1999, Cap Source I made distributions at the rate of 5.5% of its adjusted BAC value, which equaled $1.01 per BAC for the year of which $.0015 was made from reserves. Cap Source I made distributions at an annual rate of 5.5% of its adjusted BAC value, which equaled $.2525 per BAC for the first three months of 2000, of which $.0041 was made from reserves. Cap Source II made distributions at the rate of 3.6% of its adjusted BAC value, which equaled $.45 per BAC for 1999, $.0351 of which was made from reserves. Cap Source II made distributions at an annual rate of 3.6% of its adjusted BAC value, which equaled $.1125 per BAC for the first three months of 2000. See "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP BACS--Partnership Distributions" in the prospectus/consent solicitation statement.

    The partnerships have different fee structures for compensating their general partners. The Cap Source I General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to Cap Source I investors has been paid on a cumulative basis and such investors have received the return of their capital contributions.

    The Cap Source II General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which is paid each year with the balance payable only during such years that a 6.5% annual return has been paid to Cap Source II investors on a noncumulative basis. An additional fee of 0.5% of invested assets will be paid in years that an 11.5% annual return has been paid to Cap
Source II investors on a cumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

    The general partners of both partnerships also receive 1% of the net proceeds from any sale of partnership assets. The general partners of both partnerships will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. The general partners of both partnerships will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds, after deducting from cash available or sales proceeds any termination fee paid therefrom, after investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. However, the difference in this latter fee is not a material difference since neither partnership has achieved the target level since inception, and the Cap Source General Partners do not anticipate that this level will be reached in the foreseeable future.

RISK FACTORS

    The transaction does not involve risks which are more significant to Cap Source I investors than to Cap Source II investors. However, the transaction involves some risks and other adverse factors which are applicable to both partnerships. Because all of the risks and adverse factors described in the prospectus/consent solicitation statement apply to the effects of the transaction on both partnerships, you should carefully review the section entitled "RISK FACTORS" in the prospectus/consent solicitation statement. Except as otherwise stated in this supplement, there are no material differences in the manner in which Cap Source I or Cap Source II will be effected by any of the risks or adverse factors discussed in such "RISK FACTORS" section.

                              Cap Source I Supp-3

    For most investors, the transaction will not result in a taxable transaction except to the extent notes are received in the transaction. For a more detailed discussion of the tax consequences of the transaction see the sections entitled "FEDERAL INCOME TAX CONSEQUENCES" below and in the prospectus/consent solicitation statement.

    By participating in the transaction, you will assume risks associated with the assets of the other partnership, Cap Source II. Although the majority of the assets in Cap Source II are substantially similar to those of Cap Source I, the multifamily apartment complexes in which Cap Source II owns limited partnership interests are of different construction, geographic area and specific location than the complexes in which your partnership owns interests. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those you are presently exposed. For geographic information regarding the partnerships' properties, see "THE PARTNERSHIPS" in the prospectus/consent solicitation statement. Moreover, because the properties owned by the partnerships are not of uniform quality, combining assets and liabilities of the partnerships in the transaction may diminish the overall asset quality underlying the investments of some of the investors by comparison with their existing partnership investment.

    The following is a brief description of the potential disadvantages, adverse consequences and risks of the transaction that is applicable to both partnerships. This description is qualified in its entirety by the more detailed discussion in the section entitled "RISK FACTORS" contained in the prospectus/ consent solicitation statement.

    - We cannot predict the prices at which the units will trade after the transaction. The price of the units may decrease after the transaction due to the potentially large number of units that may be sold immediately by unitholders. Thus, the units may trade at prices substantially below the estimated liquidation value of the company's assets and the $10 per unit price we arbitrarily assigned for the sole purpose of allocating the units in the transaction.

    - We do not expect a public market for the notes to develop. If the notes are sold, they may sell at prices substantially below their issuance price. Investors who receive notes are likely to receive the full face amount of the notes only if they hold the notes to maturity or if the company repays or refinances the notes at or before maturity. The maturity date of the notes is approximately eight years after the transaction.

    - We initiated and participated in the structuring of the transaction and have conflicts of interests with respect to its completion. We will receive economic benefits as a result of the transaction. We will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. We will also receive management and other fees from the company as its general partner following the transaction. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders" and "MANAGEMENT OF THE GENERAL PARTNER" in the prospectus/consent solicitation statement. If the company's partnership agreement had been in place, we would have received more total consideration for the years ending December 31, 1998 and 1999, and for the three months ended March 31, 2000. See "Compensation, Reimbursements and Distributions to the Cap Source General Partners" below.

    - We did not retain an unaffiliated third party to represent your interests in the structuring of the transaction. Had we retained a party to represent your interests, that party may have been able to negotiate, on your behalf, more favorable terms for the structure of the transaction and for different consideration to have been distributed to you.

    - If the transaction is completed, compensation, reimbursements and distributions to the company's general partner, which will be our successor, may increase.

    - There can be no guarantee of the level of the company's distributions after the distributions to unitholders and noteholders required by the settlement are made. Regardless of the initial level, distributions could decline in the future so that you may receive distributions that are lower than

                              Cap Source I Supp-4
      the distributions you currently receive as an investor in the partnerships. The company may also reinvest cash generated by the sale of existing assets or from operations to acquire additional assets. This could cause cash distributions to be lower than the distributions made by the partnerships in some cases.

    - The company was recently formed and has no operating history. As a result, there can be no assurance that any of the company's planned future activities will be successful.

    - If you vote "NO" against the transaction, but your partnership approves the transaction, you will not be entitled to receive cash based on an appraisal of your BACs or any other dissenters' rights under Delaware law, nor will you be given any similar rights in the transaction. You will have the right to exchange your BACs for notes if you so elect, with some limitations. See "THE NOTES" in the prospectus/consent solicitation statement.

    - There are alternatives to the transaction. If you approve the transaction, you will effectively preclude the pursuit of some of the alternatives. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE
      TRANSACTION--Alternatives Considered" in the prospectus/ consent solicitation statement.

    - The company intends to use debt financing to increase its real estate asset portfolio. Although the notes will be issued under an indenture that creates debt limitations, the company's formation documents do not limit the amount of debt the company may incur. The company will therefore be more leveraged than either of the partnerships. This use of debt financing may increase the possibility of default on the company's obligations, which could adversely affect the company's earnings and its ability to pay expected distributions to you.

    - The company intends to fund the settlement distributions of cash subsequent to the transaction with available cash and by borrowings secured by the company's existing assets. This will reduce the company's total assets available to satisfy the company's other obligations. Therefore, if you elect to receive notes, the assets available to repay the notes will be reduced to the extent of the cash distributions.

    - If the investors holding a majority in interest of the BACs of each partnership approve the transaction, your partnership will be merged with and into the company. You will be bound by this approval even if you vote "NO" against the transaction or abstain from voting.

    - The notes are prepayable at any time, unsecured obligations of the company and, as a practical matter, will be junior to all other debt of the company. The notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the notes. If you choose and receive notes, you will not hold an equity interest in the company and therefore will not be able to participate in the company's growth or benefit from any increases in the value of the units.

    - The company may be liable for unknown, undisclosed or contingent liabilities of the partnerships, which could adversely affect the liquidity of the company and its ability to pay expected distributions to you.

    - If dissenting investors elect to receive notes in excess of the maximum note limitation, the transaction will not be completed. If this does not occur, but the total amount of notes allocable to all investors who elect to receive notes exceeds the maximum note limitation, notes will be allocated first to dissenting investors who elected to receive notes and then, on a pro rata basis, to investors who abstained from voting or who voted "YES" in favor of the transaction. Thus, you could choose notes but receive units instead. To be assured of receiving notes, you must vote "NO" with respect to the transaction and elect to receive notes.

    For a more detailed discussion of the risks associated with the transaction, see "RISK FACTORS" in the prospectus/consent solicitation statement.

                              Cap Source I Supp-5

EFFECT ON FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Upon completion of the transaction, the operations and existence of the partnerships will cease. See "THE TRANSACTION" in the prospectus/consent solicitation statement. If the transaction is not completed, we do not contemplate liquidation of the partnerships, which would result in an all-cash payment to you in the near future. The transaction, however, does not result in an all-cash payment to you in liquidation of your investment. For example, if you become a noteholder, you will have exchanged your BACs for unsecured debt obligations of the company which may not be retired in full until January 15, 2008, a date approximately eight years after the effective date. On the other hand, if you exchange your BACs for units, you will receive an equity interest in the company whose marketability will depend upon the aftermarket that may develop with respect to the units.

    If the transaction is approved, all transaction costs will be paid by the partnerships and the company. If the transaction is rejected, the general partners of each partnership will bear a percentage of all transaction costs, excluding solicitation/communication costs, equal to the total number of abstentions and "NO" votes cast by investors in that partnership with respect to the transaction, divided by the total number of abstentions and votes cast by investors in that partnership. In such event, the partnerships will bear the remaining transaction costs. For a more detailed discussion of the transaction costs see "THE TRANSACTION--Transaction Expenses" in the prospectus/consent solicitation statement.

EXCHANGE VALUE TABLES

    The first table below indicates the exchange value as it relates to the allocation of units to Cap Source I in connection with the transaction. The second table shows the calculation of the exchange value assigned to Cap
Source I, which is composed of (a) the principal amount of GNMA certificates and the FHA loans as shown in the partnership's audited financial statements for the period ended December 31, 1998, (b) the value of the partnership's limited partnership interests in the operating partnerships, and (c) the market value of the partnership's remaining net assets as shown in the partnership's audited financial statements for the period ended December 31, 1998. See "--Determination of Exchange Values" below, and the tables entitled "Calculation Of Exchange Values" and "Net Other Assets and Liabilities Table for Partnerships" in the prospectus/consent solicitation statement. The third table shows the specific components of net other assets and liabilities of Cap
Source I.

                               EXCHANGE VALUE(1)
                    FOR ALLOCATION OF UNITS TO CAP SOURCE I
                            AS OF DECEMBER 31, 1998

                                                                          PER $1,000
                                                                      ORIGINAL INVESTMENT
                                                                      -------------------
                                        TOTAL
                                       NUMBER
                         INVESTOR     OF UNITS     PERCENT OF TOTAL   INVESTOR   NUMBER
 TOTAL EXCHANGE          EXCHANGE        TO          UNITS            EXCHANGE     OF
    VALUE(2)             VALUE(3)     INVESTORS(4) (EXCHANGE RATIO)   VALUE      UNITS(5)
     -----------        -----------   ---------          ----           ----      -----
     $47,569,968        $47,094,268   4,709,427          60.6%          $698      69.79

------------

(1) This Exchange Value Table assumes that no notes will be issued.

(2) See the table entitled "Calculation Of Exchange Values" in the prospectus/consent solicitation statement for a determination of the Exchange Values for each of the partnerships.

(3) The investor exchange value was derived by taking 99% of the total exchange value to reflect the fact that we will hold a 1% interest in the company as its general partner.

(4) The total number of units to be allocated to Cap Source I was calculated by dividing the Investor Exchange Value assigned to the partnership by $10.

                              Cap Source I Supp-6

(5) The number of units to be issued per $1,000 original investment was calculated by dividing the Investor Exchange Value per $1,000 original investment by $10. No fractional unit will be issued. Each investor who would otherwise be entitled to a fractional unit will instead receive a cash payment equal to $10 multiplied by the fraction. See "THE TRANSACTION--No Fractional Units" in the prospectus/consent solicitation statement.

                         CALCULATION OF EXCHANGE VALUES

                                                  GNMA
                                              CERTIFICATES   PARTNERSHIP     NET OTHER       TOTAL
                                              AND MORTGAGE      EQUITY      ASSETS AND     EXCHANGE
                                                LOANS(1)     INTERESTS(2)   LIABILITIES      VALUE
                                              ------------   ------------   -----------   -----------
Cap Source I................................  $35,023,246     $3,194,941    $9,351,781    $47,569,968

------------

(1) GNMA Certificates and FHA Loans are included at their outstanding principal balances as of December 31, 1998.

(2) Partnership equity interests are derived by using the value of the properties as determined by the appraisals using the direct capitalization approach then deducting 4% of these values to account for the costs of sales of these properties, then subtracting the current principal balances of the mortgages, then allocating the remaining proceeds, if any, according to the limited partnership agreements.

                     NET OTHER ASSETS AND LIABILITIES TABLE
                                FOR CAP SOURCE I
                            AS OF DECEMBER 31, 1998

                                                                     NET OTHER
                                   CASH & CASH     MISC. GNMA         ASSETS &      DISTRIBUTIONS
                                   EQUIVALENTS   CERTIFICATES(1)   LIABILITIES(2)      PAYABLE        TOTAL
                                   -----------   ---------------   --------------   -------------   ----------
Cap Source I.....................  $9,304,694        $879,182          $28,502        $(860,597)    $9,351,781

------------

(1) These assets are classified for reporting purposes as "available for sale" and are therefore reported at fair value.

(2) Generally, interest receivable less accounts payable.

DETERMINATION OF EXCHANGE VALUES

    You will receive units or notes based upon an exchange value described below. If you elect to receive units, you will receive 1.3957 of the company's units for each Cap Source I BAC you own. The company will not issue any fractional units. See "THE TRANSACTION--No Fractional Units" in the prospectus/consent solicitation statement. We determined the exchange values.

    The exchange values are based upon (1) the principal amount of GNMA Certificates and the FHA Loans as shown in the partnership's audited financial statements for the period ended December 31, 1998, (2) the value of the partnership's limited partner interests in the operating partnerships, and
(3) the market value of the partnerships' remaining net assets as shown in the partnerships' audited financial statements for the period ended December 31, 1998.

    To determine the value of each partnership's limited partner interest in an operating partnership, we started with the values provided by Valuation Research in its appraisal of the operating partnership's properties using the direct capitalization approach, then deducting 4% of these values to account for the costs of sales of the properties. See "APPRAISALS" in the prospectus/consent solicitation statement. The liabilities of the operating partnership, including amounts required to pay off the

                              Cap Source I Supp-7
insured mortgage on the property and amounts owed to the general partner of the operating partnership, were then subtracted from the mean value. The net value after these adjustments was then apportioned among the general partner and limited partners of the operating partnership according to each operating partnership's limited partnership agreement. In valuing the operating partnerships, we did not take into account amounts that may be payable by some of the operating partnerships to our affiliates that will be waived if the transaction is completed. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Reasons for, and Benefits of, the Transaction--WAIVER BY AFFILIATES OF THE CAP SOURCE GENERAL PARTNERS OF AMOUNTS POTENTIALLY PAYABLE BY CERTAIN OPERATING PARTNERSHIPS" in the prospectus/consent solicitation statement.

    The exchange values were determined as of December 31, 1998. As of the date of the prospectus/ consent solicitation statement, we did not know of any material change in the partnerships which would affect the exchange values.

FEDERAL INCOME TAX CONSEQUENCES

    The company will not recognize any gain or loss as a result of the transaction. Cap Source II investors will be required to include in income a share of income or gain recognized by Cap Source II as a result of the receipt by Cap Source II of notes or cash, even if the Cap Source II investor receives units in connection with the transaction. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Transaction" in the prospectus/consent solicitation statement. If the maximum amount of notes are issued in connection with the transaction, the maximum potential gain that Cap Source II could recognize will be approximately $2 million, or approximately $.50 per Cap
Source II BAC. Cap Source I investors will only recognize gain to the extent the fair market value of the notes or the amount of cash actually received in the transaction exceeds the adjusted basis in his or her BACs. The company will be characterized as a partnership for federal income tax purposes. Therefore, the company will not be subject to federal income taxation and, instead, each unitholder is required to take into account his or her share of income, deductions or loss of the company regardless of whether any cash is distributed. The character of income to each unitholder will be dependent upon its character to the company. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Unitholders" in the prospectus/consent solicitation statement. For the purposes of
Section 469 of the Code, the company will be deemed a publicly traded partnership. Therefore, passive income, gain and losses from the company may only be applied against other items of income, gain or loss from the company.

    Income of the company may be generated by debt-financed property. Therefore, distributions of the company may constitute unrelated business taxable income to tax-exempt unitholders. See "FEDERAL INCOME TAX CONSEQUENCES--Considerations for Tax-Exempt Unitholders" and "--Taxation of Unitholders" in the prospectus/consent solicitation statement.

FAIRNESS

    GENERAL. There are no material differences with respect to the fairness of the transaction to the partnerships, individually, or in the aggregate. Therefore, the discussion of the fairness of the transaction below is intended to summarize briefly our belief as to fairness and the material factors on which our belief is based. In our analysis, we did not assign relative weights to these factors. For a more detailed discussion of the fairness of the transaction, see the sections entitled "FAIRNESS" in the prospectus/consent solicitation statement.

    CAP SOURCE GENERAL PARTNERS' BELIEF AS TO FAIRNESS. We believe the terms of the transaction are fair as a whole, to the partnerships and to the investors in each of the partnerships, regardless of whether you receive units or notes.

    BASIS FOR CAP SOURCE GENERAL PARTNERS' BELIEF AS TO FAIRNESS. We have based our determination as to the fairness of the transaction on the following material factors: (1) the terms and conditions of the transaction will result in limited changes to the structure of the partnerships and limited changes to the

                              Cap Source I Supp-8
business and investment objectives of the partnerships; (2) the opportunity for you to object to the transaction and the requirement that the transaction be approved by investors holding a majority in interest of the outstanding BACs of each partnership; (3) the form and amount of consideration offered to you;
(4) the method of allocating the units and notes among the partnerships in the transaction and the exchange values used in connection with this allocation; (5) the fairness opinion dated September 23, 1999, rendered by Sutro & Co., Inc.;
(6) the bringdown fairness opinion dated June 30, 2000, rendered by Sutro & Co.;
(7) the independent appraisals prepared by Valuation Research Corporation, which were used in part in the determination of the exchange values; (8) the lack of material differences with respect to the assets of the partnerships and the consistent valuation methodology applied to the assets; and (9) the fact that all investors, including dissenting investors, will be given the opportunity to elect to receive notes, with some limitations. For a complete discussion of these factors, see "FAIRNESS" in the prospectus/consent solicitation statement.

    We also considered the potential benefits of the transaction compared to the alternatives in reaching our conclusion as to the fairness of the transaction. Some potential benefits include, but are not limited to: (1) enhanced liquidity resulting from the anticipated listing of the units on NASDAQ; (2) the company's potential for growth and enhanced access to capital; (3) a capital and operating structure that will allow the company to respond more efficiently to changing conditions in the U.S. equity markets, thereby potentially reducing the adverse effects of such changes; and (4) general and administrative costs savings resulting from combined operation of the partnerships as a single entity. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION" in the prospectus/consent solicitation statement.

                              Cap Source I Supp-9

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE CAP SOURCE GENERAL
  PARTNERS

    The following table compares the cash distributions, fees and reimbursements we currently receive from the partnerships and the fees that we, as general partner of the company, would have received from the company had the transaction occurred before the periods indicated.

                          COMPARISON OF COMPENSATION,
                      REIMBURSEMENTS AND DISTRIBUTIONS TO
                          CAP SOURCE GENERAL PARTNERS

                                                      YEAR ENDED DECEMBER 31,        THREE MONTHS
                                                   ------------------------------       ENDED
                                                     1997       1998       1999     MARCH 31, 2000
                                                   --------   --------   --------   --------------
ACTUAL AMOUNTS PAID TO CAP SOURCE GENERAL
  PARTNERS(1)
  Capital Source I
    1% Share of Cash Distributions...............  $ 34,424   $ 34,425   $ 34,424      $  8,606
    Asset Management and Partnership
      Administrative Fee.........................         0          0          0             0
    Reimbursements...............................   243,973    319,874    272,544       153,755
                                                   --------   --------   --------      --------
      Subtotal...................................  $278,397   $354,299   $306,968      $162,361
                                                   --------   --------   --------      --------
  Capital Source II
    1% Share of Cash Distributions...............  $ 32,818   $ 26,741   $ 18,232      $  4,558
    Asset Management and Partnership
      Administrative Fee.........................   166,000     50,000     50,000        12,500
    Reimbursements...............................   225,782    266,946    207,904       115,206
                                                   --------   --------   --------      --------
      Subtotal...................................  $424,600   $343,687   $276,136      $132,264
                                                   --------   --------   --------      --------
    Total........................................  $702,997   $697,986   $583,104      $294,625
                                                   ========   ========   ========      ========
COMPANY--AMOUNTS PAYABLE TO THE GENERAL
  PARTNER(2)
  1% Share of Cash Distributions.................  $ 67,242   $ 61,166   $ 52,656      $ 13,164
  Acquisition Fee................................         0          0          0             0
  Administrative Fee.............................   100,000    100,000    100,000        25,000
  Reimbursements.................................   469,755    586,820    480,448       268,961
                                                   --------   --------   --------      --------
    Total........................................  $636,997   $747,986   $633,104      $307,125
                                                   ========   ========   ========      ========

------------

(1) Calculated based upon the compensation, fees and expenses we are currently entitled to receive under the Cap Source partnership agreements. For a description of this structure under the partnership agreements, see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE PARTNERSHIPS" in the prospectus/consent solicitation statement.

(2) Calculated based upon the compensation, fees and expenses the company's general partner would have been entitled to receive under the company's partnership agreement for the periods indicated. For a description of this structure under the company's partnership agreement, see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE COMPANY" in the prospectus/consent solicitation statement.

    The historical reimbursements for Cap Source I for 1997, 1998, 1999 and the three months ended March 31, 2000, consisted of salaries and benefits of $211,324, $256,101, $261,526 and $151,150, respectively, board member and consulting fees of $13,934, $38,937, $0 and $0, respectively, and miscellaneous expenses of $18,715, $24,836, $11,018 and $2,605, respectively. The historical reimbursements for Cap Source II for 1997, 1998, 1999 and the three months ended March 31, 2000, consisted of salaries and benefits of $192,973, $223,939, $200,277 and $113,433, respectively, board member and consulting

                              Cap Source I Supp-10
fees of $13,934, $25,963, $0 and $0, respectively, and miscellaneous expenses of $18,875, $17,044, $7,676 and $1,773, respectively.

    The table above reflects the fact that no acquisition fees would have been paid to the company during the periods indicated because no new assets were purchased or permitted to be purchased during those periods. Since the company will be permitted to acquire new assets, this fee will increase in future years if the transaction is completed.

    The total amounts that would have been paid to us under the company's partnership agreement would have been higher than the amounts we actually received during 1998, 1999 and the three months ended March 31, 2000, because the general partner of the company is entitled to an annual base administrative fee of $100,000. The Cap Source I partnership agreement does not provide for a base administrative fee, and the Cap Source II partnership agreement provides for a base asset management and partnership administrative fee of $50,000, which corresponds to the company's administrative fee. See "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses" in the prospectus/ consent solicitation statement. Therefore, under the company's partnership agreement the general partner would have received an additional $50,000, $50,000 and $12,500 in total compensation without any corresponding increase in its duties for the years ended December 31, 1999 and 1998, and the three months ended March 31, 2000, respectively.

CASH DISTRIBUTIONS TO INVESTORS

    The information below should be read in conjunction with the information in the prospectus/ consent solicitation statement under the captions "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP BACS" and "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS."

    The following table sets forth the distributions paid to investors in Cap Source I, per $1,000 original investment, for the periods indicated below:

                                                                                                THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,                     ENDED
                                         ----------------------------------------------------    MARCH 31,
                                           1995       1996       1997       1998       1999         2000
                                         --------   --------   --------   --------   --------   ------------
Distributions from Income.............   $50.500    $47.230    $45.214    $27.910    $39.525       $11.405
Distributions from Return of
  Capital.............................        --      3.270      5.286     22.590     10.975         1.220
                                         -------    -------    -------    -------    -------       -------
  Total...............................   $50.500    $50.500    $50.500     50.500    $50.500       $12.625
                                         =======    =======    =======    =======    =======       =======

    Cash from operations, defined in the partnership agreement as disbursable cash, is distributed to the investors. Any variation in the amount of distributions from operations is due to fluctuations in net cash from operating activities. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Financial Statement Supplement to the prospectus/consent solicitation statement for a discussion and analysis of such fluctuations. Cash proceeds from the sale of property may be distributed separately to the investors as a return of capital. The adjusted capital contribution of an investor is generally the investor's initial capital contribution reduced by the cash distributions to the investor of proceeds from the sale of partnership properties. The adjusted capital contribution per BAC for investors in Cap Source I, as defined in its partnership agreement, was $18.35 as of March 31, 2000, based on an initial capital contribution of $20 per unit.

    See the information in the prospectus/consent solicitation statement under "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS" for more detailed financial information with respect to the partnerships and the effects of the transaction.

                              Cap Source I Supp-11

              AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.
                         SUPPLEMENT DATED JUNE 30, 2000
                                       TO
         AMENDED AND RESTATED PROSPECTUS/CONSENT SOLICITATION STATEMENT
                              DATED JUNE 30, 2000
                                      FOR
                            CAPITAL SOURCE II L.P.-A

    As described in detail in the accompanying prospectus/consent solicitation statement, we are proposing a merger of Capital Source L.P. and Capital
Source II L.P.-A, which we refer to as the partnerships, with and into America First Real Estate Investment Partners, L.P., a newly formed Delaware limited partnership, which we refer to as the company. We, the general partners of the partnerships, are soliciting your consent to this transaction. In the transaction, the company will distribute units of assigned limited partner interests, and in some situations cash, promissory notes and Variable Rate Junior Notes Callable on or After the Date of Issuance, or notes, to the partnerships in exchange for the assets of the partnerships. After the transaction, you will be a unitholder or noteholder, as the case may be, of the company and will no longer be a limited partner, or BAC holder, in your respective partnership. We expect that the units will be listed for trading on NASDAQ under the symbol "AFREZ". The notes will not be listed for trading.

    Through this prospectus/consent solicitation statement and the accompanying supplements, we are asking you, as a BAC holder, to approve the transaction. BAC holders holding in excess of 50% in interest of the outstanding BACs of each partnership must vote "YES" in favor of the transaction on the enclosed consent form in order for the transaction to be completed.

    We have proposed the transaction to enhance the liquidity of your investment and to increase the cash flow and net asset values of the partnerships. We plan to accomplish this by listing the company's units on NASDAQ, by leveraging its assets, by making equity investments in multifamily residential properties, by acquiring securities of other entities engaged in similar real estate businesses and by actively managing the makeup of the company's real estate portfolio. We believe that the proposed transaction permits you to realize the value of your investment in the partnerships, as opposed to liquidating your partnership or continuing your partnership unchanged.

    We, as the general partners of the partnerships, strongly recommend that you vote "YES" in favor of the transaction.

    THIS TRANSACTION INVOLVES MATERIAL RISKS THAT YOU SHOULD CONSIDER. SEE "RISK FACTORS" BEGINNING ON PAGE 21 OF THE PROSPECTUS/CONSENT SOLICITATION STATEMENT. IN PARTICULAR, YOU SHOULD CONSIDER THE FOLLOWING:

    - The units may trade at prices below the value of the company's assets and the $10 per unit price arbitrarily assigned for the sole purpose of allocating the units in the transaction. We do not expect a public market for the notes to develop. If the notes are sold, they may sell at prices substantially below their issuance price.

    - We initiated and participated in the structuring of the transaction and have conflicts of interests with respect to its completion.

    - An unaffiliated third party has not been retained to represent your interests in the transaction. Had a representative been retained, they may have been able to negotiate, on your behalf, more favorable terms for the transaction and different consideration may have been distributed to you.

    - If the transaction is completed, compensation, reimbursements and distributions to our successor, as the company's general partner, may increase.

    - There can be no guarantee of the level of the company's cash distributions after the distributions required by the settlement are made.

    - The company is newly formed and has no operating history.

    - If you vote "NO" against the transaction, but your partnership approves it, you do not have any appraisal or other dissenters' rights under Delaware law and none will be offered in the transaction.

    - There are alternatives to the transaction. By approving the transaction, you will effectively preclude the pursuit of some of the alternatives.

    - The company intends to use debt financing to increase its real estate asset portfolio and to fund a portion of the cash distributions to unitholders and noteholders required by the settlement. An increase in debt may increase the possibility of default on the company's obligations. This could affect the company's ability to pay distributions to you.

    - If your partnership approves the transaction, you will be bound even if you vote "NO" against the transaction.

    - If you choose to receive notes, you will not hold an equity interest in the company and will not be able to participate in the company's growth or benefit from any increases in the value of the units. The notes are unsecured obligations of the company and may be redeemed before maturity at the company's option.

    This Supplement has been prepared for you, as a Cap Source II investor, to discuss the effects and fairness of the transaction with respect to your BACs, and to provide information on your partnership. The effects of the transaction may be different for Cap Source I investors than for Cap Source II investors. A supplement has also been prepared for Cap Source I investors. The supplements are a part of the prospectus/consent solicitation statement. Capitalized terms not defined in this supplement shall have the same meaning as those terms have in the accompanying prospectus/consent solicitation statement.

    You or your representatives may obtain a copy of any supplement without charge by making a request in writing to the general partners of your partnership. All requests should be directed to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.

SIMILARITIES BETWEEN CAP SOURCE I AND CAP SOURCE II

    The investment objectives and the assets held by the partnerships are substantially similar in nature and character. Although there are differences in the geographic area, style of construction and specific locations for each property owned by the operating partnerships, there are no significant differences in occupancy rates or property types. All of the properties owned by the operating partnerships are multifamily apartment complexes. In addition, ownership of the operating partnership interests in the Ponds at Georgetown Limited partnership ("The Ponds") is shared by Cap Source I and Cap Source II.

DIFFERENCES BETWEEN CAP SOURCE I AND CAP SOURCE II

    Except for The Ponds, each partnership equity interest is unique to the partnership that holds the interest. The style of construction, specific location and geographic areas for each property owned by the operating partnerships are different. Cap Source I has partnership equity interests in four operating partnerships that have a general partner that is an affiliate of Cap Source I, which include Waterman's Crossing, Fox Hollow, Misty Springs and The Ponds. The remaining Cap Source I operating partnerships have general partners that are not affiliated with Cap Source I. All of the Cap Source II operating partnerships, except The Ponds, have general partners that are not affiliated with Cap Source II. See "THE PARTNERSHIPS" in the prospectus/consent solicitation statement.

    Although both partnerships hold a majority of their assets in liquid investments, the amount of cash and cash equivalents held by each partnership is different. As of March 31, 2000, cash, cash equivalents and net other assets and liabilities make up approximately 18% of Cap Source I's assets, whereas less than 1% of Cap Source II's assets are in cash, cash equivalents and net other assets and liabilities.

                              Cap Source II Supp-2

    Distributions for both partnerships are based upon the adjusted BAC value, which is $20.00 per BAC of original investment, adjusted for returns of capital to investors. The adjusted BAC value for Cap Source I is $18.35. The adjusted BAC value for Cap Source II is $12.39.

    In 1999, Cap Source I made distributions at the rate of 5.5% of its adjusted BAC value, which equaled $1.01 per BAC for the year of which $.0015 was made from reserves. Cap Source I made distributions at an annual rate of 5.5% of its adjusted BAC value, which equaled $.2525 per BAC for the first three months of 2000 of which $.0041 was made from reserves. Cap Source II made distributions at the rate of 3.6% of its adjusted BAC value, which equaled $.45 per BAC for 1999, $.0351 of which was made from reserves. Cap Source II made distributions at an annual rate of 3.6% of its adjusted BAC value, which equaled $.1125 per BAC for the first three months of 2000. See "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP BACS--Partnership Distributions" in the prospectus/consent solicitation statement.

    The partnerships have different fee structures for compensating their general partners. The Cap Source I General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to Cap Source I investors has been paid on a cumulative basis and such investors have received the return of their capital contributions.

    The Cap Source II General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which is paid each year with the balance payable only during such years that a 6.5% annual return has been paid to Cap Source II investors on a noncumulative basis. An additional fee of 0.5% of invested assets will be paid in years that an 11.5% annual return has been paid to Cap
Source II investors on a cumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

    The general partners of both partnerships also receive 1% of the net proceeds from any sale of partnership assets. The general partners of both partnerships will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. The general partners of both partnerships will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds, after deducting from cash available or sales proceeds any termination fee paid therefrom, after investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. However, the difference in this latter fee is not a material difference since neither partnership has achieved the target level since inception, and the Cap Source General Partners do not anticipate that this level will be reached in the foreseeable future.

RISK FACTORS

    The transaction does not involve risks which are more significant to Cap Source II investors than to Cap Source I investors. However, the transaction involves some risks and other adverse factors which are applicable to both partnerships. Because all of the risks and adverse factors described in the prospectus/consent solicitation statement apply to the effects of the transaction on both partnerships, you should carefully review the section entitled "RISK FACTORS" in the prospectus/consent solicitation statement. Except as otherwise stated in this supplement, there are no material differences in the manner in which Cap Source I or Cap Source II will be effected by any of the risks or adverse factors discussed in such "RISK FACTORS" section.

                              Cap Source II Supp-3

    For most investors, the transaction will not result in a taxable transaction except to the extent notes are received in the transaction. For a more detailed discussion of the tax consequences of the transaction see the sections entitled "FEDERAL INCOME TAX CONSEQUENCES" below and in the prospectus/consent solicitation statement.

    By participating in the transaction, you will assume risks associated with the assets of the other partnership, Cap Source I. Although the majority of the assets in Cap Source I are substantially similar to those of Cap Source II, the multifamily apartment complexes in which Cap Source I owns limited partnership interests are of different construction, geographic area and specific location than the complexes in which your partnership owns interests. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those you are presently exposed. For geographic information regarding the partnerships' properties, see "THE PARTNERSHIPS" in the prospectus/consent solicitation statement. Moreover, because the properties owned by the partnerships are not of uniform quality, combining assets and liabilities of the partnerships in the transaction may diminish the overall asset quality underlying the investments of some of the investors by comparison with their existing partnership investment.

    The following is a brief description of the potential disadvantages, adverse consequences and risks of the transaction that is applicable to both partnerships. This description is qualified in its entirety by the more detailed discussion in the section entitled "RISK FACTORS" contained in the prospectus/ consent solicitation statement.

    - We cannot predict the prices at which the units will trade after the transaction. The price of the units may decrease after the transaction due to the potentially large number of units that may be sold immediately by unitholders. Thus, the units may trade at prices substantially below the estimated liquidation value of the company's assets and the $10 per unit price we arbitrarily assigned for the sole purpose of allocating the units in the transaction.

    - We do not expect a public market for the notes to develop. If the notes are sold, they may sell at prices substantially below their issuance price. Investors who receive notes are likely to receive the full face amount of the notes only if they hold the notes to maturity or if the company repays or refinances the notes at or before maturity. The maturity date of the notes is approximately eight years after the transaction.

    - We initiated and participated in the structuring of the transaction and have conflicts of interests with respect to its completion. We will receive economic benefits as a result of the transaction. We will hold a 1% interest in the company as its general partner, which continues our 1% interest in the partnerships. We will also receive management and other fees from the company as its general partner following the transaction. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders" and "MANAGEMENT OF THE GENERAL PARTNER" in the prospectus/consent solicitation statement. If the company's partnership agreement had been in place, we would have received more total consideration for the years ending
      December 31, 1998 and 1999, and for the three months ended March 31, 2000. See "Compensation, Reimbursements and Distributions to the Cap Source General Partners" below.

    - We did not retain an unaffiliated third party to represent your interests in the structuring of the transaction. Had we retained a party to represent your interests, that party may have been able to negotiate, on your behalf, more favorable terms for the structure of the transaction and for different consideration to have been distributed to you.

    - If the transaction is completed, compensation, reimbursements and distributions to the company's general partner, which will be our successor, may increase.

    - There can be no guarantee of the level of the company's distributions after the distributions to unitholders and noteholders required by the settlement are made. Regardless of the initial level, distributions could decline in the future so that you may receive distributions that are lower than the distributions you currently receive as an investor in the partnerships. The company may also

                              Cap Source II Supp-4
      reinvest cash generated by the sale of existing assets or from operations to acquire additional assets. This could cause cash distributions to be lower than the distributions made by the partnerships in some cases.

    - The company was recently formed and has no operating history. As a result, there can be no assurance that any of the company's planned future activities will be successful.

    - If you vote "NO" against the transaction, but your partnership approves the transaction, you will not be entitled to receive cash based on an appraisal of your BACs or any other dissenters' rights under Delaware law, nor will you be given any similar rights in the transaction. You will have the right to exchange your BACs for notes if you so elect, with some limitations. See "THE NOTES" in the prospectus/consent solicitation statement.

    - There are alternatives to the transaction. If you approve the transaction, you will effectively preclude the pursuit of some of the alternatives. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE
      TRANSACTION--Alternatives Considered" in the prospectus/ consent solicitation statement.

    - The company intends to use debt financing to increase its real estate asset portfolio. Although the notes will be issued under an indenture that creates debt limitations, the company's formation documents do not limit the amount of debt the company may incur. The company will therefore be more leveraged than either of the partnerships. This use of debt financing may increase the possibility of default on the company's obligations, which could adversely affect the company's earnings and its ability to pay expected distributions to you.

    - The company intends to fund the settlement distributions of cash subsequent to the transaction with available cash and by borrowings secured by the company's existing assets. This will reduce the company's total assets available to satisfy the company's other obligations. Therefore, if you elect to receive notes, the assets available to repay the notes will be reduced to the extent of the cash distributions.

    - If the investors holding a majority in interest of the BACs of each partnership approve the transaction, your partnership will be merged with and into the company. You will be bound by this approval even if you vote "NO" against the transaction or abstain from voting.

    - The notes are prepayable at any time, unsecured obligations of the company and, as a practical matter, will be junior to all other debt of the company. The notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the notes. If you choose and receive notes, you will not hold an equity interest in the company and therefore will not be able to participate in the company's growth or benefit from any increases in the value of the units.

    - The company may be liable for unknown, undisclosed or contingent liabilities of the partnerships, which could adversely affect the liquidity of the company and its ability to pay expected distributions to you.

    - If dissenting investors elect to receive notes in excess of the maximum note limitation, the transaction will not be completed. If this does not occur, but the total amount of notes allocable to all investors who elect to receive notes exceeds the maximum note limitation, notes will be allocated first to dissenting investors who elected to receive notes and then, on a pro rata basis, to investors who abstained from voting or who voted "YES" in favor of the transaction. Thus, you could choose notes but receive units instead. To be assured of receiving notes, you must vote "NO" with respect to the transaction and elect to receive notes.

    For a more detailed discussion of the risks associated with the transaction, see "RISK FACTORS" in the prospectus/consent solicitation statement.

                              Cap Source II Supp-5

EFFECT ON FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Upon completion of the transaction, the operations and existence of the partnerships will cease. See "THE TRANSACTION" in the prospectus/consent solicitation statement. If the transaction is not completed, we do not contemplate liquidation of the partnerships, which would result in an all-cash payment to you in the near future. The transaction, however, does not result in an all-cash payment to you in liquidation of your investment. For example, if you become a noteholder, you will have exchanged your BACs for unsecured debt obligations of the company which may not be retired in full until January 15, 2008, a date approximately eight years after the effective date. On the other hand, if you exchange your BACs for units, you will receive an equity interest in the company whose marketability will depend upon the aftermarket that may develop with respect to the units.

    If the transaction is approved, all transaction costs will be paid by the partnerships and the company. If the transaction is rejected, the general partners of each partnership will bear a percentage of all transaction costs, excluding solicitation/communication costs, equal to the total number of abstentions and "NO" votes cast by investors in that partnership with respect to the transaction, divided by the total number of abstentions and votes cast by investors in that partnership. In such event, the partnerships will bear the remaining transaction costs. For a more detailed discussion of the transaction costs see "THE TRANSACTION--Transaction Expenses" in the prospectus/consent solicitation statement.

EXCHANGE VALUE TABLES

    The first table below indicates the exchange value as it relates to the allocation of units to Cap Source II in connection with the transaction. The second table shows the calculation of the exchange value assigned to Cap
Source II, which is composed of (a) the principal amount of GNMA certificates and the FHA loans as shown in the partnership's audited financial statements for the period ended December 31, 1998, (b) the value of the partnership's limited partnership interests in the operating partnerships, and (c) the market value of the partnership's remaining net assets as shown in the partnership's audited financial statements for the period ended December 31, 1998. See "--Determination of Exchange Values" below, and the tables entitled "Calculation Of Exchange Values" and "Net Other Assets and Liabilities Table for Partnerships" in the prospectus/consent solicitation statement. The third table shows the specific components of net other assets and liabilities of Cap
Source II.

                               EXCHANGE VALUE(1)
                    FOR ALLOCATION OF UNITS TO CAP SOURCE II
                            AS OF DECEMBER 31, 1998

                                                                          PER $1,000
                                                                      ORIGINAL INVESTMENT
                                                                      -------------------
                                        TOTAL
                                       NUMBER
                         INVESTOR     OF UNITS     PERCENT OF TOTAL   INVESTOR   NUMBER
 TOTAL EXCHANGE          EXCHANGE        TO          UNITS            EXCHANGE     OF
    VALUE(2)             VALUE(3)     INVESTORS(4) (EXCHANGE RATIO)   VALUE      UNITS(5)
     -----------        -----------   ---------          ----           ----      -----
30,87$2,167......       $30,563,445   3,056,345          39.4%          $381      38.10

------------

(1) This Exchange Value Table assumes that no notes will be issued.

(2) See the table entitled "Calculation Of Exchange Values" in the prospectus/consent solicitation statement for a determination of the Exchange Values for each of the partnerships.

(3) The investor exchange value was derived by taking 99% of the total exchange value to reflect the fact that we will hold a 1% interest in the company as its general partner.

(4) The total number of units to be allocated to Cap Source II was calculated by dividing the Investor Exchange Value assigned to the partnership by $10.

                              Cap Source II Supp-6

(5) The number of units to be issued per $1,000 original investment was calculated by dividing the Investor Exchange Value per $1,000 original investment by $10. No fractional unit will be issued. Each investor who would otherwise be entitled to a fractional unit will instead receive a cash payment equal to $10 multiplied by the fraction. See "THE TRANSACTION--No Fractional Units" in the prospectus/consent solicitation statement.

                         CALCULATION OF EXCHANGE VALUES

                                                    GNMA
                                                CERTIFICATES   PARTNERSHIP     NET OTHER       TOTAL
                                                AND MORTGAGE      EQUITY      ASSETS AND     EXCHANGE
                                                  LOANS(1)     INTERESTS(2)   LIABILITIES      VALUE
                                                ------------   ------------   -----------   -----------
Cap Source II.................................  $27,044,343     $3,809,948      $17,876     $30,872,167

------------

(1) GNMA Certificates and FHA Loans are included at their outstanding principal balances as of December 31, 1998.

(2) Partnership equity interests are derived by using the value of the properties as determined by the appraisals using the direct capitalization approach then deducting 4% of these values to account for the costs of sales of these properties, then subtracting the current principal balances of the mortgages, then allocating the remaining proceeds, if any, according to the limited partnership agreements.

                     NET OTHER ASSETS AND LIABILITIES TABLE
                               FOR CAP SOURCE II
                            AS OF DECEMBER 31, 1998

                                                                        NET OTHER
                                      CASH & CASH     MISC. GNMA         ASSETS &      DISTRIBUTIONS
                                      EQUIVALENTS   CERTIFICATES(1)   LIABILITIES(2)      PAYABLE       TOTAL
                                      -----------   ---------------   --------------   -------------   --------
Cap Source II.......................   $432,999            $0            $(111,252)      $(303,871)    $17,876

------------

(1) These assets are classified for reporting purposes as "available for sale" and are therefore reported at fair value.

(2) Generally, interest receivable less accounts payable.

DETERMINATION OF EXCHANGE VALUES

    You will receive units or notes based upon an exchange value described below. If you elect to receive units, you will receive 0.7620 of the company's units for each Cap Source II BAC you own. The company will not issue any fractional units. See "THE TRANSACTION--No Fractional Units" in the prospectus/consent solicitation statement. We determined the exchange values.

    The exchange values are based upon (1) the principal amount of GNMA Certificates and the FHA Loans as shown in the partnership's audited financial statements for the period ended December 31, 1998, (2) the value of the partnership's limited partner interests in the operating partnerships, and
(3) the market value of the partnerships' remaining net assets as shown in the partnerships' audited financial statements for the period ended December 31, 1998.

    To determine the value of each partnership's limited partner interest in an operating partnership, we started with the values provided by Valuation Research in its appraisal of the operating partnership's properties using the direct capitalization approach, then deducting 4% of these values to account for the costs of sales of the properties. See "APPRAISALS" in the prospectus/consent solicitation statement. The liabilities of the operating partnership, including amounts required to pay off the

                              Cap Source II Supp-7
insured mortgage on the property and amounts owed to the general partner of the operating partnership, were then subtracted from the mean value. The net value after these adjustments was then apportioned among the general partner and limited partners of the operating partnership according to each operating partnership's limited partnership agreement. In valuing the operating partnerships, we did not take into account amounts that may be payable by some of the operating partnerships to our affiliates that will be waived if the transaction is completed. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Reasons for, and Benefits of, the Transaction--WAIVER BY AFFILIATES OF THE CAP SOURCE GENERAL PARTNERS OF AMOUNTS POTENTIALLY PAYABLE BY CERTAIN OPERATING PARTNERSHIPS" in the prospectus/consent solicitation statement.

    The exchange values were determined as of December 31, 1998. As of the date of the prospectus/ consent solicitation statement, we did not know of any material change in the partnerships which would affect the exchange values.

FEDERAL INCOME TAX CONSEQUENCES

    The company will not recognize any gain or loss as a result of the transaction. Cap Source II investors will be required to include in income a share of income or gain recognized by Cap Source II as a result of the receipt by Cap Source II of notes or cash, even if the Cap Source II investor receives units in connection with the transaction. In addition, the investors in Cap Source II could recognize gain in the event that the settlement distributions are deemed part of a disguised sale of the assets of Cap Source II. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Transaction" in the prospectus/consent solicitation statement. If the maximum amount of notes are issued in connection with the transaction, the maximum potential gain that Cap Source II could recognize will be approximately $2 million, or approximately $.50 per Cap Source II BAC. Cap Source I investors will only recognize gain to the extent the fair market value of the notes or the amount of cash actually received in the transaction exceeds the adjusted basis in his or her BACs. The company will be characterized as a partnership for federal income tax purposes. Therefore, the company will not be subject to federal income taxation and, instead, each unitholder is required to take into account his or her share of income, deductions or loss of the company regardless of whether any cash is distributed. The character of income to each unitholder will be dependent upon its character to the company. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Unitholders" in the prospectus/consent solicitation statement. For the purposes of Section 469 of the Code, the company will be deemed a publicly traded partnership. Therefore, passive income, gain and losses from the company may only be applied against other items of income, gain or loss from the company.

    Income of the company may be generated by debt-financed property. Therefore, distributions of the company may constitute unrelated business taxable income to tax-exempt unitholders. See "FEDERAL INCOME TAX CONSEQUENCES--Considerations for Tax-Exempt Unitholders" and "--Taxation of Unitholders" in the prospectus/consent solicitation statement.

FAIRNESS

    GENERAL. There are no material differences with respect to the fairness of the transaction to the partnerships, individually, or in the aggregate. Therefore, the discussion of the fairness of the transaction below is intended to summarize briefly our belief as to fairness and the material factors on which our belief is based. In our analysis, we did not assign relative weights to these factors. For a more detailed discussion of the fairness of the transaction, see the sections entitled "FAIRNESS" in the prospectus/consent solicitation statement.

    CAP SOURCE GENERAL PARTNERS' BELIEF AS TO FAIRNESS. We believe the terms of the transaction are fair as a whole, to the partnerships and to the investors in each of the partnerships, regardless of whether you receive units or notes.

                              Cap Source II Supp-8

    BASIS FOR CAP SOURCE GENERAL PARTNERS' BELIEF AS TO FAIRNESS. We have based our determination as to the fairness of the transaction on the following material factors: (1) the terms and conditions of the transaction will result in limited changes to the structure of the partnerships and limited changes to the business and investment objectives of the partnerships; (2) the opportunity for you to object to the transaction and the requirement that the transaction be approved by investors holding a majority in interest of the outstanding BACs of each partnership; (3) the form and amount of consideration offered to you;
(4) the method of allocating the units and notes among the partnerships in the transaction and the exchange values used in connection with this allocation;
(5) the fairness opinion dated September 23, 1999, rendered by Sutro &
Co., Inc.; (6) the bringdown fairness opinion dated June 30, 2000, rendered by Sutro & Co., Inc.; (7) the independent appraisals prepared by Valuation Research Corporation, which were used in part in the determination of the exchange values; (8) the lack of material differences with respect to the assets of the partnerships and the consistent valuation methodology applied to the assets; and
(9) the fact that all investors, including dissenting investors, will be given the opportunity to elect to receive notes, with some limitations. For a complete discussion of these factors, see "FAIRNESS" in the prospectus/consent solicitation statement.

    We also considered the potential benefits of the transaction compared to the alternatives in reaching our conclusion as to the fairness of the transaction. Some potential benefits include, but are not limited to: (1) enhanced liquidity resulting from the anticipated listing of the units on NASDAQ; (2) the company's potential for growth and enhanced access to capital; (3) a capital and operating structure that will allow the company to respond more efficiently to changing conditions in the U.S. equity markets, thereby potentially reducing the adverse effects of such changes; and (4) general and administrative costs savings resulting from combined operation of the partnerships as a single entity. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION" in the prospectus/consent solicitation statement.

                              Cap Source II Supp-9

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE CAP SOURCE GENERAL
  PARTNERS

    The following table compares the cash distributions, fees and reimbursements we currently receive from the partnerships and the fees that we, as general partner of the company, would have received from the company had the transaction occurred before the periods indicated.

                          COMPARISON OF COMPENSATION,
                      REIMBURSEMENTS AND DISTRIBUTIONS TO
                          CAP SOURCE GENERAL PARTNERS

                                                      YEAR ENDED DECEMBER 31,        THREE MONTHS
                                                   ------------------------------       ENDED
                                                     1997       1998       1999     MARCH 31, 2000
                                                   --------   --------   --------   --------------
ACTUAL AMOUNTS PAID TO CAP SOURCE GENERAL
  PARTNERS(1)
  Capital Source I
    1% Share of Cash Distributions...............  $ 34,424   $ 34,425   $ 34,424      $  8,606
    Asset Management and Partnership
      Administrative Fee.........................         0          0          0             0
    Reimbursements...............................   243,973    319,874    272,544       153,755
                                                   --------   --------   --------      --------
      Subtotal...................................  $278,397   $354,299   $306,968      $162,361
  Capital Source II
    1% Share of Cash Distributions...............  $ 32,818   $ 26,741   $ 18,232      $  4,558
    Asset Management and Partnership
      Administrative Fee.........................   166,000     50,000     50,000        12,500
    Reimbursements...............................   225,782    266,946    207,904       115,206
                                                   --------   --------   --------      --------
      Subtotal...................................  $424,600   $343,687   $276,136      $132,264
                                                   --------   --------   --------      --------
  Total..........................................  $702,997   $697,986   $583,104      $294,625
                                                   ========   ========   ========      ========
COMPANY--AMOUNTS PAYABLE TO THE GENERAL
  PARTNER(2)
  1% Share of Cash Distributions.................  $ 67,242   $ 61,166   $ 52,656      $ 13,164
  Acquisition Fee................................         0          0          0             0
  Administrative Fee.............................   100,000    100,000    100,000        25,000
  Reimbursements.................................   469,755    586,820    480,448       268,961
                                                   --------   --------   --------      --------
    Total........................................  $636,997   $747,986   $633,104      $307,125
                                                   ========   ========   ========      ========

------------

(1) Calculated based upon the compensation, fees and expenses we are currently entitled to receive under the Cap Source partnership agreements. For a description of this structure under the partnership agreements, see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE PARTNERSHIPS" in the prospectus/consent solicitation statement.

(2) Calculated based upon the compensation, fees and expenses the company's general partner would have been entitled to receive under the company's partnership agreement for the periods indicated. For a description of this structure under the company's partnership agreement, see "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses--THE COMPANY" in the prospectus/consent solicitation statement.

    The historical reimbursements for Cap Source I for 1997, 1998, 1999 and the three months ended March 31, 2000, consisted of salaries and benefits of $211,324, $256,101, $261,526 and $151,150, respectively, board member and consulting fees of $13,934, $38,937, $0 and $0, respectively, and miscellaneous expenses of $18,715, $24,836, $11,018 and $2,605, respectively. The historical reimbursements for Cap Source II for 1997, 1998, 1999 and the three months ended March 31, 2000, consisted of salaries and benefits of $192,973, $223,939, $200,277 and $113,433, respectively, board member and consulting

                             Cap Source II Supp-10
fees of $13,934, $25,963, $0 and $0, respectively, and miscellaneous expenses of $18,875, $17,044, $7,676 and $1,773, respectively.

    The table above reflects the fact that no acquisition fees would have been paid to the company during the periods indicated because no new assets were purchased or permitted to be purchased during those periods. Since the company will be permitted to acquire new assets, this fee will increase in future years if the transaction is completed.

    The total amounts that would have been paid to us under the company's partnership agreement would have been higher than the amounts we actually received during 1998, 1999 and the three months ended March 31, 2000, because the general partner of the company is entitled to an annual base administrative fee of $100,000. The Cap Source I partnership agreement does not provide for a base administrative fee, and the Cap Source II partnership agreement provides for a base asset management and partnership administrative fee of $50,000, which corresponds to the company's administrative fee. See "COMPARISON OF BACS AND UNITS--Compensation, Fees and Expenses." Therefore, under the company's partnership agreement the general partner would have received an additional $50,000, $50,000 and $12,500 in total compensation without any corresponding increase in its duties for the years ended December 31, 1999 and 1998, and the three months ended March 31, 2000, respectively.

CASH DISTRIBUTIONS TO INVESTORS

    The information below should be read in conjunction with the information in the prospectus/ consent solicitation statement under the captions "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP BACS" and "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS."

    The following table sets forth the distributions paid to investors in Cap Source II, per $1,000 original investment, for the periods indicated below:

                                                                                                   THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,                     ENDED
                                            ----------------------------------------------------    MARCH 31,
                                              1995       1996       1997       1998       1999         2000
                                            --------   --------   --------   --------   --------   ------------
Distributions from Income.................  $27.089    $26.465    $20.410    $10.875    $17.925       $ 5.535
Distributions from Return of Capital......   13.411     14.035     20.090     22.125      4.575         0.090
                                            -------    -------    -------    -------    -------       -------
  Total...................................  $40.500    $40.500    $40.500    $33.000    $22.500       $ 5.625
                                            =======    =======    =======    =======    =======       =======

    Cash from operations, defined in the partnership agreement as disbursable cash, is distributed to the investors. Any variation in the amount of distributions from operations is due to fluctuations in net cash from operating activities. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Financial Statement Supplement to the prospectus/consent solicitation statement for a discussion and analysis of such fluctuations. Cash proceeds from the sale of property may be distributed separately to the investors as a return of capital. The adjusted capital contribution of an investor is generally the investor's initial capital contribution reduced by the cash distributions to the investor of proceeds from the sale of partnership properties. The adjusted capital contribution per BAC for investors in Cap Source II, as defined in its partnership agreement, was $12.39 as of March 31, 2000, based on an initial capital contribution of $20 per unit.

    See the information in the prospectus/consent solicitation statement under "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS" for more detailed financial information with respect to the partnerships and the effects of the transaction.

                             Cap Source II Supp-11